    As filed with the Securities and Exchange Commission on June _____ , 1998
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           UNION PLANTERS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

               TENNESSEE                                  6712                               62-0859007
    (State or Other Jurisdiction of           (Primary Standard Industrial         (I.R.S. Employer Identification No.)
    Incorporation or Organization)            Classification Code Number)


                           7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6000

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            E. JAMES HOUSE, JR., ESQ.
                SECRETARY AND MANAGER OF THE LEGAL DEPARTMENT OF
                           UNION PLANTERS CORPORATION
                           7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6495
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH COPIES TO:

   ROBERT WALKER, ESQ.                             VIRGINIA B. WILSON, ESQ.
Baker, Donelson, Bearman &                          Wyatt, Tarrant & Combs
      Caldwell, P.C.                                  6075 Poplar Avenue
   165 Madison Avenue,                                    Suite 650
        Suite 2000                                 Memphis, Tennessee 38119
 Memphis, Tennessee 38103                               (901) 537-2164
      (901) 577-2219

                          -----------------------------

 Approximate date of commencement of proposed sale of securities to the public:
   As soon as practicable after this Registration Statement becomes effective.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------
           TITLE OF EACH                                             Proposed                  Proposed
              CLASS OF                                                Maximum                   Maximum
             SECURITIES                        Amount                Offering                  Aggregate                Amount of
                TO BE                           To Be                  Price                    Offering               Registration
             REGISTERED                     Registered(1)           per share(2)                Price(2)                   Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $5.00 par                    125,824 shares             $78.79                   $3,682,000                $1,086.19
value per share (and associated            (with Preferred
Preferred Share Rights)                     Share Rights)
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers the maximum number of shares of common stock of the Registrant which is expected to be issued in connection with the merger described herein.
(2) Estimated solely for the purpose of calculating the Registration Fee and based, pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, on the book value per share of the Common Stock of First Community Bancshares, Inc. as of the latest practicable date prior to the filing of this Registration Statement.


                               DELAYING AMENDMENT

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        FIRST COMMUNITY BANCSHARES, INC.
                               101 N. MAIN STREET
                           MIDDLETON, TENNESSEE 38052
                                  JUNE __, 1998

TO THE SHAREHOLDERS OF FIRST COMMUNITY BANCSHARES, INC.

     You are cordially invited to attend a special meeting of the shareholders (the "Special Meeting") of First Community Bancshares, Inc. ("FCB") to be held at the main office of FCB, located at 101 North Main Street, Middleton, Tennessee, 38052 at 4:00 p.m., local time, on August 4, 1998, notice of which is enclosed.

     At the Special Meeting, you will be asked to consider and vote on a proposal to approve the Agreement and Plan of Reorganization (the "Agreement") and a related Plan of Merger (the "Plan of Merger") by and between FCB, Union Planters Corporation, a Tennessee corporation ("UPC"), and Union Planters Holding Corporation ("UP Holding"), a Tennessee corporation which is a wholly-owned subsidiary of UPC. Pursuant to the Agreement and the Plan of Merger, FCB will merge (the "Merger") with and into UP Holding, with the effect that UP Holding will be the surviving corporation resulting from the Merger. Upon consummation of the Merger, each share of FCB common stock issued and outstanding (excluding shares held by FCB or UPC, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted and excluding shares held by dissenting shareholders) will be converted into and exchanged for the right to receive
2.6924 shares (the "Exchange Ratio") of $5.00 par value UPC common stock and the associated Preferred Share Rights (as defined in the accompanying Proxy Statement/Prospectus), subject to possible adjustment as described in the accompanying Proxy Statement/Prospectus, with cash being paid in lieu of issuing fractional shares.

     Under certain circumstances, FCB has the right to terminate the agreement if, as of the date of the Special Meeting, the average closing price (as defined in the accompanying Proxy Statement/Prospectus) per share of UPC Common Stock should have declined to less than $47.35 per share. In the event that FCB elects to exercise such termination right, UPC has the option to increase the exchange ratio based on contractual limits. If UPC elects to increase the exchange ratio then the merger will proceed at the adjusted exchange ratio without resolicitation of the FCB shareholders.

     Enclosed are the (i) Notice of Special Meeting, (ii) Proxy Statement/Prospectus, (iii) proxy card for the Special Meeting and (iv) pre-addressed return envelope for the proxy card. The Proxy Statement/Prospectus describes in more detail the Agreement, the Plan of Merger, and the proposed Merger, including a description of your rights as a shareholder of FCB to exercise statutory dissenters' rights, the conditions to consummation of the Merger and the effects of the Merger on the rights of FCB shareholders. Please read these materials carefully and consider thoughtfully the information set forth in them.

     THE BOARD OF DIRECTORS OF FCB HAS UNANIMOUSLY APPROVED AND ADOPTED THE AGREEMENT AND THE PLAN OF MERGER AND CONSUMMATION OF THE MERGER CONTEMPLATED THEREBY, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER.

     Approval of the Agreement and the Plan of Merger will require the affirmative vote of the holders of at least a majority of the issued and outstanding shares of FCB Common Stock entitled to be voted at the Special Meeting. As of the Record Date, the Estate of James S. Simpson owned approximately 51% of FCB Common Stock. Charles M. Cary, who has been designated under Mr. Simpson's will as attorney in fact to vote the FCB Common Stock held by Mr. Simpson's estate (the "Estate's Attorney"), has indicated that he intends to vote all of these shares in favor of the Merger, which is sufficient to approve the Merger. Whether or not you plan to attend the Special Meeting, you are urged to complete, sign, and return promptly the enclosed proxy card. If you attend the Special Meeting, you may vote in person even if you previously returned your proxy card. The proposed Merger with UPC is a significant step for FCB and your vote on this matter is of great importance.

     ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR ADOPTION OF THE AGREEMENT AND THE PLAN OF MERGER BY MARKING THE ENCLOSED PROXY CARD "FOR" ITEM ONE.

     I look forward to seeing you at the Special Meeting.

                                         Sincerely,

                                         Mike Bodiford,
                                         President and Chief Executive Officer

                        FIRST COMMUNITY BANCSHARES, INC.
                               101 N. MAIN STREET
                           MIDDLETON, TENNESSEE 38052

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD AT 4:00 P.M. ON AUGUST 4, 1998

     NOTICE IS HEREBY GIVEN that a Special Meeting of the shareholders (the "Special Meeting") of First Community Bancshares, Inc. ("FCB") will be held at the main office of FCB, located at 101 North Main Street, Middleton, Tennessee, 38052 on August 4, 1998, at 4:00 p.m., local time, for the following purposes:

         1. MERGER. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization, dated as of November 10, 1997 and amended as of May 12, 1998 (the "Agreement"), and the related Plan of Merger (the "Plan of Merger"), by and between FCB, Union Planters Corporation, a Tennessee corporation ("UPC"), and Union Planters Holding Corporation, a Tennessee corporation which is a wholly-owned subsidiary of UPC ("UP Holding"), pursuant to which (i) FCB will merge (the "Merger") with and into UP Holding, with the effect that UP Holding will be the surviving corporation resulting from the Merger, and (ii) each share of the $1.00 par value common stock of FCB ("FCB Common Stock") issued and outstanding at the effective time of the Merger (excluding shares held by FCB or UPC, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted and excluding shares held by dissenting shareholders) will be converted into and exchanged for the right to receive 2.6924 shares of the $5.00 par value common stock of UPC, and the associated Preferred Share Rights (as defined in the accompanying Proxy Statement/Prospectus), subject to possible adjustment, and cash in lieu of issuing any fractional shares. Copies of each of the Agreement and the Plan of Merger are set forth as Appendix A and Appendix B, respectively, to the accompanying Proxy Statement/Prospectus and are incorporated by reference therein; and

         2. OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

         Only shareholders of record at the close of business on June 22, 1998 will be entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof. APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF FCB COMMON STOCK ENTITLED TO BE VOTED AT THE SPECIAL MEETING.

         FCB shareholders have the right to dissent from the Merger and to receive the "fair value" of their shares of FCB Common Stock in cash, provided the proper steps are taken to "perfect" statutory dissenters' rights. Statutory dissenters' rights are more fully discussed in various sections of the accompanying Proxy Statement/Prospectus, and a copy of the Tennessee statutes governing statutory dissenters' rights is attached thereto as Appendix D. FCB shareholders considering the exercise of their dissenters' rights should carefully review these materials and information before voting with respect to the Agreement and the Plan of Merger.

         THE BOARD OF DIRECTORS OF FCB UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER.

                      BY ORDER OF THE BOARD OF DIRECTORS




                      Richard Wetherbee
                      Secretary to the Board, First Community Bancshares, Inc. Middleton, Tennessee
June ____, 1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE
       ENCLOSED POSTAGE PAID RETURN ENVELOPE IN ORDER TO ENSURE THAT YOUR
               SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING.

                                   PROSPECTUS

                          COMMON STOCK, $5.00 PAR VALUE
                           UNION PLANTERS CORPORATION

                                 PROXY STATEMENT

                     FOR SPECIAL MEETING OF SHAREHOLDERS OF
                        FIRST COMMUNITY BANCSHARES, INC.

         This Prospectus of Union Planters Corporation, a bank holding company organized and existing under the laws of the State of Tennessee ("UPC"), relates to up to 125,824 shares of common stock, $5.00 par value, of UPC (together with associated "Preferred Share Rights" (as defined herein) "UPC Common Stock"), which are issuable to the shareholders of First Community Bancshares, Inc., a corporation organized and existing under the laws of the State of Tennessee ("FCB"), upon consummation of the proposed merger (the "Merger") of FCB with and into Union Planters Holding Corporation, ("UP Holding") a corporation organized under the laws of the State of Tennessee, which is a wholly-owned subsidiary of UPC, with the effect that UP Holding will be the surviving corporation of the Merger. The Merger will be consummated pursuant to the terms of the Agreement and Plan of Reorganization, dated as of November 10, 1997 and amended as of May 12, 1998 (the "Agreement"), and the related Plan of Merger (the "Plan of Merger"), by and between UPC, FCB and UP Holding. At the effective time of the Merger (the "Effective Time"), except as described herein, each issued and outstanding share of common stock, par value $1.00 per share, of FCB ("FCB Common Stock") will be converted into and exchanged for the right to receive
2.6924 shares of UPC Common Stock, subject to certain possible adjustments described herein (the "Exchange Ratio"). Cash (without interest) will be paid in lieu of the issuance of any fractional shares of UPC Common Stock.

         The Exchange Ratio is adjustable upward only if certain conditions are met concerning the quoted price of UPC Common Stock. The Board of Directors of FCB (the "FCB Board") would likely invoke the adjustment mechanism in the Agreement, if the conditions permitted, by giving notice of its election to terminate, in which case UPC would determine whether to proceed with the Merger at a higher Exchange Ratio and avoid termination. In making this determination, the principal factors UPC will consider include the projected effect of the Merger on UPC's pro forma earnings per share and whether UPC's assessment of FCB's earning potential as part of UPC justifies the issuance of an increased number of shares of UPC Common Stock. If UPC declines to adjust the Exchange Ratio, FCB may elect to proceed without the adjustment by withdrawing its election to terminate, although it has no intention to so elect without resoliciting the approval of FCB's shareholders. In making such a determination, the FCB Board would consider whether the Merger remains in the best interest of FCB and its shareholders, despite a decline in the price of UPC Common Stock, and whether the consideration to be received by the holders of FCB Common Stock is fair from a financial point of view. See "THE MERGER" - Possible Adjustment of Exchange Ratio."

         This Prospectus also serves as the Proxy Statement of FCB, and is being furnished to the shareholders of FCB in connection with the solicitation of proxies by the FCB Board for use at a Special Meeting of shareholders (including any adjournment or postponement thereof, the "Special Meeting"), to be held on August 4, 1998, to consider and vote upon the Agreement and the Plan of Merger and the transactions contemplated therein. This Proxy Statement/Prospectus ("Proxy Statement") and related materials enclosed herewith are being mailed to shareholders of FCB on or about June 29, 1998.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

   THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS, OR OTHER
       OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE
               FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                     GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                 ---------------

              The date of this Proxy Statement is June _____, 1998.

                              AVAILABLE INFORMATION

         UPC is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy and information statements, and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy and information statements, and other information can be inspected and copied at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The shares of UPC Common Stock are listed and traded on the New York Stock Exchange (the "NYSE") under the symbol "UPC," and reports, proxy and information statements, and other information concerning UPC also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The shares of FCB Common Stock are not listed or traded on any exchange or market.

         This Proxy Statement constitutes part of the Registration Statement on Form S-4 of UPC (including any exhibits and amendments thereto, the "Registration Statement") filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Proxy Statement does not include all of the information in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information about UPC, FCB and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the SEC's public reference facilities at the addresses set forth above.

         All information contained in this Proxy Statement or incorporated herein by reference with respect to UPC was supplied by UPC, and all information contained in this Proxy Statement or incorporated herein by reference with respect to FCB was supplied by FCB.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS PROXY STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UPC OR FCB OR THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN SINCE THE DATE OF THIS PROXY STATEMENT.

         THIS PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS, AND BUSINESS OF UPC AND FCB, AND OF UPC FOLLOWING THE CONSUMMATION OF THE MERGER AND THE OTHER ACQUISITIONS (AS DEFINED UNDER "BUSINESS OF UPC - RECENT DEVELOPMENTS"), INCLUDING STATEMENTS RELATING TO THE COST SAVINGS AND REVENUE ENHANCEMENTS THAT ARE EXPECTED TO BE REALIZED FROM THE MERGER AND THE OTHER ACQUISITIONS AND THE EXPECTED IMPACT OF THE MERGER AND THE OTHER ACQUISITIONS ON UPC'S FINANCIAL PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHER THINGS, THE FOLLOWING POSSIBILITIES: (I) EXPECTED COST SAVINGS FROM THE MERGER AND THE OTHER ACQUISITIONS CANNOT BE FULLY REALIZED; (II) DEPOSIT ATTRITION, CUSTOMER LOSS, OR REVENUE LOSS FOLLOWING THE MERGER AND THE OTHER ACQUISITIONS IS GREATER THAN EXPECTED; (III) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY; (IV) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF UPC AND THE INSTITUTIONS TO BE ACQUIRED ARE GREATER THAN EXPECTED; (V) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS; (VI) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR REGIONALLY, ARE LESS

FAVORABLE THAN EXPECTED, RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY; (VII) CHANGES OCCUR IN THE REGULATORY ENVIRONMENT; (VIII) CHANGES OCCUR IN BUSINESS CONDITIONS AND INFLATION; (IX) CHANGES OCCUR IN THE SECURITIES MARKETS; AND (X) DISRUPTIONS OF THE OPERATIONS OF FCB, UPC OR ANY OF ITS SUBSIDIARIES OR ANY OTHER GOVERNMENTAL OR PRIVATE ENTITY AS A RESULT OF THE "YEAR 2000 PROBLEM". THE FORWARD-LOOKING EARNINGS ESTIMATES INCLUDED IN THIS PROXY STATEMENT HAVE NOT BEEN EXAMINED OR COMPILED BY THE INDEPENDENT PUBLIC ACCOUNTANTS OF UPC OR FCB, NOR HAVE SUCH ACCOUNTANTS APPLIED ANY PROCEDURES THERETO. ACCORDINGLY, SUCH ACCOUNTANTS DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE ON THEM. FURTHER INFORMATION ON OTHER FACTORS THAT COULD AFFECT THE FINANCIAL RESULTS OF UPC AFTER THE MERGER AND THE OTHER ACQUISITIONS IS INCLUDED IN THE SEC FILINGS INCORPORATED BY REFERENCE HEREIN.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents previously filed with the SEC by UPC pursuant to the Exchange Act are hereby incorporated by reference herein (SEC File No. 1-10160):

         (a) UPC's Annual Report on Form 10-K for the year ended December 31, 1997 (provided that any information included or incorporated by reference in response to Items 402(a)(8), (i),
                  (k), or (1) of Regulation S-K of the SEC shall not be deemed to be incorporated herein and is not part of the Registration Statement) (the "UPC 1997 Form 10-K");

         (b) UPC's quarterly report on Form 10-Q for the three months ended March 31, 1998 and its amendment to such form on Form 10-Q/A (the "UPC March 31, 1998 Form 10-Q");

         (c) UPC's Current Reports on Form 8-K dated January 15, February 23, and April 16, 1998;

         (d) The description of the current management and Board of Directors of UPC contained in the Proxy Statement of UPC filed pursuant to Section 14(a) of the Exchange Act with respect to UPC's Annual Meeting of Shareholders held on April 16, 1998;

         (e) UPC's Registration Statement on Form 8-A dated January 19, 1989, filed on February 1, 1989; (SEC File No. 0-6919) in connection with UPC's designation and authorization of its Series A Preferred Stock; and

         (f) The description of the UPC Common Stock contained in UPC's Registration Statement under Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description.

         All documents filed by UPC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to final adjournment of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

         UPC will provide without charge, upon the written or oral request of any person, including any beneficial owner, to whom this Proxy Statement is delivered, a copy of any and all information (excluding certain exhibits) relating to UPC that has been incorporated by reference in the Registration Statement. Such requests should be directed to E. James House, Jr., Secretary and Manager of the Legal Department, Union Planters Corporation, 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018 (telephone (901) 580-6584). In order to ensure timely delivery of the documents, any request should be made by July 15, 1998.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

SUMMARY  .......................................................................................................  1
         The Parties............................................................................................  1
         Meeting of Shareholders................................................................................  2
         The Merger.............................................................................................  3
         Comparative Market Prices of Common Stock..............................................................  7
         Historical and Pro Forma Comparative Per Share Data....................................................  7

SELECTED FINANCIAL DATA......................................................................................... 10

SPECIAL MEETING OF FCB SHAREHOLDERS............................................................................. 14
         Date, Place, Time, and Purpose......................................................................... 14
         Record Date, Voting Rights, Required Vote, and Revocability of Proxies................................. 14
         Solicitation of Proxies................................................................................ 15
         Dissenters' Rights..................................................................................... 15
         Recommendation......................................................................................... 16

DESCRIPTION OF TRANSACTION...................................................................................... 17
         General  .............................................................................................. 17
         Possible Adjustment of Exchange Ratio.................................................................. 17
         Background of the Merger............................................................................... 19
         Recommendation of the FCB Board; FCB's Reasons for the Merger.......................................... 20
         UPC's Reasons for the Merger........................................................................... 22
         Effective Time of the Merger........................................................................... 22
         Dissenters' Rights..................................................................................... 22
         Distribution of UPC Stock Certificates................................................................. 24
         Limitation on Negotiations............................................................................. 25
         Conditions to Consummation of the Merger............................................................... 25
         Regulatory Approval.................................................................................... 26
         Waiver, Amendment, and Termination..................................................................... 27
         Conduct of Business Pending the Merger................................................................. 28
         Management and Operations After the Merger............................................................. 29
         Interests of Certain Persons in the Merger............................................................. 30
         Material Federal Income Tax Consequences of the Merger................................................. 31
         Accounting Treatment................................................................................... 32
         Expenses and Fees...................................................................................... 33
         Resales of UPC Common Stock............................................................................ 33

EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS.................................................................. 34
         Anti-takeover Provisions Generally..................................................................... 34
         Authorized Capital Stock............................................................................... 35
         Preemptive Rights...................................................................................... 36
         Amendment of Charter and Bylaws........................................................................ 36
         Classified Board of Directors and Absence of Cumulative Voting......................................... 37
         Director Removal and Vacancies......................................................................... 37
         Limitations on Director Liability...................................................................... 38
         Indemnification........................................................................................ 38
         Annual Meeting of Shareholders......................................................................... 38
         Actions by Shareholders Without a Meeting.............................................................. 39
         Shareholder Nominations and Proposals.................................................................. 39
         Business Combinations ................................................................................. 39
         Limitations on Ability to Vote Stock................................................................... 41
         Dissenters' Rights of Appraisal........................................................................ 41

         Shareholders' Rights to Examine Books and Records...................................................... 41
         Dividends.............................................................................................. 41

COMPARATIVE MARKET PRICES AND DIVIDENDS......................................................................... 42

BUSINESS OF FCB................................................................................................. 43
         General  .............................................................................................. 43
         Employees.............................................................................................. 43
         Customers.............................................................................................. 43
         Properties............................................................................................. 44
         Legal Proceedings...................................................................................... 44
         Competition............................................................................................ 44
         Supervision and Regulation............................................................................. 44
         Effect of Governmental Policies........................................................................ 44
         Investment Activities.................................................................................. 44
         Liability and Asset Management......................................................................... 45
         Lending Activities..................................................................................... 45
         Credit Risk Management and Allowance for Loan Losses................................................... 46
         Capital Resources/Liquidity............................................................................ 46
         Capital Adequacy....................................................................................... 47
         Beneficial Ownership of FCB Common Stock............................................................... 47

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FCB.................... 48
         Overview .............................................................................................. 49
         Results of Operations for the Years Ended December 31, 1997, 1996 and 1995............................. 49
         Results of Operations - Three Months Ended March 31, 1998 and 1997..................................... 51
         Financial Condition.................................................................................... 52
         Liquidity and Asset/Liability Management............................................................... 54
         Sources and Uses of Funds.............................................................................. 55
         Regulatory Assessments................................................................................. 56
         Effects of Inflation................................................................................... 56

BUSINESS OF UPC................................................................................................. 61
         General  .............................................................................................. 61
         Recent Developments.................................................................................... 62

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION.......................................................... 62

CERTAIN REGULATORY CONSIDERATIONS............................................................................... 69
         General  .............................................................................................. 69
         Payment of Dividends................................................................................... 70
         Capital Adequacy....................................................................................... 71
         Support of Subsidiary Institutions..................................................................... 72
         Prompt Corrective Action............................................................................... 73

DESCRIPTION OF UPC CAPITAL STOCK................................................................................ 74
         UPC Common Stock....................................................................................... 74
         UPC Preferred Stock.................................................................................... 75

OTHER MATTERS................................................................................................... 75

SHAREHOLDER PROPOSALS........................................................................................... 76

EXPERTS  ....................................................................................................... 76

OPINIONS ....................................................................................................... 76

APPENDICES:
Appendix A  ---    Agreement and Plan of Merger, dated as of November 10, 1997, and as amended May 12, 1998 by and between Union Planters Corporation, Union Planters Holding Corporation and First
                   Community Bancshares, Inc.
Appendix B  ---    Plan of Merger of First Community Bancshares, Inc. with and into Union Planters Holding
                   Corporation
Appendix C  ---    Financials of First Community Banchares, Inc.
Appendix D  ---    Copy of Chapter 23 of the Tennessee Business Corporation Act regarding Dissenters' Rights

                                     SUMMARY

         The following is a summary of certain information contained in this Proxy Statement and the documents incorporated herein by reference. This summary is not intended to be a complete description of the matters covered in this Proxy Statement and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Proxy Statement. Shareholders are urged to read carefully the entire Proxy Statement, including the Appendices. As used in this Proxy Statement, the terms "UPC" and "FCB" refer to Union Planters Corporation and First Community Bancshares, Inc., respectively, and, where the context requires, to those entities and their respective subsidiaries.

THE PARTIES

         FCB. FCB, a Tennessee corporation, is a one-bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). As of March 31, 1998, FCB had total consolidated assets of approximately $41 million, total consolidated loans of approximately $31 million, total consolidated deposits of approximately $33 million, and total consolidated shareholders' equity of approximately $4 million.

         FCB conducts its business activities through its wholly-owned bank subsidiary, The Bank of Middleton ("Middleton"), which was organized in 1905 as a commercial bank chartered under the laws of the State of Tennessee. FCB operates from its main office in Middleton, Tennessee. The principal executive offices of FCB are located at 101 N. Main Street, Middleton, Tennessee 38052 and its telephone number at such address is (901) 376-8441. Additional information with respect to FCB and its subsidiary is included elsewhere herein.

         UPC. UPC, a Tennessee corporation, is a bank holding company registered with the Federal Reserve under the BHC Act. As of March 31, 1998, UPC had total consolidated assets of approximately $18.4 billion, total consolidated loans of approximately $12.7 billion, total consolidated deposits of approximately $13.6 billion, and total consolidated shareholders' equity of approximately $1.8 billion.

         UPC conducts its business activities through its principal bank subsidiary, the $15.7 billion asset Union Planters Bank, National Association ("UPB"), a multi-state national banking association headquartered in Memphis, Tennessee with branches in Tennessee, Arkansas, Missouri, Kentucky, Alabama, Mississippi and Louisiana, one federally-chartered savings association headquartered in Tennessee, two other Tennessee state-chartered banks headquartered in Tennessee, two recently acquired Arkansas state-chartered banks, and one Florida state-chartered bank headquartered in Miami, Florida, (collectively with UPB, the "UPC Banking Subsidiaries"). Through the UPC Banking Subsidiaries, UPC provides a diversified range of financial services in the communities in which it operates and maintains approximately 518 banking offices and 676 automated teller machines ("ATMs"). UPC's total deposits at March 31, 1998 are allocable by state (before consolidating adjustments) approximately as follows: $6.7 billion in Tennessee; $2.9 billion in Mississippi; $1.3 billion in Florida; $1.2 billion in Missouri; $596 million in Arkansas; $598 million in Louisiana; $412 million in Alabama; and $103 million in Kentucky.

         Acquisitions have been, and are expected to continue to be, an important part of the expansion of UPC's business strategy. UPC completed 13 acquisitions in 1994, three in 1995, seven in 1996, and six in 1997, and has recently completed two in 1998 adding approximately $3.8 billion in total assets in 1994, $1.3 billion in 1995, $4.2 billion in 1996, $3.6 billion in 1997, and $520 million in 1998 (the "Recently Completed Acquisitions"). As of May 31, 1998, UPC is a party to definitive agreements to acquire ten financial institutions, in addition to FCB, and to purchase certain branch locations and assume deposit liabilities of California Federal Bank in Florida (the "CalFed Branch Purchase") (collectively referred to as the "Other Pending Acquisitions"). The Other Pending Acquisitions had aggregate total assets of approximately $13.1 billion at March 31, 1998. For purposes of this Proxy Statement, the Recently Completed Acquisitions and the Other Pending Acquisitions are collectively referred to as the "Other Acquisitions". The largest of the Other Pending Acquisitions is UPC's proposed acquisition of Magna Group, Inc. ("MGR"), in St. Louis, Missouri, which had total consolidated assets of approximately $7.3 billion at March 31, 1998. On May 1, 1998, MGR consummated the acquisition of Charter Financial, Inc., and its subsidiary, Charter Bank, S.B. (the "Charter Acquisition"). Charter is located in Sparta, Illinois and had at the time of consummation, total assets of approximately $406 million, total deposits of approximately $309 million, and total shareholders equity of approximately $67 million. The Charter Acquisition was accounted for as a purchase. For purposes of this Proxy Statement, including the Historical and Equivalent Pro Forma Data, the terms "Other Acquisitions" and "Other Pending Acquisitions" include the completed Charter Acquisition. For a description of the Other Acquisitions in addition to the Merger, see "BUSINESS OF UPC -- Recent Developments."

         UPC expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions and other entities engaged in lines of business permissible for banks and bank holding companies. Future acquisitions may entail the payment by UPC of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of UPC Common Stock or the incurring of additional indebtedness by UPC, and could have a dilutive effect on the earnings or book value per share of UPC Common Stock. Moreover, significant charges against earnings are sometimes required incidental to acquisitions.

         For a discussion of UPC's acquisition program, including a discussion of the significant charges UPC has incurred incidental to acquisitions in the past three fiscal years, see the caption "Acquisitions" (pages 10, 11 and 12) in UPC's 1997 Annual Report to Shareholders and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996, and 1995 (pages 49 and 50) in such Annual Report to Shareholders. UPC's 1997 Annual Report to Shareholders is included as Exhibit 13 to the UPC 1997 Form 10-K and Exhibit 13 is incorporated by reference herein to the extent indicated herein.

         The principal executive offices of UPC are located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number at such address is (901) 580-6000. Additional information with respect to UPC and its subsidiaries is included elsewhere herein and in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE," and "BUSINESS OF UPC."

         UP HOLDING. UP Holding, a Tennessee corporation, is a wholly-owned subsidiary of UPC. UP Holding is a bank holding company itself which owns all of the common stock of UPB. Certain of the directors and officers of UP Holding are executive officers of UPC.

MEETING OF SHAREHOLDERS

         This Proxy Statement is being furnished to the holders of FCB Common Stock in connection with the solicitation of proxies by the FCB Board for use at a Special Meeting at which FCB shareholders will be asked to vote upon, (i) a proposal to approve the Agreement and the Plan of Merger and (ii) such other business as may properly come before the Special Meeting. The Special Meeting will be held at the main office of FCB, located at 101 N. Main Street, Middleton, Tennessee 38052, at 4:00 p.m., local time, on August 4, 1998. See "Special Meeting of FCB Shareholders -- Date, Place, Time, and Purpose."

         The FCB Board has fixed the close of business on June 22, 1998, as the record date (the "FCB Record Date") for determination of the shareholders entitled to notice of and to vote at the Special Meeting. Only holders of record of shares of FCB Common Stock on the FCB Record Date will be entitled to notice of and to vote at the Special Meeting. Each share of FCB Common Stock validly issued and outstanding on the FCB Record Date is entitled to one vote on each matter submitted to FCB shareholders for a vote. On the FCB Record Date, there were

46,733 shares of FCB Common Stock outstanding. In order for the Special Meeting to be held, a quorum must be achieved. A quorum would be achieved if a majority of the outstanding shares of FCB Common Stock are represented at the Special Meeting in person or by proxy. Each vote is important and all FCB shareholders are encouraged to vote their shares, in person or by proxy, at the Special Meeting. See "SPECIAL MEETING OF FCB SHAREHOLDERS -- Record Date, Voting Rights, Required Vote, and Revocability of Proxies."

         Approval of the Agreement and the Plan of Merger, and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the issued and outstanding shares of FCB Common Stock entitled to be voted at the Special Meeting. As of the Record Date, the Estate of James S. Simpson owned approximately 51% of FCB Common Stock. The Estate's Attorney has indicated that he intends to vote all of these shares in favor of the Merger, which is sufficient to approve the Merger. The directors and executive officers of FCB (including immediate family members and affiliated entities) owned, as of the FCB Record Date, 4,477 shares or approximately 11.0% of the outstanding shares of FCB Common Stock.

         The directors and executive officers of UPC owned or controlled, as of the FCB Record Date, no shares of FCB Common Stock. As of the FCB Record Date, UPC held no shares of FCB Common Stock in a fiduciary capacity for others, or as a result of debts previously contracted, and FCB held no shares of FCB Common Stock in a fiduciary capacity for others. The members of FCB's management have indicated that they intend to vote "for" adoption of the Agreement and Plan of Merger. See "Special Meeting of FCB Shareholders -- Record Date, Voting Rights, Required Vote, and Revocability of Proxies," "DESCRIPTION OF THE TRANSACTION" and "BUSINESS OF FCB".

         For additional information with respect to the number and percentage of shares of FCB Common Stock beneficially owned by directors and executive officers of FCB and with respect to the beneficial owners of 5.0% or more of the outstanding shares of FCB Common Stock, see "SPECIAL MEETING OF FCB SHAREHOLDERS" and "BUSINESS OF FCB -- Beneficial Ownership of FCB Common Stock."

THE MERGER

         GENERAL. The Agreement provides for the acquisition of FCB by UPC pursuant to the merger of FCB with and into UP Holding, a wholly-owned subsidiary of UPC, with the effect that UP Holding will be the surviving corporation resulting from the Merger. At the Effective Time, each share of FCB Common Stock then issued and outstanding (excluding shares held by FCB, UPC, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted and excluding shares held by dissenting shareholders) will be converted into and exchanged for the right to receive 2.6924 shares of UPC Common Stock, subject to possible adjustment as described below (the "Exchange Ratio").

         In the event both of the following conditions are satisfied, (i) the "Average Closing Price" (defined in the Agreement as the average of the daily last sale prices of UPC Common Stock quoted on the NYSE Composite Transactions (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by UPC) for the 20 consecutive full trading days on which such shares are traded on the NYSE ending at the close of trading on the later of the date of the Special Meeting of the date on which the waiver of the Federal Reserve which is required for the Merger shall be received (without regard to whether any required waiting periods shall have expired (the "Determination Date")) is less than $47.35 and (ii) (1) the quotient obtained by dividing the Average Closing Price by $59.19 (the "UPC Ratio") is less than (2) the quotient obtained by dividing the weighted average of the closing prices (the "Index Price") of 15 bank holding companies designated in the Agreement (the "Index Group") on the Determination Date by the Index Price on November 14, 1997, and subtracting 0.15 (the "Index Ratio"), then FCB will have the right to terminate the Agreement unless UPC elects to adjust the Exchange Ratio in the manner described under "THE MERGER ---- Possible Adjustment of Exchange Ratio." Under no circumstances would the Exchange Ratio be less than 2.6924 shares of UPC Common Stock for each share of FCB Common Stock. The possible upward adjustment of the Exchange Ratio depends on the factors mentioned above and is not subject to a contractual limit. See "DESCRIPTION OF THE TRANSACTION- -- Possible Adjustment of Exchange Ratio."

         No fractional shares of UPC Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any FCB shareholder would otherwise be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the closing price of one share of UPC Common Stock on the NYSE - Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as reasonably selected by
UPC) on the last trading day preceding the Effective Time. See "DESCRIPTION OF THE TRANSACTION -- General."

         UPC has reserved the right to revise the structure of the Merger in order to achieve tax benefits or for any other reason it deems advisable, subject to certain limitations. See "DESCRIPTION OF THE TRANSACTION - Right to Restructure the Transaction."

         REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF FCB. The FCB Board believes that the Agreement, the Plan of Merger and the Merger are in the best interests of FCB and its shareholders. If the Merger is consummated, the shareholders of FCB will acquire an equity interest in a much larger and more diversified enterprise. The UPC Common Stock is traded on the NYSE, and accordingly, is more readily marketable than the FCB Common Stock. The FCB Board believes that the Merger will result in a company with expanded opportunities for profitable growth and that the combined resources of FCB and UPC will provide an enhanced ability to compete in the changing and competitive financial services industry. THE FCB BOARD UNANIMOUSLY RECOMMENDS THAT FCB SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER. See "DESCRIPTION OF THE TRANSACTION -- Recommendation of the FCB Board; Reasons for the Merger."

         In unanimously approving the Agreement and the Plan of Merger, the FCB Board considered, among other things, FCB's and UPC's financial condition, the financial terms and income tax consequences of the Merger, the likelihood of the Merger being approved by regulatory authorities without undue conditions or delay. See "DESCRIPTION OF THE TRANSACTION -- Recommendation of the FCB Board; Reasons for the Merger."

         EFFECTIVE TIME. Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that the Articles of Merger become effective with the Secretary of State of the State of Tennessee. Subject to the terms and conditions of the Agreement, unless otherwise agreed upon by FCB and UPC, the parties will use their reasonable efforts to cause the Effective Time to occur on such date as may be designated by UPC within 30 days following the last to occur of (i) the effective date of the last consent of any regulatory authority having authority over and approving or exempting the Merger (taking into account any requisite waiting period in respect thereof), (ii) the date on which the shareholders of FCB approve the Agreement and the Plan of Merger, and (iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each party's obligations under the Agreement have been satisfied or waived (to the extent waivable by such party). See "DESCRIPTION OF THE TRANSACTION -- Effective Time of the Merger," "-- Conditions to Consummation of the Merger," and "-- Waiver, Amendment, and Termination."

         NO ASSURANCE CAN BE PROVIDED THAT THE NECESSARY SHAREHOLDER AND REGULATORY APPROVALS CAN BE OBTAINED OR THAT THE OTHER CONDITIONS PRECEDENT TO THE MERGER CAN OR WILL BE SATISFIED. FCB AND UPC ANTICIPATE THAT ALL CONDITIONS TO THE CONSUMMATION OF THE MERGER WILL BE SATISFIED SO THAT THE MERGER CAN BE CONSUMMATED ON OR ABOUT AUGUST 5, 1998. HOWEVER, DELAYS IN THE CONSUMMATION OF THE MERGER COULD OCCUR.

         EXCHANGE OF STOCK CERTIFICATES. Promptly after the Effective Time, UPC will cause UPB, acting in its capacity as exchange agent for UPC (the "Exchange Agent"), to mail to each holder of record of a certificate or certificates (collectively, the "Certificates") which, immediately prior to the Effective Time, represented outstanding shares of FCB Common Stock, a letter of transmittal and instructions for use in effecting the surrender and cancellation of the Certificates in exchange for certificates representing shares of UPC Common Stock. Cash will be paid to the holders of FCB Common Stock in lieu of issuing any fractional shares of UPC Common Stock. In no event will the holder of any surrendered Certificate(s) be entitled to receive interest on any cash to be issued to such holder, and in no event will FCB, UPC, or the Exchange Agent be liable to any holder of FCB Common Stock for any UPC Common Stock or dividends thereon or cash delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         REGULATORY APPROVAL AND OTHER CONDITIONS. The Federal Reserve has been requested to waive application requirements for prior approval of the Merger. Since it is contemplated that Middleton will be merged with and into Selmer Bank & Trust Company, a wholly-owned subsidiary of UPC and a Tennessee state chartered Bank, (such merger hereinafter referred to as the "Bank Merger"), the Bank Merger Act applies and the prior approval of the Federal Deposit Insurance Corporation and the Tennessee Department of Financial Institutions ("TDFI") is required for the consummation of the Bank Merger. It is anticipated that the waiver of the Federal Reserve approval if obtained, would, in such case, be conditioned upon the receipt of the prior approval of the FDIC and TDFI for the Bank Merger. Applications have been filed with each of these regulatory authorities for the requisite approvals or waivers. By letter dated May 6, 1998 the Federal Reserve notified UPC that it had waived prior notice of the Merger because the transaction is subject to review and approval by the FDIC and TDFI. THERE CAN BE NO ASSURANCE THAT ADDITIONAL REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE TIMING OF ANY SUCH APPROVALS.

         Consummation of the Merger is subject to various other conditions, including receipt of the required approval of the FCB shareholders, receipt of opinions of counsel as to the tax-free nature of certain aspects of the Merger, receipt of a letter from UPC's accountants to the effect that the Merger will qualify for pooling-of-interests accounting treatment, and certain other conditions. See "Description of the Transaction -- Regulatory Approval" and "-- Conditions to Consummation of the Merger."

         WAIVER, AMENDMENT, AND TERMINATION. The Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by mutual consent of the FCB Board and the Board of Directors of UPC (the "UPC Board"), or by the action of the Board of Directors of either company under certain circumstances, including, but not limited to, (i) if the Merger is not consummated by September 30, 1998 unless the failure to consummate by such date is due to a willful breach of the Agreement by the party seeking to terminate and (ii) by the FCB Board, in certain circumstances, if an adjustment is not made to the Exchange Ratio. To the extent permitted by law, the Agreement may be amended upon the written agreement of UPC and FCB without approval of the holders of FCB Common Stock, whether before or after approval of the Agreement and the Plan of Merger by the FCB shareholders; See "DESCRIPTION OF THE TRANSACTION -- Possible Adjustment of Exchange Ratio" and "-- Waiver, Amendment, and Termination."

         DISSENTERS' RIGHTS. Holders of FCB Common Stock have the right under Chapter 23 of the Tennessee Business Corporation Act ("TBCA") to dissent to the Merger and, upon consummation of the Merger and such holders' further compliance with Chapter 23 of the TBCA, to be paid the "fair value" of their shares of FCB Common Stock in cash. See "DESCRIPTION OF THE TRANSACTION -- Dissenters' Rights", and Appendix D hereto, which is a copy of Chapter 23 of the TBCA.

         INTERESTS OF CERTAIN PERSONS IN THE MERGER. Certain members of FCB's management and the FCB Board have interests in the Merger in addition to their interests as shareholders of FCB generally. These interests relate to; (i) the continued indemnification by UPC of the former directors, officers, employees, and agents of FCB and its subsidiaries following consummation of the Merger;
(ii) the payment of certain deferred compensation to the estate of James S. Simpson, former President and CEO of FCB; and (iii) the payment of special bonuses to certain officers of FCB for their efforts in connection with the Merger. See "DESCRIPTION OF THE TRANSACTION --Interests of Certain Persons in the Merger" and "DESCRIPTION OF THE TRANSACTION - Remuneration of Directors and Officers - Special Compensation."

         MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. It is intended that the Merger will be treated as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, for federal income tax purposes, no gain or loss will be recognized by an FCB shareholder upon the exchange of all of such shareholder's shares of FCB Common Stock solely for shares of UPC Common Stock (except with respect to cash received in lieu of a fractional share of UPC Common Stock). Consummation of the Merger is conditioned upon receipt by UPC and FCB of an opinion of Wyatt, Tarrant & Combs dated the date of the Effective Time, substantially to this effect. The condition relating to the receipt of the tax opinion may be waived by FCB and UPC. Neither UPC nor FCB currently intends to waive the condition relating to the receipt of the tax opinion. If the conditions relating to the receipt of the Tax Opinion were waived and the material federal income tax consequences of the Merger were materially different from those described in this Proxy Statement, FCB would resolicit the approval of its shareholders prior to consummating the Merger. A dissenting holder of FCB Common Stock who perfects dissenters' rights will recognize gain or loss measured by the difference between the value received by such shareholder for shares of FCB Common Stock and the shareholder's tax basis in such stock. TAX CONSEQUENCES OF THE MERGER FOR INDIVIDUAL TAXPAYERS CAN VARY, HOWEVER, AND ALL FCB SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF THE MERGER ON THEM UNDER FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS. For a further discussion of the federal income tax consequences of the Merger including a description of the tax opinion issued as of the date of the Proxy Statement, see "DESCRIPTION OF THE TRANSACTION -- Material Federal Income Tax Consequences of the Merger."

         ACCOUNTING TREATMENT. It is currently intended that the Merger will be accounted for as a pooling of interests transaction for accounting and financial reporting purposes and UPC will not consummate the Merger if such accounting treatment is not available. See "DESCRIPTION OF THE TRANSACTION -- Accounting Treatment."

         CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS. At the Effective Time, FCB shareholders, whose rights are governed by FCB's Charter of Incorporation, (the "Charter"), and Bylaws (the "Bylaws") and by the TBCA, will automatically become UPC shareholders, and their rights as UPC shareholders will be governed by UPC's Restated Charter (the "Charter") and Bylaws and the TBCA. The rights of UPC shareholders differ from the rights of FCB shareholders in certain important respects, including with respect to certain anti-takeover provisions provided for in UPC's Charter and Bylaws. See "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS."

         LIMITATION ON NEGOTIATIONS. Pursuant to Section 7.3 of the Agreement, FCB is prohibited from soliciting or knowingly encouraging any "Acquisition Proposal" (defined generally as any tender offer, exchange offer or other proposal for a merger, acquisition of all or a substantial portion of the stock or assets of, or other business combination involving FCB). As protection against possible violation of this limitation, FCB has agreed, so under certain circumstances, to pay to UPC the sum of $750,000 in immediately available funds in the event and at the time that FCB enters into a letter of intent or agreement with respect to an Acquisition Proposal or supports or indicates an intent to support an Acquisition Proposal other than pursuant to the Agreement. This provision would survive the termination of the Agreement under certain circumstances. See "THE MERGER - Limitation on Negotiations."

         CONDUCT OF BUSINESS PENDING THE MERGER. Each party has agreed in the Agreement to, among other things, operate its business and to take no action that would materially adversely affect the ability of any party to perform its covenants and agreements under the Agreement. In addition, FCB has agreed not to take certain actions relating to the operation of FCB pending consummation of the Merger without the prior written consent of UPC, except as otherwise permitted by the Agreement, including, among other things: (i) becoming responsible for any obligation for borrowed money in excess of an aggregate of $100,000, except in the ordinary course of business consistent with past practices; (ii) paying any dividends, except as permitted by the Agreement in accordance with past practices, or, exchanging any shares of its capital stock, issuing any additional shares of its capital stock, or giving any person the right to acquire any such shares; (iii) acquiring control over any other entity;
(iv) subject to certain exceptions, granting any increase in compensation or benefits, or paying any bonus, to any of its directors, officers, or employees; or (v) except as previously disclosed to UPC or permitted by the Agreement, modifying or adopting any employee benefit plans, including any employment contract. See "THE MERGER -- Conduct of Business Pending the Merger."

COMPARATIVE MARKET PRICES OF COMMON STOCK

         Shares of UPC Common Stock are traded on the NYSE under the symbol "UPC." Shares of FCB Common Stock are not traded on any exchange or in the over-the-counter market.

         The following table sets forth the reported closing sale prices per share for UPC Common Stock and the equivalent per share prices giving effect to the Merger (as explained below) for FCB Common Stock on (i) November 7, 1998, the last trading day preceding the public announcement of the execution of the Agreement, and (ii) June 17, 1998, the latest practicable date prior to the mailing of this Proxy Statement:

                                         UPC                         Equivalent Price
                                    Common Stock                    Per FCB Share (1)
                                    ------------                    -----------------
November 7, 1997                       $61.06                            $164.40
June 17, 1998                          $55.50                            $149.43


(1) The equivalent price per share of FCB Common Stock at each specified date represents the closing sale price of a share of UPC Common Stock on such date multiplied by an Exchange Ratio of 2.6924. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

         THERE CAN BE NO ASSURANCE AS TO WHAT THE MARKET PRICE OF THE UPC COMMON STOCK WILL BE IF AND WHEN THE MERGER IS CONSUMMATED, OR ANYTIME THEREAFTER.

HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

         The following table sets forth certain comparative per share data relating to earnings before extraordinary items and accounting changes, cash dividends and book value on: (i) a historical basis for UPC and FCB; (ii) a pro forma combined basis per share of UPC Common Stock, giving effect to the Merger and the Other Acquisitions (as defined under "BUSINESS OF UPC -- Recent Developments"); (iii) an equivalent pro forma basis per share of FCB Common Stock, giving effect to UPC only; and (iv) an equivalent pro forma basis per share of FCB Common Stock, giving effect to the Merger and the Other Acquisitions. The UPC pro forma combined information and the FCB equivalent pro forma information give effect to the Merger and the Other Acquisitions and reflect an Exchange Ratio of 2.6924 shares of UPC Common Stock for each outstanding share of FCB Common Stock. The Merger and each of the Other Pending Acquisitions (with the exception of Duck Hill Bank, the Charter Acquisition and the CalFed Branch Purchase) are expected to be, and the Recently Completed Acquisition of Security Bancshares, Inc. was, accounted for using the pooling-of-interests method of accounting. The Recently Completed Acquisition of Sho-Me Financial Corp. and the Charter Acquisition were, and the Other Pending Acquisitions of Duck Hill Bank, and the CalFed Branch Purchase are expected to be accounted for using the purchase method of accounting. The pro forma information as of and for the three months ended March 31, 1998 and for 1997 reflects the acquisition of FCB and the Other Acquisitions as of January 1, 1997. The pro forma information for 1996 and 1995 reflect only the acquisitions of MGR, Peoples First Corporation ("Peoples"), AMBANC Corp. ("AMBANC") and Merchants Bancshares, Inc. ("Merchants") because the Other Acquisitions (other than MGR, Peoples, AMBANC and Merchants) are not, individually or in the aggregate, considered material to UPC from a financial statement presentation standpoint. Furthermore, the pro forma impact of the CalFed Branch Purchase on the pro forma statement of earnings for periods presented has been excluded due to the lack of information available for operation of the branches on a historical basis. See "BUSINESS OF UPC - Recent Developments" and "Pro Forma Condensed Consolidated Financial Information." The pro forma data are presented for information purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger or the Other Acquisitions been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of operations or combined financial position. The pro forma book value per share-data reflects preliminary estimates by UPC of acquisition-related charges to be incurred in connection with consummation of the Merger and Other Acquisitions; however, the earnings per share amounts do not reflect the estimated acquisition-related charges. For additional information with respect to the estimated charges UPC anticipates it would incur in connection with the Merger and the Other Acquisitions, see "BUSINESS OF UPC --Recent Developments." For a discussion of UPC's acquisition program, including a discussion of the significant charges UPC has incurred incidental to acquisitions over the past three fiscal years, see the caption "Acquisitions" (pages 10, 11 and 12) in UPC's 1997 Annual Report to Shareholders and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996, and 1995 (pages 49 and 50) contained in UPC's 1997 Annual Report to Shareholders. UPC's 1997 Annual Report to Shareholders is included as Exhibit 13 to UPC's 1997 Form 10-K and Exhibit 13 is incorporated by reference herein to the extent indicated herein. See "DOCUMENTS INCORPORATED BY REFERENCE."

         The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of UPC and FCB, including the respective notes thereto. See "DOCUMENTS INCORPORATED BY REFERENCE," "-- Selected Financial Data," "BUSINESS OF UPC-- Recent Developments," and "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION" and Appendix C hereto, which contains the 1997 unaudited financial statements of FCB.

                    UNION PLANTERS CORPORATION AND FCB, INC.
               HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA


                                                                           Three Months
                                                                               Ended          Years Ended December 31,(1)
                                                                             March 31,    ------------------------------------
                                                                               1998          1997          1996         1995
                                                                           ------------   ------------------------------------
EARNINGS BEFORE EXTRAORDINARY ITEMS
  AND ACCOUNTING CHANGES

  UPC
    Basic                                                                     $ 0.89        $ 2.54        $2.13        $2.79
    Diluted                                                                     0.86          2.45         2.05         2.66

  FCB
    Basic                                                                       2.75          6.37        11.64         9.29
    Diluted                                                                     2.75          6.28        11.48         9.13

  UPC pro forma (all Other Acquisitions,
    including FCB)
    Basic                                                                       0.80          2.52         2.24         2.56
    Diluted                                                                     0.78          2.45         2.17         2.46

  FCB equivalent pro forma (UPC only) (1)
    Basic                                                                       2.40          6.84         5.73         7.51
    Diluted                                                                     2.32          6.60         5.52         7.16

  FCB equivalent pro forma (all Other Acquisitions,
    including FCB) (1)
    Basic                                                                       2.15          6.78         6.03         6.89
    Diluted                                                                     2.10          6.60         5.84         6.62

CASH DIVIDENDS PER SHARE

  UPC                                                                           0.50          1.495        1.08         0.98
  FCB                                                                             --          1.25         1.00         0.90
  FCB equivalent pro forma (1)                                                  1.35          4.03         2.91         2.64



                                                                            March 31,    December 31,
                                                                               1998          1997
                                                                            ---------    ------------
BOOK VALUE PER COMMON SHARE

  UPC                                                                         $21.13        $20.72

  FCB                                                                          78.78         75.97

  UPC pro forma (all Other Pending Acquisitions,
    including FCB)                                                             20.82         21.73

  FCB equivalent pro forma (UPC only) (1)                                      56.89         55.79

  FCB equivalent pro forma (all Other Acquisitions,
    including FCB) (1)                                                         56.06         58.51

--------------------------
(1) The equivalent pro forma per share data for FCB are computed by multiplying UPC's pro forma information by 2.6924, the Exchange Ratio.

SELECTED FINANCIAL DATA

The following tables present selected consolidated financial data for UPC and FCB for the three months ended March 31, 1998 and 1997 and for the five-year period ended December 31, 1997. The information for UPC has been derived from the consolidated financial statements of UPC, including the unaudited consolidated financial statements of UPC incorporated in this proxy statement by reference to UPC's March 31, 1998 Form 10-Q, and the audited consolidated financial statements of UPC incorporated in this Proxy Statement by reference to the UPC 1997 Form 10-K and should be read in conjunction therewith and with the notes thereto. See "DOCUMENTS INCORPORATED BY REFERENCE." The information for FCB has been derived from the consolidated financial statements of FCB, including the unaudited consolidated financial statements of FCB and the audited consolidated financial statements of FCB (the "FCB Financials") included as Appendix C to this Proxy Statement and should be read in conjunction therewith and with the notes thereto. Historical results are not necessarily indicative of results to be expected for any future period. In the opinion of the respective management's of UPC and FCB, all adjustments (which include normal recurring adjustments and those related to the adoption of new accounting principles) necessary to arrive at a fair statement of interim results of operations of UPC and FCB, respectively, have been included. With respect to UPC and FCB, results for the three months ended March 31, 1998 are not necessarily indicative of results which may be expected for any other period or for the year as a whole. See "BUSINESS OF UPC -- Recent Developments" and "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION" for information concerning UPC's Other Acquisitions.

                     UPC SELECTED CONSOLIDATED FINANCIAL DATA

                                    THREE MONTHS ENDED
                                       MARCH 31,(1)                              YEARS ENDED DECEMBER 31,(2)
                                    ------------------       --------------------------------------------------------------------
                                    1998          1997          1997          1996          1995           1994          1993
                                 -----------   -----------   -----------   -----------   -----------   ------------   -----------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
    Net interest income........  $   190,707   $   190,590   $   770,385   $   744,852   $   669,451   $    627,439   $   558,036
    Provision for losses on
      loans....................       17,909        22,004       113,633        68,948        33,917         15,989        35,235
    Investment securities gains
      (losses).................        5,215           173         2,104         4,099         1,433        (21,302)        6,686
    Other noninterest income...       90,503        82,811       359,506       316,403       292,277        237,129       228,996
    Noninterest expense........      153,624       148,646       697,704       731,817       607,189        634,965       550,045
                                 -----------   -----------   -----------   -----------   -----------   ------------   -----------
    Earnings before income
      taxes, extraordinary
      item, and accounting
      changes..................      114,892       102,924       320,658       264,589       322,055        192,312       208,438
    Applicable income taxes....       40,320        36,479       111,897        93,115       110,799         63,058        66,570
                                 -----------   -----------   -----------   -----------   -----------   ------------   -----------
    Earnings before
      extraordinary item and
      accounting changes.......       74,572        66,445       208,761       171,474       211,256        129,254       141,868
    Extraordinary item and
      accounting changes, net
      of taxes.................           --            --            --            --            --             --         4,505
                                 -----------   -----------   -----------   -----------   -----------   ------------   -----------
    Net earnings...............  $    74,572   $    66,445   $   208,761   $   171,474   $   211,256   $    129,254   $   146,373
                                 ===========   ===========   ===========   ===========   ===========   ============   ===========
PER COMMON SHARE DATA(3)
    Basic
        Earnings before
          extraordinary item
          and accounting
          changes..............  $       .89   $       .82   $      2.54   $      2.13   $      2.79   $       1.67   $      2.19
        Net earnings...........          .89           .82          2.54          2.13          2.79           1.67          2.27
    Diluted
        Earnings before
          extraordinary item
          and accounting
          changes..............          .86           .79          2.45          2.05          2.66           1.63          2.13
        Net earnings...........          .86           .79          2.45          2.05          2.66           1.63          2.21
    Cash dividends.............          .50           .32         1.495          1.08           .98            .88           .72
    Book value.................        21.13         20.00         20.72         19.57         18.34          15.28         14.50

(continued on following page)

                                    THREE MONTHS ENDED
                                       MARCH 31,(1)                              YEARS ENDED DECEMBER 31,(2)
                                    ------------------       --------------------------------------------------------------------
                                    1998          1997          1997          1996          1995           1994          1993
                                 -----------   -----------   -----------   -----------   -----------   ------------   -----------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA (AT PERIOD
  END)
    Total assets...............  $18,413,614   $18,054,916   $18,105,079   $18,330,588   $17,182,861   $ 15,893,162   $14,180,524
    Loans, net of unearned
      income...................   12,727,659    12,560,838    12,658,564    12,578,571    10,917,307     10,074,458     8,077,152
    Allowance for losses on
      loans....................      223,837       192,943       225,389       189,118       179,968        174,604       172,330
    Investment securities......    3,287,664     3,449,824     3,247,680     3,387,217     3,970,036      4,016,506     4,124,679
    Total Deposits.............   13,581,227    13,386,397    13,440,269    13,514,144    13,047,488     12,506,212    11,732,707
    Short-term borrowings......      442,051       611,757       831,627       961,051       974,416        887,074       392,980
    Long-term debt(4)
        Parent company.........      373,242       373,468       373,746       373,459       214,758        114,790       114,729
        Subsidiary banks.......    1,630,693     1,473,599     1,176,158     1,332,534     1,087,273        819,982       481,193
    Total shareholders'
      equity...................    1,809,442     1,663,363     1,746,866     1,618,883     1,450,546      1,202,686     1,111,158
    Average assets.............   18,005,794    18,031,648    17,991,160    18,202,355    16,263,164     15,472,568    13,823,185
    Average shareholders'
      equity...................    1,760,458     1,615,979     1,690,992     1,533,348     1,334,995      1,226,852       973,087
    Average shares outstanding
      (in thousands)(3)
        Basic..................       83,379        78,904        80,336        77,240        72,512         71,678        56,169
        Diluted................       86,974        84,465        85,195        83,542        78,798         77,579        60,832
PROFITABILITY AND CAPITAL
  RATIOS
    Return on average assets...         1.68%         1.49%         1.16%          .94%         1.30%           .84%         1.06%
    Return on average common
      equity...................        17.50         17.16         12.54         11.38         16.56          10.74         15.88
    Net interest income
      (taxable-
      equivalent)/average
      earning assets(5)........         4.80          4.80          4.79          4.56          4.60           4.56          4.58
    Loans/deposits.............        93.72         93.83         94.18         93.08         83.67          80.56         68.84
    Common and preferred
      dividend payout ratio....        57.03         37.71         54.96         44.57         29.25          35.03         24.42
    Equity/assets (period
      end).....................         9.83          9.21          9.65          8.83          8.44           7.57          7.84
    Average shareholders'
      equity/average total
      assets...................         9.78          8.96          9.40          8.42          8.21           7.93          7.04
    Leverage ratio.............        10.72         10.05         10.48          9.50          8.11           7.56          7.73
    Tier 1
      capital/risk-weighted
      assets...................        15.66         14.88         15.51         14.92         13.28          12.58         13.65
    Total capital/risk-weighted
      assets...................        20.71         17.55         18.12         17.60         16.21          14.67         15.92
CREDIT QUALITY RATIOS(6)
    Allowance/period-end
      loans....................         1.95%         1.76%         1.99%         1.72%         1.82%          1.87%         2.27%
    Nonperforming loans/total
      loans....................          .81           .85           .92           .91           .85            .74          1.18
    Allowance/nonperforming
      loans....................          240           207           215           188           213            252           193
    Nonperforming assets/loans
      and foreclosed
      properties...............         1.01          1.14          1.13          1.21          1.09           1.08          1.76
    Provision/average loans....          .62           .81          1.01           .65           .35            .19           .47
    Net charge-offs/average
      loans....................          .79           .67           .72           .61           .32            .27           .34

---------------
(1) Interim period ratios have been annualized were applicable.

(2) Reference is made to "Basis of Presentation" in Note 1 to UPC's consolidated financial statements contained in UPC's 1997 Annual Report to Shareholders.

(3) Share and per share amounts have been retroactively restated for significant acquisitions accounted for as poolings of interests and to reflect the change in presentation of EPS as discussed in Notes 2 and 16 to the consolidated financial statements contained in UPC's 1997 Annual Report to Shareholders.

(4) Long-term debt includes Medium-Term Bank Notes, Federal Home Loan Bank
    (FHLB) advances, Trust Preferred Securities, variable rate asset-backed certificates, subordinated notes and debentures, obligations under capital leases, mortgage indebtedness, and notes payable with maturities greater than one year.

(5) Average balances and calculations do not include the impact of the net unrealized gain or loss on available for sale securities.

(6) FHA/VA government-insured/guaranteed loans have been excluded, since they represent minimal credit risk to UPC.

                 FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                      SELECTED CONSOLIDATED FINANCIAL DATA

                                                            Three Months Ended
                                                               March 31, (1)        Years Ended December 31,
                                                            --------------------    ------------------------
                                                              1998        1997        1997        1996
                                                            --------    --------    --------    --------
                                                            (Dollars in thousands, except per share data)
INCOME STATEMENT DATA
     Net interest income                                    $    490    $    423    $  1,774    $  1,722
     Provision for losses on loans                                45          10         354          11
     Investment securities gains (losses)                         --          --          --          --
     Other noninterest income                                     25          37         151         149
     Noninterest expense                                         272         245       1,136       1,003
                                                            --------    --------    --------    --------
     Earnings before income taxes                                198         205         435         857
     Applicable income taxes                                      69          68         142         293
                                                            --------    --------    --------    --------
     Net earnings                                           $    129    $    137    $    293    $    564
                                                            ========    ========    ========    ========
PER COMMON SHARE DATA
     Basic-net earnings                                     $   2.75    $   3.01    $   6.37    $  11.64
     Diluted-net earnings                                       2.75        3.01        6.28       11.48
     Cash dividends                                               --          --        1.25        1.00
     Book value                                                78.78       73.58       75.97       72.04

BALANCE SHEET DATA (AT PERIOD END)
     Total assets                                           $ 40,672    $ 40,735    $ 40,650    $ 38,998
     Loans, net of unearned income                            30,592      29,897      30,183      29,653
     Allowance for losses on loans                               331         463         229         472
     Investment securities                                     6,185       7,089       6,691       6,808
     Total deposits                                           33,304      33,731      33,375      32,152
     Short-term borrowings                                        --          --          --          --
     Long-term debt
        Parent company                                           167         200         167         200
        Subsidiary bank                                        3,299       3,161       3,362       3,166
     Total shareholders' equity                                3,682       3,358       3,550       3,242
     Average total assets                                     40,661      39,867      39,824      37,975
     Average shareholders' equity                              3,616       3,300       3,396       3,089
     Average shares outstanding
        Basic                                                 46,733      45,644      45,978      48,426
        Diluted                                               46,733      45,644      46,584      49,130

PROFITABILITY AND CAPITAL RATIOS
     Return on average assets                                   1.27%       1.37%       0.74%       1.49%
     Return on average common equity                           14.27%      16.61%       8.63%      18.26%
     Net interest income (taxable equivalent)/ average
       earning assets                                           5.24%       4.70%       4.89%       5.00%
     Loan/deposits                                             91.86%      88.63%      90.44%      92.23%
     Common dividend payout ratio                               0.00%       0.00%      19.63%       8.59%
     Equity/assets (period end)                                 9.05%       8.24%       8.73%       8.31%
     Average shareholders' equity/average total assets          8.89%       8.28%       8.53%       8.13%
     Leverage ratio                                             9.05%       8.49%       8.54%       8.34%
     Tier 1 capital to risk-weighted assets                    13.41%      12.63%      12.97%      11.67%
     Total capital to risk-weighted assets                     14.62%      14.37%      13.81%      12.92%

CREDIT QUALITY RATIOS
     Allowance/period end loans                                 1.08%       1.55%       0.76%       1.59%
     Nonperforming loans/total loans                            2.62%       4.22%       5.61%       2.01%
     Allowance/nonperforming loans                             41.22%      36.72%      13.53%      79.19%
     Nonperforming assets/loans and foreclosed properties       3.11%       4.95%       6.10%       2.76%
     Provision/average loans                                    0.15%       0.03%       1.18%       0.04%
     Net charge-offs/average loans                             (0.19)%      0.07%       2.00%       0.18%


                                                                Years Ended December 31,
                                                            --------------------------------
                                                              1995        1994        1993
                                                            --------    --------    --------
INCOME STATEMENT DATA
     Net interest income                                    $  1,550    $  1,473    $  1,474
     Provision for losses on loans                                45         170         180
     Investment securities gains (losses)                          2           1           3
     Other noninterest income                                    130         120         125
     Noninterest expense                                         986         949         946
                                                            --------    --------    --------
     Earnings before income taxes                                651         475         476
     Applicable income taxes                                     208         132         139
                                                            --------    --------    --------
     Net earnings                                           $    443    $    343    $    337
                                                            ========    ========    ========
PER COMMON SHARE DATA
     Basic-net earnings                                     $   9.29    $   7.25    $   7.30
     Diluted-net earnings                                       9.13        7.11        7.18
     Cash dividends                                             0.90        0.50        0.20
     Book value                                                60.62       47.91       45.94

BALANCE SHEET DATA (AT PERIOD END)
     Total assets                                           $ 36,951    $ 33,956    $ 32,224
     Loans, net of unearned income                            26,256      24,535      20,895
     Allowance for losses on loans                               511         528         372
     Investment securities                                     7,482       7,940       8,449
     Total deposits                                           30,625      27,962      27,074
     Short-term borrowings                                        --         100          --
     Long-term debt
        Parent company                                            80         230         320
        Subsidiary bank                                        3,101       3,195       2,472
     Total shareholders' equity                                2,936       2,301       2,157
     Average total assets                                     35,454      33,090      30,176
     Average shareholders' equity                              2,619       2,229       1,975
     Average shares outstanding
        Basic                                                 47,696      47,268      46,179
        Diluted                                               48,543      48,229      46,942

PROFITABILITY AND CAPITAL RATIOS
     Return on average assets                                   1.25%       1.04%       1.12%
     Return on average common equity                           16.92%      15.39%      17.06%
     Net interest income (taxable equivalent)/ average
       earning assets                                           4.84%       4.98%       5.44%
     Loan/deposits                                             85.73%      87.74%      77.18%
     Common dividend payout ratio                               9.69%       6.89%       2.74%
     Equity/assets (period end)                                 7.95%       6.78%       6.69%
     Average shareholders' equity/average total assets          7.39%       6.74%       6.54%
     Leverage ratio                                             7.92%       7.41%       6.69%
     Tier 1 capital to risk-weighted assets                    11.55%      10.42%       9.97%
     Total capital to risk-weighted assets                     12.82%      11.68%      11.22%

CREDIT QUALITY RATIOS
     Allowance/period end loans                                 1.95%       2.15%       1.78%
     Nonperforming loans/total loans                            1.52%       1.92%       1.29%
     Allowance/nonperforming loans                            127.75%     112.34%     137.78%
     Nonperforming assets/loans and foreclosed properties       1.90%       1.92%       1.29%
     Provision/average loans                                    0.18%       0.75%       0.89%
     Net charge-offs/average loans                              0.24%       0.06%       0.34%

     -----------------------------------------------------------
     (1) Annualized for three months ended March 31, 1998 and 1997

                       SPECIAL MEETING OF FCB SHAREHOLDERS


DATE, PLACE, TIME, AND PURPOSE

         This Proxy Statement is being furnished to the holders of FCB Common Stock in connection with the solicitation of proxies by the FCB Board for use at the Special Meeting and at any adjournments or postponements thereof at which FCB shareholders will be asked to vote upon a proposal to approve the Agreement and the Plan of Merger. The Special Meeting will be held at the main office of FCB, located at 101 North Main Street, Middleton, Tennessee 38052 at 4:00 p.m., local time, on August 4, 1998. See "DESCRIPTION OF TRANSACTION."

RECORD DATE, VOTING RIGHTS, REQUIRED VOTE, AND REVOCABILITY OF PROXIES

         The close of business on June 22, 1998, has been fixed as the FCB Record Date for determining holders of outstanding shares of FCB Common Stock entitled to notice of and to vote at the Special Meeting. Only holders of FCB Common Stock of record on the books of FCB at the close of business on the FCB Record Date are entitled to notice of and to vote at the Special Meeting. As of the FCB Record Date, there were 46,733 shares of FCB Common Stock issued and outstanding held by approximately 74 holders of record.

         Each holder of record of shares of FCB Common Stock on the FCB Record Date is entitled to cast one vote per share on the proposal to approve the Agreement and the Plan of Merger, and on any other matter properly submitted for the vote of the FCB shareholders at the Special Meeting. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of FCB Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

         FCB intends to count shares of FCB Common Stock present in person at the Special Meeting but not voting, and shares of FCB Common Stock for which it has received proxies but with respect to which holders of shares have abstained on any matter, as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Approval of the Agreement and the Plan of Merger requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of FCB Common Stock entitled to vote at the Special Meeting. Brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the approval of the Agreement and the Plan of Merger without specific instructions from such customers. Given that the approval of the Agreement and the Plan of Merger requires the affirmative vote of the holders of a majority of the outstanding shares of FCB Common Stock entitled to vote thereon, any abstention, non-voting share or "broker non-vote" with respect to such shares of FCB Common Stock will have the same effect as a vote AGAINST the approval of the Agreement and the Plan of Merger.

         Shares of FCB Common Stock represented by properly executed proxies, if such proxies are received prior to or at the Special Meeting and not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND THE PLAN OF MERGER AND IN THE DISCRETION OF THE PROXYHOLDER AS TO ANY OTHER MATTER WHICH MAY COME PROPERLY BEFORE THE SPECIAL MEETING. IF NECESSARY, THE PROXYHOLDER MAY VOTE IN FAVOR OF A PROPOSAL TO ADJOURN THE SPECIAL MEETING IN ORDER TO PERMIT FURTHER SOLICITATION OF PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE FOREGOING PROPOSAL AT THE TIME OF THE SPECIAL MEETING. HOWEVER, NO PROXYHOLDER WILL VOTE ANY PROXIES VOTED AGAINST APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER FOR A PROPOSAL TO ADJOURN THE SPECIAL MEETING.

         A FCB shareholder who has given a proxy solicited by the FCB Board may revoke it at any time prior to its exercise at the Special Meeting by either (i) giving written notice of revocation to the Corporate Secretary of FCB, (ii) properly submitting to FCB a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: First Community Bancshares, Inc., 101 N. Main Street, Middleton, Tennessee 38052; Attention: Mike Bodiford, President and Chief Executive Officer.

         The directors and executive officers of FCB (including immediate family members and affiliated entities) owned, as of the FCB Record Date, 4,477 shares, or approximately 11.0% of the outstanding shares of FCB Common Stock. The directors and executive officers of FCB have indicated their intent to vote for approval of the Agreement and Plan of Merger. As of the Record Date, the Estate of James S. Simpson owned 23,936 shares, or approximately 51% of FCB Common Stock. The Estate's Attorney has indicated that he intends to vote all of these shares in favor of the Merger, which is sufficient to approve the Merger.

         The directors and executive officers of UPC owned, as of the FCB Record Date, no shares of FCB Common Stock. As of the FCB Record Date, UPC held no shares of FCB Common Stock in a fiduciary capacity for others, or as a result of debts previously contracted, and FCB held no shares of FCB Common Stock in a fiduciary capacity for others.

         For additional information with respect to beneficial owners of 5% or more of the outstanding shares of FCB Common Stock, and information with respect to the number and percentage of outstanding shares of FCB Common Stock beneficially owned by the directors and executive officers of FCB, see "BUSINESS OF FCB --Beneficial Ownership of FCB Common Stock."

SOLICITATION OF PROXIES

         Proxies may be solicited by the directors, officers, and employees of FCB by mail, in person, or by telephone or telegraph. Such persons will receive no additional compensation for such services. FCB may make arrangements with brokerage firms and other custodians, nominees, and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of FCB Common Stock held of record by such persons. Any such brokers, custodians, nominees, and fiduciaries will be reimbursed for the reasonable out-of-pocket expenses incurred by them for such services. All expenses associated with the solicitation of proxies, other expenses associated with the Special Meeting and expenses related to the printing and mailing of this Proxy Statement will be shared by UPC and FCB as provided in the Agreement. See "DESCRIPTION OF TRANSACTION - Expenses and Fees."

DISSENTERS' RIGHTS

         HOLDERS OF FCB COMMON STOCK HAVE THE RIGHT TO DISSENT FROM THE MERGER AND, ASSUMING THE MERGER IS CONSUMMATED, TO RECEIVE IN CASH AN AMOUNT DETERMINED TO BE THE "FAIR VALUE" OF THEIR SHARES OF FCB COMMON STOCK. IN ORDER TO BE ENTITLED TO FULLY EXERCISE DISSENTERS' RIGHTS, A FCB SHAREHOLDER CHOOSING TO DISSENT (A "DISSENTING SHAREHOLDER") MUST NOT VOTE FOR APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER AND MUST GIVE NOTICE OF HIS OR HER INTENTION TO DISSENT, MAKE DEMAND FOR PAYMENT FOR HIS OR HER SHARES OF FCB COMMON STOCK AND TAKE CERTAIN OTHER PROCEDURAL STEPS TO "PERFECT" SUCH DISSENTING SHAREHOLDER'S RIGHTS UNDER CHAPTER 23 OF THE TBCA. SEE "THE MERGER -DISSENTERS' RIGHTS" AND APPENDIX D HERETO, WHICH IS A COPY OF CHAPTER 23 OF THE TBCA GOVERNING STATUTORY DISSENTERS' RIGHTS.

         It is not necessary for a FCB shareholder to vote against consummation of the Merger in order to perfect his or her right to dissent and demand appraisal. However, no such shareholder may vote for approval and adoption of the Agreement and the Plan of Merger and thereafter demand his or her appraisal rights. All proxies submitted which do not specify how such proxy is to be voted will be voted in favor of the adoption and approval of the Agreement and the Plan of Merger. Therefore, a FCB shareholder who desires to dissent from approval of the

Merger should not submit a proxy which does not specify how such proxy is to be voted. A FCB shareholder who votes for approval and adoption of the Agreement and the Plan of Merger or who submits a proxy which does not specify how such proxy is to be voted will waive any rights of dissent and appraisal. A vote against consummation of the Merger will not satisfy the statutory requirement that a Dissenting Shareholder give notice of his or her intention to dissent and make demand for payment for his or her shares of FCB Common Stock.

RECOMMENDATION

         THE FCB BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT, THE PLAN OF MERGER, AND THE MERGER CONTEMPLATED THEREBY, BELIEVES THAT THE PROPOSAL TO APPROVE THE AGREEMENT AND THE PLAN OF MERGER IS IN THE BEST INTERESTS OF FCB AND ITS SHAREHOLDERS, AND RECOMMENDS THAT THE FCB SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER.

                           DESCRIPTION OF TRANSACTION

         The following information describes material aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Agreement and the Plan of Merger, which are attached as Appendices A and B, respectively, to this Proxy Statement and incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

GENERAL

         The Agreement provides for the acquisition of FCB by UPC pursuant to the merger of FCB with and into UP Holding, a wholly-owned subsidiary of UPC organized under the laws of the State of Tennessee, with the effect that UP Holding will be the surviving corporation resulting from the Merger. At the Effective Time, each share of FCB Common Stock then issued and outstanding (excluding shares held by FCB, UPC, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted and shares held by dissenting shareholders) will be converted into and exchanged for the right to receive 2.6924 shares of UPC Common Stock, subject to possible adjustment as described below (the "Exchange Ratio").

         No fractional shares of UPC Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share to which any FCB shareholder would be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the closing price of such common stock on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as reasonably selected by UPC) on the last trading day preceding the Effective Time.

         As of the FCB Record Date, FCB had 46,733 shares of FCB Common Stock outstanding. Based upon the Exchange Ratio and assuming there are no Dissenting Shareholders, upon consummation of the Merger, UPC will issue approximately 125,824 shares of UPC Common Stock. Accordingly, UPC would then have outstanding approximately 83,991,006 shares of UPC Common Stock, based on the number of shares of UPC Common Stock outstanding on March 31, 1998 (excluding shares to be issued pursuant to Other Acquisitions and shares to be issued pursuant to the exercise of stock options and for other purposes.)

POSSIBLE ADJUSTMENT OF EXCHANGE RATIO

         Under certain circumstances described below, the Exchange Ratio could be adjusted pursuant to certain provisions of the Agreement. UNDER NO CIRCUMSTANCES WOULD THE EXCHANGE RATIO BE LESS THAN 2.6924 SHARES OF UPC COMMON STOCK FOR EACH SHARE OF FCB COMMON STOCK. An upward adjustment could occur if the FCB Board elects to terminate the Agreement pursuant to the provisions of the Agreement described below, and if UPC then elects to avoid termination of the Agreement by increasing the Exchange Ratio.

         FCB is not obligated to consummate the Merger with UPC if both:

         (a) the average of the last daily sale price (the "Average Closing Price") of UPC Common Stock (as reported on the NYSE Composite Transactions List) for each of the 10 consecutive full trading days in which the UPC Common Stock is traded on the NYSE, ending 2 days after (the later) of the date on which the Annual Meeting is held (or the date on which the consent of the Federal Reserve is received), (without regard to whether all required waiting periods have expired) (the "Determination Date") is less than $47.35, which represents a 20% decline from $59.19 (the "Starting Price"), the price per share of UPC Common Stock at the close of business on November 14, 1997, the fourth full trading day after the announcement by press release of the Merger (the "Starting Date"); and

         (b) (i) the number (the "UPC Ratio") obtained by dividing the Average Closing Price by $59.19, the Starting Price, is less than
               (ii) the number (the "Index Ratio") obtained by dividing the weighted average of the closing prices of the common stock of the 15 bank holding companies defined as the "Index Group" in the Agreement (the "Index Price") on the Determination Date by the Index Price on November 14, 1997, the Starting Date, and subtracting 0.15.

         In such case, FCB has the right to terminate the Agreement during the ten-day period commencing two days after the Determination Date by giving UPC prompt written notice of that decision. FCB may withdraw its termination notice at any time during that ten-day period. During the five-day period after receipt of such notice, UPC has the option to increase the consideration payable to FCB shareholders by adjusting the Exchange Ratio in the manner described below. UPC IS UNDER NO OBLIGATION TO ADJUST THE EXCHANGE RATIO. Should UPC elect to adjust the Exchange Ratio, it must give FCB prompt written notice of that election and of the adjusted Exchange Ratio, in which case no termination shall have occurred pursuant to FCB's right of termination.

         These conditions reflect the parties' agreement that FCB's shareholders will benefit from any appreciation in UPC Common Stock and will assume the risk of declines in the value of UPC Common Stock to $47.35 under circumstances where the Average Closing Price of UPC Common Stock lags behind the relative performance of the common stocks of the Index Group by more than 15%. However, it is possible that the FCB Board would not elect to exercise its termination right even if the average closing price is below $47.35.

         If the Average Closing Price is less than $47.35 per share and the UPC Ratio is less than the Index Ratio, the FCB Board will likely terminate the Agreement so as to require UPC to consider increasing the Exchange Ratio. If the FCB Board were to elect to terminate the Agreement, UPC would then determine whether to proceed with the Merger at the higher Exchange Ratio. In making this determination, the principal factors UPC would consider include the projected effect of the Merger on UPC's pro forma earnings per share and whether UPC's assessment of FCB's earning potential as part of UPC would justify the issuance of an increased number of shares of UPC Common Stock. In making its determination of whether to terminate the Agreement based upon a decline in the Average Closing Price of UPC Common Stock, the FCB Board would take into account, consistent with its fiduciary duties, all relevant facts and circumstances that exist at such time, including, without limitation, information concerning the business, financial condition, results of operations, and prospects of UPC (including the recent performance of UPC Common Stock, the historical financial data of UPC, customary statistical measurements of UPC's financial performance, and the future prospects for UPC Common Stock following the Merger), and the advice of its financial advisor and legal counsel. UPC IS UNDER NO OBLIGATION TO ADJUST THE EXCHANGE RATIO.

         The operation of the adjustment mechanism can be illustrated by three scenarios. (For purposes of the scenarios, note that the initial Exchange Ratio is 2.6924, and the Starting Price of UPC Common Stock is $59.19, and it has been assumed that the Index Price, as of the Starting Date, is $100.)

     (1) The first scenario occurs if the Average Closing Price is not less than $47.35. Under this scenario, regardless of any comparison between the UPC Ratio and the Index Ratio, there would be no possible adjustment to the Exchange Ratio, even though the value of the consideration to be received by FCB shareholders could have fallen from a pro forma $59.19 per share, as of the Starting Date, to as low as $47.35 per share, as of the Determination Date.

     (2) The second scenario occurs if the Average Closing Price is less than $47.35, but does not represent a decline from the Starting Price of significantly more (i.e. more than 20%) than the decline of the common stock prices of the Index Group. Under this scenario, there also would be no possible adjustment to the Exchange Ratio, even though the value of the consideration to be received by FCB shareholders would have fallen from a pro forma $59.19 per share, as of the Starting Date, because the Common Stock prices of the Index Group would have also fallen and the decline in the UPC Common Stock market price would not have exceeded such fall by more than 15%.

     (3) The third scenario occurs if the Average Closing Price declines below $47.35 and the UPC Ratio is below the Index Ratio (i.e., UPC's stock price has declined by more than 15% relative to the price of shares of the Index Group). Under this scenario the adjustment in the Exchange Ratio is designed to ensure that the FCB shareholders receive shares of UPC Common Stock having a value (based upon the

          Average Closing Price) that corresponds to at least $47.35 or a 15% decline from the stock price performance reflected by the Index Group, whichever is less.

          For example, if the Average Closing Price were $41.43, and the ending Index Price, as of the Determination Date, were $90 (yielding an Index Ratio of $90 / $100 or 90 - .15), the UPC Ratio (.70) would be below the Index Ratio of (.75); after receipt from FCB of notice of intent to terminate, FCB could terminate the Agreement unless UPC elected within five days to increase the Exchange Ratio to equal 2.8858, which represents the lesser of (a) 3.0749 [the result of dividing $127.35 (the product of $47.30 and 2.6924, the Exchange Ratio) by the Average Closing Price ($41.43), rounded to the nearest thousandth] and (b)
          2.8857 [the result of dividing the Index Ratio (.75) times 2.6924 by the UPC Ratio (.70), rounded to the nearest thousandth]. Based upon the assumed $41.43 Average Closing Price, the new Exchange Ratio would represent a value to the FCB shareholders of $119.51 per share.

          If the Average Closing Price were $41.43, and the ending Index Price, as of the Determination Date, were $100, the UPC Ratio (.70) would be below the Index Ratio (.85, or 1.00 minus .85), after receipt from FCB of notice of intent to terminate, FCB could terminate the Agreement unless UPC elected within five days to increase the Exchange Ratio to equal 3.0741, which represents the lesser of (a) 3.0741 [the result of dividing $127.35 (the product of $47.30 and 2.6924, the Exchange Ratio) by the Average Closing Price ($41.43), rounded to the nearest thousandth] and (b) 3.2693 [the result of dividing the Index Ratio (.85) times 2.6924 by the UPC Ratio (.70), rounded to the nearest thousandth]. Based upon the assumed $41.43 Average Closing Price, the new Exchange Ratio would represent a value to the FCB shareholders of $127.36 per share.

         The actual market value of a share of UPC Common Stock at the Effective Time, at the time certificates for those shares are delivered following surrender and exchange of Certificates for shares of FCB Common Stock and at any time thereafter, may be more or less than the Average Closing Price. FCB shareholders are urged to obtain current market quotations for UPC Common Stock. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

BACKGROUND OF THE MERGER

         During the past several years substantial and rapid change has occurred in the banking industry as smaller institutions have been acquired by larger bank holding companies with greater access to capital and greater capability to realize economies of scale in the delivery of banking service.

         Historically, the ownership of FCB has been concentrated in the hands of one family holding over 50% of the outstanding shares of FCB Common Stock. James S. Simpson, CEO, director, and majority shareholder of FCB up until his death in January 1998, consulted with legal counsel in June 1997 regarding the possible sale of his interest in FCB. In July 1997, Mr. Simpson informed the Board of his decision to retire from FCB at the end of 1997, and that he was interested in selling his interest in FCB. Upon counsel's advice, a preliminary analysis of FCB's value was obtained from Mercer Capital.

         On July 29, 1997, Mr. Simpson met with Mercer Capital to discuss its preliminary valuation analysis of FCB dated July 29, 1997 ("Mercer Report"). At that time, Mercer Capital reported that FCB would be an attractive acquisition candidate for a community bank located in FCB's area, and that larger financial institutions located within the region may also be interested in acquiring FCB. The Mercer Report indicated that as the banking industry consolidates, there would be fewer buyers for small community banks, particularly community banks located in rural areas such as FCB, resulting in lower prices paid to acquire such institutions. The Mercer Report indicated that an acquiror would pay between $6 million and $8 million for FCB, with a larger bank being capable of paying a higher price than a community bank. This valuation indicated a premium over FCB's June 30, 1997 book value in the range of 170% to 220%.

         Mr. Simpson discussed the Mercer Report with the FCB directors in August 1998. Based upon these discussions, the Board agreed to investigate the level of interest potential bidders would have in acquiring FCB in a merger transaction.

         During August 1997, legal counsel, on behalf of FCB, sent letters to seven prospective bidders that FCB's Board believed might be interested in making a proposal to purchase FCB. These prospective purchasers were three community banks in the local area, three larger regional banks, and an individual the Board believed was interested in purchasing FCB. The letters requested that the prospective purchasers respond by August 15, 1997, indicating their level of interest by suggesting a proposed purchase price. Four of the seven prospective purchasers made proposals. The highest expression of interest received from these four parties was from the Bank of Bolivar, which indicated interest in the range of $6.5 million.

         During the time that interest was being solicited from the prospective bidders, UPC contacted FCB, and expressed an interest in making a bid for FCB. On September 4, 1997, UPC submitted a term sheet with a proposed purchase price of $7.9 million, payable in UPC stock in a tax-free transaction. The Board reviewed UPC's proposal, along with the other responses received, at a meeting on September 8, 1997. At this meeting, FCB's Board decided to pursue negotiations with UPC, given that UPC's bid was significantly higher than any interest received from the other prospective purchasers, and was also at the high end of the range of value indicated by the Mercer Report.

         On September 8, 1997, UPC and FCB executed a letter of intent and a confidentiality agreement. On September 10, 1997, UPC began its due diligence review of FCB. During the following two months, the parties exchanged information and negotiated the terms of the Agreement and Plan of Merger. On November 10, 1997, FCB's Board unanimously approved the Agreement and the Plan of Merger and recommended its approval by FCB's shareholders.

         In December 1997, FCB's Board approved provision expenses totaling $100,000 to be placed in the allowance for loan losses. In January 1998, after consultation with FCB's external auditor and legal counsel, FCB's Board voted to transfer an additional $200,000 to the loan loss reserve account which was allocated to the 1997 tax year. The Board also voted to increase the monthly expense for loan loss provisions from $5,000 to 20,000 for February and March 1998. Mr. Simpson died on January 29, 1998. In February 1998, the Board voted to charge off $455,375 in loans that had been identified to have some weaknesses.
Section 10.1 of the Agreement provides that UPC may terminate the Agreement if any of the representations made by FCB are inaccurate. One of the representations made by FCB was that no material adverse changes or events would occur with respect to FCB prior to the Effective Time. The extraordinary provision expenses and loan losses experienced by FCB from December 1997 to February 1998 could have been construed as a material adverse change, and thus have potentially extinguished UPC's obligation to proceed with the Merger. In consideration of UPC agreeing to waive FCB's possible noncompliance with its representation, FCB agreed to reduce the Exchange Ratio from 2.7896 to 2.6924, which price adjustment was consented to by the Estate's Attorney. Based on the price of UPC Common Stock as of the date the Agreement was originally executed, the reduction in the Exchange Ratio resulted in a reduction of the purchase price of FCB by approximately $275,000. On May 12, 1998, FCB's Board approved an amendment to the Agreement and to the Plan of Merger which reflected this reduction in the Exchange Ratio. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of FCB" for a discussion of FCB's financial condition.

RECOMMENDATION OF THE FCB BOARD; FCB'S REASONS FOR THE MERGER.

         The FCB Board believes that the Merger is fair to, and in the best interests of, FCB and its shareholders. If the Merger is consummated, the shareholders of FCB will acquire an equity interest in a much larger and more diversified enterprise. The UPC Common Stock is traded on the NYSE, and, accordingly, is more readily marketable than the FCB Common Stock. ACCORDINGLY, THE FCB BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE PLAN OF MERGER AND RECOMMENDS THAT THE HOLDERS OF FCB COMMON STOCK VOTE FOR THE APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY.

The terms of the Merger, including the Exchange Ratio, are the result of arm's-length negotiations between representatives of FCB and UPC. In reaching its unanimous decision to approve the Agreement, the FCB Board consulted with its legal advisors regarding the terms of the transaction, with its financial advisor regarding the financial aspects of the proposed transaction and the fairness of the Exchange Ratio based on information contained in the Merger report, and with management of FCB. Without assigning any relative or specific weights, the FCB board considered a number of factors that it deemed material from a short-term and long-term perspective, specifically the following:

         (a) the FCB Board's familiarity with and review of FCB's business, financial condition, results of operations, and prospects, including, without limitation, its potential growth and profitability and the business risks associated therewith;

         (b) the current and prospective environment in which FCB operates, including national and local economic conditions, the competitive environment for commercial banks and other financial institutions generally and the increasing consolidation in the financial services industry, and the competitive effects of such increased consolidation on smaller financial institutions such as FCB;

         (c) information concerning the business, financial condition, results of operations and prospects of UPC, including the recent performance of UPC Common Stock, the historical financial data of UPC, customary statistical measurements of UPC financial performance, and the future prospects for UPC Common Stock following the Merger;

         (d) the value to be received by holders of FCB Common Stock pursuant to the Agreement in relation to the historical trading prices of FCB Common Stock;

         (e) the lack of an established trading market for shares of FCB Common Stock;

         (f) the significantly higher dividend rate of UPC compared with FCB;

         (g) the financial and other significant terms of the proposed Merger with UPC, and the review by FCB with its legal and financial advisors of the provisions of the Agreement;

         (h) comparison of the value to be received by holders of FCB Common Stock pursuant to the Agreement in relation to expressions of interest from other prospective acquirors;

         (i) the value to be received by holders of FCB Common Stock pursuant to the Agreement in light of the preliminary valuation analysis conducted by Mercer Captial;

         (j) the FCB Board's belief that the receipt of UPC Common Stock in the Merger generally will permit holders of FCB Common Stock to defer any federal income tax liability associated with any increase in the value of their stock that may follow the Merger (see "-- Material Federal Income Tax Consequences of the Merger") and to become shareholders of UPC, an institution with a strong history of operations, earnings performance, dividend payments, and share liquidity; and

         (k) the alternative strategic courses available to FCB, including remaining independent and exploring other potential business combination transactions, including, in particular, the potential values that could be derived therefrom.

         The foregoing discussion is not intended to be exhaustive, but includes all of the material factors considered by the FCB board in determining to approve the agreement and recommend its adoption by the shareholders.

UPC'S REASONS FOR THE MERGER

         The terms of the Merger, including the Exchange Ratio, are the result of arms-length negotiations between representatives of UPC and FCB.

         In adopting the Agreement, the Plan of Merger, and the Merger, the UPC Board considered a number of factors concerning the benefits of the Merger. Without assigning any relative or specific weights to the factors, the UPC Board considered the following material factors:

         (a) a review, based in part on a presentation by UPC's management of
(i) the business, operations, earnings, and financial condition, including the capital levels and asset quality, of FCB on a historical, prospective, and pro forma basis and in comparison to other financial institutions in the area; (ii) the demographic, economic, and financial characteristics of the markets in which FCB operates, including existing competition, history of the market areas with respect to financial institutions, and average demand for credit, on a historical and prospective basis; (iii) the results of UPC's due diligence review of FCB; (iv) the financial terms of the Merger, including the relationship of the value of the consideration issued pursuant to the Merger to the tangible book value and earnings per share of FCB Common Stock; (v) the likelihood of the Merger being approved by applicable regulatory authorities without undue conditions or delay; (vi) the nonfinancial terms of the Merger, including the treatment of the Merger as a tax-free exchange of FCB Common Stock for UPC Common Stock for federal income tax purposes; and (vii) the compatibility of the franchise of FCB and the community bank orientation of the operations of FCB to that of UPC; and

         (b) a variety of factors affecting and relating to the overall strategic focus of UPC, including UPC's desire to expand into the markets in Tennessee served by FCB.

         The foregoing discussion is not intended to be exhaustive but includes all of the material factors considered by the UPC Board in determining to approve the issuance of shares of UPC Common Stock pursuant to the Agreement and the Plan of Merger. The UPC Board did not quantify or otherwise attempt to assign relative or specific weights to the factors considered in reaching determination.

EFFECTIVE TIME OF THE MERGER

         Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that Articles of Merger reflecting the Merger become effective with the Secretary of State of the State of Tennessee. Subject to the terms and conditions of the Agreement, unless otherwise agreed upon in writing by UPC and FCB, the parties will use their reasonable efforts to cause the Effective Time to occur on such date as may be designated by UPC within 30 days following the last to occur of
(i) the effective date of the last required consent of any regulatory authority having authority over and approving or exempting the Merger, (ii) the date on which the shareholders of FCB approve the Agreement and the Plan of Merger, and
(iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each party's obligations under the Agreement have been satisfied or waived (to the extent waivable by such party).

         No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the Merger can or will be satisfied. FCB and UPC anticipate that all conditions to consummation of the Merger will be satisfied so that the Merger can be consummated on or about August 1, 1998. However, delays in the consummation of the Merger could occur.

         The Board of Directors of either FCB or UPC generally may terminate the Agreement and the Plan of Merger if the Merger is not consummated by September 30, 1998, unless the failure to consummate the transactions contemplated by the Agreement on or before such date is caused by any willful breach of the Agreement by the party seeking termination or certain other specific conditions exist. See "-- Conditions to Consummation of the Merger" and "-- Waiver, Amendment, and Termination."

DISSENTERS' RIGHTS

         Any holder of FCB Common Stock has the right to dissent from the Merger by complying with the procedures described in this Section. Such a person is sometimes referred to as a Dissenting Shareholder herein. The following summary does not purport to be a complete statement of dissenters' rights of appraisal, and such summary is qualified in its entirety by reference to Chapter 23 of the TBCA, which is reproduced in full as Appendix D to this Proxy Statement.

         Under the TBCA, any holder of FCB Common Stock has the right to object to the Merger and demand payment of the fair value of his or her shares upon compliance with Sections 48-23-202 and 48-23-204 of the TBCA. A shareholder may not dissent as to less than all of the shares that he or she holds at the close of business on the record date. A nominee or fiduciary may not dissent on behalf of a beneficial owner as to less than all of the shares of such beneficial owner held of record by such nominee or fiduciary. A beneficial owner asserting dissenters' rights to shares held on his or her behalf must notify FCB in writing of the name and address of the record holder of the shares, if known to him or her.

         Any FCB shareholder intending to enforce his or her dissenters' rights may not vote in favor of the Agreement and the Plan of Merger (either personally or by proxy) and must deliver to FCB before the time of the vote a written notice of intent to demand payment for his or her shares (the "Objection Notice"). The Objection Notice must state that the shareholder intends to demand payment for his or her shares of FCB Common Stock if the Merger should be effected. A vote against approval of the Agreement and the Plan of Merger will not, in and of itself, constitute an Objection Notice satisfying the requirements of Section 48-23-202 of the TBCA.

         If the Agreement and the Plan of Merger are approved by FCB's shareholders at the Special Meeting, each FCB shareholder who has filed an Objection Notice will be notified by FCB of such approval no later than ten days after the FCB Special Meeting (the "Dissenter's Notice"). The Dissenter's Notice will (i) state where the payment demand must be sent and where and when certificates for certificated shares of FCB Common Stock (the "Certificates") must be deposited, (ii) inform holders of uncertificated shares (if any) to what extent transfer of the shares will be restricted after the payment demand is received, (iii) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting the dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date, (iv) set a date by which FCB must receive the payment demand, which date may not be fewer than one nor more than two months after the date the Dissenter's Notice was delivered, and (v) be accompanied by a copy of Chapter 23 of Title 48 of the TBCA. Within the time prescribed in the Dissenter's Notice, a FCB shareholder electing to dissent must make a demand for payment (the "Payment Demand"), certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares of FCB Common Stock before November 10, 1997 (the date of the first public announcement of the terms of the Agreement and the Plan of Merger), and deposit all Certificates in accordance with the terms of the Dissenter's Notice. Upon delivering the Payment Demand and depositing the Certificates in accordance with the Dissenter's Notice, the Dissenting Shareholder will retain all other rights of a FCB shareholder until these rights are cancelled or modified by consummation of the Merger. Failure to comply substantially with these procedures will cause the Dissenting Shareholder to lose his or her dissenters' rights to payment for the shares. Consequently, any FCB shareholder who desires to exercise his or her rights to payment for his or her shares is urged to consult his or her legal advisor before attempting to exercise such rights.

         As soon as the Merger is consummated, or upon later receipt of a timely Payment Demand, FCB shall, pursuant to Section 48-23-206 of the TBCA, pay to each Dissenting Shareholder who has complied with the requirements of Section 48-23-204 of the TBCA the amount which FCB estimates to be the fair value of the shares of FCB Common Stock, plus accrued interest. Such payment must be accompanied by (i) certain of FCB's financial statements, (ii) a statement of FCB's estimate of the fair value of the shares, (iii) an explanation of how the interest was calculated, (iv) a statement of the Dissenting Shareholder's right to demand payment under Section 48-23-209 of the TBCA, and (v) a copy of Sections 48-23-101 through 48-23-302 of the TBCA if not previously furnished. As authorized by Section 48-23-208 of the TBCA, FCB intends to delay any payments with respect to any shares (the "after-acquired shares") held by a Dissenting Shareholder which were not held by such shareholder on November 10, 1997, the date of the first public announcement of the terms of the Agreement. To the extent FCB should elect to withhold payment, after effecting the Merger, UP Holding as the surviving corporation in the Merger must estimate the fair value of the shares, plus accrued interest, and pay such amount to each Dissenting Shareholder who agrees to accept it in full satisfaction of this demand. UP Holding shall send with such payment a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the Dissenting Shareholder's right to demand additional payment under Section 48-23-209 of the TBCA.

         If (i) a Dissenting Shareholder believes that the amount paid with respect to his or her shares or offered under Section 48-23-208 of the TBCA is less than the fair value of his or her shares or that the interest due is incorrectly calculated, (ii) UP Holding fails to make payment under Section 48-23-206 within two months after the date set for demanding payment, or (iii) FCB, having failed to effect the Merger, does not return the deposited Certificates or release the transfer restrictions imposed on uncertificated shares within two months after the date set for demanding payment, the Dissenting Shareholder may notify FCB (or its successor in the Merger) in writing (which notice is invalid if not delivered to FCB within one month after FCB made or offered payment for such shareholders' shares) of his or her own estimate of the fair value of the shares and the amount of interest due and may demand payment of the difference between his or her estimate of the fair value and the amount of any payment in respect to such shares already received by the shareholder, or, in the alternative, if no payment has yet been made by FCB, reject FCB's offer under Section 48-23-208 of the TBCA and demand payment of the fair value of his or her shares and interest due.

         If UP Holding (as the surviving corporation) cannot agree with such Dissenting Shareholder on a fair value within two months after UP Holding receives the Payment Demand, UP Holding will institute judicial proceedings in either the Chancery or Circuit Court of Hardeman County, Tennessee (the "Court"), naming all Dissenting Shareholders (whether or not Tennessee residents) whose demands remain unsettled as parties to the proceeding and serving such parties with a copy of the petition. The Court will then undertake to establish the fair value of the shares immediately before the consummation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, and will determine the interest owing on the disputed amount. The fair value of a Dissenting Shareholder's shares of FCB Common Stock may be more than, less than or the same as the consideration provided in the Agreement. The Court may, in its discretion, appoint one or more persons as appraisers to receive evidence and render a decision on the question of fair value. Each Dissenting Shareholder made a party to the proceeding is entitled to judgement for the amount (if any) by which the court finds the fair value of his or her shares, plus accrued interest, exceeds the amount paid by FCB or the fair value, plus accrued interest, of his or her after-acquired shares for which FCB elected to withhold payment under Section 48-23-208 of the TBCA.

         The Court shall assess costs and expenses of such proceeding (including reasonable compensation for and expenses of the appraiser but excluding fees and expenses of counsel and experts) against FCB (or its successor in the Merger), except that the court may assess such costs and expenses as it deems appropriate against any or all of the Dissenting Shareholders if it finds that their demand for additional payment was arbitrary, vexatious or not in good faith. The Court may award fees and expenses of counsel and experts in amounts the Court finds equitable: (i) against FCB, if the Court finds that FCB did not comply substantially with the relevant requirements of the TBCA or (ii) against FCB or any Dissenting Shareholder, if the Court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith.

         The foregoing summary of the applicable provisions of Chapter 23 of Title 48 of the TBCA is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such Chapter, a copy of which is attached hereto as Appendix D.

         For a discussion of certain federal income tax consequences in connection with exercising dissenters' rights, see 'The Merger -- Material Federal Income Tax Consequences."

DISTRIBUTION OF UPC STOCK CERTIFICATES

         Promptly after the Effective Time, UPC and FCB will cause UPB, acting in its capacity as Exchange Agent, to mail to the former shareholders of FCB a letter of transmittal, together with instructions for the exchange of the Certificates representing shares of FCB Common Stock for certificates representing shares of UPC Common Stock.

         FCB shareholders should NOT send in their Certificates until they receive the letter of transmittal and instructions.

         Upon surrender to the Exchange Agent of Certificates for FCB Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to each holder of FCB Common Stock surrendering such items a certificate or certificates representing the number of shares of UPC Common Stock to which such holder is entitled and a check for the amount to be paid in lieu of any fractional share (without interest), if any, together with all undelivered dividends or distributions in respect of such shares (without interest thereon), if any. UPC will not be obligated to deliver the consideration to which any former holder of FCB Common Stock is entitled as a result of the Merger until the holder surrenders such holder's Certificates representing the shares of FCB Common Stock. Whenever a dividend or other distribution is declared by UPC on UPC Common Stock, the record date for which is at or after the Effective Time, the declaration will include dividends or other distributions on all shares issuable pursuant to the Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable after the Effective Time with respect to UPC Common Stock will be paid to the holder of any unsurrendered FCB Common Stock Certificate until the holder duly surrenders such Certificate. Upon surrender of such FCB Common Stock Certificate, however, both the UPC Common Stock certificate, together with all undelivered FCB Common Stock dividends or other distributions (without interest) and any undelivered cash payment to be paid in lieu of a fractional share (without interest), will be delivered and paid with respect to the shares represented by such Certificate. In the event any FCB Common Stock Certificate has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the Certificate to be lost, stolen, or destroyed and, if required by UPC, the posting by such person of a bond in such amount as UPC may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen, or destroyed Certificate the shares of UPC Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to the Agreement.

         At the Effective Time, other than with respect to holders of shares of FCB Common Stock who dissent from the Merger pursuant to Chapter 23 of Title 48 of the TBCA, the stock transfer books of FCB will be closed to holders of FCB Common Stock and no transfer of shares of FCB Common Stock by any such holder will thereafter be made or recognized. If Certificates representing shares of FCB Common Stock are presented for transfer after the Effective Time, they will be canceled and exchanged for shares of UPC Common Stock and a check for the amount due in lieu of fractional shares and undelivered dividends, if any, deliverable in respect thereof.

LIMITATION ON NEGOTIATIONS

         Section 7.3 of the Agreement provides that FCB shall not solicit or knowingly encourage any Acquisition Proposal by any person. Furthermore, except to the extent necessary to comply with the fiduciary duties of the FCB Board, as advised by legal counsel, FCB is prohibited from furnishing any non-public information that it is not legally obligated to furnish, negotiating with respect to, or entering into any agreement with respect to any Acquisition Proposal. FCB must promptly notify UPC immediately following receipt of any Acquisition Proposal. As protection against possible violation of this limitation, FCB has agreed, under certain circumstances, to pay to UPC the sum of $750,000 in immediately available funds in the event and at the time that FCB enters into a letter of intent or agreement with respect to an Acquisition Proposal or supports or indicates an intent to support an Acquisition Proposal other than pursuant to the Agreement. The limitation would survive termination of the Merger Agreement in certain circumstances. This provision may have, or may have had, the effect of discouraging competing offers to acquire or merge with FCB.

CONDITIONS TO CONSUMMATION OF THE MERGER

         Consummation of the Merger is subject to various conditions, including
(i) receipt of the approval of the shareholders of FCB of the Agreement and the Plan of Merger, and the consummation of the transactions contemplated thereby, including the Merger, as and to the extent required by the law or by the provisions of any governing instrument (ii) receipt of certain regulatory approvals required for consummation of the Merger,

(iii) receipt by UPC and FCB of a written opinion of counsel from Wyatt, Tarrant & Combs as to the tax-free nature of the Merger (except to the extent of cash received), (iv) receipt of approval of the shares of UPC Common Stock issuable pursuant to the Merger for listing on the NYSE, subject to official notice of issuance, (v) the Registration Statement being declared effective under the Securities Act, (vi) the accuracy, as of the date of the Agreement and as of the Effective Time, of the representations and warranties of FCB and UPC as set forth in the Agreement, (vii) the performance of all agreements and the compliance with all covenants of FCB and UPC as set forth in the Agreement,
(viii) receipt of all consents required for consummation of the Merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on FCB or UPC, (ix) receipt by UPC of a letter from Price Waterhouse LLP, its independent accountants, to the effect that the Merger will qualify for pooling-of-interests accounting treatment, (x) the absence of any law or order or any action taken by any court, governmental, or regulatory authority of competent jurisdiction prohibiting, restricting, or making illegal the consummation of the transactions contemplated by the Agreement, (xi) receipt by UPC of agreements from each affiliate of FCB, and
(xii) satisfaction of certain other conditions, including the receipt of certain legal opinions and various certificates from the officers of FCB and UPC. See "-- Regulatory Approval" and "-- Waiver, Amendment, and Termination."

         No assurance can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the party permitted to do so. Except in limited circumstances, in the event the Merger is not effected on or before September 30, 1998, the Agreement may be terminated and the Merger abandoned by the Board of Directors of either FCB or UPC. See "-- Waiver, Amendment, and Termination."

REGULATORY APPROVAL

         THE MERGER MAY NOT PROCEED IN THE ABSENCE OF RECEIPT OF THE REQUISITE REGULATORY APPROVAL. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVAL WILL BE OBTAINED OR AS TO THE TIMING OF SUCH APPROVAL. APPLICATIONS FOR THE APPROVAL DESCRIBED BELOW HAVE BEEN SUBMITTED TO THE APPROPRIATE REGULATORY AUTHORITIES.

         It is a condition to the consummation of the Merger that UPC and FCB shall have received all applicable regulatory approvals to consummate the transactions contemplated by the Agreement. There can be no assurance that such approvals will not contain terms, conditions or requirements which cause such approvals to fail to satisfy such condition to the consummation of the Merger.

         Neither FCB nor UPC are aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

         The Bank Merger is subject to the prior approval of the FDIC and the TDFI, as primarily regulators of SBT. The Merger is subject to receipt of a waiver by the Federal Reserve of prior notice requirements, pursuant to Section 3 of the BHC Act. In evaluating the Bank Merger, the FDIC & TDFI must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the FDIC from approving the Merger if (i) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States or (ii) its effect in any section of the country could be to substantially lessen competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner, unless the FDIC should find that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Merger may not be consummated until the 30th day (which the FDIC may reduce to 15 days) following the date of the Federal Reserve approval, during which time the United States Department of Justice would be afforded the opportunity to challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction should specifically order otherwise. Since it is contemplated that Middleton will be merged with and into SBT in the Bank Merger immediately after the consummation of the Merger, UPC has submitted a notice to the Federal Reserve of its intent to acquire FCB, and UPC and UPB have submitted an application to the FDIC & TDFI for its prior approval of the Bank Merger. By letter dated May 6, 1998, the Federal Reserve notified UPC that it had waived prior notice because the transaction is subject to review and approval by the FDIC under the Bank Merger Act. As of the date hereof, neither the FDIC nor the TDFI have notified UPC as to whether or not either will approve the Bank Merger.

WAIVER, AMENDMENT, AND TERMINATION

         To the extent permitted by law, the Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the Board of Directors of each of the parties, whether before or after shareholder approval of the Agreement and the Plan of Merger has been obtained; provided however, that after any such approval by the holders of FCB Common Stock, except as contemplated by the Agreement, no amendment shall be made that modifies in any material respect the consideration to be received by FCB shareholders without the further approval of such shareholders. In addition, prior to or at the Effective Time, either FCB or UPC, or both, acting through their respective Boards of Directors, chief executive officers, or other authorized officers, may waive any default in the performance of any term of the Agreement by the other party, may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Agreement, and may waive any of the conditions precedent to the obligations of such party under the Agreement, except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No such waiver will be effective unless written and unless executed by a duly authorized officer of FCB or UPC, as the case may be.

         The Agreement and the Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time (i) by the mutual consent of the Boards of Directors of FCB and UPC; (ii) by the FCB Board or the UPC Board
(a) in the event of any inaccuracy of any representation or warranty of the other party contained in the Agreement which cannot be or has not been cured within 30 days after giving written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standards set forth in the Agreement (provided that the terminating party is not then in breach of any representation or warranty contained in the Agreement under the applicable standards set forth in the Agreement or in material breach of any covenant or other agreement contained in the Agreement), (b) in the event of a material breach by the other party of any covenant or agreement contained in the Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in breach of any representation or warranty contained in the Agreement under the applicable standards set forth in the Agreement or in material breach of any covenant or other agreement contained in the Agreement), (c) if (1) any consent of any regulatory authority required for consummation of the Merger and the other transactions contemplated by the Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (2) the shareholders of FCB fail to vote their approval of the Agreement and the transactions contemplated thereby as required by the TBCA and the Agreement at the Special Meeting, or (d) if the Merger is not consummated by September 30, 1998, provided that the failure to consummate is not caused by any willful breach of the Agreement by the party electing to terminate, or certain other events arise which prevent consummation by such date, such as litigation arising in connection with an Acquisition Proposal by a third party; or (iii) by the FCB Board pursuant to the relevant provisions of the Agreement described in " -- Possible Adjustment of Exchange Ratio."

         If the Merger is terminated as described above, the Agreement and the Plan of Merger will become void and have no effect, except that certain provisions of the Agreement, including those relating to the obligations to share certain expenses, maintain the confidentiality of certain information obtained, and return all documents obtained from the other party under the Agreement, will survive. The obligation of FCB to pay the $750,000 termination fee in the event FCB enters into a letter of intent or agreement with respect to an Acquisition Proposal will survive until the earlier of (i) the Effective Time, (ii) March 1, 1999 or (iii) the date on which the Agreement is terminated for specified reasons. In addition, termination of the Agreement for any reason other than those requiring payment of the $750,000 termination fee, will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. See "-- Expenses and Fees."

CONDUCT OF BUSINESS PENDING THE MERGER

         Pursuant to the Agreement, FCB has agreed that unless the prior written consent of UPC has been obtained, and except as otherwise expressly contemplated in the Agreement, each of FCB and its subsidiaries will (i) operate its business only in the usual, regular, and ordinary course, (ii) use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the Agreement or prevent the transactions contemplated by the Agreement, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code (see "-- Material Federal Income Tax Consequences of the Merger"), or (b) materially adversely affect the ability of any party to perform its covenants and agreements under the Agreement.

         In addition, FCB has agreed that, except as specifically permitted by the Agreement or other documents or instruments executed in connection with the Agreement, prior to the earlier of the Effective Time or termination of the Agreement, FCB will not, except with the prior written consent of the chief executive officer, president, or chief financial officer of UPC (which consent shall not be unreasonably withheld), agree or commit to do, or permit its subsidiary to agree or commit to do, any of the following: (i) amend the Charter, Bylaws, or other governing instruments of FCB or the FCB subsidiary (each a "FCB company" and together, the "FCB companies"); (ii) incur any additional debt obligation for borrowed money (other than indebtedness of an FCB company to another FCB company) in excess of an aggregate of $50,000 (for the FCB companies on a consolidated basis) except in the ordinary course of business of the FCB subsidiaries consistent with past practices (which shall include, for Middleton, the creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or the Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any material asset of any FCB company of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date of the Agreement that were previously disclosed to UPC by
FCB); (iii) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any FCB company, or declare or pay any dividend or make any other distribution in respect of any FCB Common Stock, provided that FCB may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular annual cash dividends on the shares of FCB Common Stock at a rate not in excess of $1.25 per share with usual and regular record and payment dates in accordance with past practice, provided that, notwithstanding the provisions of the Agreement, the parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of FCB Common Stock do not become entitled to receive both a dividend in respect of their FCB Common Stock and a dividend in respect of UPC Common Stock or fail to be entitled to receive any dividend; (iv) except for the Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of FCB Common Stock, or any other capital stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; (v) adjust, split, combine, or reclassify any capital stock of any FCB company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of FCB Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber any shares of capital stock of any FCB company (unless any such shares of stock are sold or otherwise transferred to another FCB company) or any assets having a book value in excess of $5,000 other than in the ordinary course of business for reasonable and adequate consideration; (vi) except for purchases of investment securities acquired in the ordinary course of business consistent with past practices, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any person other than a wholly-owned FCB subsidiary, or otherwise acquire direct or indirect control over any person, with certain exceptions; (vii) grant any increase in compensation or benefits to the employees or officers of any FCB company, except in the ordinary course of business consistent with past practices as previously disclosed to UPC by FCB or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Agreement and previously disclosed to UPC by FCB; enter into or amend any severance agreements with officers of any FCB company; grant any material increase in fees or other increases in compensation or other benefits to directors of any FCB company or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits (other than the acceleration of vesting which occurs under a benefit plan upon a change of control of FCB); (viii) enter into or amend any employment contract between any FCB company and any person (unless such amendment is required by law) that the FCB company does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time; (ix) adopt any new employee benefit plan of any FCB company or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any FCB company other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distribution from such employee benefit plans, except as required by law or the terms of the plans, or in a manner consistent with past practices; (x) make any material change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or generally accepted accounting principles; (xi) commence any litigation other than in accordance with past practice or settle any litigation involving any liability of any FCB company for material money damages or restrictions upon the operations of any FCB company; or (xii) except in the ordinary course consistent with past practice, enter into, modify, amend, or terminate any material contract (excluding any loan contract) or waive, release, compromise, or assign any material rights or claims.

         FCB has also agreed that, except with respect to the Agreement, the Plan of Merger, and the transactions contemplated thereby, no FCB company or any representatives thereof shall directly or indirectly solicit any Acquisition Proposal or, except to the extent necessary to comply with the fiduciary duties of the FCB Board as advised by counsel, furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any contract with respect to, any Acquisition Proposal, but FCB may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel.

         The Agreement also provides that from the date of the Agreement until the earlier of the Effective Time or the termination of the Agreement, UPC covenants and agrees that it will (i) continue to conduct its business and the business of its subsidiaries in a manner designed, in its reasonable judgment, to enhance the long-term value of the UPC Common Stock and the business prospects of UPC and its subsidiaries and (ii) take no action which would (a) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the Agreement or prevent the transactions contemplated by the Agreement, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code (see "-- Material Federal Income Tax Consequences of the Merger"), or (b) materially adversely affect the ability of any party to perform its covenants and agreements under the Agreement;

MANAGEMENT AND OPERATIONS AFTER THE MERGER

         Consummation of the Merger will not alter the present Board of Directors or management team of UPC or UP Holding immediately after the Merger is consummated. It is anticipated that immediately after the consummation of the Merger, Middleton would be merged with and into Selmer Bank & Trust, a wholly-owned subsidiary of UPC in the Bank Merger, with the effect that SBT would be the surviving Bank and the main office of Middleton would become a branch of SBT. Certain officers of Middleton would become community officers of SBT. Information concerning the management of UPC is included in the documents incorporated herein by reference. See "Documents Incorporated by Reference." For additional information regarding the interests of certain persons in the Merger, see "-- Interests of Certain Persons in the Merger."


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



         UP Holding will be the surviving corporation resulting from the Merger and shall continue to be governed by the laws of the State of Tennessee and operate in accordance with its Charter and Bylaws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         GENERAL. Certain members of FCB's management and the FCB Board may be deemed to have interests in the Merger that are in addition to their interests as shareholders of FCB generally. The FCB Board was aware of these interests and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.

         PAYMENTS TO THE BENEFICIARIES OF JAMES S. SIMPSON. James S. Simpson was the CEO, a director, and the majority shareholder of FCB until his death in January 1998. One of the terms of the Agreement was that Mr. Simpson would enter into a Noncompetition Agreement with UPC at the Effective Time (the "Noncompetition Agreement"). The Noncompetition Agreement was to provide that Mr. Simpson would not compete in any county in which FCB, UP Holding, or any of their bank subsidiaries has a principal office or branch, or any county contiguous to such offices, for a period of two years. In addition, Mr. Simpson was to grant UPC and UP Holding a release from any obligation to pay for medical insurance coverage. In consideration of the release, UPC was to pay Mr. Simpson $5,200 on the Effective Date. In consideration of the covenant not to compete, UPC was to pay Mr. Simpson a total of approximately $340,000 over a period of three years. UPC and UP Holding have agreed with the beneficiaries of Mr. Simpson's Estate to make a payment of $340,000 to the beneficiaries of Mr. Simpson's estate at the Effective Time in consideration for the beneficiaries entering into a Noncompetition Agreement similar to Mr. Simpson's Noncompetition Agreement.

         EMPLOYMENT AGREEMENT. Pursuant to the terms of the Agreement, Mike Bodiford, President and Chief Executive Officer of FCB, will enter into an employment agreement with UPC (the "Employment Contract"). It was the intent of the parties for the Employment Contract to bring Mr. Bodiford's employment terms in line with the corporate policies and practices of UPC, and with other UPC contracts with similarly situated employees.

         Under the Employment Contract, Mr. Bodiford will serve as City Manager of the Middleton, Tennessee office. The Employment Contract will provide for a salary and term in keeping with the salary and term of contracts with other city managers in similar locations and operating under similar circumstances. The Employment Contract contains a covenant not to complete for the term of the Employment Contract. Mr. Bodiford will be entitled to participate in any benefit program or plan provided to similarly situated officers of UPC. The Employment Contract also contains provisions regarding non-solicitation, maintenance of trade secrets, and non-disclosure of confidential information.

         BONUSES. Special bonuses will be paid by FCB, before consummation of the Merger, to certain FCB and/or Middleton officers. These "Retention Bonuses", in the amount of $166,000 each, will be paid to Mike Bodiford and Richard Wetherbee, and represent the discounted present value of the cash flow that each would have received had each received his allocated shares of FCB Common Stock pursuant to FCB's existing stock bonus plan.

         INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. The Agreement provides that UPC will, subject to the conditions set forth therein, indemnify the present and former directors, officers, employees, and agents of FCB and its subsidiaries against all Liabilities (as defined in the Agreement) arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by the Agreement) to the full extent permitted under any of Tennessee law, FCB's Charter and Bylaws, and any indemnity agreements previously entered into by FCB or any of its subsidiaries and any director, officer, employee, or agent of FCB or any of its subsidiaries. This provision of the Agreement is consistently included in UPC's standard form merger agreement and is not intended to broaden in any manner the scope of indemnification to which the present and former directors, officers, employees, and agents of FCB and its subsidiaries are entitled, but serves to ratify the legal obligations of FCB and its subsidiaries (to be assumed by UP Holding upon consummation of the Merger) to provide indemnification in accordance with Tennessee law, FCB's Charter and Bylaws, and any indemnification agreements to which FCB or its subsidiaries is a party with an indemnified person. The indemnification provided under the provisions of such instruments will be subject to the same standards that are currently applicable for determining whether indemnified parties are entitled to indemnification under such instruments.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following is a summary of the material anticipated federal income tax consequences of the Merger to FCB shareholders who hold their FCB Common Stock as a capital asset (generally, property held for investment). This summary is based on the federal income tax laws as now in effect and as currently interpreted. No assurance can be given that future changes in such laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which may have retroactive effect, will not affect the accuracy of any statements in this Proxy Statement/Prospectus. This summary does not purport to address all aspects of the possible federal income tax consequences of the Merger that may be relevant to U.S. Shareholders of FCB. The tax discussion set forth below is included for general information only and should not be construed as tax advice to a particular shareholder of FCB. In particular, and without limiting the foregoing, this summary does not address the federal income tax consequences of the Merger to FCB shareholders in light of their particular circumstances or status (including, for example, foreign persons, tax-exempt entities, dealers in securities, insurance companies, corporations, holders who acquired FCB Common Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold FCB Common Stock as part of a hedge, straddle, or conversion transaction). Nor does this summary address (i) any consequences of the Merger under any state, local, estate, or foreign tax laws or (ii) the tax consequences of the parties to the Agreement of the inclusion in income of the amount of the bad-debt reserve maintained by FCB and/or its subsidiaries and any other amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to regulations issued under Section 1502 of the Code. FCB SHAREHOLDERS, THEREFORE, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE, LOCAL, AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

         Each party's obligation to consummate the Merger is conditioned upon the receipt by UPC and FCB of the opinion of Wyatt, Tarrant & Combs ("WTC"), counsel to UPC, (the "Tax Opinion"), dated the Effective Time, in form and substance reasonably satisfactory to the parties on the basis of facts, representations and assumptions set forth or referred to in the Tax Opinion which are consistent with the state of facts existing at the Effective Time, substantially to the effect that in WTC's opinion:

                  (a) The Merger will be treated as a reorganization within the meaning of Section 368 of the Code;

                  (b) FCB, UPC, and UP Holdings will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

                  (c) No gain or loss will be recognized by the FCB shareholders who exchange all of their FCB Common Stock solely for UPC Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in UPC Common Stock);

                  (d) The aggregate tax basis of the UPC Common Stock received by FCB shareholders who exchange all of their FCB Common Stock solely for UPC Common Stock pursuant to the Merger (including any fractional shares for which cash is received) will be the same as the aggregate tax basis of the FCB Common Stock surrendered in exchange therefor;

                  (e) The holding period of UPC Common Stock received by FCB shareholders in the Merger (including any fractional shares for which cash is received) will include the period during which the shares of FCB Common Stock surrendered in exchange therefor were held, provided that the FCB Common Stock was held as a capital asset by the holder at the Effective Time; and

                  (f) Neither FCB, UPC nor UP Holding will recognize gain or loss as a consequence of the Merger.

         The condition relating to the receipt of the Tax Opinion may be waived by both UPC and FCB. Neither UPC nor FCB currently intends to waive the condition relating to the receipt of the Tax Opinion. If the condition relating to the receipt of the Tax Opinion is waived and the material federal income tax consequences of the Merger are different from those summarized above, FCB would resolicit approval of its shareholders prior to consummating the Merger.

         In rendering the Tax Opinion, WTC shall require and be entitled to rely upon representations and covenants contained in certificates of officers of FCB, UPC, and UP Holding. The Tax Opinion does not address any state, local, or other tax consequences of the Merger. In addition, the Tax Opinion does not bind the Internal Revenue Service (the "IRS") nor preclude the IRS from adopting a contrary position.

         Based upon the current ruling position of the IRS, cash received by a holder of FCB Common Stock in lieu of a fractional share interest in UPC Common Stock will be treated as received in exchange for such fractional share interest, and gain or loss will be recognized for federal income tax purposes measured by the difference between the amount of cash received and the portion of the basis of the share of FCB Common Stock allocable to such fractional share interest. Such gain or loss will constitute capital gain or loss if the FCB Common Stock was held as a capital asset at the Effective Time, and will be a long-term capital gain or loss if the holding period for such stock was greater than one year at the Effective Time. Any capital gain recognized as a result of the Merger will be taxed at rates applicable to capital gains. The tax rate applicable to capital gains of an individual taxpayer varies depending on the taxpayer's holding period for such stock. Pursuant to recently enacted legislation, in the case of an individual, any such capital gain will be subject to a maximum federal income tax rate of (A) 20% if the holder's holding period in such stock was more than 18 months on the date of the Effective Time and (B) 28% if the holder's holding period was more than one year but not more than 18 months on the date of the Effective Time. The deductibility of capital losses is subject to limitations for both individuals and corporations.

         A Dissenting Shareholder who perfects his or her dissenters' rights will recognize gain or loss measured by the difference between the value received by such shareholder for his or her shares of FCB Common Stock and his or her tax basis in such stock.

ACCOUNTING TREATMENT

         It is anticipated that the Merger will be accounted for as a pooling of interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of FCB will be carried forward at their previously recorded amounts. Since the Merger is not considered material to UPC from a financial statement presentation standpoint, the operating results will be included in UPC's results from the Effective Time of the Merger forward.

         In order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding FCB Common Stock must be exchanged for UPC Common Stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the Merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the Effective Time. In addition, it is a condition to UPC's obligation to close the Merger that Price Waterhouse LLP deliver a letter to UPC to the effect the Merger will qualify for pooling-of-interests accounting treatment. UPC will not consummate the Merger if pooling-of-interests accounting treatments is not available.

         For information concerning certain conditions to be imposed on the exchange of FCB Common Stock for UPC Common Stock in the Merger by affiliates of FCB and certain restrictions to be imposed on the transferability of the UPC Common Stock received by those affiliates in the Merger in order, among other things, to ensure the availability of pooling-of-interests accounting treatment, see "--Resales of UPC Common Stock."

EXPENSES AND FEES

         The Agreement provides that each of the parties will bear and pay its own expenses in connection with the transactions contemplated by the Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that UPC will bear and pay the filing fees payable in connection with the Registration Statement and this Proxy Statement and the printing costs in connection with the Registration Statement and this Proxy Statement.

RESALES OF UPC COMMON STOCK

         UPC Common Stock to be issued to shareholders of FCB in connection with the Merger will be registered under the Securities Act. All shares of UPC Common Stock received by holders of FCB Common Stock and all shares of UPC Common Stock issued and outstanding immediately prior to the Effective Time will be freely transferable upon consummation of the Merger by those shareholders of FCB not deemed to be "Affiliates" of FCB or UPC. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with FCB or UPC at the time of the Special Meeting (generally, executive officers, directors, and 10% or greater shareholders).

         Rule 145 promulgated under the Securities Act restricts the sale of UPC Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Under the rule, during the one-year period following the Effective Time, Affiliates of FCB or UPC may resell publicly the UPC Common Stock received by them in the Merger within certain limitations as to the amount of UPC Common Stock sold in any three-month period and as to the manner of sale. After the one-year period, such Affiliates of FCB who are not Affiliates of UPC may resell their shares without restriction. The ability of Affiliates to resell shares of UPC Common Stock received in the Merger under Rule 145 will be subject to UPC having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates will receive additional information regarding the effect of Rule 145 on their ability to resell UPC Common Stock received in the Merger. Affiliates also would be permitted to resell UPC Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. The registration to which this Proxy Statement relates does not cover any resales of UPC Common Stock received by persons who may be deemed to be Affiliates of FCB or UPC.

         FCB has agreed to use its reasonable efforts to cause each person who may be deemed to be an Affiliate of FCB to execute and deliver to UPC not later than 40 days prior to the Effective Time, an agreement (each, an "Affiliate Agreement") providing that such Affiliate will not sell, pledge, transfer, or otherwise dispose of any FCB Common Stock held by such Affiliate except as contemplated by the Agreement or the Affiliate Agreement, and will not sell, pledge, transfer or otherwise dispose of any UPC Common Stock received by such Affiliate upon consummation of the Merger (i) except in compliance with the Securities Act and the rules and regulations thereunder and (ii) until such time as financial results covering 30 days of combined operations of UPC and FCB have been published. If the Merger qualifies for pooling-of-interests accounting treatment, shares of UPC Common Stock issued to such Affiliates of FCB in exchange for shares of FCB Common Stock will not be transferable until such time as financial results covering at least 30 days of combined operations of UPC and FCB have been published, regardless of whether each such Affiliate has provided an Affiliate Agreement (and UPC shall be entitled to place restrictive legends upon certificates for shares of UPC Common Stock issued to Affiliates of FCB). Certificates representing shares of FCB Common Stock surrendered for exchange by any person who is an Affiliate of FCB for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing shares of UPC Common Stock until UPC has received such a written agreement from such person. Prior to publication of such results, UPC will not transfer on its books any shares of UPC Common Stock received by an Affiliate pursuant to the Merger. The stock certificates representing UPC Common Stock issued to Affiliates in the Merger may bear a legend summarizing the foregoing restrictions. See "-- Conditions to Consummation of the Merger."


                 EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS

         As a result of the Merger, holders of FCB Common Stock will be exchanging their shares of a Tennessee corporation governed by the TBCA and FCB's Charter and Bylaws, for shares of UPC, a Tennessee corporation governed by the TBCA and UPC's Charter and Bylaws. Certain significant differences exist between the rights of FCB shareholders and those of UPC shareholders. In particular, UPC's Charter and Bylaws contain several provisions that may be deemed to have an anti-takeover effect in that they could impede or prevent an acquisition of UPC unless the potential acquiror has obtained the approval of the UPC Board. The following discussion is necessarily general; it is not intended to be a complete statement of all differences affecting the rights of shareholders and their respective entities, and it is qualified in its entirety by reference to the TBCA as well as to UPC's Charter and Bylaws and FCB's Charter and Bylaws.

ANTI-TAKEOVER PROVISIONS GENERALLY

         The provisions of UPC's Charter and Bylaws described below under the headings, "-- Authorized Capital Stock," "-- Amendment of Charter and Bylaws," "-- Classified Board of Directors and Absence of Cumulative Voting," "-- Director Removal and Vacancies," "-- Limitations on Director Liability," "-- Indemnification," "-- Annual Meeting of Shareholders," "-- Actions by Shareholders Without a Meeting," "-- Shareholder Nominations and Proposals" and "-- Business Combinations" are referred to herein as the "Protective Provisions." In general, one purpose of the Protective Provisions is to assist the UPC Board in playing a role if any group or person attempts to acquire control of UPC, so that the UPC Board can further protect the interests of UPC and its shareholders as appropriate under the circumstances, including, if the UPC Board determines that a sale of control is in the best interests of UPC's shareholders, by enhancing the UPC Board's ability to maximize the value to be received by the shareholders upon such a sale.

         Although UPC's management believes the Protective Provisions are, therefore, beneficial to UPC's shareholders, the Protective Provisions also may tend to discourage some takeover bids. As a result, UPC's shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that the Protective Provisions discourage undesirable proposals, UPC may be able to avoid those expenditures of time and money.

         The Protective Provisions also may discourage open market purchases by a potential acquiror. Such purchases may increase the market price of UPC Common Stock temporarily, enabling shareholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the Protective Provisions may decrease the market price of UPC Common Stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The Protective Provisions also may make it more difficult and time consuming for a potential acquiror to obtain control of UPC through replacing the Board of Directors and management. Furthermore, the Protective Provisions may make it more difficult for UPC's shareholders to replace the Board of Directors or management, even if a majority of the shareholders believe such replacement is in the best interests of UPC. As a result, the Protective Provisions may tend to perpetuate the incumbent Board of Directors and management.

AUTHORIZED CAPITAL STOCK

         UPC. UPC's Charter currently authorizes the issuance of up to (i) 300,000,000 shares of UPC Common Stock, of which 84,970,899 shares were outstanding as of May 31, 1998, and (ii) 10,000,000 shares of no par value preferred stock ("UPC Preferred Stock" and, together with the UPC Common Stock, "UPC Capital Stock"), of which no shares of UPC Series A Preferred Stock, and 1,156,231 shares of UPC Series E Preferred Stock were issued and outstanding as of May 31, 1998. At the 1998 annual meeting of shareholders of UPC, the UPC shareholders approved an amendment to the UPC Charter to increase the number of authorized shares of UPC Common Stock from 100,000,000 shares to 300,000,000 shares. Accordingly, UPC has sufficient authorized shares of UPC Common Stock to consummate the Merger and all Other Pending Acquisitions.

         The UPC Board may authorize the issuance of additional authorized shares of UPC capital stock without further action by UPC's shareholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which UPC Common Stock may be listed.

         With certain exceptions, the UPC Board may issue, without any further action by the shareholders, shares of UPC Preferred Stock, in one or more classes or series, with such voting, conversion, dividend, and liquidation rights specified in UPC's Charter. In providing for the issuance of such shares, the UPC Board may determine, among other things, the distinctive designation and number of shares comprising a series of preferred stock, the dividend rate or rates on the shares of such series and the relation of such dividends to the dividends payable on other classes of stock, whether the shares of such series shall be convertible into or exchangeable for shares of any other class or series of UPC Capital Stock, the voting powers, if any, of such series, and any other preferences, privileges, and powers of such series.

         In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of UPC, the holders of any series of UPC Preferred Stock will have priority over holders of UPC Common Stock.

         The authority to issue additional authorized shares of UPC Common Stock or UPC Preferred Stock provides UPC with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The authorized but unissued shares of UPC Common Stock and UPC Preferred Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of UPC. In addition, the sale of a substantial number of shares of UPC voting stock to persons who have an understanding with UPC concerning the voting of such shares, or the distribution or declaration of a dividend of shares of UPC voting stock (or the right to receive UPC voting stock) to UPC shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of UPC.

         In 1989, the UPC Board adopted a Share Purchase Rights Plan ("Preferred Share Rights Plan") and distributed a dividend of one Preferred Share Unit Purchase Right ("Preferred Share Right") for each outstanding share of UPC Common Stock. In addition, under the Preferred Share Rights Plan, one Preferred Share Right is to be automatically, and without further action by UPC, distributed in respect to each share of UPC Common Stock issued after adoption of the Preferred Share Rights Plan. Accordingly, shareholders of FCB will each receive one Preferred Share Right for each share of UPC Common Stock received in the Merger. The Preferred Share Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of UPC to treat each shareholder on a fair and equal basis. Each Preferred Share Right trades in tandem with the share of UPC Common Stock to which it relates until the occurrence of certain events indicating a potential change in control of UPC. Upon the occurrence of such an event, the Preferred Share Rights would separate from UPC Common Stock and each holder of a Preferred Share Right (other than the potential acquiror) would be entitled to purchase certain equity securities of UPC at prices below their market value. UPC has authorized 750,000 shares of Series A Preferred Stock for issuance under the Preferred Share Rights Plan and no shares have been issued as of the date of this Proxy Statement. Until a Preferred Share Right is exercised, the holder thereof, as such, has no rights of a shareholder of UPC, including the right to vote or receive dividends.

         FCB. FCB's Amended and Restated Charter ("FCB's Charter") authorizes the issuance of up to 100,000 shares of FCB Common Stock, of which 46,733 shares were issued and outstanding as of the FCB Record Date. The FCB Board generally may authorize the issuance of additional previously authorized shares of FCB Capital Stock without further action by FCB's shareholders, unless such action is required in a particular case by applicable laws or regulations, upon receipt of valid consideration in exchange for such shares.

PREEMPTIVE RIGHTS

         The TBCA provides that, unless a Tennessee corporation's charter expressly provides for preemptive rights, shareholders of a Tennessee corporation do not have a preemptive right to acquire proportional amounts of the corporation's unissued shares upon a decision of the board of directors to issue shares.

         UPC. The UPC Charter denies preemptive rights to its shareholders.

         FCB. The FCB Charter denies preemptive rights to its shareholders.

AMENDMENT OF CHARTER AND BYLAWS

         UPC. UPC's Charter generally provides that amendments thereto may be adopted in any manner permitted by the TBCA. The TBCA provides that a corporation's charter may be amended by a majority of votes entitled to be cast on the amendment, subject to any condition the Board of Directors may place on its submission of the amendment to the shareholders. The UPC Charter requires a vote of two-thirds or more of the shares of capital stock entitled to vote in an election of directors to amend the articles of the Charter governing directors and to remove a director from office whether with or without cause. A two-thirds vote is also required to amend, alter, or repeal the articles of the UPC Charter relating to business combinations.

         The UPC Board may adopt, amend, or repeal the Bylaws by a majority vote of the entire Board of Directors. The Bylaws may also be amended or repealed by action of UPC's shareholders.

         UPC's Charter provides that all corporate powers of UPC shall be exercised by the Board of Directors except as otherwise provided by law. The Board of Directors may designate an executive committee consisting of five or more directors and may authorize such committee to exercise all of the authority of the Board of Directors, including the authority to adopt, amend and repeal the Bylaws, to submit any action to the shareholders, to fill vacancies on the Board of Directors or any committee, to declare dividends or other corporate distributions, and to issue or reissue any capital stock or any warrant, right or option to acquire capital stock of the corporation.

         FCB. FCB's Charter does not address amending either FCB's Charter or Bylaws. FCB's Bylaws provide that its Bylaws may be amended by a majority vote of the directors present at a board meeting or at any meeting of the shareholders if the votes cast favoring the amendment exceed the votes cast opposing the amendment.


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


CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING

         UPC. The Charter of UPC provides that the UPC Board is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of UPC's having a classified Board of Directors is that only approximately one-third of the members of the Board are elected each year, which effectively requires two annual meetings for UPC's shareholders to change a majority of the members of the Board. The purpose of dividing the UPC Board into classes is to facilitate continuity and stability of leadership of UPC by ensuring that experienced personnel familiar with UPC will be represented on the UPC Board at all times, and to permit UPC's management to plan for the future for a reasonable amount of time. However, by potentially delaying the time within which an acquiror could obtain working control of the UPC Board, this provision may discourage some potential mergers, tender offers, or takeover attempts.

         Pursuant to the Charter of UPC, each shareholder is entitled to one vote for each share of UPC Common Stock held and is not entitled to cumulative voting rights in the election of directors. With cumulative voting, a shareholder has the right to cast a number of votes equal to the total number of such holder's shares multiplied by the number of directors to be elected. The shareholder has the right to distribute all of his votes in any manner among any number of candidates or to accumulate such shares in favor of one candidate. Directors are elected by a plurality of the total votes cast by all shareholders. With cumulative voting, it may be possible for minority shareholders to obtain representation on the Board of Directors. Without cumulative voting, the holders of more than 50% of the shares of UPC Common Stock generally have the ability to elect 100% of the directors. As a result, the holders of the remaining UPC voting capital stock effectively may not be able to elect any person to the Board of Directors. The absence of cumulative voting thus could make it more difficult for a shareholder who acquires less than a majority of the shares of UPC Common Stock to obtain representation on the UPC Board.

         FCB. Neither the Charter nor Bylaws of FCB divide the Board into classes. FCB's Bylaws provide that each director shall serve until the next annual meeting of FCB's shareholders. FCB's Bylaws provide that each shareholder is entitled to one vote per each share of Common Stock held, and does not provide for cumulative voting.

DIRECTOR REMOVAL AND VACANCIES

         UPC. UPC's Charter provides that a director may be removed by the shareholders only upon the affirmative vote of the holders of at least two-thirds of the voting power of all shares of capital stock entitled to vote generally in the election of directors. The purpose of this provision is to prevent a majority shareholder from circumventing the classified board system by removing directors and filling the vacancies with new individuals selected by that shareholder. Accordingly, the provision may have the effect of impeding efforts to gain control of the Board of Directors by anyone who obtains a controlling interest in UPC Common Stock. Vacancies on the Board of Directors may be filled by the Board of Directors or shareholders, as provided under the UPC Bylaws and the TBCA. The term of a director appointed to fill a vacancy expires at the next meeting of shareholders at which directors are elected.

         FCB. FCB's Bylaws provide that any director may be removed without cause by a majority vote of the shareholders. A director may be removed for cause by a majority of the entire Board of Directors. FCB's Bylaws define "cause" as the final conviction of a felony, declaration of unsound mind by court order, adjudication of bankruptcy, nonacceptance of office or conduct prejudicial to the interest of the corporation. A director may be removed by the shareholders or directors only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is the removal of a director or directors.

         FCB's Bylaws provide that any vacancy occurring in the Board of Directors, including vacancies by virtue of removal for cause, may be filled by the vote of a majority of the directors then serving as directors.

LIMITATIONS ON DIRECTOR LIABILITY

         UPC. UPC's Charter does not address the issue of director liability to the corporation.

         FCB. FCB's Charter does not address the issue of director liability to the corporation.

INDEMNIFICATION

         Under the TBCA, subject to certain exceptions, a Tennessee corporation may indemnify an individual made a party to a proceeding, because he or she is or was a director, against liability incurred in the proceeding if (i) he or she conducted himself or herself in good faith; (ii) he or she reasonably believed
(a) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the best interests of the corporation, and (b) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful (the "Standard of Conduct"). Moreover, unless limited by its charter of incorporation, a Tennessee corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of a written affirmation by the director of his or her good faith belief that he or she has met the Standard of Conduct, a written undertaking by or on behalf of a director to repay such amount if it shall ultimately be determined that he or she is entitled to be indemnified by the corporation against such expenses and a determination is made that the facts known to those making the determination would preclude indemnification. Before any such indemnification is made, it must be determined that such indemnification would not be precluded by the TBCA.

         A director of a Tennessee corporation may also apply for court-ordered indemnification under certain circumstances. Unless a Tennessee corporation's charter of incorporation provide otherwise, (i) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director; and (iii) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its charter of incorporation, bylaws, general or specific action of its board of directors, or contract.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling UPC pursuant to the foregoing provisions, UPC has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         UPC. UPC's Charter and Bylaws provide for the indemnification of its directors and officers, to the fullest extent permitted by Tennessee law.

         FCB. FCB's Bylaws provide for the indemnification of its directors and officers, to the fullest extent permitted by Tennessee law.

ANNUAL MEETING OF SHAREHOLDERS

         UPC. UPC's Bylaws provide that Annual Meetings of shareholders shall be held on the third Thursday in April of each year if not a legal holiday, and if a legal holiday, at such time as shall be designated by the Board.

         FCB. FCB's Bylaws provide that an annual shareholders' meeting be held on the second Tuesday of each March, unless such day is a legal holiday, in which case the meeting will be held at the same time on the next succeeding day not a holiday. Special meetings may be held at such places and times as determined by a majority of the Board of Directors, or whenever one or more shareholders who are entitled to vote and who hold at least 10% of FCB's Common Stock makes a written application of FCB's secretary stating the time, place and purpose of the meeting to be called.

ACTIONS BY SHAREHOLDERS WITHOUT A MEETING

         UPC. UPC's Charter and Bylaws provide that any action required or permitted to be taken by UPC shareholders at a duly called meeting of shareholders may be effected by the unanimous written consent of the shareholders entitled to vote on such action.

         FCB. FCB's Bylaws provide that any action required to be taken at a shareholders' meeting may be taken without a meeting by the unanimous written consent of all shareholders entitled to vote on the action.

SHAREHOLDER NOMINATIONS AND PROPOSALS

         UPC. UPC's Charter and Bylaws do not address whether a shareholder may nominate members of the Board of Directors.

         FCB. FCB's Charter and Bylaws do not address whether a shareholder may nominate members of the Board of Directors.

BUSINESS COMBINATIONS

         GENERAL. As Tennessee corporations, UPC and FCB are or could be subject to various legislative acts set forth in Chapter 35 of Title 48 of the Tennessee Code, which impose certain restrictions on business combinations, including, but not limited to, combinations with interested shareholders similar to those described above.

         The TBCA generally prohibits a "business combination" (generally defined to include mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions) by a corporation with an "interested shareholder" (generally defined as any person or entity which beneficially owns 10% or more of the voting power of any class or series of a corporation's stock then outstanding) within five years after the person or entity becomes an interested shareholder, unless the business combination or the transaction pursuant to which the interested shareholder became such was approved by the corporation's board before the interested shareholder became such, and the business combination satisfies any other applicable requirements imposed by law or by the corporation's charter or bylaws. The TBCA also severely limits the extent to which a corporation or any of its officers or directors could be held liable for resisting any business combination.

         The Tennessee Control Share Acquisition Act (the "Tennessee CSAA") generally provides that any person or group of persons that acquires the power to vote more than specified levels (one-fifth, one-third, or a majority) of the shares of certain Tennessee corporations will not have the right to vote such shares unless granted voting rights by the holders of a majority of the votes entitled to be cast, excluding "interested shares." Interested shares are those shares held by the acquiring person, officers of the corporation, and employees of the corporation who are also directors of the corporation. If approval of voting power for the shares is obtained at one of the specified levels, additional shareholder approval is required when a shareholder seeks to acquire the power to vote shares at the next level. In the absence of such approval, the additional shares acquired by the shareholder may not be voted until they are transferred to another person in a transaction other than a control share acquisition. The Tennessee CSAA applies only to those Tennessee corporations whose charters or bylaws contain an express declaration that control share acquisitions in respect of the shares of such corporations are governed by and subject to the provisions of such act.

         The Tennessee Greenmail Act ("Tennessee GA") prohibits a Tennessee corporation having a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price of such shares during the 30 trading days preceding the purchase or preceding the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

         The TBCA provides that no Tennessee corporation having any class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act or any of its officers or directors may be held liable at law or in equity for either having failed to approve the acquisition of shares by an interested shareholder on or before such interested shareholder's share acquisition date, or for seeking to enforce or implement the provisions of the TBCA or the Tennessee CSAA, or for failing to adopt or recommend any charter or bylaw amendment or provision in respect of any one or more of these acts or the Tennessee GA, or for opposing any merger, exchange, tender offer, or significant disposition of the assets of the resident domestic corporation or any subsidiary of such corporation because of a good faith belief that such merger, exchange, tender offer, or significant disposition of assets would adversely affect the corporation's employees, customers, suppliers, the communities in which the corporation or its subsidiaries operate or are located or any other relevant factor if such factors are permitted to be considered by the board of directors under the corporation's charter in connection with the merger, exchange, tender offer or significant disposition of assets.

         UPC. UPC's Charter requires the affirmative vote of a super-majority of the outstanding shares of UPC Common Stock for approval of a merger, consolidation, or a sale or lease of all or substantially all of the assets of UPC if the other party to the transaction is a beneficial owner of 10% or more of the outstanding shares of UPC Common Stock. A majority vote is not required for any merger or consolidation of UPC with or into any corporation or entity of which a majority of the outstanding shares of all classes of capital stock is owned by UPC or any UPC company.

         The requirement of a supermajority vote of shareholders to approve certain business transactions, as described above, may discourage a change in control of UPC by allowing a minority of UPC's shareholders to prevent a transaction favored by the majority of the shareholders. Also, in some circumstances, the Board of Directors could cause a two-thirds vote to be required to approve a transaction thereby enabling management to retain control over the affairs of UPC and their positions with UPC. The primary purpose of the supermajority vote requirement, however, is to encourage negotiations with UPC's management by groups or corporations interested in acquiring control of UPC and to reduce the danger of a forced merger or sale of assets. UPC's Charter and Bylaws do not currently contain an express declaration with respect to the Tennessee CSAA.

         The acts described above along with the provisions of UPC's Charter regarding business combinations might be deemed to make UPC less attractive as a candidate for acquisition by another company than would otherwise be the case in the absence of such provisions. For example, if another company should seek to acquire a controlling interest of less than 66-2/3% of the outstanding shares of UPC Common Stock, the acquiror would not thereby obtain the ability to replace a majority of the UPC Board until at least the second annual meeting of shareholders following the acquisition, and furthermore the acquiror would not obtain the ability immediately to effect a merger, consolidation, or other similar business combination unless the described conditions were met.

         As a result, UPC's shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices in a takeover context. The provisions described above also may make it more difficult for UPC's shareholders to replace the UPC Board or management, even if the holders of a majority of the UPC Common Stock should believe that such replacement is in the interests of UPC. As a result, such provisions may tend to perpetuate the incumbent UPC Board and management.

         FCB. FCB's Charter and Bylaws do not contain any provisions regarding business combinations.

LIMITATIONS ON ABILITY TO VOTE STOCK

         UPC. UPC's Charter and Bylaws do not contain any provision restricting a shareholder's ability to vote shares of UPC voting stock.

         FBC. FCB's Charter and Bylaws do not contain any provisions restricting a shareholder's ability to vote shares of FCB Common Stock.

DISSENTERS' RIGHTS OF APPRAISAL

         Under the TBCA, a shareholder is generally entitled to dissent from a corporate action, and obtain payment of the fair value of his or her shares in the event of: (i) consummation of a plan of merger to which the corporation is a party, unless shareholder approval is not required by the TBCA; (ii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the plan; (iii) consummation of a sale or exchange of substantially all of the corporation's property other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or to a plan by which substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale; (iv) an amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it (a) alters or abolishes a preferential right of the shares, (b) creates, alters, or abolishes a right in respect of redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares, (c) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities, (d) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights, or (e) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under the TBCA; or
(v) any corporate action taken pursuant to a shareholder vote, to the extent the charter, bylaws, or a resolution of the board of directors provide that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         UPC. UPC's Charter and Bylaws do not provide for any such additional dissenters' rights.

         FCB. FCB's Charter and Bylaws also do not provide for any additional dissenters' rights. See Appendix D hereto which is a copy of Chapter 23 of the TBCA which governs dissenters' rights.

SHAREHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS

         The TBCA provides that a shareholder of a Tennessee corporation may inspect and copy books and records during regular business hours, if he or she gives the corporation written notice of his or her demand at least five business days before the date of the inspection. In order to inspect certain records, written demand must also be made in good faith and for a proper purpose and must describe with reasonable particularity the purpose of the request and the records the shareholder desires to inspect.

         FCB. FCB's Charter and Bylaws do not contain any provisions addressing shareholders' rights to examine FCB books and records.

DIVIDENDS

         UPC AND FCB. UPC's and FCB's ability to pay dividends on their respective capital stock is governed by Tennessee corporate law. Under Tennessee corporate law, dividends may be paid so long as the corporation would be able to pay its debts as they become due in the ordinary course of business and the corporation's total assets would not be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution to shareholders whose preferential rights are superior to those receiving the distribution.

         There are various statutory limitations on the ability of the UPC banking subsidiaries and FCB's banking subsidiaries to pay dividends to UPC and FCB, as applicable. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

                     COMPARATIVE MARKET PRICES AND DIVIDENDS

         UPC Common Stock is traded on the NYSE under the symbol "UPC." The following table sets forth, for the indicated periods, the high and low closing sale prices for the UPC Common Stock as reported by the NYSE, and the cash dividends declared per share of UPC Common Stock for the indicated periods. The stock prices do not include retail mark-ups, mark-downs or commissions.

         FCB Common Stock is not traded on any exchange or quoted on any market system, and the FCB Common Stock has only traded in isolated transactions between individuals. In 1996, FCB had two transactions involving the FCB Common Stock. These transactions took place in the third and fourth quarters of 1996, and the issuance price of the shares were $51.00 and $70.00 per share, respectively. The transaction in the third quarter of 1996 involved the issuance of stock granted to certain executive officers pursuant to FCB's stock bonus plan. In the third quarter of 1997 shares of FCB Common Stock were issued pursuant to the stock bonus plan at a price of $60.00 per share. The prices for FCB Common Stock are based upon transaction prices reported to management of FCB and may not be representative of all transactions during the periods. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

                                                         UPC
                                       ---------------------------------------

                                              Price Range              Cash
                                                                     Dividends
                                       -----------------------       Declared
                                                                        Per
                                          High           Low           Share
                                       ---------      --------       ---------
           1998
         ----------------------
             First Quarter             $   67.31      $  58.38       $     .50
             Second Quarter
             (through 6/17/98)             62.56         55.00             .50
                                                                     ---------
               Total                                                 $    1.00
                                                                     =========


           1997
         ----------------------
             First Quarter             $   47.75      $  38.38       $    .320
             Second Quarter                52.13         41.25            .375
             Third Quarter                 56.50         49.25            .400
             Fourth Quarter                67.88         57.00            .400
                                                                     ---------
               Total                                                 $   1.495
                                                                     =========

           1996
         ----------------------
             First Quarter             $   31.75      $  29.00       $     .27
             Second Quarter                31.25         29.63             .27
             Third Quarter                 36.25         28.63             .27
             Fourth Quarter                41.38         34.63             .27
                                                                     ---------
               Total                                                 $    1.08
                                                                     =========

         On June 15, 1998, the last sale price of UPC Common Stock as reported on the NYSE was $55.69 per share. On November 7, 1997 the last business day prior to public announcement of the Merger, the last sale price of the UPC Common Stock as reported by the NYSE was $61.06.

         The holders of UPC Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. Although UPC currently intends to continue to pay quarterly cash dividends on the UPC Common Stock, there can be no assurance that UPC's dividend policy will remain unchanged after completion of the Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the UPC Board's consideration of other relevant factors. The Agreement provides that FCB may not declare and pay cash dividends, other than regular annual cash dividends, on the shares of FCB Common Stock, in an amount not to exceed $1.25 per share prior to the Effective Time or the termination of the Agreement. There is no assurance that FCB will pay any dividends at any time, or if it does, the amount of dividends it would declare.

         UPC and FCB are each legal entities separate and distinct from their subsidiaries and their revenues depend in significant part on the payment of dividends from their respective subsidiary depository institutions. UPC's and FCB's subsidiary depository institutions are subject to certain legal restrictions on the amount of dividends they are permitted to pay. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."


                                 BUSINESS OF FCB

GENERAL

         FCB, a Tennessee corporation, is a bank holding company registered with the Federal Reserve under the BHC Act. As of December 31, 1997, FCB had total consolidated assets of approximately $41 million, total consolidated loans of approximately $31 million, total consolidated deposits of approximately $33 million, and total consolidated shareholders' equity of approximately $4 million.

         FCB conducts its business activities through its wholly-owned bank subsidiary, Middleton, which was organized in 1905 as a commercial bank chartered under the laws of the State of Tennessee. Middleton operates from its main office in Middleton, Tennessee. Generally, the commercial banking activities include domestic activities. The domestic lending activities primarily involve small- and middle-market commercial borrowers, builders of residential real estate, owners of commercial or income-producing real estate and consumers. Middleton provides long-term financing for owner-occupied residential real estate.

         The principal executive offices of FCB are located at 101 N. Main Street, Middleton, Tennessee and its telephone number at such address is (901) 376-8441. Additional information with respect to FCB and its subsidiaries is included elsewhere herein.

EMPLOYEES

         As of April 30, 1998, Middleton had approximately 19 full-time employees. The employees are not represented by a collective bargaining unit. Middleton believes its relationship with its employees to be good.

CUSTOMERS

         It is the opinion of management that there is no single customer or affiliated group of customers whose deposits, if withdrawn, would have a materially adverse effect on the business of Middleton.

PROPERTIES

         FCB and Middleton have their principal offices at 101 N. Main Street, Middleton, Tennessee 38052. The property is owned by Middleton. Middleton does not operate from any branch locations. Middleton also owns a vacant parcel of land located at the intersection of highway 125 and highway 57 in Middleton.

LEGAL PROCEEDINGS

         To the knowledge of FCB's management, there are no legal proceedings currently pending or threatened to which FCB or Middleton is a party or to which any of their properties are subject.

COMPETITION

         All phases of Middleton's banking activities are highly competitive. Middleton competes actively with five commercial banks in its service area, as well as finance companies, credit unions and other financial institutions located in its service area, which is defined as Hardeman County, Tennessee.

SUPERVISION AND REGULATION

         FCB is a bank holding company within the meaning of the BHC Act, and is registered with Federal Reserve. FCB is required to file with the Federal Reserve annual reports and such additional information as the Federal Reserve may require pursuant to the Act. The Federal Reserve may also make examinations of FCB and its subsidiary. The BHC Act and a description of other bank regulatory acts affecting FCB and Middleton are further described in "CERTAIN REGULATORY CONSIDERATIONS," herein.

EFFECT OF GOVERNMENTAL POLICIES

         FCB and Middleton are affected by the policies of regulatory authorities, including the Federal Reserve. An important function of the Federal Reserve is to regulate the national money supply. Among the instruments of monetary policy used by the Federal Reserve are: purchases and sales of U.S. Government securities in the marketplace; changes in the discount rate, which is the rate any depository institution must pay to borrow from the Federal Reserve; and changes in the reserve requirement of depository institutions. These instruments are effective in influencing economic and monetary growth, interest rate levels and inflation.

         The monetary policies of the Federal Reserve and other governmental policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. Because of changing conditions in the national economy and in the money market, as well as the result of actions by monetary and fiscal authorities, it is not possible to predict with certainty future changes in interest rates, deposit levels, loan demand or the business and earnings of FCB or Middleton or whether the changing economic conditions will have a positive or negative effect on operations and earnings.

INVESTMENT ACTIVITIES

         Middleton has classified all investment securities as either available for sale or held to maturity depending upon whether Middleton has the intent and ability to hold the investment securities to maturity. The classification of certain investment securities as available for sale is consistent with Middleton's investment philosophy of maintaining flexibility to manage the portfolio.

         The objective of Middleton's investment policy is to invest funds not otherwise needed to meet the loan demand of Middleton's market area to earn the maximum return, yet still maintain sufficient liquidity to meet fluctuations in loan demand and deposit structure. In doing so, Middleton balances the market and credit risk against the potential investment return, makes investments compatible with the pledge requirements of deposits of public funds, maintains compliance with regulatory investment requirements, and assists the various public entities with their financing needs. The president is authorized to execute security transactions for the investment portfolio and to make decisions on purchases and sales of securities. All the investment transactions occurring since the previous board of directors' meeting are reviewed by the board at its next monthly meeting. The investment policy allows portfolio holdings to include short-term securities purchased to provide Middleton's needed liquidity, and longer term securities purchased to generate stable income for Middleton during periods of interest rate fluctuations.

LIABILITY AND ASSET MANAGEMENT

         The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-bearing liabilities maturing or repricing within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect falling interest income while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income while a positive gap would tend to adversely affect net interest income.

         The asset/liability committee, which consists of the president and chief executive officer, executive vice president and cashier, is charged with monitoring the liquidity and funds position of Middleton. The committee regularly reviews (a) the rate sensitivity position on a three-month, six-month, and one-year time horizon; (b) loans to deposit ratios; and (c) average maturity for certain categories of liabilities.

LENDING ACTIVITIES

         All lending activities of Middleton are under the direct supervision and control of FCB's Board with secondary authority vested in the Loan Committee. The Loan Committee, which consists of the president, one outside director and one senior lending officer, enforces loan authorizations for each officer, decides on loans exceeding such limits, services all requests for officer credits to the extent allowable under current laws and regulations, administers all problem credits, and determines the allocation of funds for each lending division. The loan portfolio consists primarily of real estate, commercial, small business, residential construction and consumer installment loans. Maturity of term loans is normally limited to 15 years. Conventional real estate loans may be made for up to 80% of the appraised value or purchase cost of the real estate for no more than a 20-year term. Installment loans are based on the earning capacity and vocational stability of the borrower.

         FCB's Board at its regularly scheduled meetings reviews all new loans made the preceding month. Loans which are 30 days or more past due are reviewed monthly.

         The Loan Committee of Middleton periodically reviews the loan portfolio, particularly nonaccrual and renegotiated loans. Each loan officer is responsible for monitoring and collecting his or her own loan portfolio. Loan Committee review may result in a determination that a loan should be placed on a nonaccrual status for income recognition, subject to FCB Board approval. In addition, to the extent that management identifies potential losses in the loan portfolio and reduces the book value of such loans through charge-offs, to their estimated collectible value, Middleton's policy is to classify as nonaccrual any loan on which payment of principal or interest is 90 days or more past due, where there is adequate collateral to cover principal and accrued interest and the loan is in the process of collection. No concessions are granted and late fees are collected. In addition, a loan will be classified as nonaccrual if, in the opinion of the Loan Committee, based upon a review of the borrower's or guarantor's financial condition, collateral value or other factors, payment is questionable, even though payments are not 90 days or more past due.

         When a loan is classified as nonaccrual, any unpaid interest is reversed against current income. Interest is included in income thereafter only to the extent received in cash. The loan remains in a nonaccrual classification until such time as the loan is brought current, when it may be returned to accrual classification. When principal or interest on a nonaccrual loan is brought current, if in management's opinion future payments are questionable, the loan would remain classified as nonaccrual. After a nonaccrual or renegotiated loan is charged off, any subsequent payments of either interest or principal are applied first to any remaining balance outstanding, then to recoveries and lastly to income.

         The large number of consumer installment loans and the relatively small dollar amount of each makes an individual review impracticable. It is Middleton's policy to charge off any consumer installment loan which is past due 90 days or more, unless there are extenuating circumstances in which management believes a particular loan is collectible.

         In addition, mortgage loans secured by real estate are placed on nonaccrual status when the mortgagor is in bankruptcy, or foreclosure proceedings are instituted. Any accrued interest receivable remains in interest income as an obligation of the borrower.

CREDIT RISK MANAGEMENT AND ALLOWANCE FOR LOAN LOSSES

         Credit risk and exposure to loss are inherent parts of the banking business. Management seeks to manage and minimize these risks through its loan and investment policies and loan review procedures. Management establishes and continually reviews lending and investment criteria and approval procedures that it believes reflect the risk sensitive nature of Middleton. The loan review procedures are set to monitor adherence to the established criteria and to ensure that on a continuing basis such standards are enforced and maintained.

         The loan portfolio is regularly reviewed and management determines the amount of loans to be charged-off. In addition, such factors as Middleton's previous loan loss experience, prevailing and anticipated economic conditions, industry concentrations and the overall quality of the loan portfolio are considered. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowances for losses on loans and real estate owned. Such agencies may require Middleton to recognize additions to the allowances based on their judgments about information available at the time of their examinations. In addition, any loan or portion thereof which is classified as a "loss" by regulatory examiners is charged-off.

         The allowance for loan losses is increased by provisions charged to operating expense. The allowance is reduced by charging off loans or portions of loans at the time they are deemed by management to be uncollectible, and increased when loans previously charged off are recovered. The resulting allowance for loan losses is viewed by management as a single, unallocated allowance available for all loans and, in management's opinion, is adequate to provide for reasonably foreseeable potential loan losses. The risk associated with loans varies with the creditworthiness of the borrower, the type of loan (consumer, commercial or real estate) and its maturity. Cash flows adequate to support a repayment schedule is an element considered for all types of loans. Real estate loans are impacted by market conditions regarding the value of the underlying property used as collateral. Commercial loans are also impacted by the management of the business as well as economic conditions.

CAPITAL RESOURCES/LIQUIDITY

         Liquidity. Of primary importance to depositors, creditors and regulators is the ability to have readily available funds sufficient to repay fully maturing liabilities. Middleton's liquidity, represented by cash due from banks, is a result of its operating, investing and financing activities. In order to ensure funds are available at all times, Middleton devotes resources to projecting on a monthly basis the amount of funds which will be required and maintains relationships with a diversified customer base so funds are accessible. Liquidity requirements can also be met through short-term borrowings or the disposition of short-term assets which are generally matched to correspond to the maturity of liabilities.

         Middleton has a formal liquidity policy, and in the opinion of management, its liquidity levels are considered adequate. Neither FCB nor Middleton is subject to any specific regulation liquidity requirements imposed by regulatory authorities. Middleton is subject to general FDIC guidelines, which do not require a minimum level of liquidity. Management believes its liquidity ratios meet or exceed these general guidelines. Management does not know of any trends or demands which are reasonably likely to result in liquidity increasing or in any material manner.

CAPITAL ADEQUACY

         Capital adequacy refers to the level of capital required to sustain asset growth over time and to absorb losses. The objective of FCB's management is to maintain a level of capitalization that is sufficient to take advantage of profitable growth opportunities while meeting regulatory requirements. This is achieved by improving profitability through effectively allocating resources to more profitable businesses, improving asset quality, strengthening service quality, and streamlining costs. The primary measures used by management to monitor the results of these efforts are the ratios of average equity to average assets, average tangible equity to average tangible assets, and average equity to net loans. The Federal Reserve has adopted capital guidelines governing the activities of bank holding companies. These guidelines require the maintenance of an amount of capital based on risk-adjusted assets so that categories of assets with potentially higher credit risk will require more capital backing than assets with lower risk. In addition, banks and bank holding companies are required to maintain capital to support, on a risk-adjusted basis, certain off-balance sheet activities such as loan commitments. On March 31, 1998, FCB and Middleton exceeded the regulatory minimums and qualified as well-capitalized institutions under the regulations. See "Capital Adequacy" for additional information regarding regulatory requirements for capital.

BENEFICIAL OWNERSHIP OF FCB COMMON STOCK

         Security ownership information with respect to all persons known to FCB to be the beneficial owners of five percent (5%) or more of the outstanding shares of FCB Common Stock and all directors and executive officers of FCB is shown on the following table.

                                               Amount and Nature of
                                             Percentage of Beneficial
      Name and Address                              Ownership                        Percentage of Class(1)
      ----------------                              ---------                        ----------------------
Charles M. Cary (1)                                   23,936                                 51.26%
        118 Warren Street
        Bolivar, TN  38008

Mike Bodiford                                            607                                  1.3%
        101 N. Main Street
        Middleton, TN  38052

WJ Cornelius                                             250                                  ____
        101 N. Main Street
        Middleton, TN  38052

Jack C. Daniel                                           500                                  1.1%
        101 N. Main Street
        Middleton, TN  38052

Vernon J. McBride                                        250                                  ____
        101 N. Main Street
        Middleton, TN  38052

James Harry Shelly                                       750                                  1.6%
        101 N. Main Street
        Middleton, TN  38052

Francis L. Simpson, Jr.                                  500                                  1.1%
        101 N. Main Street
        Middleton, TN  38052

Richard Wetherbee                                      2,346                                  5.0%
        101 N. Main Street
        Middleton, TN  38052

Directors and officers as a group (7 persons)          5,203                                 11.1%

(1) Charles M. Cary has been designated under Mr. Simpson's Last Will and Testament as attorney in fact to vote the FCB Common Stock held by Mr. Simpson's Estate.

As a result of the Merger, such beneficial ownership will decrease to below 5.0% of the UPC Common Stock that will be issued and outstanding at consummation.


   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                OPERATIONS OF FCB

         The following narrative discussion and tabular data provide an analysis of major factors and trends regarding the consolidated financial condition of FCB as of March 31, 1998 and as of December 31, 1997 and 1996, and the consolidated results of operations of FCB for the three months ended March 31, 1998 and 1997 and for each of the years ended December 31, 1997, 1996 and 1995. The discussion should be read in conjunction with the audited consolidated financial statements of FCB, and the notes thereto, as of and for the year ended December 31,

1997, and the unaudited consolidated financial statements and the notes thereto as of and for the years ended December 1996 and 1995 and for the three months ended March 31, 1998 as presented in Appendix C of this Prospectus/Proxy Statement.

         Certain of the information included in this discussion contains forward-looking statements and information that are based on management's belief as well as certain assumptions made by, and information currently available to, management. When used in this discussion, the words "anticipate", "project", "expect", and similar expressions are intended to identify forward-looking statements. Although management of FCB believes that the expectations in such forward-looking statements are reasonable, it can give no assurance that such expectations and projections will prove to have been correct. Such forward-looking statements are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks materialize, or should any such underlying assumptions prove to be incorrect, actual results may very materially from those anticipated, estimated, projected or expected. Among key factors that may have a direct bearing on FCB's operating results are fluctuations in the economy; the actions taken by the Federal Reserve for the purpose of influencing the economy; the continued growth of the markets in which FCB operates consistent with recent historical experience; and the enactment of federal legislation impacting the operations of FCB.

OVERVIEW

         For a summary of selected consolidated financial data as of and for the years ended December 31, 1993 through 1997, and as of the three months ended March 31, 1998 and 1997, see page 13 of this Prospectus/Proxy Statement. Since December 31, 1997, total assets have grown from $40.65 million to $40.67 million at March 31, 1998.

         FCB's net earnings for the year ended December 31, 1996 were $564,000, representing the highest level of annual earnings for the five year period ended December 31, 1997. Net earnings were $293,000 for 1997, which represent the lowest annual earnings for the same five year period. The results for 1997 were impacted by significant provisions for loan losses in the amount of $354,000, which management does not expect to continue.

         Management expects modest growth to continue in both assets and earnings; however, such growth is dependent upon the economy of the market served by FCB, its relative competitiveness in its local market (Middleton, Tennessee and Hardeman and contiguous counties) and other factors which are discussed below.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

         NET EARNINGS. Net earnings for 1997 were $293,000, a decrease of $271,000 compared to 1996 net earnings of $564,000. Net earnings for 1996 increased $121,000 as compared to 1995. Basic earnings per share were $6.37 in 1997, compared to $11.64 in 1996 and $9.29 in 1995. A more detailed analysis of net earnings and the changes in such components is included under the appropriate captions below.

         The return on average assets for the year ended December 31, 1997 was .74% compared to 1.49% for 1996 and 1.25% for 1995. The return on average stockholders' equity for 1997 was 8.63% compared to 18.26% for the year ended December 31, 1996 and 16.92% for the year ended December 31, 1995. FCB's efficiency ratio was 59.01% during 1997, as compared to 53.59% for 1996 and 58.64% for 1995. FCB declared and paid dividends to stockholders of $1.25, $1.00 and $.90 per share for each of the years ended December 31, 1997, 1996 and 1995, respectively.

         NET INTEREST INCOME. Net interest income, the major component of FCB's income, is the amount by which interest and fees generated by earning assets exceeds the total interest cost of funds used to carry them. Net interest income is affected by a number of factors including the level, pricing, mix and maturity of earning assets and liabilities; interest rate fluctuations; and asset quality. Net interest income was $1.77 million for the year ended

December 31, 1997 compared to $1.72 million for the year ended December 31, 1996 and $1.55 million for the year ended December 31, 1995. The improvement in 1997 as compared to 1996 is attributable to loan growth, higher yields from loans and investment securities, offset by a decrease in the net interest margin from 5.00% in 1996 to 4.89% in 1997. The increase in 1996 as compared to 1995 is a result of higher yields on loans and investment securities and an increase in the net interest margin from 4.84% in 1995 to 5.00% in 1996.

         PROVISION FOR LOSSES ON LOANS. The allowance for losses on loans has been, in the opinion of management, maintained at a level sufficient to provide for losses inherent in the loan portfolio. The level of provision for losses on loans is based on past loan loss experience, growth and composition of the loan portfolio, as well as current economic conditions. FCB recorded provisions for losses on loans in the amount of $354,000 for the year ended December 31, 1997, as compared to $11,000 and $45,000 for the years ended December 31, 1996 and 1995, respectively. The 1997 provision is a result of deterioration of several specific credits, failure to maintain consistent collection efforts, overall deterioration in consumer credit, and overall growth in the loan portfolio. The 1997 provision is not an indication of an overall deterioration in FCB's asset quality or underwriting standards and is not expected to continue. Provisions consistent with 1993 through 1996 are expected in the near future. FCB experienced net charge-offs of $597,000, $50,000 and $62,000 for the years ended December 31, 1997, 1996 and 1995, respectively. During the period 1993 through 1996, FCB recovered approximately 43% of loans charged off. It is anticipated that a significant portion of the 1997 loan charge-offs will be recovered. See "Allowance for Loan Losses" for additional information regarding the provision for losses on loans.

         Table 2, which follows this discussion, presents a Summary of Loan Loss Experience for the three months ended March 31, 1998 and 1997 and for the years ended December 31, 1993 through 1997 while Table 1 presents Nonperforming Assets for the same periods. The amount of nonperforming assets has increased constantly over the last five years as the loan portfolio has continued to grow. A significant increase occurred in 1997 due to the deterioration of several specific credits. However, management expects no continued significant increases. The loan-to-deposit ratio increased from 77.18% in 1993 to 92.23% in 1996 before decreasing slightly to 90.44% in 1997 as the demand for quality loans increased. Management expects future loan demand to remain fairly constant at current levels. Future provisions for losses on loans are dependent upon various factors, including the economy, loan growth and composition, levels of nonperforming assets and loan loss experience. The amounts of nonperforming loans represent risks in the loan portfolio; however, a major portion of such loans are collateralized to various degrees and should not be interpreted as losses.

         NONINTEREST INCOME. Noninterest income is primarily related to service charges on deposits and other fees for services as well as net investment securities gains and losses. Total noninterest income for 1997 was $151,000, a $2,000 increase from the $149,000 reported for 1996. The increase was attributable to service charges on deposits and other fees. The 1996 noninterest income represented a $17,000 increase from $132,000 during 1995. The increase was attributable to an $19,000 increase in service charges on deposits and a decrease of $2,000 in net investment securities gains. Other changes in noninterest income from 1995 to 1997 were not attributable to any significant individual items.

         Management continues to seek new sources of noninterest income; however, no significant growth or the maintenance of current levels of noninterest income can be assured.

         NONINTEREST EXPENSE. Total noninterest expense for 1997 was $1.14 million or $134,000 more than the $1.00 million reported for 1996. Included in 1997 was a loss on the disposition of other real estate of $38,000. Noninterest expense for 1996 represents a $16,000 increase from $986,000 in 1995. The increases are not attributable to any significant individual items.

         Salaries, wages and benefits totaled $648,000 for the year ended December 31, 1997 compared to $586,000 and $559,000 for the year ended December 31, 1996 and 1995, respectively. Management does not project any significant changes in the amounts of these expenses.

         Occupancy and equipment expenses totaled $155,000 for the year ended December 31, 1997 compared to $133,000 and $123,000 for the year ended December 31, 1996 and 1995, respectively. The increases are not attributable to any significant individual items. Management does not expect any other significant increases for capital expenditures in the near future.

         Management continues to monitor the level of noninterest expense to identify cost reductions where applicable; however, no significant reductions are expected.

         INCOME TAXES. Income tax expense totaled $142,000, $293,000 and $208,000 for the years ended December 31, 1997, 1996 and 1995, respectively. These amounts represent effective tax rates of 32.71%, 34.22%, and 31.91% for the years ended December 31, 1997, 1996, and 1995, respectively. The increase in the effective rate from 1995 to 1996 is a result of decreased levels of investment securities which generate tax-exempt income. The decrease in the effective rate from 1996 to 1997 is a result of lower net earnings in 1997 as discussed above. Management expects that future effective tax rates will remain at levels commensurate with those during the period 1995 through 1997.

RESULTS OF OPERATIONS - THREE MONTHS ENDED MARCH 31, 1998 AND 1997

         NET EARNINGS. Net earnings for the three months ended March 31, 1998 were $129,000, a decrease of $8,000 from net earnings of $137,000 reported for the same period in 1997. The decrease in net earnings is primarily attributable to increases in provision for losses on loans and noninterest expense, offset partially by an improvement in net interest income. A more detailed analysis of the components of net earning is included below.

         The annualized return on average assets for the three months ended March 31, 1998 was 1.27% versus 1.37% for the same period in 1997 and .74% for the year ended December 31, 1997. The annualized return on average stockholders' equity for the three months ended March 31, 1998 was 14.27% compared to 16.61% for the same period in 1997 and 8.63% for the year ended December 31, 1997.

         NET INTEREST INCOME. Net interest income was $490,000 and $423,000 for the three months ended March 31, 1998 and 1997, respectively. Total interest income increased to $940,000 for the three months ended March 31, 1998 from $866,000 for the same period in 1997. Total interest expense increased to $451,000 for the three months ended March 31, 1998 from $443,000 for the same period in 1997. The increase in total interest income is attributable to increases in the volume of interest-bearing assets (primarily loans), and the increase in total interest expense is due to increases in volumes of interest-bearing liabilities.

         PROVISION FOR LOSSES ON LOANS. The provision for losses on loans was $45,000 and $10,000 for the three months ended March 31, 1998 and 1997, respectively. The allowance for losses on loans, which was $331,000 at March 31, 1998 has been, in management's opinion, sufficient to absorb any losses inherent in the loan portfolio. Future provisions for losses on loans, if any, will be based upon past loan loss experience, growth and composition of the loan portfolio, as well as the current and anticipated future economic conditions. The allowance for losses on loans at March 31, 1998 represented 1.08% of loans, net of unearned income, as of that date.

         A summary of the activity in the allowance for losses on loans for the three months ended March 31, 1998 and 1997 is set forth as follows (000's omitted):

                                                                              March 31,
                                                                        1998            1997
                                                                        ----            ----
         Balance At January 1                                          $ 229           $ 472
         Provision for losses on loans                                    45              11
         Net loans recovered (charged-off)                                57             (20)
                                                                       -----           -----
         Balance at March 31                                           $ 331           $ 463
                                                                       =====           =====

         Loans past due 90 days or more and still accruing interest were $7,000 and $15,000 at March 31, 1998 and December 31, 1997, respectively. At March 31, 1998, FCB had $803,000 in loans on nonaccrual status, as compared to nonaccrual loans of $1,693,000 at December 31, 1997. Loans are placed on nonaccrual status when they become past due 90 days or more as to principal or interest, and in the opinion of management, are not in the process of collection or otherwise well-secured.

         Management has reviewed in detail all loans outstanding as of March 31, 1998 and believes there are no loans outstanding which are not past due or on nonaccrual status as of March 31, 1998, which would cause management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms.

         FCB's renewal policy consists of an item-by-item review of maturing loans. Each maturing loan is evaluated to determine if such loan will be renewed and if so, at what amount, rate, and maturity. Generally, FCB's loan maturities are of a short duration for the purpose of interest rate risk management.

         NONINTEREST INCOME. The primary sources of noninterest income are service charges on deposits and various other service fees. Noninterest income for the three months ended March 31, 1998 was $25,000, a decrease of $12,000 from $37,000 for the same period in 1997.

         NONINTEREST EXPENSE. The primary components of noninterest expense are salaries and wages, occupancy and equipment expense, and other miscellaneous operating expenses. Total noninterest expense for the three months ended March 31, 1998 was $272,000, a $27,000 increase from the $245,000 reported for the same period in 1997. The increase is primarily a result of legal fees incurred due to the merger transaction discussed in note 10 to the audited consolidated financial statements at December 31, 1997 presented as Appendix C.

FINANCIAL CONDITION

         Total assets have grown only slightly from $40.65 million at December 31, 1997 to $40.67 million at March 31, 1998. Deposits have decreased $71,000 to $33.30 million at March 31, 1998 from $33.38 million at December 31, 1997. Total assets were $39.00 million at December 31, 1996.

         LOANS. Total loans, net of unearned income, at March 31, 1998 were $30.59 million, an increase of $408,000 as compared to $30.18 million at December 31, 1997. This increase is attributable to fluctuations in the overall loan demand for mortgage loans and commercial loans. Total loans, net of unearned income, at December 31, 1996 were $29.65 million. The composition of the loan portfolio continues to be focused on single-family mortgage loans and consumer loans. Table 4 -Composition of Loan Portfolio details the types of loans in the loan portfolio as of March 31, 1998 and 1997 and for each of the years ended December 31, 1993 through 1997. Management expects loan growth to increase at moderate levels.

         Table 1 - Nonperforming Assets sets forth information on the nonperforming loans within the loan portfolio as of March 31, 1998 and 1997 and for the years ended December 31, 1993 through 1997. Although the amounts shown represent risks in the loan portfolio, the major portion of the loans are collateralized to various degrees and should not be interpreted as losses.

         All potential problem loans have been disclosed in Table 1. Potential problem loans are those loans for which management has obtained information of possible credit problems of the borrower, resulting in serious doubts as to the ability of the borrower to comply with the present loan repayment terms.

         ALLOWANCE FOR LOSSES ON LOANS. In determining the amount of the provisions for losses on loans and allowance for losses on loans, management considers past loan charge-offs, the level of past due and nonaccrual loans, the size and composition of the portfolio, loan growth trends, adverse classifications at recent regulatory examinations, general economic conditions in the market area, and a review of individual loans to identify potential credit problems. The allowance for losses on loans is maintained at a level considered adequate by management to provide for potential losses in the existing loan portfolio. In evaluating the adequacy of the allowance, management makes certain estimates and assumptions which are susceptible to change in the near term. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based upon changes in economic conditions. Management believes the level of the allowance for losses on loans is adequate in relation to the size, composition and quality of the loan portfolio at March 31, 1998.

         Table 3 - Allocation of the Allowance for Losses on Loans sets forth the breakdown of the allowance for losses on loans by loan category as of March 31, 1998 and 1997 and for each of the years ended December 31, 1993 through 1997. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

         During 1995, FCB adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan (effective for fiscal years beginning after December 15, 1994), as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures. This standard prescribes a valuation methodology for impaired loans as defined by the standard. Generally, a loan is considered impaired if management believes that it is probable that all amounts due will not be collected according to the contractual terms stipulated in the loan agreement. An impaired loan must be valued using the present value of expected cash flows discounted at the loan's effective interest rate, the loans' observable market price or fair value of the loan's underlying collateral. FCB adopted the provisions of SFAS No.114 prospectively in 1995. The adoption of SFAS No. 114 did not have a material effect on FCB's financial condition, results of operations or liquidity.

         INVESTMENT SECURITIES. Investment securities totaled $6.19 million at March 31, 1998 compared to $6.69 million and $6.81 million at December 31, 1997 and 1996, respectively. Investments in securities are generally made as an alternative deployment of available funds. Accordingly, the level of investment securities in the future and their classification as available for sale or held to maturity will depend on various factors, including loan demand and management's ability to attract loans and deposits. The contractual maturities and amortized cost and fair value by investment category of the investment securities are presented in note 2 to the audited consolidated financial statements as of December 31, 1997 and the unaudited consolidated financial statements as of December 31, 1996, which are presented in Appendix C.

         Investment securities classified as available for sale are carried at fair value, and held to maturity securities are carried at amortized cost. As of March 31, 1998, the fair value of total investment securities exceeded the amortized cost by $39,000, or .63%.

         MONEY MARKET ASSETS. Federal funds sold totaled $1.73 million at March 31, 1998, compared to $1.30 million at December 31, 1997, an increase of $425,000. Federal funds sold totaled $350,000 at December 31, 1996. The level of federal funds sold is a function of FCB's liquidity position and the overall level of loan demand.

         FORECLOSED ASSETS. Foreclosed assets at March 31, 1998 totaled $153,000, as compared to $157,000 at December 31, 1997 and $230,000 at December 31, 1996.

         DEPOSITS. Customer deposits totaled $33.30 million at March 31, 1998, a $71,000 decrease compared total deposits of $33.38 million at December 31, 1997. Total deposits at December 31, 1996 were $32.15 million. While the level of deposits fluctuates daily, management expects the level of deposits to continue to increase at moderate levels.

         Included in deposits are $7.69 million of time deposits greater than or equal to $100,000 at March 31, 1998 and $7.72 million and $6.27 million at December 31, 1997 and 1996, respectively. At March 31, 1998, FCB's loan to deposit ratio was 91.86%, compared to 90.44% and 92.23% at December 31, 1997 and 1996, respectively.

         CAPITAL. Total stockholders' equity as of March 31, 1998 was $3.68 million, compared to $3.55 million at December 31, 1997 and $3.24 million at December 31, 1996. The 1998 net increase is due to net earnings of $129,000 and a $3,000 increase in the unrealized gains on available for sale securities. The 1997 net increase is due to net earnings of $293,000 in 1997, an $8,000 increase in the unrealized gains on available for sale securities, and an increase of $65,000 from issuance of common stock to employees, offset by dividends declared and paid to shareholders during 1997 of $58,000.

         A key to the continued growth and profitability of FCB is to maintain adequate levels of capital. The capital adequacy of a bank is determined based upon the level of capital as well as asset quality, liquidity, asset mix, earnings history, and economic conditions. Management's goal is to maintain FCB in the "well-capitalized" category for regulatory capital. At March 31, 1998, FCB was in this category.

         The regulatory capital guidelines divide capital into two tiers: Tier 1 capital and Tier 2 capital. Tier 1 capital of FCB consists of stockholders' equity, excluding the unrealized gains on available for sale securities. Tier 2 capital includes the allowance for losses on loans, with certain limitations. In determining the risk-based capital requirements, assets are assigned risk weights of 0% to 100%, depending upon the regulatory assigned levels of credit risk associated with such assets. Off-balance sheet items are included in the calculation of risk-adjusted assets through conversion factors established by regulatory agencies. FCB's off-balance-sheet items include unused loan commitments, credit card lines, and standby letters of credit.

         FCB's Tier 1 and total capital to risk-weighted assets ratios were 13.41% and14.62%, respectively, at March 31, 1998. At December 31, 1997, FCB's Tier 1 and total capital to risk-weighted assets ratios were 12.97% and 13.81% respectively, compared to 11.67% and 12.92%, respectively, at December 31, 1996. The regulatory agencies require "well-capitalized" institutions to have Tier 1 and total capital to risk-weighted assets ratios of 6% and 10%, respectively.

         In addition to the risk-based capital requirements, the regulatory agencies have established leverage capital requirements. This ratio is computed by dividing Tier 1 capital by unadjusted (not risk-weighted) average total assets. FCB's leverage ratio at March 31, 1998 was 9.05%, compared to 8.54% and 8.34% at December 31, 1997 and 1996, respectively, and compared to the regulatory guideline of 5% for "well-capitalized" institutions.

LIQUIDITY AND ASSET/LIABILITY MANAGEMENT

         FCB views liquidity and asset/liability management as the ability to assure that funds are available to support bank requirements; that is, the ability to allow depositors ready access to their moneys and credit customers available funds to meet their credit needs. It is also the process by which FCB monitors and attempts to control the mix and maturities of its assets and liabilities in order to maximize net interest income. Management maintains balances of federal funds sold and available for sale securities in amounts it believes necessary to meet FCB's daily cash needs. With the available for sale investment securities portfolio, management can, at its discretion, manage the liquidity and interest rate risk of FCB. Management does not foresee any particular matters which might immediately threaten its ability to remain liquid.

         For the three months ended March 31, 1998, FCB generated cash flows from operating activities of $144,000, compared to $577,000 for the year ended December 31, 1997 and $602,000 for the year ended December 31, 1996. Management expects future operating cash flows to be sufficient to allow FCB to meet its obligations.

         FCB does not expect to pay any dividends to shareholders in 1998. During the years ended December 31, 1997, 1996 and 1995, FCB paid cash dividends to its shareholders totaling $1.25, $1.00 and $.90 per share, respectively.

SOURCES AND USES OF FUNDS

         FCB's primary source of funds has historically been the taking of deposits from customers, both individual and business. FCB's deposit acquisition strategy is to rely on a core deposit base of demand deposits, as well as savings and time deposits under $100,000. Next, FCB utilizes time deposits $100,000 and over and public deposits for additional sources of funds. At March 31, 1998, the percentage of time deposits $100,000 and over to total deposits was 23.01%. At December 31, 1997 the percentage of time deposits $100,000 and over to total deposits was 23.13%, compared to 19.50% at December 31, 1996. The acquisition of deposits are from customers, individuals and businesses within FCB's market area. The net decrease in deposits was $71,000 for the three months ended March 31, 1998, and net increases in deposits were $1.22 million in 1997 and $1.53 million in 1996. Management believes that the rates offered for deposits are competitive with other financial institutions in FCB's market area. FCB does not gather deposits through any brokered means.

         At March 31, 1998, FCB had advances from the Federal Home Loan Bank of Cincinnati of $3.22 million, compared to $3.27 million at December 31, 1997 and $3.08 million at December 31, 1996. The borrowings have been used to fund loan growth.

         FCB also derives funds from maturities, prepayments and calls of investments securities, which totaled $517,000 for the three months ended March 31, 1998, and $2.47 million and $2.51 million during 1997 and 1996, respectively.

         FCB's primary use of funds is the making of loans to customers. The loan to deposit ratio was 91.86% at March 31, 1998 as compared to 90.44% at December 31, 1997. The loan to deposit ratio was 92.23% at December 31, 1996. The table of FCB Selected Consolidated Financial Data on page 13 indicates that FCB's overall relative loan portfolio size has tended to increase, as evidenced by the trend of increases in the loan to deposit ratio. FCB's loan portfolio is comprised of loans to individuals and businesses secured by various collateral, and in certain circumstances, the loans are extended on an unsecured basis. The composition of the loan portfolio at December 31, 1997 is presented in note 3 to the audited consolidated financial statements, which are presented in Appendix C.

         A secondary use of funds is the purchasing of debt securities for investment purposes. At March 31, 1998, the investment portfolio represented 16% of total earning assets. During 1997, the investment portfolio averaged 18% of total earning assets compared to 20% in 1996. The composition of the investment securities portfolio is presented in note 2 to the FCB audited consolidated financial statements at December 31, 1997, presented in Appendix C, and in note 2 to the unaudited consolidated financial statements at December 31, 1996, presented in Appendix C. The portfolio is comprised of U.S. Treasury securities, obligations of U.S. Government agencies and obligations of states and local governments. While FCB may continue to upgrade or reposition the portfolio, management has not in the past or does it intend to in the future, trade securities for profit or to depend upon securities gains as a regular source of income. At March 31, 1998, the fair value of the investment portfolio exceeded the amortized cost by approximately $39,000. In comparison, the fair value exceeded the amortized cost by approximately $33,000 at December 31, 1997 and $15,000 at December 31, 1996.

         Effective January 1, 1994, FCB adopted SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. This standard addresses the accounting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. The investment securities covered by this standard are to be classified in one of three categories: (i) debt securities for which the institution has a positive intent and ability to hold to maturity are classified as "held to maturity" and reported at amortized cost; (ii) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading" and reported at fair value, with the unrealized gains and losses included in earnings; and (iii) debt and equity securities not classified as either held to maturity securities or trading securities are classified as "available for sale" and reported at fair value, with unrealized gains and losses excluded from earnings and reported net of deferred taxes as a separate component of stockholders' equity.

REGULATORY ASSESSMENTS

         FCB is required to pay certain fees to the Federal Deposit Insurance Corporation (FDIC) and the Tennessee Department of Financial Institutions. The FDIC monitors risk-based capital requirements and requires weaker institutions to pay higher deposit insurance premiums, while allowing well capitalized institutions to pay less. The deposit insurance assessments currently range from zero for well-capitalized institutions to 23 cents per $100 of deposits for the weakest institutions. These premiums were reduced for Bank Insurance Fund institutions during 1995 and 1996, and certain institutions received refunds during 1995. FCB received a refund of approximately $15,000 during 1995.

         FDIC deposit insurance and regulatory assessments totaled approximately $13,000 and $10,000 for the years ended December 31, 1997 and 1996, respectively.

EFFECTS OF INFLATION

         A bank's asset and liability structure is primarily monetary in nature; that is, fixed in terms of monetary amounts. Consequently, the impact of inflation on a bank differs significantly from an industrial company. Factors such as interest rates have a more significant impact on a bank's performance than does general inflation. Interest rates do not necessarily move in the same direction, or at the same magnitude, as the prices of other goods and services.

                                     TABLE 1
                              NONPERFORMING ASSETS
                             (DOLLARS IN THOUSANDS)




                                                        March 31,                    December 31,
                                                     --------------    --------------------------------------
                                                     1998     1997      1997     1996    1995    1994    1993
                                                     ----    ------    ------    ----    ----    ----    ----
Nonaccrual loans                                     $803    $1,261    $1,693    $596    $400    $470    $270
Other real estate owned and foreclosed assets         153       229       157     230     100      --      --
                                                     ----    ------    ------    ----    ----    ----    ----

      Total nonperforming assets                     $956    $1,490    $1,850    $826    $500    $470    $270
                                                     ====    ======    ======    ====    ====    ====    ====

Loans past due 90 days or more and still accruing
 interest                                            $  7    $   29    $   15    $  6    $ 18    $ 20    $ 39
                                                     ====    ======    ======    ====    ====    ====    ====



                                     TABLE 2
                         SUMMARY OF LOAN LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)



                                                  Three Months Ended
                                                        March 31,              Years Ended December 31,
                                                     --------------    --------------------------------------
                                                     1998     1997      1997     1996    1995    1994    1993
                                                     ----    ------    ------    ----    ----    ----    ----
Beginning balance                                    $229      $472      $472    $511    $528    $372    $261

Provision for loan losses                              45        11       354      11      45     170     180

Loans charged off                                      (6)      (26)     (627)   (105)    (81)    (49)   (109)
Recoveries                                             63         6        30      55      19      35      40
                                                     ----    ------    ------    ----    ----    ----    ----
      Net recoveries (charge-offs)                     57       (20)     (597)    (50)    (62)    (14)    (69)
                                                     ----    ------    ------    ----    ----    ----    ----

Ending balance                                       $331      $463      $229    $472    $511    $528    $372
                                                     ====    ======    ======    ====    ====    ====    ====

Loans, net of unearned income:
      Period end                                   30,592    29,897    30,184  29,653  26,256  24,535  20,895
      Average during year                          30,388    29,775    29,919  27,955  25,396  22,715  10,448

Allowance for losses on loans to period end loans,
   net of unearned interest                          1.08%     1.55%     0.76%   1.59%   1.95%   2.15%   1.78%
Allowance for losses on loans to average loans,
   net of unearned interest                          1.09%     1.55%     0.77%   1.69%   2.01%   2.32%   3.56%
Net charge-offs (recoveries) to average loans,
   net of unearned interest                         (0.19)%    0.07%     2.00%   0.18%   0.24%   0.06%   0.66%

                                     TABLE 3
                 ALLOCATION OF THE ALLOWANCE FOR LOSSES ON LOANS
                             (DOLLARS IN THOUSANDS)



                                                     March 31,                          December 31,
                                          --------------------------------    --------------------------------
                                               1998              1997              1997              1996
                                          --------------    --------------    --------------    --------------
                                          Amount     %      Amount     %      Amount     %      Amount     %
                                          ------    ----    ------    ----    ------    ----    ------    ----
Commercial, financial and agricultural    $  99      30%    $ 194      42%    $  71      31%    $ 203      43%
Real estate
  Secured by single-family residential
    properties                               52      16%       61      13%       37      16%       57      12%
  Construction, land development
    and other commercial                     34      10%       49      11%       23      10%       56      12%
Consumer                                    146      44%      159      34%       98      43%      156      33%
                                          -----     ---     -----     ---     -----     ---     -----     ---

        Total                             $ 331     100%    $ 463     100%    $ 229     100%    $ 472     100%
                                          =====     ===     =====     ===     =====     ===     =====     ===



                                                             December 31,
                                          --------------------------------------------------
                                               1995              1994              1993
                                          --------------    --------------    --------------
                                          Amount     %      Amount     %      Amount     %
                                          ------    ----    -------   ----    ------    ----
Commercial, financial and agricultural    $ 245      48%    $ 259      49%    $ 201      54%
Real estate
  Secured by single-family residential
    properties                               46       9%       42       8%       27       7%
  Construction, land development
    and other commercial                     21       4%       27       5%       14       4%
Consumer                                    199      39%      200      38%      130      35%
                                          -----     ---     -----     ---     -----     ---

        Total                             $ 511     100%    $ 528     100%    $ 372     100%
                                          =====     ===     =====     ===     =====     ===




                                     TABLE 4
                          COMPOSITION OF LOAN PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                       March 31,                                   December 31,
                 ---------------------     ------------------------------------------------------------
                   1998         1997         1997         1996         1995         1994         1993
                 --------     --------     --------     --------     --------     --------     --------
Commercial       $  3,518     $  3,835     $  3,745     $  4,537     $  4,649     $  3,310     $  2,114
Real estate -
  Construction
    and Other         966          819          907          905          495          769          868
Real estate -
  Mortgages         9,704        9,271       19,248       18,348       16,451       16,376       14,143
Consumer            6,419        6,001        6,308        5,903        4,702        4,139        3,903
                 --------     --------     --------     --------     --------     --------     --------

                 $ 30,607     $ 29,926     $ 30,208     $ 29,693     $ 26,297     $ 24,594     $ 21,028

Unearned int          (15)         (29)         (24)         (40)         (41)         (59)        (133)
                 --------     --------     --------     --------     --------     --------     --------

Net loans        $ 30,592     $ 29,897     $ 30,184     $ 29,653     $ 26,256     $ 24,535     $ 20,895
                 ========     ========     ========     ========     ========     ========     ========

                                 BUSINESS OF UPC

GENERAL

         UPC, a Tennessee corporation, is a bank holding company registered with the Federal Reserve under the BHC Act. As of March 31, 1998, UPC had total consolidated assets of approximately $18.4 billion, total consolidated loans of approximately $12.7 billion, total consolidated deposits of approximately $13.6 billion, and total consolidated shareholders' equity of approximately $1.8 billion.

         UPC conducts its business activities through its principal bank subsidiary, the $15.7 billion asset UPB, founded in 1869, headquartered in Memphis, Tennessee, with branches in Tennessee, Mississippi, Missouri, Arkansas, Louisiana, Alabama, and Kentucky. UPC also had, as of March 31, 1998, six other financial institution subsidiaries, the largest of which being Union Planters Bank of Florida, Miami, Florida, which had total consolidated assets as of March 31, 1998 of approximately $2.2 billion. UPC undertook a corporate reorganization plan in the fourth quarter of 1997, the primary purpose of which was to consolidate substantially all of its bank subsidiaries into UPB. This corporate reorganization was completed January 1, 1998. It is likely that UPC will continue to consolidate its various bank subsidiaries into UPB in the future, to the extent allowed by law. Through the UPC Banking Subsidiaries, UPC provides a diversified range of financial services in the communities in which it operates and maintains approximately 518 banking offices and 676 ATMs. UPC's total deposits at March 31, 1998 are allocable by state to its banking offices (before consolidating adjustments) approximately as follows: $6.7 billion in Tennessee; $2.9 billion in Mississippi; $1.3 billion in Florida; $1.2 billion in Missouri; $596 million in Arkansas; $598 million in Louisiana; $412 million in Alabama; and $103 million in Kentucky.

         Acquisitions have been, and are expected to continue to be, an important part of the expansion of UPC's business. UPC completed three acquisitions in 1995, seven in 1996, seven in 1997, and two in 1998, adding approximately $1.3 billion in total assets in 1995, $4.2 billion in 1996 and $3.6 billion in 1997 and $520 million in 1998. As of May 31, 1998, UPC is currently a party to definitive agreements to acquire ten financial institutions, in addition to FCB, and to purchase certain branch locations, and assume deposit liabilities of California Federal Bank in Florida ("CalFed Branch Purchase") (collectively the "Other Pending Acquisitions"). The Other Pending Acquisitions had aggregate total assets of approximately $13.1 billion at March 31, 1998. Collectively, the Recently Completed Acquisitions and Other Pending Acquisitions are referred to herein as "Other Acquisitions." The largest of the Other Pending Acquisitions is UPC's proposed acquisition of Magna Group, Inc. ("MGR"), St. Louis, Missouri, which had total assets of approximately $7.3 billion at March 31, 1998. On May 1, 1998, MGR acquired Charter Financial, Inc. and its subsidiary, Charter Bank, S.B. (the "Charter Acquisition") in a transaction accounted for as a purchase. Located in Sparta, Illinois, Charter Financial, Inc. had at the time of consummation total assets of approximately $406 million, total deposits of approximately $309 million, and total shareholders' equity of approximately $67 million. For purposes of this Proxy Statement, including the historical and equivalent pro forma data, the term "Other Acquisitions" and "Other Pending Acquisitions" includes the Charter Acquisition. For information with respect to these acquisitions, see "-- Recent Developments." For a discussion of UPC's acquisition program, see the caption "Acquisitions" (pages 10, 11 and 12) in UPC's Special Report to Shareholders and
Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996 and 1995 (pages 49 and 50) contained in such Special Report to Shareholders. UPC's Special Report to Shareholders is included as
Exhibit 13 to the UPC 1997 Form 10-K and Exhibit 13 is incorporated by reference herein to the extent indicated herein.

         UPC expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions and other entities engaged in lines of business permissible for banks and bank holding companies. Future acquisitions may entail the payment by UPC of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of UPC capital stock or the incurring of additional indebtedness by UPC, and could have a dilutive effect on the earnings or book value per share of UPC Common Stock. Moreover, significant charges against earnings are sometimes required incidental to acquisitions. For a discussion of UPC's acquisition program, including a discussion of the significant charges UPC has incurred over the past three fiscal years incidental to acquisitions, see the caption "Acquisitions" (on page 10) in UPC's Special Report to Shareholders and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996, and 1995 (on pages 49 and 50) contained in such Special Report to Shareholders. UPC's Special Report to Shareholders is included as Exhibit 13 to the UPC 1997 Form 10-K and Exhibit 13 is incorporated by reference herein to the extent indicated herein.

         The principal executive offices of UPC are located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number at such address is (901) 580-6000. Additional information with respect to UPC and its subsidiary is included in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

RECENT DEVELOPMENTS

         RECENTLY COMPLETED ACQUISITIONS. Since December 31, 1997, UPC has completed the acquisition of two institutions (the "Recently Completed Acquisitions").

                                                  Asset Size             Type of
               Institution                       (In Millions)        Consideration
------------------------------------------     -----------------     ---------------
Sho-Me Financial Corporation, Mt. Vernon,            $374             Approximately
Missouri, and its subsidiary, 1st Savings                             1,153,459
Bank, f.s.b.                                                          shares of UPC
                                                                      Common Stock

Security Bancshares, Inc., Des Arc,                   146             Approximately
Arkansas, and its subsidiaries, Farmers &                             490,858 shares
Merchants Bank, Des Arc, Arkansas, and                                of UPC
Merchants and Farmers Bank, West Helena,                              Common Stock
Arkansas
                                                     ----
    TOTAL                                            $520
                                                     ====

         OTHER PENDING ACQUISITIONS. UPC has entered into definitive agreements to acquire the following financial institutions in addition to FCB (collectively, the "Other Pending Acquisitions" and, together with the Recently Completed Acquisitions, the "Other Acquisitions") which UPC's management considers probable of consummation and which are expected to close in 1998. The largest of the Other Pending Acquisitions is UPC's proposed acquisition of MGR. MGR acquired Charter Financial, Inc. and its subsidiary Charter Bank, S.B. on May 1, 1998 (the "Charter Acquisition"). Charter is located in Sparta, Illinois and at the time of acquisition had total assets of approximately $406 million. For the purpose of this Proxy Statement, including the pro forma financial information included herein, the term "Other Pending Acquisitions" includes the Charter Acquisition.

              Institution                         Asset Size              Type of                Projected
                                               (In Millions)(1)       Consideration(2)          Closing Date
------------------------------------------     ----------------     --------------------     -------------------
Magna Group, Inc., St. Louis, Missouri,            $  7,657          Approximately              3rd Quarter
and its subsidiaries, including Magna                                35,446,000 shares of           1998
Bank, St. Louis, Missouri ("MGR")(3)                                 UPC Common Stock

              Institution                         Asset Size              Type of               Projected
                                               (In Millions)(1)       Consideration(2)         Closing Date
------------------------------------------     ----------------     --------------------     ----------------
Peoples First Corporation, Paducah,                   1,493          Approximately              3rd Quarter
Kentucky and its subsidiaries, include                               6,338,000 shares of            1998
Peoples First National Bank, Paducah,                                UPC Common Stock
Kentucky ("Peoples")


Purchase of 24 branches and assumption                1,465          $110 million deposit       3rd Quarter
of $1.5 billion of deposits of California                            premium in cash                1998
Federal Bank in Florida ("CalFed Branch
Purchase")


AMBANC Corporation, Vincennes,                          734          Approximately              3rd Quarter
Indiana, and its subsidiaries, AMBANC                                3,398,000 shares of            1998
Illinois, N.A. and AMBANC Indiana                                    UPC Common Stock
("AMBANC")


Merchants Bancshares, Inc., Houston,                    552          Approximately              3rd Quarter
Texas, and its subsidiary, Merchants                                 2,000,000 shares of            1998
Bank, Houston, Texas ("Merchants")                                   UPC Common Stock


TransFlorida Bank, Boca Raton, Florida                  318          Approximately              4th Quarter
                                                                     1,655,000 shares of            1998
                                                                     UPC Common Stock

CB&T, Inc. McMinnville, Tennessee, and                  271          Approximately              3rd Quarter
its subsidiaries, including City Bank &                              1,449,000 shares of            1999
Trust, McMinnville, Tennessee                                        UPC Common Stock

Capital Savings Bancorp, Inc. and                       232          Approximately 801,338      3rd Quarter
subsidiaries Capital Savings Bank, FSB,                              shares of UPC Common           1998
and Capital Savings Financial Services,                              Stock
Inc., Jefferson City, Missouri

First National Bancshares of Wetumpka,                  217          Approximately 836,000      3rd Quarter
Inc., Wetumpka, Alabama, and its                                     shares of UPC Common           1998
subsidiary, First National Bank,                                     Stock
Wetumpka, Alabama

Alvin Bancshares, Inc., Alvin, Texas and                121          Approximately 425,000      3rd Quarter
its subsidiary Alvin State Bank, Alvin,                              shares of UPC Common           1998
Texas                                                                Stock


Duck Hill Bank, Duck Hill, Mississippi                   20          Approximately 42,000       3rd Quarter
                                                   --------          shares of UPC Common           1998
                                                                     Stock
 TOTALS                                            $ 13,080
                                                   ========

--------------------
(1) Approximate total assets at March 31, 1998.

(2) Assumes no adjustment to shares pursuant to exchange ratio adjustment mechanisms.

(3) Includes the pro forma impact of the Charter Acquisition.

         EARNINGS CONSIDERATIONS RELATED TO THE MERGER AND THE OTHER ACQUISITIONS. It is expected that either UPC or the institutions to be acquired in connection with the Merger and the Other Pending Acquisitions will incur charges arising from such acquisitions and from the assimilation of those institutions into the UPC organization. Most of the charges are expected to relate to the Magna Group, Inc. and Peoples First Corporation, Inc. acquisitions. Anticipated charges would normally arise from matters such as, but not limited to: (i) legal, accounting, financial advisory and consulting fees;
(ii) payment of contractual benefits triggered by a change of control, early retirement and involuntary separation and related benefits; (iii) costs associated with elimination of duplicate facilities and branch consolidations;
(iv) data processing charges; (v) cancellation of vendor contracts; (vi) other contingencies and similar costs which normally arise from the consolidation of operational activities.

         For a discussion of the significant charges UPC has incurred over the past three years incidental to its acquisition program, see the caption "Acquisitions" (pages 10, 11 and 12) in UPC's Special Report to Shareholders and
note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996 and 1995 (pages 49 and 50) contained in such Special Report to Shareholders. UPC's Special Report to Shareholders is included as
Exhibit 13 to UPC's 1997 Form 10-K and Exhibit 13 is incorporated by reference herein to the extent indicated herein.

         The Merger and the Other Acquisitions (with the exception of the Charter Acquisition which was, and Duck Hill Bank and the CalFed Branch Purchase, which are expected to be accounted for as purchases), are expected to be accounted for as poolings of interests. UPC currently estimates incurring aggregate pre-tax charges in the range of $100 million to $115 million (approximately $91 million related to MGR) in connection with the consummation of the Merger and the Other Acquisitions. On an after-tax basis these charges are estimated in the range of $75 million to $80 million (approximately $61 million related to MGR). To the extent that UPC's recognition of these acquisition-related charges is contingent upon consummation of a particular transaction, those charges would be recognized in the period in which such transaction closes. The pro forma impact of these charges is reflected in the pro forma balance sheet information included in this Proxy Statement. See "SUMMARY -- HISTORICAL AND PRO FORMA PER SHARE DATA" and "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION."

         The range of anticipated charges to be incurred in connection with consummating the Merger and the Other Acquisitions is a preliminary estimate of the significant charges which may, in the aggregate, be required and should be viewed accordingly. These charges are reflected in the Pro Forma Consolidated Balance Sheet. Moreover, this range has been based on the due diligence that has been performed to date in connection with the Merger and the Other Acquisitions and the range may be subject to change and the actual charges incurred may be higher or lower than what is currently contemplated, once these institutions are assimilated from an operational perspective and various contingencies are either satisfied or eliminated. Furthermore, the range of anticipated charges will change if additional entities are acquired. UPC regularly evaluates the potential acquisition of, and holds discussions with, various potential acquisition candidates. As a general rule, UPC will publicly announce such acquisitions only after a definitive agreement has been reached, and only if UPC considers the acquisition to be of such a size as to be a significant acquisition. Since the range of anticipated acquisition-related charges is likely to change with additional acquisitions, and since UPC regularly engages in acquisitions, such range could change, and FCB's shareholders should view such information accordingly.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         The following tables contain unaudited pro forma condensed consolidated financial statements including a balance sheet as of March 31, 1998 and statements of earnings for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996, and 1995. These statements present on a pro forma basis historical results for (i) UPC for all periods, (ii) UPC and MGR for all periods, (iii) UPC, FCB and the Other Acquisitions

(including MGR) as of and for the three months ended March 31, 1998 and the year ended December 31, 1997, and (iv) UPC, MGR, Peoples, AMBANC and Merchants for the years ended December 31, 1996 and 1995 (see "BUSINESS OF UPC - Recent Developments.")

         The Merger and all but four of the Other Acquisitions, are expected to be accounted for using the pooling-of-interests method of accounting. The pro forma information as of March 31, 1998 and for the three months ended March 31, 1998 and for the year ended December 31, 1997, reflect the acquisition of FCB and the Other Acquisitions as of January 1, 1997. The pro forma information for the years ended December 31, 1996 and 1995, reflect only the acquisition of MGR, Peoples, AMBANC, and Merchants because FCB and the Other Acquisitions (other than MGR, Peoples, AMBANC, and Merchants) are not individually or in the aggregate, considered material to UPC from a financial statement presentation standpoint. Furthermore, the pro forma impact of the CalFed Branch Purchase on the pro forma statement of earnings for each of the three years presented has been excluded due to lack of information available for operation of the branches on a historical basis. Pro forma financial information are presented for information purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger or the Other Acquisitions been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of operations or combined financial position. The pro forma balance sheet reflects preliminary estimates by UPC of acquisition-related charges to be incurred in connection with consummation of the Merger and the Other Acquisitions; however, the statements of earnings do not reflect these charges. For additional information with respect to the estimated charges UPC anticipates it would incur in connection with the Merger and the Other Acquisitions, see "BUSINESS OF UPC - Recent Developments." For a discussion of UPC's acquisition program, including a discussion of the significant charges UPC has incurred incidental to acquisitions over the past three fiscal years, see the caption "Acquisitions" (pages 10, 11 and 12) in UPC's 1997 Special Report to Shareholders and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996, and 1995 (pages 49 and 50) contained in such UPC 1997 Special Report to Shareholders. UPC's 1997 Special Report to Shareholders is included in
Exhibit 13 to UPC's 1997 Form 10-K, and Exhibit 13 is incorporated by reference herein to the extent indicated herein. See "DOCUMENTS INCORPORATED BY REFERENCE."

         The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated historical financial statements of UPC which are incorporated by reference herein. Pro forma results are not necessarily indicative of future operating results. See "DOCUMENTS INCORPORATED BY REFERENCE."

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998


                                                                                                               UPC,
                                                                                                            MGR, FNB
                                                                                                UPC            AND
                                                                               PRO FORMA        AND           OTHER
                                                       UPC          MGR      ADJUSTMENTS        MGR        ACQUISITIONS
                                                   -----------   ----------   -----------   -----------   --------------
                                                                         (DOLLARS IN THOUSANDS)
ASSETS
Cash and due from banks..........................  $   660,528   $  220,317                 $   880,845   $ 1,008,839
Interest-bearing deposits at financial
  institutions...................................       20,425           --                      20,425        49,640
Federal funds sold and securities purchased under
  agreements to resell...........................      309,415       95,126                     404,541       545,801
Trading account assets...........................      163,698           --                     163,698       163,698
Loans held for resale............................      253,021           --                     253,021       259,017
Investment securities............................    3,287,664    2,239,113                   5,526,777     7,812,071
Loans............................................   12,754,653    4,379,021                  17,133,674    20,272,013
    Less:  Unearned income.......................      (26,994)         (93)                    (27,087)      (34,152)
           Allowance for losses on loans.........     (223,837)     (59,928)          --       (283,765)     (320,107)
                                                   -----------   ----------    ---------    -----------   -----------
    Net loans....................................   12,503,822    4,319,000                  16,822,822    19,917,754
Premises and equipment                                 338,799      117,253                     456,052       534,387
Accrued interest receivable......................      196,595       46,523                     243,118       279,665
FHA/VA claims receivable.........................      138,626           --                     138,626       138,626
Mortgage servicing rights........................       98,089        1,237                      99,326        99,832
Goodwill and other intangibles...................       78,927      120,951                     199,878       375,339
Other assets.....................................      364,005       91,098       29,060(b)     484,163       519,252
                                                   -----------   ----------    ---------    -----------   -----------
        Total assets.............................  $18,413,614   $7,250,618    $  29,060    $25,693,292   $31,703,921
                                                   ===========   ==========    =========    ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
    Noninterest-bearing..........................  $ 2,290,776   $  641,300                 $ 2,932,076   $ 3,781,318
    Certificates of deposit of $100,000 and
      over.......................................    1,417,728      932,141                   2,349,869     2,854,920
    Other interest-bearing.......................    9,872,723    3,973,247                  13,845,970    17,696,215
                                                   -----------   ----------    ---------    -----------   -----------
        Total deposits...........................   13,581,227    5,546,688           --     19,127,915    24,332,453
Short-term borrowings............................      442,051      891,706                   1,333,757     1,365,605
Short- and medium-term bank notes................      135,000           --                     135,000       139,743
Federal Home Loan Bank advances..................      846,291      106,370                     952,661     1,215,073
Other long-term debt.............................    1,022,644        9,513                   1,032,157     1,037,766
Accrued interest, expenses and taxes.............      182,422       76,604       90,511(b)     349,537       406,185
Other liabilities................................      394,537        8,759                     403,296       410,918
                                                   -----------   ----------    ---------    -----------   -----------
        Total liabilities........................   16,604,172    6,639,640       90,511     23,334,323    28,907,743
                                                   -----------   ----------    ---------    -----------   -----------
Shareholders' equity
    Convertible preferred stock..................       36,972           40                      37,012        37,012
    Common stock                                       419,326       68,075       89,631(a)     577,032       662,544
    Additional paid-in capital...................      272,157      343,601     (150,257)(a)    457,905       580,938
                                                                                  (7,596)(b)
    Retained earnings............................    1,060,029      267,982      (61,451)(b)  1,266,560     1,489,763
    Treasury stock...............................           --      (60,626)      60,626(a)          --            --
    Unearned compensation........................       (9,550)      (7,596)       7,596(b)      (9,550)      (10,021)
    Net unrealized gain on available for sale
      securities.................................       30,508         (498)          --         30,010        35,942
                                                   -----------   ----------    ---------    -----------   -----------
        Total shareholders' equity...............    1,809,442      610,978      (61,451)     2,358,969     2,796,178
                                                   -----------   ----------    ---------    -----------   -----------
        Total liabilities and shareholders'
          equity.................................  $18,413,614   $7,250,618    $  29,060    $25,693,292   $31,703,921
                                                   ===========   ==========    =========    ===========   ===========


(a) Issuance of shares to acquire MGR (32,563,752 MGR shares outstanding times the exchange ratio of .9686 equals 31,541,250 shares of UPC Common Stock to be issued).

(b) Acquisition - related charges -- see "Business of UPC -- Recent
     Developments -- Earnings Considerations Related to the Merger and the Other Acquisitions."

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998


                                                                                         UPC, MGR, FNB
                                                                             UPC              AND
                                                                             AND             OTHER
                                                             UPC             MGR          ACQUISITIONS
                                                        -------------   -------------    ------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income
  Interest and fees on loans..........................   $   292,160     $   388,325      $   465,341
  Interest on investment securities
     Taxable..........................................        41,475          69,870           83,000
     Tax-exempt.......................................         7,066          10,836           13,777
  Interest on deposits at financial institutions......           424             470              735
  Interest on federal funds sold and securities
     purchased under agreements to resell.............         2,710           4,837            6,387
  Interest on trading account assets..................         3,020           3,020            3,020
  Interest on loans held for resale...................         2,280           2,280            2,383
                                                         -----------     -----------      -----------
     Total interest income............................       349,135         479,638          574,643
                                                         -----------     -----------      -----------
Interest expense
  Interest on deposits................................       124,085         179,549          221,207
  Interest on short-term borrowings...................         6,016          17,237           21,987
  Interest on long-term debt..........................        28,327          29,936           30,779
                                                         -----------     -----------      -----------
     Total interest expense...........................       158,428         226,722          273,973
                                                         -----------     -----------      -----------
     Net interest income..............................       190,707         252,916          300,670
Provision for losses on loans.........................        17,909          21,459           24,775
                                                         -----------     -----------      -----------
     Net interest income after provision for losses on
       loans..........................................       172,798         231,457          275,895
Noninterest income
  Service charges on deposit accounts.................        25,746          32,074           36,435
  Mortgage servicing income...........................        16,191          16,453           16,890
  Bank card income....................................         7,498           9,426            9,641
  Factoring commissions...............................         7,304           7,304            7,304
  Trust service income................................         2,407           5,723            6,381
  Profits and commissions from trading activities.....         1,847           1,848            1,848
  Investment securities gains.........................         5,215           5,811            6,552
  Other income........................................        29,510          41,058           43,559
                                                         -----------     -----------      -----------
     Total noninterest income.........................        95,718         119,697          128,610
Noninterest expense
  Salaries and employee benefits......................        73,230          96,595          113,940
  Net occupancy expense...............................        10,644          15,473           18,137
  Equipment expense...................................        10,997          13,694           16,052
  Other expense.......................................        58,753          77,892           90,669
                                                         -----------     -----------      -----------
     Total noninterest expense........................       153,624         203,654          238,798
                                                         -----------     -----------      -----------
     Earnings before income taxes.....................       114,892         147,500          165,707
  Applicable income taxes.............................        40,320          52,417           59,139
                                                         -----------     -----------      -----------
     Net earnings.....................................   $    74,572     $    95,083      $   106,568
                                                         ===========     ===========      ===========
Earnings per common share
  Basic...............................................   $       .89     $       .82      $       .80
  Diluted.............................................           .86             .79              .78
Weighted average shares outstanding (in thousands)
  Basic...............................................        83,379         114,868          131,931
  Diluted.............................................        86,974         120,157          137,409

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                                            UPC, MGR, FNB
                                                                                UPC              AND
                                                                                AND             OTHER
                                                                UPC             MGR          ACQUISITIONS
                                                           -------------   -------------    --------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income
     Interest and fees on loans..........................   $1,165,925      $1,536,829       $1,839,742
     Interest on investment securities
          Taxable........................................      187,221         290,351          343,598
          Tax-exempt.....................................       29,032          40,516           52,133
     Interest on deposits at financial institutions......        2,627           2,627            3,179
     Interest on federal funds sold and securities
       purchased under agreements to resell..............        9,114          13,760           18,554
     Interest on trading account assets..................       14,956          14,956           14,956
     Interest on loans held for resale...................        7,819           7,819            7,982
                                                            ----------      ----------       ----------
               Total interest income.....................    1,416,694       1,906,858        2,280,144
                                                            ----------      ----------       ----------
Interest expense
     Interest on deposits................................      494,517         698,778          860,526
     Interest on short-term borrowings...................       41,280          81,980          104,620
     Interest on long-term debt..........................      110,512         116,687          120,184
                                                            ----------      ----------       ----------
               Total interest expense....................      646,309         897,445        1,085,330
                                                            ----------      ----------       ----------
               Net interest income.......................      770,385       1,009,413        1,194,814
Provision for losses on loans............................      113,633         142,580          154,163
                                                            ----------      ----------       ----------
               Net interest income after provision for
                 losses on loans.........................      656,752         866,833        1,040,651
Noninterest income
     Service charges on deposit accounts.................      107,248         133,352          151,454
     Mortgage servicing income...........................       57,265          57,265           58,051
     Bank card income....................................       31,317          38,544           39,239
     Factoring commissions...............................       30,140          30,140           30,140
     Trust service income................................        9,020          21,663           24,355
     Profits and commissions from trading activities.....        7,295           7,295            7,295
     Investment securities gains.........................        2,104           4,688            5,481
     Other income........................................      117,221         139,945          153,075
                                                            ----------      ----------       ----------
               Total noninterest income..................      361,610         432,892          469,090
                                                            ----------      ----------       ----------
Noninterest expense
     Salaries and employee benefits......................      284,648         372,959          440,212
     Net occupancy expense...............................       44,813          64,140           73,676
     Equipment expense...................................       43,812          53,579           62,466
     Other expense.......................................      324,431         379,663          430,225
                                                            ----------      ----------       ----------
               Total noninterest expense.................      697,704         870,341        1,006,579
                                                            ----------      ----------       ----------
               Earnings before income taxes..............      320,658         429,384          503,162
Applicable income taxes..................................      111,897         147,948          173,787
                                                            ----------      ----------       ----------
               Net earnings..............................   $  208,761      $  281,436       $  329,375
                                                            ==========      ==========       ==========
Earnings per common share
     Basic...............................................   $     2.54      $     2.48       $     2.52
     Diluted.............................................         2.45            2.40             2.45
Weighted average shares outstanding (in thousands)
     Basic...............................................       80,336         111,418          128,555
     Diluted.............................................       85,195         117,884          135,180

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                         UPC           UPC, MGR,
                                                                         AND       PEOPLES, AMBANC,
                                                           UPC           MGR         AND MERCHANTS
                                                       -----------   -----------   ----------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income
     Interest and fees on loans......................  $1,095,148    $1,380,299       $1,535,342
     Interest on investment securities
          Taxable....................................     247,716       340,745          372,233
          Tax-exempt.................................      30,839        37,980           45,560
     Interest on deposits at financial
       institutions..................................       1,593         1,593            1,910
     Interest on federal funds sold and securities
       purchased under agreements to resell..........      16,948        19,462           21,664
     Interest on trading account assets..............      13,895        13,895           13,895
     Interest on loans held for resale...............       6,852         6,852            7,241
                                                       ----------    ----------       ----------
               Total interest income.................   1,412,991     1,800,826        1,997,845
                                                       ----------    ----------       ----------
Interest expense
     Interest on deposits............................     512,668       670,856          755,680
     Interest on short-term borrowings...............      64,689        93,501          100,543
     Interest on long-term debt......................      90,782        97,530           97,680
                                                       ----------    ----------       ----------
               Total interest expense................     668,139       861,887          953,903
                                                       ----------    ----------       ----------
               Net interest income...................     744,852       938,939        1,043,942
Provision for losses on loans........................      68,948        79,228           84,198
                                                       ----------    ----------       ----------
               Net interest income after provision
                 for losses on loans.................     675,904       859,711          959,744
Noninterest income
     Service charges on deposit accounts.............     107,535       130,978          141,119
     Mortgage servicing income.......................      63,003        63,003           63,003
     Bank card income................................      24,975        30,988           31,636
     Factoring commissions...........................      26,066        26,066           26,066
     Trust service income............................      10,130        19,512           21,496
     Profits and commissions from trading
       activities....................................       5,765         5,765            5,765
     Investment securities gains.....................       4,099         4,916            4,942
     Other income....................................      78,929        89,632           94,739
                                                       ----------    ----------       ----------
               Total noninterest income..............     320,502       370,860          388,766
                                                       ----------    ----------       ----------
Noninterest expense
     Salaries and employee benefits..................     282,726       351,868          388,972
     Net occupancy expense...........................      47,215        65,195           70,142
     Equipment expense...............................      44,418        53,149           60,704
     Other expense...................................     357,458       399,991          422,915
                                                       ----------    ----------       ----------
               Total noninterest expense.............     731,817       870,203          942,733
                                                       ----------    ----------       ----------
               Earnings before income taxes..........     264,589       360,368          405,777
Applicable income taxes..............................      93,115       125,755          139,649
                                                       ----------    ----------       ----------
               Net earnings..........................  $  171,474    $  234,613       $  266,128
                                                       ==========    ==========       ==========
Earnings per common share
     Basic...........................................  $     2.13    $     2.18       $     2.24
     Diluted.........................................        2.05          2.11             2.17
Weighted average shares outstanding (in thousands)
     Basic...........................................      77,240       104,539          115,726
     Diluted.........................................      83,542       112,425          123,714

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                         UPC           UPC, MGR,
                                                                         AND       PEOPLES, AMBANC,
                                                           UPC           MGR        AND MERCHANTS
                                                       -----------   -----------   -----------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income
     Interest and fees on loans......................  $  986,230    $1,252,376       $1,388,252
     Interest on investment securities
          Taxable....................................     202,890       274,743          304,771
          Tax-exempt.................................      32,400        39,666           47,200
     Interest on deposits at financial
       institutions..................................       5,284         5,284            6,153
     Interest on federal funds sold and securities
       purchased under agreements to resell..........      19,965        21,868           24,547
     Interest on trading account assets..............      14,191        14,191           14,191
     Interest on loans held for resale...............       4,858         4,858            5,184
                                                       ----------    ----------       ----------
               Total interest income.................   1,265,818     1,612,986        1,790,298
                                                       ----------    ----------       ----------
Interest expense
     Interest on deposits............................     478,641       616,666          695,224
     Interest on short-term borrowings...............      44,492        64,725           70,706
     Interest on long-term debt......................      73,234        79,293           79,674
                                                       ----------    ----------       ----------
               Total interest expense................     596,367       760,684          845,604
                                                       ----------    ----------       ----------
               Net interest income...................     669,451       852,302          944,694
Provision for losses on loans........................      33,917        43,909           47,393
                                                       ----------    ----------       ----------
               Net interest income after provision
                 for losses on loans.................     635,534       808,393          897,301
Noninterest income
     Service charges on deposit accounts.............     102,932       125,419          134,243
     Mortgage servicing income.......................      55,903        55,903           55,903
     Bank card income................................      20,758        26,559           27,124
     Factoring commissions...........................      19,519        19,519           19,519
     Trust service income............................       8,326        16,964           18,786
     Profits and commissions from trading
       activities....................................      12,362        12,362           12,362
     Investment securities gains.....................       1,433         1,789            2,008
     Other income....................................      72,477        83,058           87,381
                                                       ----------    ----------       ----------
               Total noninterest income..............     293,710       341,573          357,326
                                                       ----------    ----------       ----------
Noninterest expense
     Salaries and employee benefits..................     264,663       337,656          371,136
     Net occupancy expense...........................      44,061        61,738           66,224
     Equipment expense...............................      42,251        51,218           57,289
     Other expense...................................     256,214       302,794          324,295
                                                       ----------    ----------       ----------
               Total noninterest expense.............     607,189       753,406          818,944
                                                       ----------    ----------       ----------
               Earnings before income taxes..........     322,055       396,560          435,683
Applicable income taxes..............................     110,799       134,082          145,486
                                                       ----------    ----------       ----------
               Net earnings..........................  $  211,256    $  262,478       $  290,197
                                                       ==========    ==========       ==========
Earnings per common share
     Basic...........................................  $     2.79    $     2.56       $     2.56
     Diluted.........................................        2.66          2.46             2.46
Weighted average shares outstanding (in thousands)
     Basic...........................................      72,512        99,346          110,196
     Diluted.........................................      78,798       106,632          117,604

                        CERTAIN REGULATORY CONSIDERATIONS

         The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information related to UPC and FCB. A more complete discussion is included in the UPC's 1997 Form 10-K. Information relating to FCB is included herein and in the FCB Financial Statements attached hereto as Appendix C. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

GENERAL

         UPC and FCB are bank holding companies registered with the Federal Reserve under the BHC Act. As such, UPC and FCB, and their respective non-bank subsidiaries are subject to the supervision, examination, and reporting requirements of the BHC Act and the regulations of the Federal Reserve.

         The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve before: (i) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5.0% of the voting shares of the bank; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or (iii) it may merge or consolidate with any other bank holding company.

         The BHC Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy which is discussed below, and consideration of convenience and needs issues includes the parties' performance under the Community Reinvestment Act of 1977.

         The BHC Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Banking Act"), which became effective in September 1995, repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies, such that UPC and any other bank holding company located in Tennessee may now acquire a bank located in any other state, and any bank holding company located outside Tennessee may lawfully acquire any Tennessee-based bank, regardless of state law to the contrary, in either case subject to certain deposit-percentage limitations, aging requirements, and other restrictions. The Interstate Banking Act also generally provides that, after June 1, 1997, national and state-chartered banks may branch interstate through acquisitions of banks in other states. By adopting legislation prior to that date, a state had the ability either to "opt in" and accelerate the date after which interstate branching could be permissible or "opt out" and prohibit interstate branching altogether. None of the states in which the banking subsidiaries of UPC are currently located either moved up the date after which interstate branching would be permissible or "opted out." UPC utilized the provisions of the Interstate Banking Act at the end of 1997 to merge substantially all of UPC's Banking Subsidiaries with and into UPB. As a result of such consolidation, UPB is now a multi-state national bank with branches in Tennessee, Alabama, Mississippi, Louisiana, Arkansas, Missouri and Kentucky. FCB owns only one bank subsidiary, Middleton. Middleton has no branch offices.

         The BHC Act generally prohibits UPC or FCB from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and performing certain insurance underwriting activities all have been determined by the Federal Reserve to be permissible activities of bank holding companies. The BHC Act does not place territorial limitations on permissible nonbanking activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

         Each of the UPC Banking Subsidiaries and Middleton are member of the Federal Deposit Insurance Corporation ("FDIC"), and as such, their deposits are insured by the FDIC to the extent provided by law. Each of the UPC subsidiaries, as well as Middleton, is also subject to numerous state and federal statutes and regulations that affect is business, activities, and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies.

         The regulatory agencies having supervisory jurisdiction over the respective subsidiary institutions of UPC and FCB (the FDIC and the applicable state authority in the case of state-chartered nonmember banks, the Office of Thrift Supervision ("OTS") in the case of federally chartered thrift institutions, the Federal Reserve in the case of state-chartered member banks, and the Office of the Comptroller of the Currency ("OCC") in the case of national banks) regularly examine the operations of such institutions and have authority to approve or disapprove mergers, consolidations, the establishment of branches, and similar corporate actions. The federal and state banking regulators also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

PAYMENT OF DIVIDENDS

         UPC and FCB are each a legal entity separate and distinct from their banking, thrift, and other subsidiaries. The principal sources of cash flow of UPC and FCB, including cash flow to pay dividends to their shareholders, are dividends from their subsidiary depository institutions. There are statutory and regulatory limitations on the payment of dividends by these subsidiary depository institutions to UPC and FCB, as well as by UPC and FCB to their shareholders.

         As to the payment of dividends, each of UPC's state-chartered banking subsidiaries and Middleton is subject to the respective laws and regulations of the state in which such bank is located, and to the regulations of the bank's primary federal regulator. UPC's subsidiary that is a thrift institution is subject to the OTS' dividend distributions regulation, and those that are national banks are subject to the regulations of the OCC.

         If, in the opinion of the federal banking regulator, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such agency may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it

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


already is undercapitalized. See "-- Prompt Corrective Action." Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

         At March 31, 1998, under dividend restrictions imposed under federal and state laws, the UPC Banking Subsidiaries, without obtaining governmental approvals, could declare aggregate dividends to UPC of approximately $172.4 million.

         The payment of dividends by UPC and the UPC Banking Subsidiaries or FCB may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

CAPITAL ADEQUACY

         UPC and the UPC Banking Subsidiaries, as well as FCB and Middleton, are required to comply with the capital adequacy standards established by the Federal Reserve in the case of UPC and FCB, and the appropriate federal banking regulator in the case of each of the UPC Banking Subsidiaries and Middleton. There are two basic measures of capital adequacy for bank holding companies and their subsidiary depository institutions that have been promulgated by the Federal Reserve and each of the federal bank regulatory agencies: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered in compliance.

         The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among depository institutions and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

         The minimum guideline for the ratio ("Total Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must be composed of common equity, undivided profits, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At March 31, 1998, UPC's consolidated Total Capital Ratio and its Tier 1 Capital Ratio (i.e., the ratio of Tier 1 Capital to risk-weighted assets) were 20.71% and 15.66%, respectively and FCB's Total Capital Ratio and Tier 1 Capital Ratio were 14.62% and 13.41%, respectively.

         In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3.0%, plus an additional cushion of 100 to 200 basis points. UPC's Leverage Ratio at March 31, 1998, was 10.72% and FCB's Leverage Ratio at March 31, 1998 was 9.05%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 Capital Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

         Each of the UPC Banking Subsidiaries and Middleton is subject to risk-based and leverage capital requirements adopted by its federal banking regulator, which are substantially similar to those adopted by the Federal Reserve for bank holding companies. Each of the UPC Banking Subsidiaries and Middleton were in compliance with applicable minimum capital requirements as of March 31, 1998. Neither UPC, FCB, Middleton nor any of the UPC Banking Subsidiaries has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.

         Failure to meet capital guidelines could subject a bank or thrift to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "-- Prompt Corrective Action."

         The federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. In this regard, the Federal Reserve, the FDIC, and the OCC have, pursuant to FDICIA, proposed an amendment to the risk-based capital standards that would calculate the change in an institution's net economic value attributable to increases and decreases in market interest rates and would require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures. The OTS has already included an interest-rate risk component in its risk-based capital guidelines for savings associations that it regulates.

SUPPORT OF SUBSIDIARY INSTITUTIONS

         Under Federal Reserve policy, UPC is expected to act as a source of financial strength for, and to commit resources to support, each of the UPC Banking Subsidiaries. Likewise, FCB is required to act as a source of financial strength for Middleton. This support may be required at times when, absent such Federal Reserve policy, UPC or FCB may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its banking subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of such banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

         Under the Federal Deposit Insurance Act (the "FDIA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors, and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. The UPC Banking Subsidiaries are subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of any of these subsidiaries would likely result in assertion of the cross-guarantee provisions, the assessment of such estimated losses against the depository institution's banking or thrift affiliates, and a potential loss of UPC's respective investments in such other subsidiary depository institutions.

PROMPT CORRECTIVE ACTION

         FDICIA establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, which became effective in December 1992, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, FDICIA requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

         Under the final agency rules implementing the prompt corrective action provisions, an institution that (i) has a Total Capital Ratio of 10% or greater, a Tier 1 Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency is deemed to be well capitalized. An institution with a Total Capital Ratio of 8.0% or greater, a Tier 1 Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater is considered to be adequately capitalized. A depository institution that has a Total Capital Ratio of less than 8.0%, a Tier 1 Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0% is considered to be undercapitalized. A depository institution that has a Total Capital Ratio of less than 6.0%, a Tier 1 Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0% is considered to be significantly undercapitalized, and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be critically undercapitalized. For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. Under FDICIA, a bank holding company must guarantee that a subsidiary depository institution meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to or may take with respect to a significantly undercapitalized institution as described below if it determines "that those actions are necessary to carry out the purpose" of FDICIA.

         For those institutions that are significantly undercapitalized or undercapitalized and either fail to submit an acceptable capital restoration plan or fail to implement an approved capital restoration plan, the appropriate federal banking agency must require the institution to take one or more of the following actions: (i) sell enough shares, including voting shares, to become adequately capitalized; (ii) merge with (or be sold to) another institution (or holding company), but only if grounds exist for appointing a conservator or receiver; (iii) restrict certain transactions with banking affiliates as if the "sister bank" exception to the requirements of Section 23A of the Federal Reserve Act did not exist; (iv) otherwise restrict transactions with bank or non-bank affiliates; (v) restrict interest rates that the institution pays on deposits to "prevailing rates" in the institution's "region;" (vi) restrict asset growth or reduce total assets; (vii) alter, reduce, or terminate activities; (viii) hold a new election of directors; (ix) dismiss any director or senior executive officer who held office for more than 180 days immediately before the institution became

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



undercapitalized, provided that in requiring dismissal of a director or senior officer, the agency must comply with certain procedural requirements, including the opportunity for an appeal in which the director or officer will have the burden of proving his or her value to the institution; (x) employ "qualified" senior executive officers; (xi) cease accepting deposits from correspondent depository institutions; (xii) divest certain nondepository affiliates which pose a danger to the institution; or (xiii) be divested by a parent holding company. In addition, without the prior approval of the appropriate federal banking agency, a significantly undercapitalized institution may not pay any bonus to any senior executive officer or increase the rate of compensation for such an officer.

         At March 31, 1998, all of the UPC Banking Subsidiaries and Middleton had the requisite capital levels to qualify as well capitalized. An institution's capital category is determined solely for the purposes of applying the prompt corrective action law and it may not constitute an accurate representation of an institution's overall financial condition or prospects.

                        DESCRIPTION OF UPC CAPITAL STOCK

         UPC's Charter currently authorizes the issuance of 300,000,000 shares of UPC Common Stock and 10,000,000 shares of UPC Preferred Stock. As of May 31, 1998, 84,970,899 shares of UPC Common Stock were outstanding and approximately 7,792,332 shares were required for issuance in connection with currently outstanding UPC options, UPC's dividend reinvestment plan and with respect to conversion rights of the currently outstanding Series E Preferred Stock (defined below). In addition, as of May 31, 1998, 1,156,231 shares of UPC's 8% Cumulative, Convertible Preferred Stock, Series E (the "Series E Preferred Stock") were outstanding. As of May 31, 1998, none of UPC's 750,000 authorized shares of Series A Preferred Stock were issued and outstanding nor is management aware of the existence of circumstances from which it may be inferred that such issuance is imminent. THE CAPITAL STOCK OF UPC DOES NOT REPRESENT OR CONSTITUTE A DEPOSIT ACCOUNT AND IS NOT INSURED BY THE FDIC, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY GOVERNMENTAL AGENCY.

UPC COMMON STOCK

         GENERAL. Shares of UPC Common Stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the UPC Board may deem advisable, subject to such limitations as may be set forth in the laws of the State of Tennessee, UPC's Charter or Bylaws or the rules of the NYSE. UPB is the Registrar, Transfer Agent and Dividend Disbursing Agent for shares of UPC Common Stock. Its address is Union Planters Bank, National Association, Corporate Trust Department, 6200 Poplar Avenue, Third Floor, Memphis, Tennessee 38119. Its mailing address is P.O. Box 387, Memphis, Tennessee 38147.

         DIVIDENDS. Subject to the preferential dividend rights applicable to outstanding shares of the UPC Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement, or sinking funds, if any, for all outstanding UPC Preferred Stock, the holders of the UPC Common Stock are entitled to receive, to the extent permitted by law, only such dividends as may be declared from time to time by the UPC Board.

         UPC has the right to, and may from time to time, enter into borrowing arrangements or issue other debt instruments, the provisions of which may contain restrictions on payment of dividends and other distributions on UPC Common Stock and UPC Preferred Stock. In December, 1996, UPC caused to be issued $200,000,000 in aggregate liquidation amount of 8.20% Capital Trust Pass-through Securities ("UPC Capital Securities") through a Delaware trust subsidiary. Pursuant to the terms of the governing instruments, UPC would be prohibited from paying dividends on any UPC Capital Stock if all quarterly payments on the UPC Capital Securities had not been

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



paid in full. The UPC Capital Securities mature in 2026 and may be redeemed under certain circumstances prior to maturity.

         LIQUIDATION RIGHTS. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets, or winding-up of UPC, after distribution in full of the preferential amounts required to be distributed to the holders of UPC Preferred Stock, holders of UPC Common Stock will be entitled to receive all of the remaining assets of UPC, of whatever kind, available for distribution to shareholders ratably in proportion to the number of shares of UPC Common Stock held. The UPC Board may distribute in kind to the holders of UPC Common Stock such remaining assets of UPC or may sell, transfer, or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock, or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of UPC Common Stock. Neither the merger or consolidation of UPC into or with any other corporation, nor the merger of any other corporation into UPC, nor any purchase or redemption of shares of stock of UPC of any class, shall be deemed to be a dissolution, liquidation, or winding-up of UPC for purposes of this paragraph.

         Because UPC is a holding company, its right and the rights of its creditors and shareholders, including the holders of UPC Preferred Stock and UPC Common Stock, to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that UPC itself may be a creditor having recognized claims against such subsidiary.

         For a further description of UPC Common Stock, see "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS."

UPC PREFERRED STOCK

         SERIES A PREFERRED STOCK. UPC's Charter provides for the issuance of up to 750,000 shares (subject to adjustment by action of the UPC Board) of Series A Preferred Stock under certain circumstances involving a potential change in control of UPC. None of such shares are outstanding and management is aware of no facts suggesting that issuance of such shares may be imminent. The Series A Preferred Stock is described in more detail in UPC's Registration Statement on Form 8-A, dated January 19, 1989, and filed February 1, 1989 (SEC File No. 0-6919) which is incorporated by reference herein.

         SERIES E PREFERRED STOCK. As of May 31, 1998 1,156,231 shares of Series E Preferred Stock were outstanding as of March 31, 1998. All shares of Series E Preferred Stock have a stated value of $25.00 per share. Dividends are payable at the rate of $0.50 per share per quarter and are cumulative. The Series E Preferred Stock is convertible at the rate of 1.25 shares of UPC Common Stock for each share of Series E Preferred Stock. The Series E Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares have a liquidation preference of $25.00 per share plus unpaid dividends accrued thereon and, at UPC's option and with the prior approval of the Federal Reserve, are subject to redemption by UPC at any time at a redemption price of $25.00 per share plus any unpaid dividends accrued thereon. Holders of Series E Preferred Stock have no voting rights except as required by law and in certain other limited circumstances. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the FCB Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement. However, if any other matters shall properly come before the Special Meeting or any adjournment or postponement thereof and be voted upon,

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



the enclosed proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                              SHAREHOLDER PROPOSALS

         UPC expects to hold its next annual meeting of shareholders after consummation of the Merger in April 1999. Under SEC rules, proposals of UPC shareholders intended to be presented at that meeting must be received by UPC at its principal executive offices no later than the date specified in UPC's 1998 annual meeting proxy statement. It is not currently anticipated that FCB will hold another annual meeting unless the Merger should not be consummated.

                                     EXPERTS

         The consolidated financial statements of UPC and subsidiaries incorporated in this Prospectus/Proxy Statement by reference to UPC's Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of FCB have been audited by Reynolds, Bone & Griesbeck, P.L.C. Memphis, Tennessee independent auditors, as stated in its report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    OPINIONS

         The legality of the shares of UPC Common Stock to be issued in the Merger will be passed upon by E. James House, Jr., Secretary and Manager of the Legal Department of UPC. E. James House, Jr. is an officer of, and receives compensation from, UPC.

         Certain tax consequences of the transaction have been passed upon by Wyatt, Tarrant & Combs, Memphis, Tennessee for UPC.



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
                                                                      APPENDIX A


                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                       FIRST COMMUNITY BANCSHARES, INC.,

                      UNION PLANTERS HOLDING CORPORATION,

                                      AND

                           UNION PLANTERS CORPORATION

                         DATED AS OF NOVEMBER 10, 1997

                               TABLE OF CONTENTS

PREAMBLE .......................................................................................................  1

ARTICLE 1
TRANSACTIONS AND TERMS OF MERGER................................................................................  1
         1.1  MERGER............................................................................................  1
         1.2  TIME AND PLACE OF CLOSING.........................................................................  1
         1.3  EFFECTIVE TIME....................................................................................  1
         1.4  RESTRUCTURE OF TRANSACTION........................................................................  2

ARTICLE 2
TERMS OF MERGER.................................................................................................  2
         2.1  CHARTER...........................................................................................  2
         2.2  BY-LAWS...........................................................................................  2

ARTICLE 3
MANNER OF CONVERTING SHARES.....................................................................................  2
         3.1  CONVERSION OF SHARES..............................................................................  2
         3.2  ANTI-DILUTION PROVISIONS..........................................................................  3
         3.3  SHARES HELD BY COMMUNITY OR UPC...................................................................  3
         3.4  FRACTIONAL SHARES.................................................................................  3
         3.5  DISSENTER'S RIGHTS................................................................................  3

ARTICLE 4
EXCHANGE OF SHARES..............................................................................................  3
         4.1  EXCHANGE PROCEDURES...............................................................................  3
         4.2  RIGHTS OF FORMER COMMUNITY SHAREHOLDERS...........................................................  4

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF COMMUNITY.....................................................................  4
         5.1  ORGANIZATION, STANDING, AND POWER.................................................................  4
         5.2  AUTHORITY; NO BREACH BY AGREEMENT.................................................................  4
         5.3  CAPITAL STOCK.....................................................................................  5
         5.4  COMMUNITY SUBSIDIARIES............................................................................  5
         5.5  COMMUNITY FINANCIAL STATEMENTS....................................................................  6
         5.6  ABSENCE OF UNDISCLOSED LIABILITIES................................................................  7
         5.7  ABSENCE OF CERTAIN CHANGES OR EVENTS..............................................................  7
         5.8  TAX MATTERS.......................................................................................  7
         5.9  ALLOWANCE FOR POSSIBLE LOAN LOSSES................................................................  8
         5.10  ASSETS...........................................................................................  8
         5.11  INTELLECTUAL PROPERTY............................................................................  8
         5.12  ENVIRONMENTAL MATTERS............................................................................  9

         5.13  COMPLIANCE WITH LAWS.............................................................................  9
         5.14  LABOR RELATIONS..................................................................................  9
         5.15  EMPLOYEE BENEFIT PLANS........................................................................... 10
         5.16  MATERIAL CONTRACTS............................................................................... 11
         5.17  LEGAL PROCEEDINGS................................................................................ 11
         5.18  REPORTS.......................................................................................... 12
         5.19  STATEMENTS TRUE AND CORRECT...................................................................... 12
         5.20  TAX AND REGULATORY MATTERS....................................................................... 12
         5.21  STATE TAKEOVER LAWS.............................................................................. 12
         5.22  CHARTER PROVISIONS............................................................................... 13
         5.23  CORPORATE DOCUMENTS.............................................................................. 13

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF UPC........................................................................... 13
         6.1  ORGANIZATION, STANDING, AND POWER................................................................. 13
         6.2  AUTHORITY; NO BREACH BY AGREEMENT................................................................. 13
         6.3  CAPITAL STOCK..................................................................................... 14
         6.4  UPC SUBSIDIARIES.................................................................................. 14
         6.5  SEC FILINGS; FINANCIAL STATEMENTS................................................................. 14
         6.6  ABSENCE OF UNDISCLOSED LIABILITIES................................................................ 15
         6.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.............................................................. 15
         6.8  TAX MATTERS....................................................................................... 15
         6.9  ENVIRONMENTAL MATTERS............................................................................. 15
         6.10  COMPLIANCE WITH LAWS............................................................................. 16
         6.11  LEGAL PROCEEDINGS................................................................................ 16
         6.12  REPORTS.......................................................................................... 16
         6.13  STATEMENTS TRUE AND CORRECT...................................................................... 17
         6.14  TAX AND REGULATORY MATTERS....................................................................... 17

ARTICLE 7
CONDUCT OF BUSINESS PENDING CONSUMMATION........................................................................ 17
         7.1  AFFIRMATIVE COVENANTS OF COMMUNITY................................................................ 17
         7.2  NEGATIVE COVENANTS OF COMMUNITY................................................................... 17
         7.3  CERTAIN ACTIONS................................................................................... 19
         7.4  COVENANTS OF UPC.................................................................................. 20
         7.5  ADVERSE CHANGES IN CONDITION...................................................................... 20
         7.6  REPORTS........................................................................................... 20

ARTICLE 8
ADDITIONAL AGREEMENTS........................................................................................... 21
         8.1  REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL..................................... 21
         8.2  EXCHANGE LISTING.................................................................................. 21
         8.3  APPLICATIONS...................................................................................... 21
         8.4  FILINGS WITH STATE OFFICES........................................................................ 21

         8.5  AGREEMENT AS TO EFFORTS TO CONSUMMATE............................................................. 21
         8.6  INVESTIGATION AND CONFIDENTIALITY................................................................. 21
         8.7  PRESS RELEASES.................................................................................... 22
         8.8  TAX TREATMENT..................................................................................... 22
         8.9  STATE TAKEOVER LAWS............................................................................... 22
         8.10  CHARTER PROVISIONS............................................................................... 22
         8.11  AGREEMENTS OF AFFILIATES......................................................................... 22
         8.12  EMPLOYEE BENEFITS AND CONTRACTS.................................................................. 22
         8.13  INDEMNIFICATION.................................................................................. 23

ARTICLE 9
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE............................................................... 24
         9.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY........................................................... 24
                  (A)      SHAREHOLDER APPROVAL................................................................. 24
                  (B)      REGULATORY APPROVALS................................................................. 24
                  (C)      CONSENTS AND APPROVALS............................................................... 24
                  (D)      LEGAL PROCEEDINGS.................................................................... 24
                  (E)      REGISTRATION STATEMENT............................................................... 24
                  (F)      EXCHANGE LISTING..................................................................... 24
                  (G)      TAX MATTERS.......................................................................... 24
         9.2  CONDITIONS TO OBLIGATIONS OF UPC.................................................................. 25
                  (A)      REPRESENTATIONS AND WARRANTIES....................................................... 25
                  (B)      PERFORMANCE OF AGREEMENTS AND COVENANTS.............................................. 25
                  (C)      CERTIFICATES......................................................................... 25
                  (D)      AFFILIATES AGREEMENTS................................................................ 25
                  (E)      MAINTENANCE OF CERTAIN COVENANTS, ETC................................................ 25
                  (F)      LEGAL OPINION........................................................................ 25
                  (G)      EMPLOYMENT AGREEMENT................................................................. 26
         9.3  CONDITIONS TO OBLIGATIONS OF COMMUNITY............................................................ 26
                  (A)      REPRESENTATIONS AND WARRANTIES....................................................... 26
                  (B)      PERFORMANCE OF AGREEMENTS AND COVENANTS.............................................. 26
                  (C)      CERTIFICATES......................................................................... 26
                  (D)      LEGAL OPINION........................................................................ 26
                  (E)      EMPLOYMENT AGREEMENT................................................................. 27

ARTICLE 10
TERMINATION..................................................................................................... 27
         10.1  TERMINATION...................................................................................... 27
         10.2  EFFECT OF TERMINATION............................................................................ 29
         10.3  NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS.................................................... 29

ARTICLE 11
MISCELLANEOUS................................................................................................... 29
         11.1  DEFINITIONS...................................................................................... 29

         11.2  EXPENSES......................................................................................... 35
         11.3  BROKERS AND FINDERS.............................................................................. 35
         11.4  ENTIRE AGREEMENT................................................................................. 35
         11.5  AMENDMENTS....................................................................................... 35
         11.6  WAIVERS.......................................................................................... 35
         11.7  ASSIGNMENT....................................................................................... 36
         11.8  NOTICES.......................................................................................... 36
         11.9  GOVERNING LAW.................................................................................... 37
         11.10  COUNTERPARTS.................................................................................... 37
         11.11  CAPTIONS........................................................................................ 37
         11.12  INTERPRETATIONS................................................................................. 37
         11.13  ENFORCEMENT OF AGREEMENT........................................................................ 37
         11.14  SEVERABILITY.................................................................................... 37

                                LIST OF EXHIBITS

  Exhibit
   Number   Description
  -------
    1.      Plan of Merger
    2.      Employment Agreement
    3.      Form of Opinion of Coun el (Tax)
    4.      Supplemental Agreement
    5.      Affiliates Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of November 10, 1997, by and between FIRST COMMUNITY BANCSHARES, INC. ("Community"), a Tennessee corporation having its principal office located in Middleton, Tennessee; UNION PLANTERS CORPORATION ("UPC"), a Tennessee corporation having its principal office located in Memphis, Tennessee; and UNION PLANTERS HOLDING CORPORATION ("Holding" or "Surviving Corporation" as the context may require), a Tennessee corporation having its principal office located in Memphis, Tennessee.

                                    Preamble

    The Boards of Directors of Community and UPC are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of Community by UPC pursuant to the merger of Community with and into Holding. At the effective time of such merger, the outstanding shares of the common stock of Community shall be converted into the right to receive shares of the common stock of UPC (except as provided in Sections 3.3 and 3.4 of this Agreement). As a result, shareholders of Community shall become shareholders of UPC; and Holding, as the Surviving Corporation, shall conduct Community's business and operations as a wholly-owned subsidiary of UPC. The transactions described in this Agreement are subject to the approvals of the shareholders of Community, the Federal Reserve System, and other applicable federal and state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

    Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

    NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

    1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Community shall be merged with and into Holding in accordance with the provisions of Section 48-21-102 of The Tennessee Business Corporation Act ("TBCA") and with the effect provided in Section 48-21-108 of the Act (the "Merger"). Holding shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Community and UPC and the Plan of Merger, in substantially the form of Exhibit 1, which has been approved and adopted by the Board of Directors of Community and will be approved and adopted by the Board of Directors of Holding and UPC (in its capacity as sole shareholder of Holding).

    1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the Parties.

    1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Tennessee (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on such date as may be designated by UPC within 30 days following the last to occur of
(i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (ii) the date on which the shareholders of Community approve this Agreement and the Plan of Merger as required by applicable Law, and (iii) the date on which all other conditions precedent to each Party's obligations hereunder shall have been satisfied or waived (to the extent waivable by such Party).

    1.4 RESTRUCTURE OF TRANSACTION. UPC shall, in its reasonable discretion, have the unilateral right to revise the structure of the Merger contemplated by this Agreement in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC shall not have the right, without the approval of the Board of Directors of Community, to make any revision to the structure of the Merger which: (i) changes the amount of the consideration which the holders of shares of Community Common Stock are entitled to receive (determined in the manner provided in Section 3.1 of this Agreement); (ii) changes the intended tax-free effects of the Merger to UPC or the holders of shares of Community Common Stock; (iii) would permit UPC to pay the consideration other than by delivery of UPC Common Stock registered with the SEC (in the manner described in Section 4.1 of this Agreement); (iv) would be materially adverse to the interests of Community or holders of shares of Community Common Stock; (v) would unreasonably impede or delay consummation of the Merger; or (vi) would affect any of the provisions in Sections 8.12 or 8.13 of this Agreement. UPC may exercise this right of revision by giving reasonable prior written notice to Community in the manner provided in Section 11.8 of this Agreement which notice shall be in the form of an amendment to this Agreement or in the form of an Amended and Restated Agreement and Plan of Merger.

                                   ARTICLE 2
                                TERMS OF MERGER

    2.1 CHARTER. The Charter of Holding in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

    2.2 BY-LAWS. The By-laws of Holding in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until otherwise amended or repealed.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

   3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of UPC, Holding, Community, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

    (a) Each share of UPC Capital Stock, including any associated UPC Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

    (b) Each share of Holding Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time and shall represent all of the issued and outstanding capital stock of Holding as the Surviving Corporation.

    (c) Each share of Community Common Stock (excluding shares held by any Community Company or any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall represent only the right to be exchanged for UPC Common Stock. The number of shares of UPC Common Stock to be exchanged for each share of Community Common Stock shall be
2.7896 ("the Exchange Ratio") the computation of which is based upon a fraction, the numerator of which is $169.05 and the denominator of which is $60.60, being the average of the Current Market Price Per Share of UPC Common Stock for the ten (10) trading days prior to execution of this Agreement (the "Average Market Price") (as subject to possible adjustment as set forth in
Section 10.1(g) of this Agreement). Pursuant to the UPC Rights Agreement, each share of UPC Common Stock issued in connection with the Merger upon conversion of Community Common Stock shall be accompanied by a UPC Right.

    3.2 ANTI-DILUTION PROVISIONS. In the event UPC changes the number of shares of UPC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

    3.3 SHARES HELD BY COMMUNITY OR UPC. Each of the shares of Community Common Stock held by any Community Company or by any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

    3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Community Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of UPC Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the market value of one share of UPC Common Stock at the Effective Time. The market value of one share of UPC Common Stock at the Effective Time shall be the closing price of such common stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by UPC) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

    3.5 DISSENTER'S RIGHTS. Any holder of record of of any of the issued and outstanding shares of Community Common Stock immediately prior to the Effective Tims, who shall comply strictly with the provisions of the TBCA regarding dissenter's rights ("Community Dissenting Shareholders"), shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the TBCA.

                                   ARTICLE 4
                               EXCHANGE OF SHARES

    4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, UPC and Community shall cause the exchange agent selected by UPC, which shall be Union Planters National Bank Trust Department (the "Exchange Agent") to mail to the former shareholders of Community appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Community Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each holder of shares of Community Common Stock (other than shares to be canceled pursuant to Section
3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of Community Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of UPC Common Stock to which such holder may be otherwise entitled (without interest). UPC shall not be obligated to deliver the consideration to which any former holder of Community Common

Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Community Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Community Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither UPC nor the Exchange Agent shall be liable to a holder of Community Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law. Adoption of this Agreement by the shareholders of Community shall constitute ratification of the appointment of the Exchange Agent.

    4.2 RIGHTS OF FORMER COMMUNITY SHAREHOLDERS. At the Effective Time, the stock transfer books of Community shall be closed as to holders of Community Common Stock immediately prior to the Effective Time and no transfer of Community Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 4.1 of this Agreement, each certificate theretofore representing shares of Community Common Stock (other than shares to be canceled pursuant to Section
3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections
3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Community in respect of such shares of Community Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of UPC Common Stock issuable pursuant to this Agreement, but after the Effective Time no dividend or other distribution payable to the holders of record of UPC Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Community Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in
Section 4.1 of this Agreement. However, upon surrender of such Community Common Stock certificate, both the UPC Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF COMMUNITY

Community hereby represents and warrants to UPC as follows:

    5.1 ORGANIZATION, STANDING, AND POWER. Community is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Community is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Community.

    5.2  AUTHORITY; NO BREACH BY AGREEMENT.

    (a) Community has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Community, subject to the approval of this Agreement and the Plan of Merger by the holders of a majority of the outstanding shares of Community Common Stock, which is the only shareholder vote required for approval of this Agreement and the Plan of Merger and consummation of the Merger by Community. Subject to such requisite shareholder approval, this Agreement and the Plan of Merger represent legal, valid, and binding obligations of Community, enforceable against Community in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

    (b) Except as set forth in Section 5.2 of the Community Disclosure Memorandum, neither the execution and delivery of this Agreement or the Plan of Merger, as appropriate, by Community, nor the consummation by Community of the transactions contemplated hereby or thereby, nor compliance by Community with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of Community's Charter or By-laws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any Community Company under, any Contract or Permit of any Community Company, other than Defaults that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Community, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Community Company or any of their respective material Assets.

    (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Community, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Community of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

    5.3  CAPITAL STOCK.

    (a) The authorized capital stock of Community consists of (i) 100,000 shares of Community Common Stock, of which 95,300 shares are issued and 46,733 shares are outstanding as of the date of this Agreement and not more than 46,733 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Community are duly and validly issued and outstanding and are fully paid and nonassessable under the Act. None of the outstanding shares of capital stock of Community has been issued in violation of any preemptive rights of the current or past shareholders of Community.

    (b) Except as set forth in Section 5.3(a) of this Agreement, there are no shares of capital stock or other equity securities of Community outstanding and no outstanding Rights relating to the capital stock of Community.

    5.4 COMMUNITY SUBSIDIARIES. Community has disclosed in Section 5.4 of the Community Disclosure Memorandum all of the Community Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Community Subsidiaries that are general or limited partnerships or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein of all Community Companies). Community or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Community Subsidiary. No capital stock (or other equity interest) of any Community Subsidiary are or may become required to be issued (other than to another Community Company) by reason of any Rights, and there are no Contracts by which any Community Subsidiary is bound to issue (other than to another Community Company) additional shares of its capital stock (or other equity interests) or Rights or by which any Community Company is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Community Subsidiary (other than to another Community Company). There are no Contracts relating to the rights of any Community Company to vote or to dispose of any shares of the capital stock (or other equity interests) of any Community Subsidiary. All of the shares of capital stock (or other equity interests) of each Community Subsidiary held by a Community Company are fully paid and nonassessable under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Community Company free and clear of any Lien. Each Community Subsidiary is either a bank, a savings association, partnership, limited liability corporation, or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Community Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Community. The only Community Subsidiary that is a depository institution is The Bank of Middleton. The Bank of Middleton is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund. The minute book and other organizational documents for each Community Subsidiary have been made available to UPC for its review, and are true and complete as in effect as of the date of this Agreement and accurately reflect all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

    5.5  COMMUNITY FINANCIAL STATEMENTS.

    (a) As disclosed in Section 5.5 of the Community Disclosure Memorandum, Community has delivered to UPC (or will deliver, when available, with respect to periods ended after the date of this Agreement) true, correct and complete copies of (i) the consolidated statements of financial position (including related notes and schedules, if any) of Community as of September 30, 1997, and as of December 31, 1996, and December 31, 1995, and the related statements of operations, stockholders' equity, cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997, and for each of the three fiscal years ended December 31, 1996, 1995, and 1994, (ii) the consolidated statements of financial position of Community (including related notes and schedules, if any) and related statements of operations, stockholders' equity, and cash flows (including related notes and schedules, if any) with respect to any period ending subsequent to September 30, 1997, and prior to the closing date, and (iii) all Call Reports including any amendments thereto filed with any Regulatory Authorities by Community and each of the Bank Subsidiaries for the years ended December 31, 1996, 1995, 1994 and 1993, together with any correspondence with the SEC or any other Regulatory Authorities concerning any of the aforesaid financial statements and Reports (the "Community Financial Statements"). Such Community Financial Statements (i) were (or will be) prepared from the records of Community or each Community Subsidiary; (ii) were (or will be) prepared in accordance with GAAP (or, where applicable, regulatory accounting principles) consistently applied; (iii) accurately present (or, when prepared, will present) Community's and each Community Subsidiary's financial condition and the results of its operation, changes in stockholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby, except that the unaudited interim Financial Statements were or are subject to normal and recurring year-end adjustments which were not expected to be material in amount or effect; (iv) do contain or reflect (or, when prepared, will contain and reflect) all necessary adjustments and accruals for an accurate presentation of Community's and each Community Subsidiary's financial condition and the results of Community's and each Community Subsidiary operations and cash flows for the periods covered by such Financial Statements; and (v) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions or Allowances for Loan Losses, for all ORE reserves and for all reasonably anticipated liabilities and taxes, with respect to the periods then ended.

    (b) Each of the Community Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and fairly presented in all material respects the consolidated financial position of Community and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

    5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Community Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Community, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Community as of September 30, 1997, included in the Community Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. No Community Company has incurred or paid any Liability since September 30, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Community or (ii) in connection with the transactions contemplated by this Agreement.

    5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1997, except as disclosed in the Community Financial Statements made available prior to the date of this Agreement or contemplated by pending federal legislation applicable to financial institutions generally, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Community, and
(ii) the Community Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Community contained in this Agreement.

    5.8  TAX MATTERS.

    (a) All Tax Returns required to be filed by or on behalf of any of the Community Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and, to the Knowledge of Community, all Tax Returns filed are complete and accurate. All Taxes shown on filed Tax Returns have been paid. There is no audit, examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the Community Financial Statements made available prior to the date of this Agreement and except for certain routine state tax matters which, in the aggregate, do not exceed $5,000. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the Community Companies.

    (b) None of the Community Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

    (c) Adequate provision for any Taxes due or to become due for any of the Community Companies for the period or periods through and including the date of the respective Community Financial Statements has been made and is reflected on such Community Financial Statements.

    (d) Deferred Taxes of the Community Companies have been provided for in accordance with GAAP.

    (e) To the Knowledge of Community, each of the Community Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

    (f) Except as set forth in Section 5.8 of the Community Disclosure Memorandum, none of the Community Companies has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

    (g) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Community Companies that occurred during or after any Taxable Period in which the Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996.

    (h) Except as set forth in Section 5.8 of the Community Disclosure Memorandum, none of the Community Companies is a party to any tax allocation or sharing agreement and none of the Community Companies has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Community), or has any Liability for taxes of any Person (other than Community and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor or by Contract or otherwise.

    5.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of Community included in the most recent Community Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Community included in the Community Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, in the reasonable opinion of management of Community adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known and reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Community Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Community Companies as of the dates thereof.

    5.10 ASSETS. Except as set forth in Section 5.10 of the Community Disclosure Memorandum or as disclosed or reserved against in the Community Financial Statements made available prior to the date of this Agreement, the Community Companies have good and marketable title, free and clear of all material Liens, to all of their respective Assets. All tangible properties used in the businesses of the Community Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Community's past practices. All Assets which are material to Community's business on a consolidated basis, held under leases or subleases by any of the Community Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. To the Knowledge of Community, the Community Companies currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. None of the Community Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under any such policies of insurance and no notices have been given by any Community Company under such policies, except for routine claims, none of which is material.

    5.11 INTELLECTUAL PROPERTY. All of the Intellectual Property rights of the Community Companies are in full force and effect and constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of Community, there currently are not, any Defaults thereunder by Community. A Community Company owns or is the valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement. None of the Community Companies or, to the Knowledge of Community, their respective predecessors has misused the Intellectual Property rights of others and, to the Knowledge of Community, none of the Intellectual Property rights as used in the business conducted by any such Community Company infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. To the Knowledge of Community, no Community Company is obligated to pay any royalties to any Person with respect to any such Intellectual Property. To the Knowledge of Community, each Community Company owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with performance of any material Contract to which it is a party. Except as disclosed in
Schedule 5.11, no officer, director, or employee of any Community Company is party to any Contract which requires such officer, director or employee to assign any

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interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information, which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including any Community Company.

    5.12  ENVIRONMENTAL MATTERS.

    (a) To the Knowledge of Community, each Community Company, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Community.

    (b) To the Knowledge of Community, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Community Company or any of its Operating Properties or Participation Facilities (or Community in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Community Company or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Community, nor is there any reasonable basis for any Litigation of a type described in this sentence.

    (c) During the period of (i) any Community Company's ownership or operation of any of their respective current properties, (ii) any Community Company's participation in the management of any Participation Facility, or (iii) any Community Company's holding of a security interest in a Operating Property, to the Knowledge of Community, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Community. Prior to the period of (i) any Community Company's ownership or operation of any of their respective current properties, (ii) any Community Company's participation in the management of any Participation Facility, or (iii) any Community Company's holding of a security interest in a Operating Property, to the Knowledge of Community, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Community.

    5.13 COMPLIANCE WITH LAWS. Community is duly registered as a bank holding company under the Bank Holding Company Act. Each Community Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. None of the Community Companies:

    (a) to the Knowledge of Community, is in violation of any material Laws, Orders, or Permits applicable to its business or employees conducting its business; and

    (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Community Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any Community Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

    5.14 LABOR RELATIONS. No Community Company is the subject of any Litigation asserting that it or any other Community Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Community Company to bargain with any labor

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organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Community Company, pending or threatened, or to the Knowledge of Community, is there any activity involving any Community Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

    5.15  EMPLOYEE BENEFIT PLANS.

    (a) Community has disclosed in Section 5.15 of the Community Disclosure Memorandum, and has delivered or made available to UPC prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Community Company or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Community Benefit Plans"). Any of the Community Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Community ERISA Plan." There is no Community ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Community Pension Plan." Except for the Financial Institutions Retirement Fund plan, no Community Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

    (b) All Community Benefit Plans are in substantial compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Community. Each Community ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Community is not aware of any circumstances likely to result in revocation of any such favorable determination letter, that may not be corrected without material adverse effect on community.. No Community Company has engaged in a transaction with respect to any Community Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Community Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

    (c) No Community Company provides for retiree health and life benefits except as may be required by ERISA or the Internal Revenue Code under any of the Community Benefit Plans and there are no restrictions on the rights of such Community Company to amend or terminate any such retiree health or benefit Plan without incurring Liability thereunder.

    (d) Except as disclosed in Section 5.15 of the Community Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Community Company from any Community Company under any Community Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Community Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

    (e) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Community Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Community Financial Statements to the extent required by and in accordance with GAAP.

    5.16 MATERIAL CONTRACTS. Except as disclosed in the Community SEC Reports or as disclosed in Section 5.16 of the Community Disclosure Memorandum, none of the Community Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any Community Company or the guarantee by any Community Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business),
(iii) any Contracts which prohibit or restrict any Community Company from engaging in any business activities in any geographic area, line of business, or otherwise in competition with any other Person, (iv) any Contracts between or among Community Companies, (v) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract (not disclosed in the Community Financial Statements delivered prior to the date of this Agreement) which is a financial derivative Contract (including various combinations thereof), and (vi) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Community SEC Report (whether or not Community is subject to the filing requirements of the SEC) filed (or which would have been filed if Community were subject to the SEC reporting requirements) by Community with the SEC prior to the date of this Agreement (together with all Contracts referred to in Sections 5.10 and 5.15(a) of this Agreement the "Community Contracts"). With respect to each Community Contract:
(i) the Contract is in full force and effect; (ii) no Community Company is in Default thereunder; (iii) no Community Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Community, in Default in any respect or has repudiated or waived any material provision thereunder. Except as set forth in
Section 5.16 of the Community Disclosure Memorandum, all of the indebtedness of any Community Company for money borrowed is prepayable at any time by such Community Company without penalty or premium.

    5.17 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Community, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Community Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Community, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Community Company. Section 5.17 of the Community Disclosure Memorandum includes a summary report of all material Litigation as of the date of this Agreement to which any Community Company is a party and which names a Community Company as a defendant or cross-defendant.

    5.18 REPORTS. Since January 1, 1994, or the date of organization if later, each Community Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities and any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Community). As of their respective dates, or as subsequently amended for minor corrections, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    5.19 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by any Community Company to UPC pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Community Company for inclusion in the Registration Statement to be filed by UPC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Community Company or for inclusion in the Proxy Statement to be mailed to Community's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a Community Company with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Community, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any Community Company is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. No statement, certificate, instrument, or other writing furnished or to be furnished by any affiliate of any Community Company in connection with this Agreement, any SEC filings, Proxy Statement, or Documents provided to UPC contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    5.20 TAX AND REGULATORY MATTERS. No Community Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance relating to Community that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such section.

    5.21 STATE TAKEOVER LAWS. Each Community Company has taken all necessary action to exempt the transactions contemplated by this Agreement and the Plan of Merger from, or if necessary challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including applicable sections of the TBCA.

    5.22 CHARTER PROVISIONS. Except as set forth in Section 5.22 of the Community Disclosure Memorandum, each Community Company has taken all action so that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated by this Agreement and the Plan of Merger do not and will not result in the grant of any rights to any Person under the Charter, By-laws or other governing instruments of any Community Company or restrict or impair the ability of UPC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Community Company that may be directly or indirectly acquired or controlled by it.

    5.23 CORPORATE DOCUMENTS. Community has previously provided UPC true and correct copies of the Articles of Incorporation and Bylaws of Community and the Articles of Incorporation or Articles of Association or Articles of Agreement and Bylaws of each Community Company, as amended to date, and each are in full force and effect.

                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF UPC

    Except as disclosed in the UPC Disclosure Memorandum, UPC hereby represents and warrants to Community as follows:

    6.1 ORGANIZATION, STANDING, AND POWER. UPC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. UPC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where

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

the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

    6.2  AUTHORITY; NO BREACH BY AGREEMENT.

    (a) UPC has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of UPC. This Agreement represents a legal, valid, and binding obligation of UPC, enforceable against UPC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

    (b) Neither the execution and delivery of this Agreement by UPC, nor the consummation by UPC of the transactions contemplated hereby, nor compliance by UPC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of UPC's Restated Charter of Incorporation or By-laws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any UPC Company under, any Contract or Permit of any UPC Company, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any UPC Company or any of their respective material Assets.

    (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by UPC or UPC Merger Subsidiary of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

    6.3 CAPITAL STOCK. The authorized capital stock of UPC consists of (i) 100,000,000 shares of UPC Common Stock, of which 66,928,481 shares were issued and outstanding as of September 30, 1997 (exclusive of treasury shares), and
(ii) 10,000,000 shares of UPC Preferred Stock, of which no shares of UPC Series A Preferred Stock, and 2,412,578 shares of UPC Series E Preferred Stock, are issued and outstanding. All of the issued and outstanding shares of UPC Capital Stock are, and all of the shares of UPC Common Stock to be issued in exchange for shares of Community Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the Tennessee Business Corporation Act. None of the outstanding shares of UPC Capital Stock has been, and none of the shares of UPC Common Stock to be issued in exchange for shares of Community Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of UPC. UPC has reserved for issuance a sufficient number of shares of UPC Common Stock for the purpose of issuing shares of UPC Common Stock in accordance with the provisions of Sections 3.1 and 3.5 of this Agreement.

    6.4 UPC SUBSIDIARIES. UPC or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each UPC Subsidiary. No equity securities of any UPC Subsidiary are or may become required to be issued (other than to another UPC Company) by reason of any Rights, and there are no Contracts by which any UPC Subsidiary is bound to issue (other than to another UPC Company) additional shares of its capital stock or Rights or by which any UPC Company is or may be bound to transfer any shares of the capital stock of any UPC Subsidiary (other than to another UPC Company). There are no Contracts relating to the rights of any UPC Company to vote or to dispose of any shares of the capital stock of any UPC Subsidiary. All of the shares of capital stock of each UPC Subsidiary held by a UPC Company are fully paid and nonassessable (except pursuant to 12 USC Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the UPC Company free and clear of any Lien. Each UPC Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each UPC Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. Each UPC Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

    6.5  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) UPC has filed and made available to Community all SEC Documents required to be filed by UPC since December 31, 1993 (the "UPC SEC Reports"). The UPC SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such UPC SEC Reports or necessary in order to make the statements in such UPC SEC Reports, in light of the circumstances under which they were made, not misleading. Except for UPC Subsidiaries that are registered as a broker, dealer, or investment advisor, none of UPC's Subsidiaries is required to file any SEC Documents.

    (b) Each of the UPC Financial Statements (including, in each case, any related notes) contained in the UPC SEC Reports, including any UPC SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of UPC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

    6.6 ABSENCE OF UNDISCLOSED LIABILITIES. No UPC Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, except Liabilities which are accrued or reserved against in the consolidated balance sheets of UPC as of September 30, 1997, included in the UPC Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. No UPC Company has incurred or paid any Liability since September 30, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC or (ii) in connection with the transactions contemplated by this Agreement.

    6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1997, except as disclosed in the UPC Financial Statements made available prior to the date of this Agreement or contemplated by pending federal legislation applicable to financial institutions generally, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, and (ii) the UPC Companies have not taken any action, or failed to take any action, prior to the date of this Agreement,

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

which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of UPC contained in this Agreement.

    6.8  TAX MATTERS.

    (a) All Tax Returns required to be filed by or on behalf of any of the UPC Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and, to the Knowledge of UPC, all Tax Returns filed are complete and accurate. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the UPC Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the UPC Companies.

    (b) Adequate provision for any Taxes due or to become due for any of the UPC Companies for the period or periods through and including the date of the respective UPC Financial Statements has been made and is reflected on such UPC Financial Statements.

    (c) Deferred Taxes of the UPC Companies have been provided for in accordance with GAAP.

    6.9  ENVIRONMENTAL MATTERS.

    (a) To the Knowledge of UPC, each UPC Company, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

    (b) To the Knowledge of UPC, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any UPC Company or any of its Operating Properties or Participation Facilities (or UPC in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any UPC Company or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, nor is there any reasonable basis for any Litigation of a type described in this sentence.

    (c) During the period of (i) any UPC Company's ownership or operation of any of their respective current properties, (ii) any UPC Company's participation in the management of any Participation Facility, or (iii) any UPC Company's holding of a security interest in a Operating Property, to the Knowledge of UPC, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. Prior to the period of (i) any UPC Company's ownership or operation of any of their respective current properties,
(ii) any UPC Company's participation in the management of any Participation Facility, or (iii) any UPC Company's holding of a security interest in a Operating Property, to the Knowledge of UPC, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

    6.10 COMPLIANCE WITH LAWS. UPC is duly registered as a bank holding company under the BHC Act and as a savings and loan holding company under the HOLA. Each UPC Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. No UPC Company:

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

    (a) to the Knowledge of UPC, is in violation of any material Laws, Orders, or Permits applicable to its business or employees conducting its business; and

    (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any UPC Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any UPC Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

    6.11 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of UPC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any UPC Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any UPC Company.

    6.12 REPORTS. Since January 1, 1994, or the date of organization if later, each UPC Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    6.13 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any UPC Company or any Affiliate thereof to Community pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any UPC Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by UPC with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any UPC Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Community's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any UPC Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Community, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any UPC Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

    6.14 TAX AND REGULATORY MATTERS. No UPC Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance relating to UPC that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section. To the extent that UPC is aware of any material fact or circumstance to the contrary,such has been disclosed to Community.

                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

  7.1 AFFIRMATIVE COVENANTS OF COMMUNITY. Unless the prior written consent of UPC shall have been obtained, and except as otherwise expressly contemplated herein or as set forth in Section 7.1 of the Community Disclosure Memorandum, Community shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and Assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement or prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

    7.2 NEGATIVE COVENANTS OF COMMUNITY. Except as specifically contemplated by this Agreement or other documents or instruments executed in connection with this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Community covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of UPC, which consent shall not be unreasonably withheld:

    (a) amend the Charter, By-laws, or other governing instruments of any Community Company; or

    (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Community Company to another Community Company) in excess of an aggregate of $50,000 (for the Community Companies on a consolidated basis) except in the ordinary course of the business of Community Subsidiaries consistent with past practices (which shall include, for Community Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Community Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, advances from the Federal Reserve Board or Federal Home Loan Bank, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Community Disclosure Memorandum); or

    (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Community Company, or declare or pay any dividend or make any other distribution in respect of Community's capital stock, provided that Community may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular cash dividends on shares of Community Common Stock at a rate not in excess of One and 25/100 Dollars ($1.25) per share payable on January 1, 1998; or

    (d) except for this Agreement, or pursuant to the issuance of shares to satisfy stock rights outstanding as of the date hereof, plus dividend and accumulation rights, if any, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Community Common Stock or any other capital stock of any Community Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

    (e) adjust, split, combine or reclassify any capital stock of any Community Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Community Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any Community Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Community Company) or any Asset having a book value in excess of $5,000 other than in the ordinary course of business for reasonable and adequate consideration; or

    (f) except for purchases of U.S. Treasury securities, U.S. Government agency securities, municipal bonds, local tax exempt securities, or other securities which in any case have maturities of five years or less, which purchases are consistent with past practices, or Federal Home Loan Bank Stock, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Community Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

    (g) grant any increase in compensation or benefits to the employees or officers of any Community Company, except in accordance with past practice disclosed in Section 7.2(g) of the Community Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to past practice or written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Community Disclosure Memorandum; and enter into or amend any severance agreements with officers of any Community Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any Community Company except in accordance with past practice disclosed in Section 7.2(g) of the Community Disclosure Memorandum; or, except as disclosed in Section 7.2(g) of the Community Disclosure Memorandum, voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits (other than the acceleration of vesting which occurs under a benefit plan upon a change of control of Community); or

    (h) enter into or amend any employment Contract between any Community Company and any Person (unless such amendment is required by Law) that the Community Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

    (i) except as disclosed in Section 7.2(i) of the Community Disclosure Memorandum or in the Supplemental Letter, adopt any new employee benefit plan of any Community Company or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Community Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

    (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

    (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Community Company for money damages in excess of $25,000 or restrictions upon the operations of any Community Company; or

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

    (l) other than in the ordinary course of business consistent with past practice or as otherwise disclosed in Section 7.2(l) of the Community Disclosure Memorandum, enter into, modify, amend, or terminate any material Contract (excluding any loan Contract) or waive, release, compromise, or assign any material rights or claims.

    7.3 CERTAIN ACTIONS. Except to the extent necessary to consummate the transaction specifically contemplated by this Agreement:

    (a) Community shall not and shall use its best efforts to ensure that its respective directors, officers, employees, and advisors do not, directly or indirectly, institute, solicit, or knowingly encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or participate in any discussions or negotiations with, or provide any confidential or non public information to, any corporation, partnership, person or other entity or group (other than to UPC or any UPC subsidiary) concerning any "Acquisition Proposal" as defined in Section 11.1 hereof, except for actions reasonably considered by the Board of Directors of Community, based upon the advice of outside legal counsel, to be required in order to fulfill its fiduciary obligations. Community shall notify UPC immediately if any Acquisition Proposal has been or should hereafter be received by Community, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of Community's Board of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions thought to be initiated, and the status of any reports, negotiations or expressions of interest.

    (b) As a condition of and as an inducement to UPC's entering into this Agreement, Community covenants, acknowledges, and agrees that it shall be a specific, absolute, and unconditionally binding condition precedent to Community's entering into a letter of intent, agreement in principle, definitive agreement (whether or not considered binding, non binding, conditional or unconditional) with any third party with respect to an Acquisition Proposal, or supporting or indicating an intent to support an Acquisition Proposal, other than this Agreement and the transactions contemplated in this Agreement, regardless of whether Community has otherwise complied with the provisions of
Section 7.3 (a) hereof, that Community or such third party which is a party of the Acquisition Proposal shall have paid UPC, as liquidated damages, the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) at the time of acceptance of the Acquisition Proposal in writing. This sum represents the (i) direct cost of expenses (including, but not limited to, fees and expenses incurred by UPC's financial or other consultants, printing costs, investment bankers, accountants, and counsel) incurred by or on behalf of UPC in negotiating and undertaking to carry out the transactions contemplated by this Agreement; and (ii) indirect costs and expenses of UPC in connection with the transaction contemplated by this Agreement, including UPC's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement; and (iii) UPC's loss as a result of the transactions contemplated by this Agreement not being consummated. Accordingly, Community hereby stipulates and covenants that prior to Community's entering into a letter of intent, agreement in principle, or definitive agreement (whether binding or non binding, conditional or unconditional) with any third party with respect to an Acquisition Proposal or supporting or indicating an intent to support an Acquisition Proposal, either Community or such third party shall have paid to UPC the amount set forth above in immediately available funds to satisfy the specific, absolute and unconditionally binding condition precedent imposed by this Section 7.3. Notwithstanding anything to the contrary in this Section 7.3 (b), in the event such Acquisition Proposal should be the result of a hostile takeover of Community, any sums due UPC hereunder shall be paid only at the closing of the transaction set forth in such Acquisition Proposal. UPC acknowledges that under no circumstances shall any officer or director of Community (unless such officer or director shall have an interest in a potential acquiring party in any Acquisition Proposal) be held personally liable to UPC for any amount of the foregoing payment. On payment of such amount to UPC, UPC shall have no cause of action or claim (either in law or in equity) whatsoever against Community, or any officer or director of Community, with respect to or in connection with such Acquisition Proposal or this Agreement.

    (c) The requirements, conditions, and obligations imposed by Section 7.3(b) shall continue in effect from the date of this Agreement until March 1, 1999, if
(i) the merger fails to receive the requisite shareholder approval by the Community Shareholder's; or (ii) Community willfully or recklessly (a) violates any of its representations or warranties set forth herein; (b) breaches any of its covenants set forth herein; (c) fails to deliver or cause to be

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

delivered, the certificates, agreements and other documents; or (d) otherwise fails to meet the conditions to UPC's obligation to close set forth herein. After the occurrence of any such events, the provisions of this Section 7.3 would terminate the earlier of the Effective Time or the termination of this Agreement pursuant to the terms of Article 9.

    7.4 COVENANTS OF UPC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, UPC covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the UPC Common Stock and the business prospects of the UPC Companies, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement or prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

    7.5 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

    7.6 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

     8.1 REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL. UPC shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of UPC Common Stock upon consummation of the Merger. Community shall furnish all information concerning it and the holders of its capital stock as UPC may reasonably request in connection with such action. Community shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and the Plan of Merger and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) Community shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to its shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Community shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its shareholders the approval of the matters submitted for approval, and (iv) the Board of Directors and officers of Community shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such shareholders' approvals.

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

    8.2 EXCHANGE LISTING. UPC shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of UPC Common Stock to be issued to the holders of Community Common Stock pursuant to the Merger, and UPC shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

    8.3 APPLICATIONS. UPC shall prepare and file, and Community shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. At least three business days prior to filing, UPC shall provide Community and its counsel with copies of such applications. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby as soon as practicable upon their becoming available.

    8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, UPC Merger Subsidiary and Community shall execute and file the Certificate of Merger with the Secretary of State of the State of Tennessee in connection with the Closing.

    8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

    8.6  INVESTIGATION AND CONFIDENTIALITY.

    (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

    (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

    (c) Community shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Transaction with Community to preserve the confidentiality of the information relating to Community provided to such Persons and their Affiliates and Representatives.

    8.7 PRESS RELEASES. Prior to the Effective Time, Community and UPC shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

    8.8 TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

    8.9 STATE TAKEOVER LAWS. Each Community Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law.

    8.10 CHARTER PROVISIONS. Each Community Company shall take all necessary action to ensure that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any Person under the Charter, By-laws, or other governing instruments of any Community Company or restrict or impair the ability of UPC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Community Company that may be directly or indirectly acquired or controlled by it.

    8.11 AGREEMENTS OF AFFILIATES. Community has disclosed in Section 8.11 of the Community Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Community for purposes of Rule 145 under the 1933 Act. Community shall use its reasonable efforts to cause each such Person to deliver to UPC not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 5, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Community Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of UPC Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. UPC shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of UPC Common Stock by such affiliates.

    8.12 EMPLOYEE BENEFITS AND CONTRACTS. Subject to the terms of the Supplemental Letter, following the Effective Time, UPC shall provide to officers and employees of the Community Companies employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the UPC Companies to their similarly situated officers and employees. For purposes of participation, vesting, and (except in the case of retirement plans) benefit accrual under such employee benefit plans, the service of the employees of the Community Companies prior to the Effective Time shall be treated as service with a UPC Company participating in such employee benefit plans.

    8.13  INDEMNIFICATION.

    (a) After the Effective Time, UPC shall indemnify, defend and hold harmless the present and former directors, officers, employees, and agents of the Community Companies (each, an "Indemnified Party") (including any person who becomes a director, officer, employee, or agent prior to the Effective Time) against all Liabilities (including reasonable attorneys' fees, and expenses, judgments, fines and amounts paid in settlement) arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement and the Stock Option Agreement) to the full extent permitted under Tennessee Law and by Community's Charter and By-laws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by UPC is required to effectuate any indemnification, UPC shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between UPC and the Indemnified Party.

    (b) Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section 8.13, upon learning of any such Liability or Litigation, shall promptly notify UPC thereof, provided that the failure so to notify shall not affect the obligations of UPC under this Section 8.13 unless and to the extent such failure materially increases UPC's liability under this Section
8.13. In the event of any such Litigation (whether arising before or after the Effective Time), (i) UPC or the Surviving Corporation shall have the right to assume the defense thereof and

UPC shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if UPC or the Surviving Corporation elects not to assume such defense, or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between UPC or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and UPC or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that UPC shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) UPC shall not be liable for any settlement effected without its prior written consent; and provided further that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

    (c) The Surviving Corporation shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld. The Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

    (d) If the Surviving Corporation or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 8.13.

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

    9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

    (a) Shareholder Approval. The shareholders of Community shall have approved this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law, or by the provisions of any governing instruments.

    (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (other than matters relating to the raising of additional capital or the disposition of Assets (including, but not limited to, any divestiture or restrictions on the insurance activities of any Community Companies) or deposit Liabilities and associated branches) which in the reasonable judgment of the Board of Directors of UPC would so materially adversely impact the financial or economic benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, UPC would not, in its reasonable judgment, have entered into this Agreement.

    (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

    (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement and the Plan of Merger.

    (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of UPC Common Stock issuable pursuant to the Merger shall have been received.

    (f) Exchange Listing. The shares of UPC Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

    (g) Tax Matters. Each Party shall have received a written opinion of counsel from Wyatt, Tarrant & Combs, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Community Common Stock for UPC Common Stock will not give rise to gain or loss to the shareholders of Community with respect to such exchange (except to the extent of any cash received), and (iii) none of Community or UPC will recognize gain or loss as a consequence of the Merger. In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Community and UPC reasonably satisfactory in form and substance to such counsel.

    9.2 CONDITIONS TO OBLIGATIONS OF UPC. The obligations of UPC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by UPC pursuant to Section 11.6(a) of this Agreement:

    (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Community set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Community set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Community set forth in Sections 5.20, 5.21, and 5.22 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Community set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.20, 5.21, and 5.22) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Community; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

    (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Community to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

    (c) Certificates. Community shall have delivered to UPC (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Community's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, all in such reasonable detail as UPC and its counsel shall request.

    (d) Affiliates Agreements. UPC shall have received from each affiliate of Community the affiliates letter referred to in Section 8.11 of this Agreement.

    (e) Maintenance of Certain Covenants, Etc. At the time of Closing, (i) the total consolidated stockholders equity of Community shall have been not less than $3,591,000 at June 30, 1997, and shall have increased since that date through normal earnings growth; (ii) the tangible equity capital of Community shall be not less than its reported level as of June 30, 1997, and shall have increased since that time through normal earnings growth (less approved dividends); (iii) Community shall own, free and clear of any Liens, all of the outstanding capital stock of Subsidiaries; (iv) from June 30, 1997, there shall have been no extraordinary sale of assets, nor any material investment portfolio restructuring by any Community Company; (v) there shall have been no special dividend declaration by the Community Companies since June 30, 1997; and (vi) the acquisition can be accounted for on a pooling of interest basis. The financial criteria and calculations set forth above shall be determined in accordance with GAAP assuming that Community and each other Community Company shall have been operated consistently in the normal course of their respective businesses; provided however, that the effects of any balance sheet expansion through abnormal, unusual, nonrecurring or out-of-the-ordinary borrowings or by the realization of extraordinary or nonrecurring gains otherwise than in the ordinary course of business or other income from the disposition of assets or liabilities or through similar transactions shall be eliminated from the calculations;

    (f) Legal Opinion. Community shall have delivered to UPC an opinion of counsel, dated as of the Closing Date, addressed to and in form and substance satisfactory to UPC, to the effect that:

        (i) Community is a Tennessee corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee.

        (ii) This Agreement has been duly and validly authorized, executed, and delivered on behalf of Community by a duly authorized officer or representative of Community, and (assuming this Agreement is a binding obligation of UPC) constitutes a valid and binding obligation of Community enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and subject to the application of equitable principles and judicial discretion;

        (iii) The execution, delivery and performance of this Agreement, and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate and shareholder action in respect thereof on the part of Community.

    (g) Employment Agreement. UPC and/or Holding shall have received an executed Employment Agreement,in form and substance satisfactory to UPC and which shall include a non-competition clause, from Mike Bodiford to serve as city manager in Middleton, Tennessee.

    9.3 CONDITIONS TO OBLIGATIONS OF COMMUNITY. The obligations of Community to perform this Agreement and the Plan of Merger and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Community pursuant to Section 11.6(b) of this Agreement:

    (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of UPC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of UPC set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of UPC set forth in Section 6.14 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of UPC set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.14) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on UPC; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

    (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of UPC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

    (c) Certificates. UPC shall have delivered to Community (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by UPC's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Community and its counsel shall request.

    (d) Legal Opinion. UPC shall have delivered to Community an opinion of counsel, which may be in-house counsel of UPC, dated as of the Closing Date, addressed to and in form and substance satisfactory to Community, to the effect that:

        (i) UPC and Holding are Tennessee corporations duly organized, validly existing, and in good standing under the laws of the State of Tennessee;

        (ii) This Agreement and Plan of Merger has been duly and validly authorized, executed, and delivered on behalf of UPC and Holding by a duly authorized officer or representative thereof, and (assuming this Agreement is a binding obligation of Community) constitutes a valid and binding obligation of UPC and Holding enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and subject to the application of equitable principles and judicial discretion.

        (iii) The execution, delivery and performance of this Agreement and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate and shareholder action in respect thereof on the part of UPC and Holding.

    (e) Employment Agreement. Mike Bodiford shall have been offered an Employment Agreement with UPC and/or Holding, in form and substance satisfactory to Community to serve as city manager in Middleton, Tennessee, and such offer shall not have been withdrawn or materially amended by UPC and/or Holding prior to Closing.

                                   ARTICLE 10
                                  TERMINATION

    10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Community, this Agreement and the Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time:

    (a) By mutual consent of the Board of Directors of UPC and the Board of Directors of Community; or

    (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Community and Section 9.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Community and Section 9.3(a) of this Agreement in the case of UPC; or

    (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Community and Section 9.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

    (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Community fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the TBCA at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

    (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by June 30, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

    (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Community and Section 9.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

    (g) By the Board of Directors of Community, if it determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:

        (1) the Average Closing Price shall be less than the product of (i)
    0.80 and (ii) the Starting Price; and

        (2) (i) the quotient obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "UPC Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio");

subject, however, to the following three sentences. If Community refuses to consummate the Merger pursuant to this Section 10.1(g), it shall give prompt written notice thereof to UPC; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, UPC shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.80, the Starting Price, and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the UPC Ratio. If UPC makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Community of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 10.1(g).

    For purposes of this Section 10.1(g), the following terms shall have the meanings indicated:

    "Average Closing Price" shall mean the average of the daily last sales prices of UPC Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by UPC) for the 20 consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

    "Determination Date" shall mean the later of the date (i) of the Shareholders' Meeting or (ii) on which the last consent of the Federal Reserve System shall be received.

    "Index Group" shall mean the 17 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 17 bank holding companies and the weights attributed to them are as follows:


                BANK HOLDING COMPANIES         WEIGHTING
          ----------------------------------   ---------
          AmSouth Bancorporation..........         5.75%
          BB&T Corporation...................      7.55
          Crestar Financial Corporation...         7.75
          First American Corporation......         4.12
          First of America Bank Corporation..      6.18
          First Security Corporation.........      8.12
          First Tennessee National Corporation     4.49
          Firstar Corporation.............        10.12
          Huntington Bancshares, Inc......        11.16
          Marshall & Ilsley..................      6.22
          Mercantile Bancorporation, Inc..         5.19
          National Commerce Bancorp.......         3.44
          Old Kent Financial Corporation.....      3.34
          Regions Financial Corporation...         9.58
          SouthTrust Corporation..........         6.99
                                                 ------
          Total...........................       100.00%
                                                 ======

    "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

    "Starting Date" shall mean the fourth full trading day after the announcement by press release of the Merger.

    "Starting Price" shall mean the closing price per share of UPC Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by UPC) on the Starting Date.

    If any company belonging to the Index Group or UPC declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company or UPC shall be appropriately adjusted for the purposes of applying this Section 10.1(g).

    10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement, the Plan of Merger, and the Supplemental Letter shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

    10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4 and 11 and Sections 8.11, 8.12 and 8.13 of this Agreement, the provisions of the Supplemental Letter and any other such provisions which by their terms apply in whole or in part after the Effective Time.

                                   ARTICLE 11
                                 MISCELLANEOUS

    11.1  DEFINITIONS.

    (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

    "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

    "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

    "AGREEMENT" shall mean this Agreement and Plan of Reorganization, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

    "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

    "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

    "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by Community and filed with the Secretary of State of the State of Tennessee relating to the Merger as contemplated by Section 1.1 of this Agreement.

    "CLOSING DATE" shall mean the date on which the Closing occurs.

    "COMMUNITY COMMON STOCK" shall mean the $1.00 par value common stock of Community.

    "COMMUNITY COMPANIES" shall mean, collectively, Community and all Community Subsidiaries.

    "COMMUNITY DISCLOSURE MEMORANDUM" shall mean the written information entitled "First Community Bancshares Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to UPC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

    "COMMUNITY FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Community as of September 30, 1997, and December 31, 1996, 1995 and 1994, and the related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997, and for each of the three years ended December 31, 1996, 1995 and 1994, and (ii) the consolidated balance sheets of Community (including related notes and schedules, if any) and related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to September 30, 1997.

    "COMMUNITY SUBSIDIARIES" shall mean the Subsidiaries of Community, which shall include the Community Subsidiaries described in Section 5.4 of the Community Disclosure Memorandum and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Community in the future and owned by Community at the Effective Time.

    "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

    "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

    "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

    "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

    "ERISA" shall mean the Employee Retirement Income Community Act of 1974, as amended.

    "EXHIBITS" 1 through 4, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

    "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

    "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

    "HOLDING COMMON STOCK" shall mean the $1.00 par value common stock of Holding.

    "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

    "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

    "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

    "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known by the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or General Counsel of such Person.

    "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

    "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

    "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

    "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

    "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

    "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" and "material adverse impact" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks, savings associations, and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed written consent of the other Party in contemplation of the transaction contemplated hereby, and
(d) the direct effects of compliance with this Agreement (including the expense associated with the vesting of benefits under the various employee benefit plans of Community as a result of the Merger constituting a change of control) on the operating performance of the Parties, including expenses incurred by the Parties in consummating the transactions contemplated by the Agreement.

    "NYSE" shall mean the New York Stock Exchange, Inc.

    "1933 ACT" shall mean the Securities Act of 1933, as amended.

    "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "OPERATING PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

    "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

    "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

    "PARTY" shall mean either Community or UPC, and "PARTIES" shall mean both Community and UPC.

    "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

    "PLAN OF MERGER" shall mean the plan of merger providing for the Merger, in substantially the form of Exhibit 1.

    "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

    "PROXY STATEMENT" shall mean the proxy statement used by Community to solicit the approval of its shareholders of the transactions contemplated by this Agreement and the Plan of Merger, which shall include the prospectus of UPC relating to the issuance of the UPC Common Stock to holders of Community Common Stock.

    "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by UPC under the 1933 Act with respect to the shares of UPC Common Stock to be issued to the shareholders of Community in connection with the transactions contemplated by this Agreement.

    "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE, the NASD, and the SEC.

    "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

    "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

    "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

    "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

    "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of Community to be held pursuant to Section 8.1 of this Agreement, including any adjournment or postponements thereof.

    "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 10% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 10% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

    "SUPPLEMENTAL LETTER" shall mean the supplemental letter of even date herewith relating to certain understandings and agreements in addition to those included in this Agreement, substantially in the form of Exhibit 4.

    "SURVIVING CORPORATION" shall mean Holding as the surviving corporation resulting from the Merger.

    "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

    "UPC CAPITAL STOCK" shall mean, collectively, the UPC Common Stock, the UPC Preferred Stock and any other class or series of capital stock of UPC.

    "UPC COMMON STOCK" shall mean the $5.00 par value common stock of UPC.

    "UPC COMPANIES" shall mean, collectively, UPC and all UPC Subsidiaries.

    "UPC DISCLOSURE MEMORANDUM" shall mean the written information entitled "Union Planters Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to Community describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

    "UPC FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of UPC as of September 30, 1997, and December 31, 1996, 1995 and 1994, and the related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997, and for each of the three years ended December 31, 1996, 1995 and 1994, as filed by UPC in SEC Documents, and (ii) the consolidated balance sheets of UPC (including related notes and schedules, if any) and related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1997.

    "UPC PREFERRED STOCK" shall mean the no par value preferred stock of UPC and shall include the (i) Series A Preferred Stock and (ii) Series E, 8% Cumulative, Convertible Preferred Stock, of UPC ("UPC Series E Preferred Stock").

    "UPC RIGHTS" shall mean the preferred stock purchase rights issued pursuant to the UPC Rights Agreement.

    "UPC RIGHTS AGREEMENT" shall mean that certain Rights Agreement, dated January 19, 1989, between UPC and UPNB, as Rights Agent.

    "UPC SUBSIDIARIES" shall mean the Subsidiaries of UPC and any corporation, bank, savings association, or other organization acquired as a Subsidiary of UPC in the future and owned by UPC at the Effective Time.

    (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

               Allowance                        Section 5.9
               Average Closing Price            Section 10.1(g)
               Closing                          Section 1.2
               Determination Date               Section 10.1(g)
               Effective Time                   Section 1.3
               ERISA Affiliate                  Section 5.15(c)
               Exchange Agent                   Section 4.1
               Exchange Ratio                   Section 3.1(c)
               Indemnified Party                Section 8.14(a)
               Index Group                      Section 10.1(g)
               Index Price                      Section 10.1(g)
               Index Ratio                      Section 10.1(g)
               Merger                           Section 1.1
               Community Benefit Plans          Section 5.15(a)
               Community Contracts              Section 5.16
               Community ERISA Plan             Section 5.15(a)
               Community Pension Plan           Section 5.15(a)
               Community SEC Reports            Section 5.5(a)
               Starting Date                    Section 10.1(g)
               Starting Price                   Section 10.1(g)
               Takeover Laws                    Section 5.21
               Tax Opinion                      Section 9.1(h)
               UPC Ratio                        Section 10.1(g)
               UPC SEC Reports                  Section 6.4(a)

    (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

    11.2  EXPENSES.

    (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that UPC shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

    (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

    11.3 BROKERS AND FINDERS. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Community or UPC, each of Community and UPC, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

    11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the other documents and instruments referred to herein or executed in connection with this Agreement) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.12 and 8.14 of this Agreement.

    11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement and the Plan of Merger has been obtained; provided, that after any such approval by the holders of Community Common Stock, there shall be made no amendment that modifies in any material respect the consideration to be received by the holders of Community Common Stock without the further approval of such shareholders.

    11.6  WAIVERS.

    (a) Prior to or at the Effective Time, UPC, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Community, to waive or extend the time for the compliance or fulfillment by Community of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of UPC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of UPC.

    (b) Prior to or at the Effective Time, Community, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by UPC, to waive or extend the time for the compliance or fulfillment by UPC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Community under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Community.

    (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

    11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

    11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

           Community:         First Community Bancshares, Inc.
                              101 N. Main Street
                              Middleton, Tennessee   38052
                              Telecopy Number: (901) 376-8441
                              Attention: James S. Simpson
                              Chief Executive Officer

              Copy to Counsel:   Baker, Donelson, Bearman & Caldwell, P.C.
                                 165 Madison Avenue, Suite 2000
                                 Memphis, Tennessee   38103
                                 Telecopy Number: (577) 2303
                                 Attention: Robert Walker

              UPC:               Union Planters Corporation
                                 7130 Goodlett Farms Parkway
                                 Memphis, Tennessee 38018
                                 Telecopy Number: (901) 580-2877
                                 Attention: Jackson W. Moore
                                 President

              Copy to Counsel:   Union Planters Corporation
                                 7130 Goodlett Farms Parkway
                                 Memphis, Tennessee 38018
                                 Telecopy Number: (901) 580-2939
                                 Attention: E. James House, Jr.
                                 Manager, Legal Division

                                 Wyatt, Tarrant & Combs
                                 6075 Poplar Avenue
                                 Suite 650
                                 Memphis, Tennessee 38119
                                 Telecopy Number: (901) 587-1010
                                 Attention: Virginia B. Wilson

    11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws.

    11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

    11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

    11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    IN WITNESS WHEREOF, Signatures each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                FIRST COMMUNITY BANCSHARES, INC.

By:/s/ Richard B. Weatherbee           By:/s/ James S. Simpson
   -------------------------------        -------------------------------
       Richard B. Weatherbee                  James S. Simpson
       Secretary                              President and CEO

[CORPORATE SEAL]

ATTEST:                                UNION PLANTERS CORPORATION

By:/s/ E. James House, Jr.             By:/s/ Jackson W. Moore
   -------------------------------        -------------------------------
       E. James House, Jr.                    Jackson W. Moore
       Secretary                              President

[CORPORATE SEAL]

ATTEST:                                UNION PLANTERS HOLDING CORPORATION, INC.

By:/s/ Lynn L. Lanigan                 By:/s/ Jackson W. Moore
   -------------------------------        -------------------------------
       Lynn L. Lanigan                        Jackson W. Moore
       Secretary                              President

[CORPORATE SEAL]

                                                                       EXHIBIT 2

                              EMPLOYMENT AGREEMENT

         This Employment Agreement, made and entered into this ___ day of, 19___, between Union Planters Corporation ("UPC"); and Mike Bodiford

("Executive").

         In consideration of the mutual covenants, promises and agreements herein made, and Ten Dollars ($10.00) in hand paid by each party hereto to the other, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Employment. UPC hereby employs Executive's full-time services as City Manager for a period of time commencing on the Effective Date, as defined in that certain Agreement and Plan of Reorganization by and between Union Planters Corporation, Union Planters Holding Corporation, and First Community Bancshares, Inc., dated November 10, 1997 and ending three (3) years from said Effective Date. Executive hereby accepts such employment, shall diligently perform the duties customarily performed by such officer, subject to the authority of the management of UPC and shall hold and perform all of the responsibilities and duties prescribed by the management of UPC.

         2. Base Salary. As compensation for services to UPC, UPC agrees to pay to Executive the sum of Sixty Eight Thousand Dollars ($68,000) per annum payable in twenty-four (24) as equal as possible payments, one such payment being made twice each month. Such compensation may be increased annually by UPC subject to an annual review by UPC of the Executive's performance.

         3. Benefits. UPC agrees to provide Executive the following benefits, commencing with the date hereof or as soon hereafter as practicable, (all of which shall vest as of the date hereof or at such date or dates as provided in the plan documents establishing such benefits) and continuing for so long as Executive is employed under this Agreement or any extension thereof.

                  (a) The fringe benefit package presently offered or to be offered in the future to the employees of UPC.

                  (b) An annual paid vacation in accordance with UPC's Personnel Policy. At least two (2) weeks of such vacation shall be taken consecutively.

                  (c) Any other benefits generally provided to UPC employees as the Board of Directors may, from time to time, approve.

         4. Expenses. Executive is authorized to incur necessary and customary expenses in connection with the business of UPC. UPC will pay or reimburse Executive for such expenses upon presentation by Executive of the appropriate records which verify such expenses in accordance with expense policies.

         5. Termination. This Agreement shall terminate upon the first to occur of the following:

            (a)   The expiration of the term provided for in Paragraph 1;

            (b)   The death of the Executive;

            (c) The permanent disability of Executive, as defined in Paragraph 7;

            (d) Termination by Executive or UPC "for cause," as defined in Paragraph 8;

            (e) Termination by UPC without cause or by Executive with Good Reason as defined in Paragraph 9, provided that in either of such events UPC shall pay to Executive an amount which is equal to the greater of (i) the Base Salary then in effect for the remaining term of this Agreement, or (ii) six months' Base Salary then in effect;

            (f) Termination by Executive without Good Reason as defined in Paragraph 9, provided that Executive shall give at least ninety (90) days written prior notice of termination. UPC reserves the right to accelerate Executive's termination under this provision; provided that in such instance, UPC shall pay to Executive an amount equal to one month's Base Salary and all other vested benefits of Executive;

         The only event which will justify termination of Executive without payment of severance and other benefits by UPC is termination by UPC "for cause," as specified in this Paragraph 5(d). In the event of Executive's death, nothing contained in this Paragraph 5 shall be construed to abrogate the obligations of UPC to Executive's personal representative or heirs, as the case may be, with respect to all rights which shall have accrued prior to termination.

         6. Noncompetition. During the term specified in Paragraph 1 hereof, the Executive covenants and agrees that: (a) the Executive shall not communicate or disclose to any unauthorized person or use for the Executive's own benefit, without the prior written consent of the Corporation, confidential information concerning the business, methods of operation or affairs of the Company; and (b) the Executive shall not, directly or indirectly, on his or her own behalf, or as an employee, representative, or agent of a third party, by ownership of any type of interest in any business enterprise or by any other means whatsoever, engage in any business or activities which are similar to or competitive with the Corporation's business (a "Competitor's Business") or become associated with or render services to a Competitor's Business. For the purposes of this paragraph, the term "Competitor's Business" shall apply only to such businesses or activities conducted by a competitor of the Corporation in Hardeman County, Tennessee; and
(c) the Executive shall not, directly or indirectly, call upon or solicit any customers of the Company or any presently existing or future Affiliate which operates within Hardeman County, Tennessee for any purpose or business that is competitive with the Company's business.

         The covenants and agreements contained in Paragraphs 6(b) and 6(c) hereof shall survive an event of termination as described in Paragraph 5(e) for the period of time during which Base Salary continues to be paid pursuant to the terms of said Paragraphs.

         7. Disability. As used in Paragraph 5(c), "permanent disability" shall mean six (6) months of substantially continuous disability. Disability shall be deemed "substantially continuous" if, as a practical matter, Executive, by reason of mental or physical health, is unable to sustain reasonably long periods of substantial performance of duties. Frequently long illnesses, though different from the preceding illness and though separated by relatively short periods of performance, shall be deemed to be "substantially continuous." The determination of Executive's disability to perform the duties of the position shall be made in good faith after appropriate consultation with physicians who are familiar with Executive's health. In this regard, Executive hereby consents to medical examinations by such physicians and medical consultants as UPC shall from time to time require. Thirty (30) days notice of termination for permanent disability shall be given in writing, stating bases upon which such termination is made.

         8. Termination for Cause. As used in Paragraph 5(d), termination "for cause" shall be deemed to have occurred if either party has breached this Agreement and the non-breaching party gives notice in writing, delivered to the breaching party and providing ten (10) calendar days, from the date of delivery of the notice, within which the breaching party has the opportunity to cure, if possible, the breach. In addition, cause for termination shall exist if Executive engages in a conflict of interest which shall exclusively mean engaging in any of the following conduct while an employee of UPC: (1) willful and knowing dishonesty in communication of any kind on any material subject for any purpose either to UPC or to any person or entity for or on behalf of UPC;
(2) obtaining from any person or entity, other than from UPC, anything of value in return for or because of rendering service or advice which, under the circumstances, might reasonably be construed as part of the duties expected of an employee of UPC; (3) use of more than an insubstantial and quantitatively small amount of time during normal business hours of UPC for activities not calculated and reasonably designed to produce profit for UPC; (4) theft, embezzlement, false entries on records, misapplication of funds or property, misappropriation of any asset, any conduct resulting in conversion of any kind, or any actual or constructive fraud; (5) at any time during or after employment at UPC, imparting Confidential Information, whether proprietary or non-proprietary, to any person other than (i) an authorized employee of UPC; or
(ii) as required by law, or (iii) as part of a privileged communication to an attorney; (6) gross neglect of duty, including, but not limited to, refusal to attend to the duties of employment at

UPC; (7) participating in any conduct involving moral turpitude or which results in public disgrace including, but not limited to, conduct for which there is probable cause to believe that, if criminally prosecuted, such conduct would be adjudged felonious; (8) counseling, advising, assisting, procuring or aiding any employee of UPC in any above-recited conflict of interest; (9) knowing, believing or having reason to know or believe that an employee of UPC has, is, or is about to engage in any above-recited conflict of interest and not revealing said knowledge or belief and the reason for it to UPC; (10) receiving, during the term of this Agreement, compensation, income, any thing of value, or a future interest in or future entitlement to compensation, income or a thing of value, from any person or entity who or which is engaged in the same or substantially the same business as UPC in the same product, service or geographical market, except stock dividends and/or capital gains from passive investments in financial institutions by Executive made in the ordinary course of business and as part of Executive's investment portfolio. However, a conflict of interest shall not be deemed to exist merely because of a difference of opinion between Executive and UPC, or any employees, directors or officers of either, as to philosophy of management or other personal beliefs.

         9. Termination for Good Reason. Executive shall be entitled to terminate employment hereunder for Good Reason. The term "Good Reason" shall mean (i) a requirement that Executive be based at any location not within Hardeman County, Tennessee, or a substantial increase in Executive's travel for business purposes, (ii) the assignment to Executive of any duties materially inconsistent with Executive's position, authority, duties or responsibilities as contemplated by Paragraph 1 of this Agreement, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by UPC promptly after receipt of notice thereof by Executive, or
(iii) a material reduction in Executive's benefits, perquisites, or contingent benefits except as part of an overall program applied uniformly and with equitable effect among all members of senior management of affiliate banks or subsidiaries of UPC. Executive's right to terminate employment under this
Section 9 shall not be affected by Executive's incapacity due to physical or mental illness. Executive's continued employment hereunder shall not constitute consent to or waiver of rights with respect to any circumstance constituting Good Reason hereunder.

         10. Definition of Confidential Information and Authorized Employee. Confidential information means any information not disseminated by UPC to the general public (including identity of customers, clients, business contacts, suppliers of goods and/or services, and any transaction by or between such person or entities and UPC) and which Executive used or knew of because of his employment at UPC; PROVIDED: excluding specific information about methods not generally employed in the industry at large and which are used or known to be contemplated for use in the future by UPC for the purpose of gaining proprietary advantage over competitors; general knowledge of skills and techniques acquired or improved as a result of the employment experience at UPC shall not constitute confidential information. Authorized employee means the members of the Board of Directors; the Chief Executive Officers; the Presidents; Executive Vice Presidents; immediate supervisors; a fellow employee on a need-to-know basis only; and any UPC employee on instruction from immediate supervisors. Employee shall be entitled at all times to disclose confidential information to his personal attorney in the context of attorney-client privilege as may otherwise be required by law.

         11. Non-Disclosure. For a period of five (5) years after the date of any termination or expiration of this Agreement, Executive will not disclose any information deemed Confidential Information, except as provided in Paragraph 8 above. If Executive shall attempt to use, dispose of or disclose the Confidential Information or any part or parts thereof in a manner contrary to the terms of this Agreement, UPC shall have the right, in addition to other remedies which may be available to it, to injunctive relief enjoining such acts or attempts, it being acknowledged that legal remedies are inadequate. This provision shall survive termination of this Agreement for the five (5) year period above provided.

         12. Assignment. The rights and obligations of UPC and Executive (except Executive's obligation to perform services) under this Agreement shall inure to the benefit of and shall be binding upon their respective successors, if any.

         13. Execution of Agreement. The execution of this Agreement by UPC is subject to authorization and ratification by the UPC Board of Directors at the next scheduled meeting.

         14. Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior discussions, understandings and commitments, if any, whether oral or written. This Agreement cannot be amended or modified except by subsequent written agreement signed by all of the parties. In agreeing that this Agreement may not be changed in any way except by a written and executed document, the parties knowingly waive and give up any constitutional right which they may otherwise have to amend or modify this Agreement by some means other than in writing. Finally, any agreement between UPC and Executive which concerns any subject dealt with by this Agreement shall be considered an amendment or modification of this Agreement and not an agreement separate from this Agreement.

         15. Attorneys' Fees and Costs. If action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

         16. Director and Officers Liability. In any action at law or in equity, or in any administrative proceeding arising during the term hereof, or for a period of five years hereafter, which is brought against Executive in his representative capacity as an officer of UPC, or against him in his personal capacity but related to his employment hereunder and there is no finding of culpability or misfeasance against the Executive, UPC shall be responsible for the payment of all reasonable attorneys' fees of Executive in taking such defensive actions as he deems necessary or appropriate. UPC represents there are no state or federal banking violations, investigations pending, or otherwise, of which UPC is aware that might give rise to any claim against the Executive.

         17. Controlling Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the federal law of the United States of America, and in the absence of controlling federal law, in accordance with the laws of the State of Tennessee.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

UNION PLANTERS CORPORATION                    EXECUTIVE

By:
   -----------------------                    -------------------------------

                                                                       EXHIBIT 3


                                  502 562-7278


                                _________, 1997


Board of Directors
Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee 38018

Gentlemen:

     We have acted as counsel to Union Planters Corporation, a Tennessee corporation ("UPC"), in connection with (i) the proposed merger (the "Merger") of First Community Bancshares, Inc., a Tennessee corporation ("FCB"), with and into Union Planters Holding Corporation, a Tennessee corporation and a wholly-owned subsidiary of UPC ("Holdings"), pursuant to the terms of the Agreement and Plan of Reorganization by and among UPC, Holdings and FCB dated ____________, 1997 (the "Merger Agreement") and related Plan of Merger between UPC, Holdings and FCB (collectively, the "Plan of Reorganization"), and (ii) the filing of the registration statement by UPC on Form S-4 (together with all amendments and exhibits thereto through the date hereof, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering the shares of UPC Common Stock to be issued pursuant to the Plan of Reorganization. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration statement.

     In rendering this opinion we have examined such documents as we have deemed relevant or necessary, including without limitation, the Plan of Reorganization and the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the due execution and delivery of all documents, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or copies, and the authenticity of the originals of such copies.

     As to factual matters, in rendering this opinion, we have relied solely on and have assumed the present and continuing truth and accuracy of (i) the description of the facts relating to the Merger contained in the Plan of Reorganization and Registration Statement, (ii) the factual representations and warranties contained in the Plan of Reorganization and Registration Statement and related documents and agreements, and (iii) the factual matters addressed by representations from certain executive officers of UPC, Holdings and FCB contained in letters to us dated _________, 1997, copies of which are attached as Exhibit A and Exhibit B to this opinion (the "Representation Letters"). The Representation Letters address various factual matters relevant to the qualification of the Merger as a tax-deferred reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The initial and continuing truth and accuracy of all such factual matters constitutes an integral basis for, and a material condition to, this opinion.

     The scope of this opinion limited strictly to the matters set forth below and no other opinion may be implied or inferred beyond such matters. Without limiting the foregoing sentence, we express no opinion as to (i) any of the local, state, foreign or other federal tax consequences resulting from the Merger, (ii) the federal income tax consequences to shareholders of FCB subject to special rules under the Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and persons who do not own such stock as a capital asset, (iii) the federal income tax consequences affecting shares of FCB Common Stock acquired upon exercise of stock options, stock purchase plan rights or otherwise as compensation; (iv) the tax consequences to holders of warrants, options or other rights to acquire shares of FCB Common Stock; (v) the tax consequences of the parties to the Merger Agreement of the inclusion in income of the amount of the bad-debt reserve maintained by FCB and/or The Bank of Middleton and any other amounts resulting from any required change in accounting methods; and (vi) the tax consequences of the parties to the Merger Agreement of any income and deferred gain recognized pursuant to Treasury Regulations issued under Section 1502 of the Code.

      Subject to the qualifications, assumptions and conditions provided herein, we are of the opinion that:

            The acquisition by Holdings of substantially all of the assets of FCB in exchange for shares of UPC Common Stock and the assumption of liabilities of FCB pursuant to the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

            FCB, UPC and Holdings will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

            No gain or loss will be recognized by FCB as a result of the Merger.

            No gain or loss will be recognized by Holdings or UPC as a result of the Merger.

            The tax basis of the assets received by Holdings will be the same as the tax basis of such assets of FCB immediately prior to the Merger.

            The holding period of the assets of FCB received by Holdings will in each instance include the period for which such assets were held by FCB.

            No gain or loss will be recognized by the shareholders of FCB as a result of the exchange of FCB Common Stock for UPC Common Stock pursuant to the Merger, except that a gain or loss will be recognized on the receipt of any cash in lieu of a fractional share. Assuming that the FCB Common Stock is a capital asset in the hands of the respective FCB shareholders, any gain or loss recognized as a result of the receipt of cash in lieu of a fractional share will be a capital gain or loss equal to the difference between the cash received and that portion of the holder's tax basis in the FCB Common Stock allocable to the fractional share.

            The tax basis of UPC Common Stock to be received by the shareholders of FCB will be the same as the tax basis of the FCB common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

            The holding period of the UPC Common Stock to be received by shareholders of FCB will include the holding period of the FCB Common Stock surrendered in exchange therefor, provided the FCB shares were held as a capital asset by the shareholders of FCB on the date of the exchange.

            A shareholder of FCB who perfects his dissenter's rights and who receives payment of the fair market value of his shares of FCB Common Stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of Section 302 of the Code.

      The opinion is based on the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative pronouncements of the Internal Revenue Service ("IRS"), all existing and in effect on the date of this opinion and all of which are subject to change at any time, possibly retroactively. Any such change could materially alter the conclusions reached in this opinion. We undertake no obligation to you or any other person to give notice of any such change. As noted above, this opinion is limited strictly to the matters expressly stated herein and no other opinion may be implied or inferred beyond such matters. You should realize that this opinion is not binding on the IRS or the courts.

      This opinion is provided to you solely for purposes of complying with the requirements of Item 21(a) of Form S-4 under the Act and Section 9.1(g) of the Merger Agreement. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this Firm in the Registration Statement under the caption "Legal Matters." In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Without our prior written consent, this opinion may not otherwise be quoted or referred to in whole or in part in any report or document or furnished to any other person or entity other than your counsel, your accountants or your employees, except in response to a valid subpoena or other lawful process.

                                    Very truly yours,



                                    WYATT, TARRANT & COMBS

                          [UNION PLANTERS LETTERHEAD]

                                                                      EXHIBIT 4

                                October 17, 1997



Board of Directors
First Community Bancshares, Inc.
101 N. Main Street
Middleton, Tennessee   38052

Attention:        James S. Simpson
                  Chairman and Chief Executive Officer

RE: Social and Employment Issues Related to Acquisition of Community Bancshares, Inc. by Union Planters Corporation

Ladies and Gentlemen:

         We have, today, entered into an Agreement and Plan of Merger (the "Agreement") between Union Planters Corporation ("UPC"), Union Planters Holding Corporation ("Holding"), a wholly-owned subsidiary of UPC, and First Community Bancshares, Inc. ("Community") pursuant to which Community would be merged with and into Holding. As a result thereof, the Bank of Middleton which is currently a wholly-owned subsidiary of Community, would become an indirect subsidiary of UPC. This Supplemental Letter is being supplied to address certain employment, structural and similar issues related to the Merger not separately addressed in the Agreement, and UPC and Community each agrees that this Supplemental Letter is an integral part of the Agreement. All terms used herein without definition have the same meaning as ascribed to such terms in the Agreement. Selmer Bank and Trust ("Selmer" or "Surviving Bank"), a wholly-owned subsidiary of UPC, and Bank of Middleton, a wholly-owned subsidiary of Community join in this Supplemental Letter for the purpose of making certain representations and covenants.

         Accordingly, in consideration of the Parties having entered into the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is further agreed that:

         A.       MERGER OF BANK OF MIDDLETON INTO SELMER BANK AND TRUST

         Community, Bank of Middleton, UPC, and Surviving Bank agree to take such steps as are necessary to provide for the merger of Middleton with and into Selmer, which shall survive the merger as the Surviving Bank (the "Bank Merger"). The Bank Merger shall be an integral step in the Merger and shall be consummated simultaneously with the consummation of the Merger. UPC may waive this provision in its sole discretion.

First Community Bancshares, Inc.
October 17, 1997
Page 2

         B.       BENEFIT PLANS

         401(K) PLAN. Notwithstanding anything to the contrary in the Agreement, after the Effective Time of the Merger, all contributions under Community's 401(k) Plan as in effect on the date of the Agreement (the "401(k) Plan") shall cease and employees of Community and the Community Subsidiaries who continue their employment with Community or Community Subsidiaries (or their successors) after the Effective Time of the Merger shall be entitled to participate in UPC's 401(k) Plan to the same extent as other employees of UPC as of immediately after the Effective Time. Such employees shall receive past service credit for their service with Community and the Community Subsidiaries for purposes of eligibility, participation, and vesting in UPC's 401(k) Plan. Community, in coordination with UPC's Human Resources Department, shall take such steps as are necessary to merge Community's 401(k) Plan with and into UPC's 401(k) Plan as of the Effective Time of the Merger or as soon as reasonably practicable after the Effective Time of the Merger, but any delay in effectuating such merger shall not delay Community's employees' right to participate in UPC's 401(k) Plan as of the Effective Time of the Merger. Prior to the Effective Time of the Merger, Community shall fully reserve for all anticipated costs and expenses related to its 401(k) Plan and the merger thereof into UPC's 401(k) Plan. Community, in coordination with UPC's Human Resources Department, shall obtain such regulatory determinations regarding the merger of its 401(k) Plan into the UPC 401(k) Plan as may be appropriate to ensure the qualified status of such plans and trusts under the Internal Revenue Code.

         C.       OTHER MATTERS

                  1. EMPLOYMENT AGREEMENTS. Neither UPC nor any of its direct or indirect subsidiaries shall have any responsibility to offer an employment contract to any person affiliated with Community or any of its subsidiaries as a result of the Merger, other than Mr. Mike Bodiford as provided in the Agreement.

                  2. OFFICER'S NON-COMPETE AGREEMENT. On or before the date of the Closing, James S. Simpson, Sr., shall execute and enter into a Noncompetition Agreement with UPC in such form as shall be agreeable to the parties. Mr. Simpson shall receive, in consideration for his entering such Noncompetition Agreement a payment of $113,363 annually for three (3) consecutive years from the Effective Date.

                  3. STAY ON BONUSES. After the date hereof and prior to the Effective Date of the Merger, Community shall be entitled to reserve for and pay bonuses to Mike Bodiford and Richard Weatherbee, each in the amount of $166,000, which amount represents the discounted present value of the cash flow that would have been received by Messrs. Bodiford and Weatherbee had each received his allocated shares of Community stock pursuant to the existing stock bonus plan, and converting such shares to a comparable number of UPC shares based upon the exchange ratio, valued at the current market price of $61.24.

                  4. 1997 BONUSES. After the date hereof and prior to the Effective Date of the

First Community Bancshares, Inc.
October 17, 1997
Page 3


Merger, Community shall be entitled to reserve for and pay bonuses to its employees or employees of any of its Subsidiaries; provided, however, the aggregate amount of such bonuses shall not exceed $40,000, and the full amount of any bonuses paid shall be fully accrued on the books and records of Community prior to Closing.

                  5. ACCRUED VACATION AND SICK LEAVE. Community shall pay employees for their accrued vacation and/or sick leave time prior to the Effective Date. Following the Effective Date, employees of Community and Community's Subsidiaries shall participate in all employee benefit plans provided to other employees of UPC holding comparable positions. Such employees shall receive past service credit for their service with Community and the Community Subsidiaries for purposes of determining eligibility for vacation, sick leave, and participation in UPC's welfare benefit plans.

         D.       GENERAL CONCERNS.

                  Notwithstanding anything in this Supplemental Letter to the contrary, the rights granted by UPC and the Surviving Bank to employees of Community or any Community Subsidiary in connection with the Merger shall not in and of themselves be construed in any way to be an employment contract with, or right to employment by, Community, UPC, or any other subsidiary of UPC or Community after the Effective Date of the Merger. In addition, to the extent that any of the contemplated agreements set forth in this Supplemental Letter would cause the Merger not to be accounted for as a pooling of interests, then neither UPC nor the Surviving Bank shall be obligated to effect the Merger and the Parties agree to negotiate, in good faith, to restructure the agreements contemplated by this Supplemental Letter in a manner that would permit the Merger to be accounted for as a pooling of interests and provide substantially the same economic value to the recipient of the benefit.

         E.       TIMING.

                  Notwithstanding anything in this Supplemental Letter or in the Agreement to the contrary, Community may take such actions on or before the Effective Time of the Merger as are necessary or appropriate to effectuate the purposes of this Supplemental Letter, including, but not limited to (1) the adoption and execution of agreements and amendments relating to the plans, programs, and agreements referenced herein, and (ii) the adoption and execution of any amendment required by applicable Law.

                         [CONTINUED ON FOLLOWING PAGE]

First Community Bancshares, Inc.
October 17, 1997
Page 4


         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Supplemental Letter to be executed and delivered.

UNION PLANTERS CORPORATION              SELMER BANK AND TRUST

/s/ Jackson W. Moore                    /s/ Richard Rankin
-------------------------------------   --------------------------------------
Jackson W. Moore.
President and Chief Operating Officer   Chairman and Chief Executive Officer

FIRST COMMUNITY BANCSHARES, INC.        BANK OF MIDDLETON

/s/ James S. Simpson                    /s/ James S. Simpson
-------------------------------------   --------------------------------------
James S. Simpson                        James S. Simpson
Chairman and Chief Executive Officer    Chairman and Chief Executive Officer

                                 FIRST AMENDMENT

                                       TO

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                        FIRST COMMUNITY BANCSHARES, INC.,

                       UNION PLANTERS HOLDING CORPORATION,

                                       AND

                           UNION PLANTERS CORPORATION



         THIS AMENDMENT to that certain Agreement and Plan of Reorganization by and between FIRST COMMUNITY BANCSHARES, INC. ("Community"), UNION PLANTERS CORPORATION ("UPC"), and UNION PLANTERS HOLDING CORPORATION ("Holding"), dated November 10, 1997 (the "AGREEMENT") is made and entered into as of May 12, 1998, by Community, UPC, and HOLDING, hereafter collectively referenced as the "Parties".

         WHEREAS, the Parties desire to amend the AGREEMENT to reflect a mutually agreed upon change in the Exchange Ratio, as defined in Article 3,
Section 3.1(c) of the AGREEMENT; and

         WHEREAS, the Parties desire to amend Article 10, Section 10.1(e) of the AGREEMENT to reflect a mutually agreed upon change in the latest permissible date for consummation of the merger transaction contemplated by the AGREEMENT; and

         WHEREAS, the Parties desire that all terms, representations, warranties, covenants, and conditions contained within the AGREEMENT remain in full force and effect except as expressly amended herein.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree that the AGREEMENT shall be amended as follows:

                                    AMENDMENT

                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

         3.1  CONVERSION OF SHARES.

         (c) Each share of Community Common Stock (excluding shares held by any Community Company or any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall represent only the right to be exchanged for UPC Common Stock. The number of shares of UPC Common Stock to be exchanged for each share of Community Common Stock shall be 2.6924 ("the Exchange Ratio") (as subject to possible adjustment as set forth in Section 10.1(g) of this Agreement). Pursuant to the UPC Rights Agreement, each share of UPC Common Stock issued in connection with the Merger upon conversion of Community Common Stock shall be accompanied by a UPC Right.

                                   ARTICLE 10
                                   TERMINATION

         10.1  TERMINATION.

         (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by September 30, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

         FURTHER AGREED, that the Parties do hereby authorize and direct that an AMENDED AND RESTATED PLAN OF MERGER, in the form attached hereto as Exhibit A, reflecting the Amendment to Article 3, Section 3.1(c) be duly executed by the Parties.

         FURTHER AGREED, that except as expressly amended herein, all terms, representations, warranties, covenants, and conditions contained within the AGREEMENT do and shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the Parties have caused this Amendment to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                              FIRST COMMUNITY BANCSHARES, INC.

By: /s/ RICHARD S. WETHERBEE         By: /s/ MIKE R. BODIFORD
   -----------------------------        ----------------------------------
     Richard S. Wetherbee                   Mike R. Bodiford
     Secretary                              President

[CORPORATE SEAL]


ATTEST:                              UNION PLANTERS CORPORATION

By: /s/ E. JAMES HOUSE, JR.          By: /s/ JACKSON W. MOORE
   -----------------------------        ----------------------------------
     E. James House, Jr.                    Jackson W. Moore
     Secretary                              President

[CORPORATE SEAL]


ATTEST:                              UNION PLANTERS
                                     HOLDING CORPORATION, INC.

By: /s/ E. JAMES HOUSE, JR.          By: /s/ JACKSON W. MOORE
   -----------------------------        ----------------------------------
     E. James House, Jr.                    Jackson W. Moore
     Secretary                              President

[CORPORATE SEAL]

                                                                      APPENDIX B


                                 PLAN OF MERGER

                                       OF

                           COMMUNITY BANCSHARES, INC

                                 INTO AND WITH

                    UNION PLANTERS HOLDING CORPORATION, INC.

    Pursuant to this Plan of Merger ("Plan of Merger"), COMMUNITY BANCSHARES, INC., a corporation organized and existing under the laws of the State of Tennessee ("Community"), shall be merged with and into UNION PLANTERS HOLDING CORPORATION, INC. ("Holding"), a corporation organized and existing under the laws of the State of Tennessee and a wholly-owned subsidiary of UNION PLANTERS CORPORATION, a corporation organized and existing under the laws of the State of Tennessee ("UPC").

                                   ARTICLE 1
                                  DEFINITIONS

    Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

    1.1 "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be execute by Holding and Community and filed with the Secretary of State of the State of Tennessee relating to the Merger as contemplated by Section 2.1 of this Plan of Merger.

    1.2 "COMMUNITY COMMON STOCK" shall mean the $1.00 par value common stock of Community.

    1.3 "COMMUNITY COMPANIES" shall mean, collectively, Community and all Community Subsidiaries. "Community Subsidiaries" shall mean the Bank of Middleton, a Tennessee banking corporation located in Middleton, Tennessee.

    1.4 "EFFECTIVE TIME" shall mean the date and time on which the Merger becomes effective pursuant to the Laws of the State of Tennessee as defined in
Section 2.2 of this Plan of Merger.

    1.5 "EXCHANGE AGENT" shall mean the exchange agent selected by UPC.

    1.6 "HOLDING COMMON STOCK" shall mean the $1.00 par value common stock of Holding.

    1.7 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

    1.8 "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or sta ute applicable to a person or its assets, liabilities, or business, including those promulgated, interpreted, or enforced by any federal or state regulatory agencies having jurisdiction over a person or its Subsidiaries

    1.9 "MERGER" shall mean the merger of Community into and with Holding as provided in Section 2.1 of this Plan of Merger.

    1.10 "MERGER AGREEMENT" shall mean the Agreement and Plan of Reorganization, dated as of November 10, 1997 by and between UPC, Holding, and Community.

    1.11 "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

    1.12 "SURVIVING CORPORATION" shall refer to Holding as the surviving corporation resulting from the Merg r.

    1.13 "TBCA" shall mean the Tennessee Business Corporation Act, as in effect at the Effective Time.

    1.14 "UPC COMMON STOCK" shall mean the $5.00 par value common stock of UPC.

    1.15 "UPC COMPANIES" shall mean, collectively, UPC and all UPC
Subsidiaries.

    1 16 "UPC CAPITAL STOCK" shall mean, collectively, the UPC Common Stock, the UPC Preferred Stock, and any other class or series of capital stock of UPC.

    1.17 "UPC PREFERRED STOCK" shall mean the no par value preferred stock of UPC and shall include the (i) Series A Preferred Stock and (ii) Series E, 8% Cumulative, Convertible Preferred Stock, of UPC.

    1.18 "UPC RIGHTS" shall mean the preferred stock purchase rights issued pursuant to the UPC Rights Agreement.

    1.19 "UPC RIGHTS AGREEMENT" shall mean that certain Rights Agreement, dated January 19, 1989, between UPC and UPNB, as Rights Agent.

                                   ARTICLE 2
                                TERMS OF MERGER

    2.1 MERGER. Subject to the terms and conditions set forth in this Plan of Merger, at the Effective Time, Community shall be merged into and with Holding in accordance with the provisions of Section 48-21-102 of the Tennessee Business Corporation Act ("TBCA") and with the effect provided in Section 48-21-108 of the TBCA. Holding shall be the Surviving Corporation of the Merger and shall continue to be governed by the Laws of the State of Tennessee.

    2.2 EFFECTIVE TIME. The Merger shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Tennessee.

    2.3 CHARTER. The Charter of Holding, as in effect immediately prior to the Effective Time, shall remain in full force and effect following the Effective Ti e as the Charter of the Surviving Corporation until otherwise amended or repealed as provided by Law or by such Charter.

    2.4 BYLAWS. The Bylaws of Holding, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Bylaws of the Surviving Corporation until otherwise amended or repealed as provided by Law or by such Bylaws.

    2.5 DIRECTORS AND OFFICERS. The directors of Holding in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the By-laws of the Surviving Corporation. The officers of Holding in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the By-laws of the Surviving Corporation.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

    3.1 CONVERSION OF SHARES. Subject to the provisions of this Article , at the Effective Time, by virtue of the Merger and without any action on the part of UPC, Holding, Community, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

         (a) Each share of UPC Capital Stock, including any associated UPC Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

         (b) Each share of Holding Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time and shall represent all the issued and outstanding Capital Stock of Holding as the Surviving Corporation.

         (c) Each share of Community Common Stock (excluding shares held by any Community Company or any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and the number of shares of UPC Common Stock to be exchanged for each share of Community Common Stock shall be 2.6924 (the "Exchange Ratio") (as subject to possible adjustment as set forth in Section 10.1 (g) of the Merger Agreement. Pursuant to the UPC Rights Agreement, each share of UPC Common Stock issued in connection with the Merger upon conversion of Community Common Stock shall be accompanied by a UPC Right.

    3.2 ANTI-DILUTION PROVISIONS. In the event UPC changes the number of shares of UPC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

    3.3 SHARES HELD BY COMMUNITY OR UPC. Each of the shares of Community Common Stock held by any Community Company or by any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

    3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Community Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of UPC Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the market value of one share of UPC Common Stock at the Effective Time. The market value of one share of UPC Common Stock at the Effective Time shall be the closing price of such common stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by UPC) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

    3.5 DISSENTER'S RIGHTS. Any holder of record of any of the issued and outstanding s ares of Community Common Stock immediately prior to the Effective Time, who shall comply strictly with the provisions of the TBCA regarding dissenter's rights (Community Dissenting Shareholders"), shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the TBCA.

                                   ARTICLE 4
                           DELIVERY OF CONSIDERATION

    4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, UPC and Community shall cause the Exchange Agent to mail to the former shareholders of Community appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Community Common Stock shall pass, only upon proper deli ery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Community Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Plan of Merger) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Plan of Merger, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Plan of Merger. To the extent required by Section 3.4 of this Plan of Merger, each holder of shares of Community Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of UPC Common Stock to which such holder may be otherwise entitled (without interest). UPC shall not be obligated to deliver the consideration to which any former holder of Community Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Community Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Community Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Plan of Merger notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Community Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

    4.2 RIGHTS OF FORMER COMMUNITY SHAREHOLDERS. At the Effective Time, the stock transfer books of Community shall be closed as to holders of Community Common Stock immediately prior to the Effective Time and no transfer of Community Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 4.1 of this Plan of Merger, each certificate theretofore representing shares of Community Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Plan of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Plan of Merger in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Community in respect of such shares of Community Common Stock in accordance with the terms of this Plan of Merger and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of Community shall be entitled to vote after the Effective Time at any meeting of UPC shareholders the number of whole shares of UPC Common Stock into which their respective shares of Community Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Community Common Stock for certificates representing UPC Common Stock in accordance with the provisions of this Plan of Merger. Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Plan of Merger, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of UPC Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Community Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Plan of Merger. However, upon surrender of such Community Common Stock certificate, both the UPC Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 5
                                 MISCELLANEOUS

    5.1 CONDITIONS PRECEDENT. Consummation of the Merger by Holding shall be conditioned on the satisfaction of, or waiver by UPC of the conditions precedent to the Merger set forth in Sections 9.1 and 9.2 of the Merger Agreement. Consummation of the Merger by Community shall be conditioned on the satisfaction of, or waiver by Community of, of the conditions precedent to the Merger set forth in Sections 9.1 and 9.3 of the Merger Agreement.

    5.2 TERMINATION. This Plan of Merger may be terminated at any time prior to the Effective Ti e by the parties hereto as provided in Article 10 of the Merger Agreement.

ATTEST:                                FIRST COMMUNITY BANCSHARES, INC.

By:/s/ Richard S. Wetherbee            By:/s/ James S. Simpson
   -----------------------------          --------------------------------
       Richard S. Wetherbee                   James S. Simpson
       Secretary                              President and CEO

[CORPORATE SEAL]

ATTEST:                                UNION PLANTERS CORPORATION

By:/s/ E. James House, Jr.             By:/s/ Jackson W. Moore
   -----------------------------          --------------------------------
       E. James House, Jr.                    Jackson W. Moore
       Secretary                              President

[CORPORATE SEAL]

ATTEST:                                UNION PLANTERS HOLDING CORPORATION, INC.

By:/s/ Lynn L. Lanigan                 By:/s/ Jackson W. Moore
   -----------------------------          --------------------------------
       Lynn L. Lanigan                        Jackson W. Moore
       Secretary                              President

[CORPORATE SEAL]

                                                                      APPENDIX C




                        FIRST COMMUNITY BANCSHARES, INC.
                                 AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1997

TABLE OF CONTENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------


                                                                        Page
                                                                        ----
Independent Auditor's Report                                             F-2


Financial Statements

     Consolidated Balance Sheet                                          F-3

     Consolidated Statement of Income                                    F-4

     Consolidated Statement of Changes in Stockholders' Equity           F-5

     Consolidated Statement of Cash Flows                                F-6

     Notes to Consolidated Financial Statements                          F-8

                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors and Stockholders
First Community Bancshares, Inc.
Middleton, Tennessee


We have audited the accompanying consolidated balance sheet of First Community Bancshares, Inc. and Subsidiary as of December 31, 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Community Bancshares, Inc. and Subsidiary at December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


Reynolds Bone & Griesbeck, P.L.C.
February 23, 1998

CONSOLIDATED BALANCE SHEET

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------



ASSETS

   Cash and due from banks                                             $ 1,190,829
   Interest-bearing deposits with banks                                    171,761
   Federal funds sold                                                    1,300,000
   Investment securities held to maturity                                2,723,272
   Investment securities available for sale                              3,968,071
   Loans, less allowance for loan losses                                29,954,045
   Premises and equipment, net                                             300,621
   Accrued interest receivable                                             573,826
   Other real estate                                                       157,320
   Other assets                                                            310,237
                                                                       -----------

                Total assets                                           $40,649,982
                                                                       ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

   Deposits
     Noninterest-bearing                                               $ 2,751,945
     Certificates of deposit of $100,000 and over                        7,719,866
     Other interest-bearing, including NOW accounts of $4,287,513       22,903,267
                                                                       -----------
                Total deposits                                          33,375,078

   Notes payable                                                           192,747
   Federal Home Loan Bank advances                                       3,270,705
   Other long-term debt                                                     66,028
   Accrued interest payable                                                122,959
   Deferred income taxes                                                    41,501
   Other liabilities                                                        30,643
                                                                       -----------
                Total liabilities                                       37,099,661

   Commitments and contingencies                                                --
   Stockholders' equity
     Common stock, $1 par value, 100,000 shares
       authorized, 95,300 shares issued                                     95,300
     Surplus                                                             1,269,371
     Retained earnings                                                   3,360,336
     Net unrealized securities gains                                        20,288
     Treasury stock, at cost, 48,567 shares                             (1,194,974)
                                                                       -----------
                Total stockholders' equity                               3,550,321
                                                                       -----------

                Total liabilities and stockholders' equity             $40,649,982
                                                                       ===========



See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF INCOME

First Community Bancshares, Inc. and Subsidiary
Year Ended December 31, 1997


--------------------------------------------------------------------------------


Interest income
     Loans, including fees                              $3,140,052
     Investment securities
        Taxable                                            286,739
        Nontaxable                                          94,821
     Federal funds sold                                     60,127
     Other                                                  38,918
                                                        ----------
               Total interest income                     3,620,657

Interest expense
     Deposits                                            1,614,398
     Other borrowed funds                                  232,773
                                                        ----------
               Total interest expense                    1,847,171
                                                        ----------

               Net interest income                       1,773,486

Provision for loan losses                                  354,000
                                                        ----------

               Net interest income after provision
                 for loan losses                         1,419,486

Noninterest income
     Service charges on deposit accounts                   128,235
     Other fees and commissions                             22,965
     Investment securities gains                               210
                                                        ----------
                                                           151,410

Noninterest expense
     Salaries and employee benefits                        647,587
     Occupancy and equipment, net                          155,014
     Other                                                 333,274
                                                        ----------
                                                         1,135,875
                                                        ----------

               Income before income taxes                  435,021

Income taxes                                               142,314
                                                        ----------

               Net income                               $  292,707
                                                        ==========


Earnings per share:
     Basic                                              $     6.37
                                                        ==========

     Diluted                                            $     6.28
                                                        ==========


See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

First Community Bancshares, Inc. and Subsidiary
Year Ended December 31, 1997


--------------------------------------------------------------------------------


                                                                                           Net
                                                                                        Unrealized
                                              Common                      Retained      Securities    Treasury
                                               Stock       Surplus        Earnings    Gains (Losses)    Stock           Total
                                              -------     ----------     ----------   -------------- -----------      ----------
Balance at December 31, 1996                  $95,300     $1,269,371     $3,126,045      $11,953     $(1,260,314)     $3,242,355

Net income                                         --             --        292,707           --              --         292,707

Cash dividends paid ($1.25 per share)              --             --        (58,416)          --              --         (58,416)

Change in net unrealized securities gains
  (losses), net of taxes                           --             --             --        8,335              --           8,335

Cancellation of 1,089 shares of treasury
  stock and reissuance to employees                --             --             --           --          65,340          65,340
                                              -------     ----------     ----------      -------     -----------      ----------

Balance at December 31, 1997                  $95,300     $1,269,371     $3,360,336      $20,288     $(1,194,974)     $3,550,321
                                              =======     ==========     ==========      =======     ===========      ==========



See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS

First Community Bancshares, Inc. and Subsidiary
Year Ended December 31, 1997


--------------------------------------------------------------------------------




Cash flows from operating activities
      Net income                                               $   292,707
      Noncash adjustments
         Deferred income taxes                                     133,070
         Premium amortization                                        4,858
         Discount accretion                                         (7,588)
         Federal Home Loan Bank stock dividends                    (26,500)
         Depreciation and amortization                              69,379
         Provision for loan losses                                 354,000
         Investment securities gains                                  (210)
         Loss on other real estate                                  38,768
         Common stock issued to employees                           65,340
      Changes in other assets and liabilities
         Accrued interest receivable                               (34,291)
         Other assets                                             (248,097)
         Accrued interest payable                                  (10,928)
         Other liabilities                                         (73,804)
                                                               -----------
               Net cash provided by operating
                 activities                                        556,704

Cash flows from investing activities
      Net increase in interest-bearing deposits with banks         (83,972)
      Net increase in federal funds sold                          (950,000)
      Proceeds from sales of securities available
        for sale                                                   657,891
      Proceeds from maturities of securities
        held to maturity                                           903,404
      Proceeds from maturities of securities
        available for sale                                       1,571,624
      Purchase of securities held to maturity                   (1,869,504)
      Purchase of securities available for sale                 (1,104,305)
      Net increase in loans                                     (1,155,294)
      Purchase of premises and equipment                           (32,719)
      Disposition of other real estate                              62,491
                                                               -----------
               Net cash used for investing activities           (2,000,384)




                                    Continued

CONSOLIDATED STATEMENT OF CASH FLOWS

First Community Bancshares, Inc. and Subsidiary
Year Ended December 31, 1997


--------------------------------------------------------------------------------




Cash flows from financing activities
      Net increase in deposits                             $1,223,208
      Repayment of notes payable                              (37,253)
      Proceeds from other borrowed funds                      392,530
      Repayment of other borrowed funds                      (235,632)
      Dividends paid                                          (58,416)
                                                           ----------
               Net cash provided by financing
                 activities                                 1,284,437
                                                           ----------

               Net decrease in cash and due from banks       (159,243)

Cash and due from banks at beginning of year                1,350,072
                                                           ----------

Cash and due from banks at end of year                     $1,190,829
                                                           ==========


Supplemental disclosures:

      Interest paid                                        $1,858,099
      Income taxes paid                                       347,785
      Change in net unrealized securities
         gains (losses), net of taxes                           8,335
      Equipment acquired under capital lease                   44,261
      Real estate acquired by foreclosure                      28,366





See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Operations

      First Community Bancshares, Inc. (the Company), a one-bank holding company, and its wholly owned subsidiary, Bank of Middleton (the Bank), are engaged in the business of banking and provide a full range of banking services to individual and corporate customers principally in Middleton, Tennessee and Hardeman and contiguous counties.

      Basis of Presentation

      The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management generally obtains independent appraisals for significant properties.

      While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near term.


                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------



      Securities Held to Maturity

      Investment securities classified as held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized in interest income using the interest method over the period to maturity. The Company has the positive intent and ability to hold such securities to maturity.

      Securities Available For Sale

      Investment securities, including marketable equity securities, classified as available for sale are stated at fair value. Fair values are determined by reference to current market quotations. Unrealized holding gains and losses, net of income tax effects, on available for sale securities are reported as a separate component of stockholders' equity until realized.

      Gains and losses on the sale of available for sale securities are determined using the specific identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

      Loans

      Loans are stated at the principal amount outstanding, reduced by unearned interest and an allowance for loan losses. Unearned interest on installment loans is recognized as income using a method that approximates the interest method. Interest on other loans is recognized as income using the simple interest method on daily balances of the principal amount outstanding.

      Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Generally, accrual of interest is discontinued on loans past due 90 days or more. Also, a loan may be placed on nonaccrual status prior to becoming past due 90 days if management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of principal or interest is doubtful.

      Fees on loans and costs incurred in origination of loans are recognized at the time the loan is recorded. Because loan fees and costs are not significant, the results of operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles.



                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------


      Allowance for Loan Losses

      The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of principal is unlikely. Recoveries of amounts previously charged off are credited to the allowance.

      The allowance for loan losses is maintained at a level that management considers adequate to absorb possible losses on outstanding loans that may become uncollectible. Factors considered in management's evaluation of the adequacy of the allowance are current and anticipated economic conditions, previous loan loss experience, changes in the nature, volume and composition of the loan portfolio, industry or other concentrations of credit, review of specific problem loans, the level of classified and nonperforming loans, the results of regulatory examinations, the fair value of underlying collateral and overall quality of the loan portfolio.

      Premises and Equipment

      Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed principally by the straight-line method over the estimated useful lives of the assets (building and improvements - 10 to 30 years; equipment, furniture and fixtures - 4 to 10 years). Costs of additions, replacements or improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred.

      Other Real Estate

      Other real estate acquired by foreclosure is carried at the lower of cost or fair value. Cost includes loan principal, accrued but unpaid interest not previously charged off and expenditures for subsequent improvements. Fair value is the amount the Bank could reasonably expect to receive in a current sale of the subject property to a willing buyer in other than a forced or liquidation sale. The excess of cost over fair value at the time of foreclosure is charged to the allowance for loan losses. Subsequent declines in fair value are recognized and charged to noninterest expense, as are net operating expenses of such properties.

      Income Taxes

      The Company and the Bank file consolidated income tax returns. Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related to differences between the financial and income tax bases of assets and liabilities. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for tax credits that are available to reduce future federal income taxes.


                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------



      Fair Value of Financial Instruments

      Statement of Financial Accounting Standards (SFAS) No. 126, Exemption from Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities, provides exemption for certain entities from the requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments. The Company meets the criteria for this exemption and has elected not to present such information.

      Earnings Per Share

      In 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, Earnings Per Share, which establishes standards for computing and presenting earnings per share (EPS). The previous presentation of primary EPS is replaced with a presentation of basis EPS. Dual presentation of basic and diluted EPS is required on the face of the income statement as well as a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB Opinion No. 15. The Company adopted SFAS No. 128 for the year ended December 31, 1997, and prior periods were restated.

      Recent Accounting Pronouncement

      In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income, which establishes new rules for the reporting and display of comprehensive income and its components; however, adoption in 1998 will have no impact on the Company's net income or stockholders' equity. SFAS No. 130 requires unrealized gains or losses on the Company's available for sale securities, which currently are reported in stockholders' equity, to be included in other comprehensive income and the disclosure of total comprehensive income. The Company does not believe that the adoption of this statement will have a material effect on its consolidated financial condition or results of operations.




                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------


2.    INVESTMENT SECURITIES

      The amortized cost and approximate fair values of investment securities follow:

                                                     Held to Maturity
                                  ------------------------------------------------------
                                                    Gross         Gross
                                  Amortized       Unrealized    Unrealized       Fair
                                     Cost           Gains         Losses         Value
                                  ----------      ----------    ----------    ----------
        U.S. Treasury             $  608,869        $4,951        $  290      $  613,530
        U.S. Government
         agencies and
         corporations              1,594,341         3,844         2,338       1,595,847
        States and political
         subdivisions
                                     520,062           354         4,232         516,184
                                  ----------        ------        ------      ----------

                                  $2,723,272        $9,149        $6,860      $2,725,561
                                  ==========        ======        ======      ==========


                                                    Available for Sale
                                  ------------------------------------------------------
        U.S. Treasury             $  856,017      $13,092         $   --      $  869,109
        U.S. Government
         agencies and
         corporations              1,396,213          472          3,890       1,392,795
        States and political
         subdivisions
                                   1,198,320       23,586            113       1,221,793
        Mortgage-backed
         securities                   96,281           --          2,407          93,874
        Equity securities            390,500           --             --         390,500
                                  ----------      -------         ------      ----------

                                  $3,937,331      $37,150         $6,410      $3,968,071
                                  ==========      =======         ======      ==========




                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------


      The amortized cost and approximate fair values of debt securities at December 31, 1997 by contractual maturity, are as follows. Mortgage-backed and other securities are distributed according to their stated final maturity. However, expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations, in whole or in part, with or without call or prepayment penalties.

                                           Held to Maturity               Available for Sale
                                      --------------------------      --------------------------
                                      Amortized                       Amortized
                                         Cost         Fair Value         Cost         Fair Value
                                      ----------      ----------      ----------      ----------
        Due in one year or less       $  747,912      $  747,824      $1,309,205      $1,308,645
        Due in one to five years       1,409,012       1,414,720       1,972,020       2,002,690
        Due in five to ten years         566,348         563,017         265,606         266,236
        Due after ten years                   --              --              --              --
                                      ----------      ----------      ----------      ----------

                                      $2,723,272      $2,725,561      $3,546,831      $3,577,571
                                      ==========      ==========      ==========      ==========

      Proceeds from sales of securities available for sale, gross realized gains and gross realized losses on such sales in 1997 were as follows:

        Proceeds from sales                   $ 657,891
                                              =========

        Gross realized gains                  $   1,283
        Gross realized losses                    (2,578)
                                              ---------

             Net realized gains (losses)      $  (1,295)
                                              =========

      Investment securities with aggregate carrying value of approximately $2,600,000 at December 31, 1997, were pledged to secure public deposits and for other purposes required or permitted by law.



                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------


3.    LOANS

      Loans outstanding at December 31, 1997 by major lending classification are as follows:

        Commercial, financial and agricultural      $ 3,712,404
        Real estate - construction                      907,075
        Real estate - mortgage                       19,247,105
        Consumer                                      6,294,834
        Other                                            45,326
                                                    -----------
                                                     30,206,744

        Less:  Unearned interest and fees                23,840
               Allowance for loan losses                228,859
                                                    -----------

                                                    $29,954,045
                                                    ===========

      Direct and indirect loans to executive officers and directors of the Company, and their related interests, totaled approximately $27,000 at December 31, 1997. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated borrowers and do not involve more than normal risk of collectibility.

      The Company evaluates the credit risk of each customer on an individual basis and when deemed appropriate, collateral is obtained. Collateral varies by individual loan customer, but may include accounts receivable, inventory, real estate, equipment, deposits, agricultural crops and livestock, personal guarantees and general security agreements. Access to collateral is dependent upon the type of collateral obtained. On a regular basis, the Company monitors its collateral position relative to the loan balance outstanding and takes the appropriate action, as necessary.

      The Company primarily grants loans to customers within its defined market area, Middleton, Tennessee and Hardeman and contiguous counties, all of which are affected by the general economic conditions of the area. Although the Company reviews the diversification of the loan portfolio on a regular basis to avoid concentrations of credit risk, the overall quality of the loan portfolio and the borrowers' ability to repay the loans are, to some extent, affected by the health of the local economy taken as a whole. As of December 31, 1997, there were no significant concentrations of loans to customers engaged in similar activities and having similar economic characteristics, other than geographic concentration.

      Loans totaling approximately $597,000 at December 31, 1997 were classified as impaired. The allowance for loan losses related to impaired loans totaled approximately $90,000 at December 31, 1997. Average impaired loans for 1997 approximated $250,000.




                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------


      Changes in the allowance for loan losses during 1997 were as follows:

        Balance at beginning of year      $ 472,061
        Provision for loan losses           354,000
        Loans charged-off                  (627,102)
        Recoveries                           29,900
                                          ---------

        Balance at end of year            $ 228,859
                                          =========

      In addition, at December 31, 1997, other loans on which the accrual of interest has been discontinued approximated $1,090,000 for which impairment had not been recognized. Interest income that would have been earned if nonaccrual loans had performed in accordance with their original terms totaled approximately $110,000 for 1997. Loans past due 90 days or more and still accruing interest totaled approximately $15,000 at December 31, 1997. There were no material commitments to loan additional funds to the borrowers of impaired or nonaccrual loans.


4.    PREMISES AND EQUIPMENT

      Components of premises and equipment are as follows:

        Land                                                $ 94,625
        Building and  improvements                           241,883
        Equipment, furniture and fixtures                    625,225
        Vehicles                                              34,947
                                                            --------
                                                             996,680

        Less accumulated depreciation and amortization       696,059
                                                            --------

                                                            $300,621
                                                            ========

      Included above is capitalized lease asset cost of $106,801 and accumulated amortization of $22,791.


                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------


      At December 31, 1997, the Company was obligated under capital leases related to equipment and computer software. Future minimum lease payments under the leases are as follows:

                   Year
               -------------
                   1998                                                 $40,370
                   1999                                                  28,568
                   2000                                                   2,794
                                                                        -------
                            Total minimum lease payments                 71,732
                            Less amount representing interest             5,704
                                                                        -------

                                                                        $66,028
                                                                        =======


5.    DEPOSITS

      At December 31,1997, scheduled maturities of certificates of deposit are as follows:

          1998                                                       $19,552,294
          1999 - 2000                                                  3,763,465
                                                                     -----------

                                                                     $23,315,759
                                                                     ===========

6.    NOTES PAYABLE

      A note payable of the Company of $166,747 matures December 4, 2001 and bears interest at the lender's prime rate (8.50% at December 31, 1997). The loan is secured by all of the outstanding common stock of the Bank.

      A note payable of the Bank of $26,000 matures April 1, 2000 and bears interest at 6%. The loan is secured by land.



                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------


   7. FEDERAL HOME LOAN BANK ADVANCES

      Advances payable to the Federal Home Loan Bank of $3,270,705 bear interest at fixed rates ranging from 5.25% to 7.8%. Principal and interest are payable monthly through 2018. The obligations are secured by one-to-four family residential mortgages held by the Bank.

      Principal payments for each of the next five years are as follows:

                   1998                               $221,141
                   1999                                344,570
                   2000                                243,477
                   2001                                259,866
                   2002                                269,865


8.    INCOME TAXES

      Income tax expense consists of the following:

        Current
             Federal              $  3,422
             State                   5,822
                                  --------
                                     9,244

        Deferred
             Federal               112,370
             State                  20,700
                                  --------
                                   133,070
                                  --------

                                  $142,314
                                  ========

      The reasons for the differences between income taxes on income before income taxes and amounts computed using the statutory federal income tax rate are as follows:

        Tax expense at statutory rate                       $147,907
        Increase (decrease) resulting from:
             Tax exempt income                               (32,239)
             State taxes, net of federal benefits             17,226
             Interest and other nondeductible expenses         6,898
             Other, net                                        2,522
                                                            --------

                                                            $142,314
                                                            ========


                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------


      The components of the net deferred income tax liability in the accompanying consolidated balance sheet consist of:

        Deferred tax assets:
             Allowance for loan losses            $ 14,000
             Minimum tax credit carryover            3,450
                                                  --------
                                                    17,450
        Deferred tax liabilities:
             Depreciation                          (12,000)
             Deferred income                       (36,500)
             Net unrealized securities gains       (10,451)
                                                  --------
                                                   (58,951)
                                                  --------

             Net deferred tax liability           $(41,501)
                                                  ========


 9.   EMPLOYEE BENEFIT PLAN

      The Company sponsors a 40l(k) retirement plan which covers substantially all employees. Employees may defer a portion of their compensation by contributing such amount to the plan. In addition, the Company may make discretionary contributions to the plan each year as determined by the Board of Directors. During 1997, the Company contributed approximately $8,500 to the plan.


10.   OTHER NONINTEREST EXPENSE

      A summary of other noninterest expense follows:

        Stationery, supplies and postage      $ 60,911
        Professional fees                       42,281
        Directors fees                          34,400
        Insurance                               13,866
        Loss on other real estate               38,768
        Other                                  143,048
                                              --------

                                              $333,274
                                              ========


                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------


11.   COMMITMENTS AND CONTINGENCIES

      Financial Instruments With Off-Balance-Sheet Risk

      The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit risk, interest rate risk and liquidity risk, which are not recognized in the consolidated balance sheets. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

      The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policy to make such commitments as it uses for on-balance-sheet items.

      Financial instruments whose contract amounts represent credit risk at December 31, 1997 are as follows:


         Commitments to extend credit                          $3,830,000
         Letters of credit                                         57,000

      For commitments to extend credit and letters of credit, the nature and amount of collateral obtained by the Company varies based on management's credit evaluation of the counterparty. Some of the commitments to extend credit and most of the letters of credit are expected to expire without being drawn upon. Accordingly, the face amounts of these off-balance-sheet instruments do not necessarily represent future cash requirements of the Company.

      Stock Bonus Agreement

      A stock bonus and noncompetition agreement was executed between the Company and three executive officers in September of 1990. The agreement called for the issuance of 363 shares of common stock to each of the three executive officers of the Company annually for eight years beginning in 1993. The total shares of common stock to be issued over the term of the agreement is 8,712 shares. In 1997, 1,089 shares of common stock were issued. As of December 31, 1997, there were 3,267 shares remaining to be issued over a three year period. Subsequent to December 31, 1997, one of the officers died thereby eliminating the Company's obligation under the agreement with respect to this individual.



                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------


      If the merger transaction described below is approved, the Company intends to satisfy its obligation to issue additional shares under the agreement by paying cash to the remaining two officers in the aggregate amount of approximately $330,000. The amount paid, if any, will be expensed upon payment.

      Other

      The Company is subject to claims and lawsuits which arise primarily in the ordinary course of business. Based on information presently available and advice received from legal counsel representing the Company in connection with such claims and lawsuits, it is the opinion of management that the ultimate disposition of such claims and lawsuits will not have a material adverse effect on the financial position of the Company.

      In November 1997, the Board of Directors of the Company executed a merger agreement with a multi-state bank holding company whereby the parties intend to merge the Company with and into the other bank holding company. The merger is dependent upon the approval of the shareholders of the Company and various regulatory agencies.


12.   RESTRICTIONS ON RETAINED EARNINGS

      The ability of the Company to pay dividends will be limited by the amount of dividends it receives from the Bank. Banking laws and regulations limit the payment of dividends by the Company without prior regulatory approval. The Bank's primary federal regulator, Federal Deposit Insurance Corporation, imposes no restriction on the amount of dividends state chartered banks may pay. However, both federal and state banking laws and regulations require maintenance of minimum capital levels.

      Furthermore, other considerations may affect management's decision regarding the declaration and payment of dividends. At December 31, 1997, approximately $1,150,000 of the Company's retained earnings was available for future payment of dividends without regulatory approval. During 1997, the Bank paid dividends to the Company of $100,000.


13.   REGULATORY MATTERS

      The Company and the Bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines must be met that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.




                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------


      Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Company and Bank meet all capital adequacy requirements to which they are subject.

      As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions and events since the latest notification that management believes have changed the Bank's category.

      Actual capital amounts and ratios at December 31, 1997 are presented in the table below. No amount was deducted from capital for interest-rate risk.

                                                                                  Minimum For            Minimum To
                                                             Actual            Capital Adequacy      Be Well Capitalized
                                                       -----------------       -----------------     -------------------
                                                       Amount      Ratio       Amount      Ratio      Amount      Ratio
                                                       ------      -----       ------      -----      ------      -----
        Total Capital (to Risk Weighted Assets):
            Consolidated                               $3,759      13.81%      $2,177      >8.0%     $  N/A         N/A
            Bank                                        3,892      14.30%       2,177      >8.0%      2,721       >10.0%

        Tier I Capital (to Risk Weighted Assets):
         Consolidated                                   3,530      12.97%       1,089      >4.0%        N/A         N/A
         Bank                                           3,663      13.46%       1,088      >4.0%      1,633        >6.0%

        Tier I Capital (to Average Assets):
         Consolidated                                   3,530       8.54%       1,653      >4.0%        N/A         N/A
         Bank                                           3,663       8.87%       1,652      >4.0%      2,066        >5.0%

14.   EARNINGS PER SHARE

      The computation of earnings per share is as follows:

        Net income                                 $292,707
                                                   ========

        Average common shares outstanding            45,978
        Effect of dilutive stock bonus shares           606
                                                   --------
        Average diluted common shares                46,584
                                                   ========

        Basic earnings per share                   $   6.37
                                                   ========
        Diluted earnings per share                 $   6.28
                                                   ========


                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------


15.   FIRST COMMUNITY BANCSHARES, INC. (PARENT COMPANY ONLY) FINANCIAL
      INFORMATION

                             Condensed Balance Sheet

                                                                    December 31,
                                                                        1997
                                                                    ------------
        Assets
            Cash and due from banks                                  $   48,191
            Investment securities available for sale                      2,500
            Investment in Bank of Middleton                           3,683,558
                                                                     ----------

                     Total assets                                    $3,734,249
                                                                     ==========

        Liabilities and stockholders' equity
            Note payable                                             $  166,747
            Other liabilities                                            17,181
            Stockholders' equity                                      3,550,321
                                                                     ----------

                     Total liabilities and stockholders' equity      $3,734,249
                                                                     ==========


                          Condensed Statement of Income

                                                                         Year 1997
                                                                         ---------
        Dividends from Bank                                              $100,000
        Other interest income                                               1,621
                                                                         --------
                     Total income                                         101,621

        Interest expense                                                   16,754
        Salaries and employee benefits                                     72,397
        Other noninterest expense                                              54
                                                                         --------
                     Total expenses                                        89,205

                     Income before income taxes and equity in
                      undistributed income of Bank                         12,416

        Income taxes (credit)                                             (33,862)
                                                                         --------

                     Income before equity in undistributed income
                      of Bank                                              46,278

        Equity in undistributed income of Bank                            246,429
                                                                         --------

                     Net income                                          $292,707
                                                                         ========



                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1997

--------------------------------------------------------------------------------



                        Condensed Statement of Cash Flows

                                                                     Year 1997
                                                                     ---------
        Cash flows from operating activities:
            Net income                                               $ 292,707
            Noncash adjustments
                Equity in undistributed income of Bank                (246,429)
                Increase in other liabilities                            1,335
                Common stock issued to employees                        65,340
                                                                     ---------
                     Net cash provided by operating activities         112,953

        Cash flows from financing activities:
            Repayment of notes payable                                 (33,253)
            Dividends paid                                             (58,416)
                                                                     ---------
                     Net cash used for financing activities            (91,669)
                                                                     ---------

                     Net increase in cash and due from banks            21,284

        Cash and due from banks at beginning of year                    26,907
                                                                     ---------

        Cash and due from banks at end of year                       $  48,191
                                                                     =========

        Supplemental disclosures:

            Income taxes paid (refunded)                             $ (33,862)
            Interest paid                                               17,174
            Change in net unrealized securities gains (losses),
             net of taxes                                                8,335

CONSOLIDATED BALANCE SHEET

First Community Bancshares, Inc. and Subsidiary
March 31, 1998 and December 31, 1997

(Unaudited)
--------------------------------------------------------------------------------

                                                                        March 31,        December 31,
                                                                          1998              1997
                                                                       -----------       -----------
ASSETS

   Cash and due from banks                                             $ 1,049,708       $ 1,190,829
   Interest-bearing deposits with banks                                     65,318           171,761
   Federal funds sold                                                    1,725,000         1,300,000
   Investment securities held to maturity                                2,472,775         2,723,272
   Investment securities available for sale                              3,712,596         3,968,071
   Loans, less allowance for loan losses of $330,591 and $228,859
     at March 31, 1998 and December 31, 1997, respectively              30,261,029        29,954,045
   Premises and equipment, net                                             286,727           300,621
   Accrued interest receivable                                             690,153           573,826
   Other real estate                                                       152,875           157,320
   Other assets                                                            255,678           310,237
                                                                       -----------       -----------

                Total assets                                           $40,671,859       $40,649,982
                                                                       ===========       ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

   Deposits
     Noninterest-bearing                                               $ 2,939,645       $ 2,751,945
     Certificates of deposit of $100,000 and over                        7,692,991         7,719,866
     Other interest-bearing                                             22,671,379        22,903,267
                                                                       -----------       -----------
                Total deposits                                          33,304,015        33,375,078

   Notes payable                                                           192,747           192,747
   Federal Home Loan Bank advances                                       3,216,064         3,270,705
   Other long-term debt                                                     57,298            66,028
   Accrued interest payable                                                116,453           122,959
   Other liabilities                                                       103,679            72,144
                                                                       -----------       -----------
                Total liabilities                                       36,990,256        37,099,661

   Commitments and contingencies                                                --                --
   Stockholders' equity
     Common stock, $1 par value, 100,000 shares
       authorized, 95,300 shares issued                                     95,300            95,300
     Surplus                                                             1,269,371         1,269,371
     Retained earnings                                                   3,488,908         3,360,336
     Net unrealized securities gains                                        22,998            20,288
     Treasury stock, at cost, 48,567 shares                             (1,194,974)       (1,194,974)
                                                                       -----------       -----------
                Total stockholders' equity                               3,681,603         3,550,321
                                                                       -----------       -----------

                Total liabilities and stockholders' equity             $40,671,859       $40,649,982
                                                                       ===========       ===========


See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF INCOME

First Community Bancshares, Inc. and Subsidiary
Three Months Ended March 31, 1998 and 1997

(Unaudited)
--------------------------------------------------------------------------------


                                                          1998          1997
                                                        --------      --------
Interest income
     Loans, including fees                              $827,372      $761,654
     Investment securities
        Taxable                                           66,987        60,368
        Nontaxable                                        19,996        30,579
     Federal funds sold                                   15,753         9,352
     Other                                                10,024         3,946
                                                        --------      --------
               Total interest income                     940,132       865,899

Interest expense
     Deposits                                            391,770       388,639
     Other borrowed funds                                 58,792        53,979
                                                        --------      --------
               Total interest expense                    450,562       442,618
                                                        --------      --------

               Net interest income                       489,570       423,281

Provision for loan losses                                 45,000        10,500
                                                        --------      --------

               Net interest income after provision
                 for loan losses                         444,570       412,781

Noninterest income
     Service charges on deposit accounts                  22,203        32,029
     Other fees and commissions                            3,045         5,383
     Other                                                    --            34
                                                        --------      --------
                                                          25,248        37,446

Noninterest expense
     Salaries and employee benefits                      136,593       143,690
     Occupancy and equipment, net                         33,905        27,987
     Other                                               101,249        73,045
                                                        --------      --------
                                                         271,747       244,722
                                                        --------      --------

               Income before income taxes                198,071       205,505

Income taxes                                              69,499        68,110
                                                        --------      --------

               Net income                               $128,572      $137,395
                                                        ========      ========

Earnings per share:
     Basic                                              $   2.75      $   3.01
                                                        ========      ========

     Diluted                                            $   2.75      $   3.01
                                                        ========      ========


See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS

First Community Bancshares, Inc. and Subsidiary
Three Months Ended March 31, 1998 and 1997

(Unaudited)
--------------------------------------------------------------------------------


                                                              1998            1997
                                                           ---------       -----------
Cash flows from operating activities
      Net income                                           $ 128,572       $   137,395
      Noncash adjustments
         Deferred income taxes                                    --           (11,296)
         Premium amortization                                  2,341            (4,852)
         Discount accretion                                   (1,951)              (86)
         Federal Home Loan Bank stock dividends               (6,900)               --
         Depreciation and amortization                        15,479            11,425
         Provision for loan losses                            45,000            10,500
         Loss on other real estate                                --             1,260
      Changes in other assets and liabilities
         Accrued interest receivable                        (116,327)          (67,843)
         Other assets                                         54,559            (2,724)
         Accrued interest payable                             (6,506)           16,934
         Other liabilities                                    30,139             1,800
                                                           ---------       -----------
               Net cash provided by operating
                 activities                                  144,406            92,513

Cash flows from investing activities
      Net decrease in interest-bearing deposits              106,443             2,606
      Net increase in federal funds sold                    (425,000)       (1,300,000)
      Proceeds from sales of securities available
        for sale                                                  --           657,680
      Proceeds from maturities of securities
         held to maturity                                    250,000           164,405
      Proceeds from maturities of securities
         available for sale                                  266,588           425,451
      Purchase of securities held to maturity                     --          (450,000)
      Purchase of securities available for sale                   --        (1,104,305)
      Net increase in loans                                 (351,984)         (263,306)
      Purchase of premises and equipment                      (1,585)          (17,995)
      Disposition of other real estate                         4,445                --
                                                           ---------       -----------
               Net cash used for investing activities       (151,093)       (1,885,464)



                                    Continued

CONSOLIDATED STATEMENT OF CASH FLOWS

First Community Bancshares, Inc. and Subsidiary
Three Months Ended March 31, 1998 and 1997

(Unaudited)
--------------------------------------------------------------------------------


                                                               1998             1997
                                                            ----------       ----------
Cash flows from financing activities
      Net increase (decrease) in deposits                   $  (71,063)      $1,577,546
      Proceeds from other borrowed funds                            --           62,550
      Repayment of other borrowed funds                        (63,371)         (37,277)
                                                            ----------       ----------
               Net cash provided by (used for)
                 financing activities                         (134,434)       1,602,819
                                                            ----------       ----------

               Net decrease in cash and due from banks        (141,121)        (190,132)

Cash and due from banks at January 1                         1,190,829        1,350,072
                                                            ----------       ----------

Cash and due from banks at March 31                         $1,049,708       $1,159,940
                                                            ==========       ==========



Supplemental cash flow information:

      Interest paid                                         $  457,068       $  425,684
      Income taxes paid                                         11,900           88,085
      Change in net unrealized securities
         gains (losses), net of taxes                            2,710          (21,465)



See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
March 31, 1998 and December 31, 1997

(Unaudited)
--------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements reflect all adjustments (consisting only of normally recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. The statements should be read in conjunction with the summary of significant accounting policies and notes to consolidated financial statements included in the Company's consolidated financial statements for the year ended December 31, 1997. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the rules of the Securities and Exchange Commission.


2.   ACCOUNTING POLICIES

     Reference is made to the accounting policies of the Company described in the notes to the Company's consolidated financial statements for the year ended December 31, 1997. The Company has consistently followed those policies in preparing this report.


3.   INCOME TAXES

     Income taxes are provided on taxable income. Tax-exempt interest income on state, county and municipal bonds owned by the Company's subsidiary are excluded from taxable income.


4.   PROPOSED MERGER

     The Company executed a merger agreement dated November 10, 1997 with Union Planters Corporation. Consummation of the merger is dependent upon the approval of the Company's shareholders and various regulatory agencies.


5.   INTERIM FINANCIAL RESULTS

     Interim results for the three months ended March 31, 1998 are not necessarily indicative of results for the full year 1998.

                        FIRST COMMUNITY BANCSHARES, INC.
                                 AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995
                                   (UNAUDITED)

CONSOLIDATED BALANCE SHEET

First Community Bancshares, Inc. and Subsidiary
December 31, 1996

(Unaudited)
--------------------------------------------------------------------------------


ASSETS

   Cash and due from banks                                             $ 1,350,072
   Interest-bearing deposits with banks                                     87,789
   Federal funds sold                                                      350,000
   Investment securities held to maturity                                1,759,006
   Investment securities available for sale                              5,049,310
   Loans, less allowance for loan losses                                29,181,117
   Premises and equipment, net                                             293,020
   Accrued interest receivable                                             539,535
   Other real estate                                                       230,213
   Deferred income taxes                                                    95,885
   Other assets                                                             62,140
                                                                       -----------

                Total assets                                           $38,998,087
                                                                       ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

   Deposits
     Noninterest-bearing                                               $ 2,603,111
     Certificates of deposit of $100,000 and over                        6,270,622
     Other interest-bearing, including NOW accounts of $4,225,912       23,278,137
                                                                       -----------
                Total deposits                                          32,151,870

   Notes payable                                                           230,000
   Federal Home Loan Bank advances                                       3,082,793
   Other long-term debt                                                     52,781
   Accrued interest payable                                                133,887
   Other liabilities                                                       104,401
                                                                       -----------
                Total liabilities                                       35,755,732

   Commitments and contingencies                                                --
   Stockholders' equity
     Common stock, $1 par value, 100,000 shares
       authorized, 95,300 shares issued                                     95,300
     Surplus                                                             1,269,371
     Retained earnings                                                   3,126,045
     Net unrealized securities gains                                        11,953
     Treasury stock, at cost, 49,656 shares                             (1,260,314)
                                                                       -----------
                Total stockholders' equity                               3,242,355
                                                                       -----------

                Total liabilities and stockholders' equity             $38,998,087
                                                                       ===========


See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF INCOME

First Community Bancshares, Inc. and Subsidiary
Years Ended December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------


                                                           1996             1995
                                                        ----------       ----------
Interest income
     Loans, including fees                              $2,978,556       $2,686,841
     Investment securities
        Taxable                                            271,541          258,765
        Nontaxable                                         110,562          138,710
     Federal funds sold                                     40,337           47,783
     Other                                                  27,961           27,101
                                                        ----------       ----------
               Total interest income                     3,428,957        3,159,200

Interest expense
     Deposits                                            1,498,195        1,384,070
     Other borrowed funds                                  208,924          224,717
                                                        ----------       ----------
               Total interest expense                    1,707,119        1,608,787
                                                        ----------       ----------

               Net interest income                       1,721,838        1,550,413

Provision for loan losses                                   11,000           45,000
                                                        ----------       ----------

               Net interest income after provision
                 for loan losses                         1,710,838        1,505,413

Noninterest income
     Service charges on deposit accounts                   121,953          102,625
     Other fees and commissions                             26,894           26,818
     Investment securities gains (losses)                     (138)           2,319
                                                        ----------       ----------
                                                           148,709          131,762

Noninterest expense
     Salaries and employee benefits                        585,518          559,295
     Occupancy and equipment, net                          132,620          123,478
     Other                                                 284,196          303,608
                                                        ----------       ----------
                                                         1,002,334          986,381
                                                        ----------       ----------

               Income before income taxes                  857,213          650,794

Income taxes                                               293,340          207,699
                                                        ----------       ----------

               Net income                               $  563,873       $  443,095
                                                        ==========       ==========

Earnings per share:
     Basic                                              $    11.64       $     9.29
                                                        ==========       ==========

     Diluted                                            $    11.48       $     9.13
                                                        ==========       ==========


See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

First Community Bancshares, Inc. and Subsidiary
Years Ended December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------


                                                                                            Net
                                                                                         Unrealized
                                                 Common                    Retained      Securities     Treasury
                                                  Stock      Surplus       Earnings    Gains (Losses)     Stock           Total
                                                 -------    ----------    ----------   --------------  -----------     ----------
Balance at December 31, 1994                     $95,300    $1,269,371    $2,208,305     $(215,468)    $(1,056,056)    $2,301,452

Net income                                            --            --       443,095            --              --        443,095

Cash dividends paid ($.90 per share)                  --            --       (43,584)           --              --        (43,584)

Change in net unrealized securities gains
  (losses), net of taxes                              --            --            --       223,563              --        223,563

Acquisition of 700 shares of treasury stock           --            --            --            --         (36,673)       (36,673)

Cancellation of 1,089 shares of treasury
  stock and reissuance to employees                   --            --            --            --          47,916         47,916
                                                 -------    ----------    ----------     ---------     -----------     ----------

Balance at December 31, 1995                      95,300     1,269,371     2,607,816         8,095      (1,044,813)     2,935,769

Net income                                            --            --       563,873            --              --        563,873

Cash dividends paid ($1.00 per share)                 --            --       (45,644)           --              --        (45,644)

Change in net unrealized securities gains
  (losses), net of taxes                              --            --            --         3,858              --          3,858

Acquisition of 5,500 shares of treasury stock         --            --            --            --        (385,000)      (385,000)

Sale of 1,628 shares of treasury stock                --            --            --            --         113,960        113,960

Cancellation of 1,089 shares of treasury
  stock and reissuance to employees                   --            --            --            --          55,539         55,539
                                                 -------    ----------    ----------     ---------     -----------     ----------

Balance at December 31, 1996                     $95,300    $1,269,371    $3,126,045     $  11,953     $(1,260,314)    $3,242,355
                                                 =======    ==========    ==========     =========     ===========     ==========


See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS

First Community Bancshares, Inc. and Subsidiary
Years Ended December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------


                                                              1996              1995
                                                           -----------       -----------
Cash flows from operating activities
      Net income                                           $   563,873       $   443,095
      Noncash adjustments
         Deferred income taxes                                  29,299             8,160
         Premium amortization                                    5,801            10,651
         Discount accretion                                    (33,258)          (45,010)
         Federal Home Loan Bank stock dividends                (23,500)          (21,000)
         Depreciation and amortization                          51,576            59,818
         Provision for loan losses                              11,000            45,000
         Investment securities (gains) losses                      138            (2,319)
         Common stock issued to employees                       55,539            47,916
      Changes in other assets and liabilities
         Accrued interest receivable                           (52,742)          (85,675)
         Other assets                                          (35,334)           26,844
         Accrued interest payable                              (27,335)           57,223
         Other liabilities                                      56,797           (16,260)
                                                           -----------       -----------
               Net cash provided by operating
                 activities                                    601,854           528,443

Cash flows from investing activities
      Net decrease in interest-bearing deposits                 29,411            90,368
      Net (increase) decrease in federal funds sold          1,050,000        (1,400,000)
      Proceeds from maturities of securities
         held to maturity                                      349,825            99,031
      Proceeds from maturities of securities
         available for sale                                  2,162,130         1,383,615
      Purchase of securities held to maturity               (1,365,231)         (646,875)
      Purchase of securities available for sale               (416,286)           (6,700)
      Net increase in loans                                 (3,644,119)       (1,885,235)
      Purchase of premises and equipment                       (28,044)         (120,042)
      Disposition of other real estate                          67,064                --
                                                           -----------       -----------
               Net cash used for investing activities       (1,795,250)       (2,485,838)



                                    Continued

CONSOLIDATED STATEMENT OF CASH FLOWS

First Community Bancshares, Inc. and Subsidiary
Years Ended December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------


                                                               1996             1995
                                                            ----------       ----------
Cash flows from financing activities
      Net increase in deposits                              $1,526,523       $2,663,684
      Decrease in federal funds purchased                           --         (100,000)
      Proceeds of note payable                                 200,000           55,000
      Repayment of note payable                               (105,000)        (150,000)
      Proceeds from other borrowed funds                       243,000               --
      Repayment of other borrowed funds                       (215,754)        (149,178)
      Dividends paid                                           (45,644)         (43,584)
      Sale of treasury stock                                   113,960               --
      Acquisition of treasury stock                           (385,000)         (36,673)
                                                            ----------       ----------
               Net cash provided by financing
                 activities                                  1,332,085        2,239,249
                                                            ----------       ----------

               Net increase in cash and due from banks         138,689          281,854

Cash and due from banks at beginning of year                 1,211,383          929,529
                                                            ----------       ----------

Cash and due from banks at end of year                      $1,350,072       $1,211,383
                                                            ==========       ==========


Supplemental cash flow information:

      Interest paid                                         $1,734,454       $1,555,025
      Income taxes paid                                        220,030          201,169
      Change in net unrealized securities
         gains (losses), net of taxes                            3,858          223,563
      Equipment acquired under capital lease                    62,540               --
      Real estate acquired by foreclosure                      197,277          100,000



See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Operations

      First Community Bancshares, Inc. (the Company), a one-bank holding company, and its wholly owned subsidiary, Bank of Middleton (the Bank), are engaged in the business of banking and provide a full range of banking services to individual and corporate customers principally in Middleton, Tennessee and Hardeman and contiguous counties.

      Basis of Presentation

      The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

      While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near term.



                                   Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------


      Securities Held to Maturity

      Investment securities classified as held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized in interest income using the interest method over the period to maturity. The Company has the positive intent and ability to hold such securities to maturity.

      Securities Available For Sale

      Investment securities, including marketable equity securities, classified as available for sale are stated at fair value. Fair values are determined by reference to current market quotations. Unrealized holding gains and losses, net of income tax effects, on available for sale securities are reported as a separate component of stockholders' equity until realized.

      Gains and losses on the sale of available for sale securities are determined using the specific identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

      Loans

      Loans are stated at the principal amount outstanding, reduced by unearned interest and an allowance for loan losses. Unearned interest on installment loans is recognized as income using a method that approximates the interest method. Interest on other loans is recognized as income using the simple interest method on daily balances of the principal amount outstanding.

      Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Generally, accrual of interest is discontinued on loans past due 90 days or more. Also, a loan may be placed on nonaccrual status prior to becoming past due 90 days if management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of principal or interest is doubtful. The amount of impaired loans and related disclosures at December 31, 1996 and 1995 are not considered material.

      Fees on loans and costs incurred in origination of loans are recognized at the time the loan is recorded. Because loan fees and costs are not significant, the results of operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles.


                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------

      Allowance for Loan Losses

      The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of principal is unlikely. Recoveries of amounts previously charged off are credited to the allowance.

      The allowance for loan losses is maintained at a level that management considers adequate to absorb possible losses on outstanding loans that may become uncollectible. Factors considered in management's evaluation of the adequacy of the allowance are current and anticipated economic conditions, previous loan loss experience, changes in the nature, volume and composition of the loan portfolio, industry or other concentrations of credit, review of specific problem loans, the level of classified and nonperforming loans, the results of regulatory examinations, the fair value of underlying collateral and overall quality of the loan portfolio.

      Premises and Equipment

      Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed principally by the straight-line method over the estimated useful lives of the assets (building and improvements - 10 to 30 years; equipment, furniture and fixtures - 4 to 10 years). Costs of additions, replacements or improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred.

      Other Real Estate

      Other real estate acquired by foreclosure is carried at the lower of cost or fair value. Cost includes loan principal, accrued but unpaid interest not previously charged off and expenditures for subsequent improvements. Fair value is the amount the Bank could reasonably expect to receive in a current sale of the subject property to a willing buyer in other than a forced or liquidation sale. The excess of cost over fair value at the time of foreclosure is charged to the allowance for loan losses. Subsequent declines in fair value are recognized and charged to noninterest expense, as are net operating expenses of such properties.

      Income Taxes

      The Company and the Bank file consolidated income tax returns. Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related to differences between the financial and income tax bases of assets and liabilities. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.


                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------

      Fair Value of Financial Instruments

      Statement of Financial Accounting Standards (SFAS) No. 126, Exemption from Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities, provides exemption for certain entities from the requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments. The Company meets the criteria for this exemption and has elected not to present such information.

      Earnings Per Share

      In 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, Earnings Per Share, which establishes standards for computing and presenting earnings per share (EPS). The previous presentation of primary EPS is replaced with a presentation of basis EPS. Dual presentation of basic and diluted EPS is required on the face of the income statement as well as a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB Opinion No. 15. The Company adopted SFAS No. 128 for the year ended December 31, 1997, and prior periods were restated.


2.    INVESTMENT SECURITIES

      The amortized cost and approximate fair values of investment securities at December 31,1996 follow:

                                                    Held to Maturity
                                   ------------------------------------------------------
                                                   Gross         Gross
                                    Amortized    Unrealized    Unrealized         Fair
                                      Cost         Gains         Losses           Value
                                   ----------    ----------    ----------      ----------
      U.S. Treasury                $  711,848      $4,256      $      828      $  715,276
         U.S. Government
          agencies and
          corporations                960,039         897           7,447         953,489
         States and political
          subdivisions
                                       87,119          57             108          87,068
                                   ----------      ------      ----------      ----------

                                   $1,759,006      $5,210      $    8,383      $1,755,833
                                   ==========      ======      ==========      ==========



                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------



                                                   Available for Sale
                                -------------------------------------------------------
      U.S. Treasury             $  653,120      $ 1,568      $    1,233      $  653,455
      U.S. Government
       agencies and
       corporations              1,843,898          710          11,977       1,832,631
      States and political
       subdivisions
                                 2,037,028       34,704           3,680       2,068,052
      Mortgage-backed
       securities                  133,221           --           2,049         131,172
      Equity securities            364,000           --              --         364,000
                                ----------      -------      ----------      ----------

                                $5,031,267      $36,982      $   18,939      $5,049,310
                                ==========      =======      ==========      ==========

      The amortized cost and approximate fair values of debt securities at December 31, 1996 by contractual maturity, are as follows. Mortgage-backed and other securities are distributed according to their stated final maturity. However, expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations, in whole or in part, with or without call or prepayment penalties.

                                    Held to Maturity               Available for Sale
                               --------------------------      --------------------------
                                Amortized                      Amortized
                                  Cost         Fair Value         Cost         Fair Value
                               ----------      ----------      ----------      ----------
      Due in one year or
       less                    $  139,605      $  140,755      $1,718,231      $1,722,142
      Due in one to five
       years                    1,322,149       1,320,696       2,542,413       2,554,766
      Due in five to ten
       years                      297,252         294,382         406,623         408,402
      Due after ten years              --              --              --              --
                               ----------      ----------      ----------      ----------

                               $1,759,006      $1,755,833      $4,667,267      $4,685,310
                               ==========      ==========      ==========      ==========

      There were no sales of held to maturity securities or available for sale securities prior to call or maturity in 1996 or 1995.

      Investment securities with aggregate carrying value of approximately $2,280,000 at December 31, 1996 were pledged to secure public deposits and for other purposes required or permitted by law.



                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------


3.    LOANS

      Loans outstanding at December 31, 1996 by major lending classification are as follows:

      Commercial, financial and agricultural      $ 4,536,687
      Real estate - construction                      904,767
      Real estate - mortgage                       18,348,615
      Consumer                                      5,814,653
      Other                                            88,150
                                                  -----------
                                                   29,692,872

      Less:  Unearned interest and fees                39,694
             Allowance for loan losses                472,061
                                                  -----------

                                                  $29,181,117
                                                  ===========

      Direct and indirect loans to executive officers and directors of the Company, and their related interests, totaled approximately $9,000 at December 31, 1996. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated borrowers and do not involve more than normal risk of collectibility.

      The Company evaluates the credit risk of each customer on an individual basis and when deemed appropriate, collateral is obtained. Collateral varies by individual loan customer, but may include accounts receivable, inventory, real estate, equipment, deposits, agricultural crops and livestock, personal guarantees and general security agreements. Access to collateral is dependent upon the type of collateral obtained. On a regular basis, the Company monitors its collateral position relative to the loan balance outstanding and takes the appropriate action, as necessary.

      The Company primarily grants loans to customers within its defined market area, Middleton, Tennessee and Hardeman and contiguous counties, all of which are affected by the general economic conditions of the area. Although the Company reviews the diversification of the loan portfolio on a regular basis to avoid concentrations of credit risk, the overall quality of the loan portfolio and the borrowers' ability to repay the loans are, to some extent, affected by the health of the local economy taken as a whole. As of December 31, 1996, there were no significant concentrations of loans to customers engaged in similar activities and having similar economic characteristics, other than geographic concentration.


                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------


      Changes in the allowance for loan losses were as follows:

                                           1996           1995
                                        ---------       --------
      Balance at beginning of year      $ 510,690       $527,592
      Provision for loan losses            11,000         45,000
      Loans charged-off                  (104,574)       (80,731)
      Recoveries                           54,945         18,829
                                        ---------       --------

      Balance at end of year            $ 472,061       $510,690
                                        =========       ========

      Loans on which the accrual of interest has been discontinued approximated $600,000 at December 31, 1996. Interest income that would have been earned if nonaccrual loans had performed in accordance with their original terms totaled approximately $50,000 for 1996 and $40,000 for 1995. Loans past due 90 days or more and still accruing interest totaled approximately $6,000 at December 31, 1996. There were no commitments to loan additional funds to the borrowers of impaired or nonaccrual loans at December 31, 1996.


4.    PREMISES AND EQUIPMENT

      Components of premises and equipment at December 31, 1996 are as follows:

      Land                                                $   94,625
      Buildings and  improvements                            241,883
      Equipment, furniture and fixtures                      666,639
      Vehicles                                                34,947
                                                          ----------
                                                           1,038,094

      Less accumulated depreciation and amortization         745,074
                                                          ----------

                                                          $  293,020
                                                          ==========

      Included above is capitalized lease asset cost of $62,540 and accumulated amortization of $6,515.



                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------


      At December 31, 1996, the Company was obligated under capital leases related to equipment and computer software. Future minimum lease payments under the leases are as follows:

                   Year
               -------------
                   1997                                                    $23,604
                   1998                                                     23,604
                   1999                                                     11,802
                                                                           -------
                            Total minimum lease payments                    59,010
                            Less amount representing interest                6,229
                                                                           -------

                                                                           $52,781
                                                                           =======


5.    DEPOSITS

      At December 31, 1996, scheduled maturities of certificates of deposit are as follows:

          1997                                          $18,981,092
          1998 - 1999                                     3,387,821
                                                        -----------

                                                        $22,368,913
                                                        ===========


6.    NOTES PAYABLE

      A note payable of the Company of $200,000 matures December 4, 2001 and bears interest at the lender's prime rate. The loan is secured by all of the outstanding common stock of the Bank.

      A note payable of the Bank of $30,000 matures April 1, 2000 and bears interest at 6%. The loan is secured by land.



                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------


7.    FEDERAL HOME LOAN BANK ADVANCES

      Advances payable to the Federal Home Loan Bank of $3,082,793 bear interest at fixed rates ranging from 5.25% to 7.8%. Principal and interest are payable monthly through 2016. The obligations are secured by one-to-four family residential mortgages held by the Bank.

      Principal payments for each of the next five years are as follows:

                   1997                               $200,053
                   1998                                213,568
                   1999                                336,426
                   2000                                234,689
                   2001                                250,448

8.    INCOME TAXES

      Income tax expense consists of the following:

                                  1996          1995
                                --------      --------
      Current
           Federal              $217,983      $161,192
           State                  46,058        38,347
                                --------      --------
                                 264,041       199,539
      Deferred
           Federal                24,549         7,160
           State                   4,750         1,000
                                --------      --------
                                  29,299         8,160
                                --------      --------

                                $293,340      $207,699
                                ========      ========



                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------


      The reasons for the differences between income taxes on income before income taxes and amounts computed using the statutory federal income tax rate are as follows:

                                                            1996           1995
                                                          --------       --------
      Tax expense at statutory rate                       $291,452       $221,270
      Increase (decrease) resulting from:
           Tax exempt income                               (37,591)       (47,161)
           State taxes, net of federal benefit              33,946         25,772
           Interest and other nondeductible expenses         7,836          9,088
           Other, net                                       (2,303)        (1,270)
                                                          --------       --------

                                                          $293,340       $207,699
                                                          ========       ========

      The components of the net deferred income tax asset in the accompanying consolidated balance sheet consist of:

      Deferred tax assets:
           Allowance for loan losses                $145,500

      Deferred tax liabilities:
           Depreciation                              (15,230)
           Deferred income                           (28,250)
           Net unrealized securities gains            (6,135)
                                                    --------
                                                     (49,615)
                                                    --------

           Net deferred tax asset                   $ 95,885
                                                    ========


9.    EMPLOYEE BENEFIT PLAN

      The Company sponsors a 40l(k) retirement plan which covers substantially all employees. Employees may defer a portion of their compensation by contributing such amount to the plan. In addition, the Company may make discretionary contributions to the plan each year as determined by the Board of Directors. During 1996 and 1995, the Company contributed approximately $6,600 and $5,500, respectively, to the plan.


                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------


10.   OTHER NONINTEREST EXPENSE

      A summary of other noninterest expense follows:

                                                1996          1995
                                            --------      --------
      Stationery, supplies and postage      $ 52,566      $ 47,805
      Professional fees                       38,513        24,447
      Directors fees                          26,250        30,750
      Insurance                               24,576        16,752
      Noncompete agreement                        --        40,375
      Other                                  142,291       143,479
                                            --------      --------

                                            $284,196      $303,608
                                            ========      ========


11.   COMMITMENTS AND CONTINGENCIES

      Financial Instruments With Off-Balance-Sheet Risk

      The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit risk, interest rate risk and liquidity risk, which are not recognized in the consolidated balance sheets. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

      The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policy to make such commitments as it uses for on-balance-sheet items. Financial instruments whose contract amounts represent credit risk at December 31, 1996 are as follows:

        Commitments to extend credit              $3,578,000
        Letters of credit                             40,000

      For commitments to extend credit and letters of credit, the nature and amount of collateral obtained by the Company varies based on management's credit evaluation of the counterparty. Some of the commitments to extend credit and most of the letters of credit are expected to expire without being drawn upon. Accordingly, the face amounts of these off-balance-sheet instruments do not necessarily represent future cash requirements of the Company.


                                   Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------


      Stock Bonus Agreement

      A stock bonus and noncompetition agreement was executed between the Company and three executive officers in September of 1990. The agreement called for the issuance of 363 shares of common stock to each of the three executive officers of the Company annually for eight years beginning in 1993. The total shares of common stock to be issued over the term of the agreement is 8,712 shares. In both 1996 and 1995, 1,089 shares of common stock were issued. As of December 31, 1996, there were 4,356 shares remaining to be issued over a four year period.

      Other

      The Company is subject to claims and lawsuits which arise primarily in the ordinary course of business. Based on information presently available and advice received from legal counsel representing the Company in connection with such claims and lawsuits, it is the opinion of management that the ultimate disposition of such claims and lawsuits will not have a material adverse effect on the financial position of the Company.


12.   RESTRICTIONS ON RETAINED EARNINGS

      The ability of the Company to pay dividends will be limited by the amount of dividends it receives from the Bank. Banking laws and regulations limit the payment of dividends by the Company without prior regulatory approval. The Bank's primary federal regulator, Federal Deposit Insurance Corporation, imposes no restriction on the amount of dividends state chartered banks may pay. However, both federal and state banking laws and regulations require maintenance of minimum capital levels.

      Furthermore, other considerations may affect management's decision regarding the declaration and payment of dividends. At December 31, 1996 , approximately $1,235,000 of the Company's retained earnings was available for future payment of dividends without regulatory approval. During 1996, the Bank paid dividends to the Company of $196,685.



                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------


13.   REGULATORY MATTERS

      The Company and the Bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines must be met that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Company and Bank meet all capital adequacy requirements to which they are subject.

      As of December 31, 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions and events since the latest notification that management believes have changed the Bank's category.





                                    Continued

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

First Community Bancshares, Inc. and Subsidiary
December 31, 1996 and 1995

(Unaudited)
--------------------------------------------------------------------------------


      Actual capital amounts and ratios at December 31, 1996 are presented in the table below. No amount was deducted from capital for interest-rate risk.

                                                                               Minimum For              Minimum To
                                                           Actual            Capital Adequacy       Be Well Capitalized
                                                     ------------------      -----------------      -------------------
                                                     Amount      Ratio       Amount      Ratio      Amount       Ratio
                                                     ------      ------      ------      -----      ------       -----
      Total Capital (to Risk Weighted Assets):
          Consolidated                               $3,578      12.92%      $2,215      >8.0%      $ N/A         N/A
          Bank                                        3,766      13.60%       2,215      >8.0%      2,768       >10.0%

      Tier I Capital (to Risk Weighted Assets):
       Consolidated                                   3,230      11.67%       1,107      >4.0%        N/A         N/A
       Bank                                           3,417      12.34%       1,107      >4.0%      1,661        >6.0%

      Tier I Capital (to Average Assets):
       Consolidated                                   3,230       8.34%       1,550      >4.0%        N/A         N/A
       Bank                                           3,417       8.82%       1,550      >4.0%      1,937        >5.0%


14.   EARNINGS PER SHARE

      The computation of eanings per share is as follows:

                                                   1996          1995
                                                 --------      --------
      Net income                                 $563,873      $443,095
                                                 ========      ========

      Average common shares outstanding            48,426        47,696
      Effect of dilutive stock bonus shares           704           847
                                                 --------      --------
      Average diluted common shares                49,130        48,543
                                                 ========      ========

      Basic earnings per share                   $  11.64      $   9.29
                                                 ========      ========
      Diluted earnings per share                 $  11.48      $   9.13
                                                 ========      ========

                                                                      APPENDIX D

                                   CHAPTER 23

                               DISSENTERS' RIGHTS



SECTION
                          PART 1--RIGHT TO DISSENT AND
                            OBTAIN PAYMENT FOR SHARES

48-23-101.        Definitions.
48-23-102.        Right to dissent.
48-23-103.        Dissent by nominees and beneficial
                  owners.

                        PART 2--PROCEDURE FOR EXERCISE OF
                               DISSENTERS' RIGHTS

48-23-201.        Notice of dissenters' rights.
48-23-202.        Notice of intent to demand
                  payment.
48-23-203.        Dissenters' notice.
48-23-204.        Duty to demand payment.
48-23-205.        Share restrictions.
48-23-206.        Payment.
48-23-207.        Failure to take action.
48-23-208.        After-acquired shares.
48-23-209.        Procedure if shareholder dissatisfied
                  with payment or offer.

                      PART 3--JUDICIAL APPRAISAL OF SHARES

48-23-301.        Court action.
48-23-302.        Court costs and counsel fees.



             PART 1--RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

  48-23-101. DEFINITIONS--As used in this chapter, unless the context otherwise requires:

  (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

  (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

  (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 48-23-102 and who exercises that right when and in the manner required by Part 2 of this chapter;

  (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

  (5) "Interest" means interest from the effective date of the corporate action that give rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

  (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

  (7) "Shareholder" means the record shareholder or the beneficial shareholder. [Acts 1986, ch. 887, ss. 13.01]

  48-23-102. RIGHT TO DISSENT.--(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

  (1) Consummation of a plan of merger to which the corporation is a party:

         (A) If shareholder approval is required for the merger by ss. 48-21-104 or the charter and the shareholder is entitled to vote on the merger; or

         (B) If the corporation is a subsidiary that is merged with its parent under ss. 48-21-105;

  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

  (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one
(1) year after the date of sale;

  (4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:

         (A) Alters or abolishes a preferential right of the shares;

         (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

         (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

         (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

         (E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under ss. 48-16-104; or

  (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

  (b) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

  (c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under ss. 6 of the Securities Exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended. [Acts 1986, ch. 887, ss. 13.02.]

  48-23-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

  (b) A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial shareholder's behalf only if the beneficial shareholder:

  (1) Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

  (2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote. [Acts 1986, ch. 887, ss. 13.03.]

              PART 2--PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

  48-23-201. NOTICE OF DISSENTERS' RIGHTS.--(a) If proposed corporate action creating dissenters' rights under ss. 48-23- 102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

  (b) If corporate action creating dissenters' rights under ss. 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss. 48-23-203.

  (c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action. [Acts 1986, ch. 887, ss. 13.20.]

  48-23-202. NOTICE OF INTENT TO DEMAND PAYMENT.--(a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must:

  (1) Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

  (2) Not vote the shareholder's shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by ss. 48-23- 201.

  (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter. [Acts 1986, ch. 887, ss. 13.21.]

  48-23-203. DISSENTERS' NOTICE.--(a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ss. 48-23-202.

  (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:

  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

  (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenters' rights acquired beneficial ownership of the shares before that date;

  (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and

  (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201. [Acts 1986, ch. 887 ss. 13.22.]

  48-23-204. DUTY TO DEMAND PAYMENT.--(a) A shareholder sent a dissenters' notice described in ss. 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ss. 48-23-203 (b)(3), and deposit the shareholder's certificates in accordance with the terms of the notice.

  (b) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

  (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

  (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto. [Acts 1986, ch. 887 ss. 13.23.]

  48-23-205. SHARE RESTRICTIONS.--(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under ss. 48-23-207.

  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action. [Acts 1986, ch. 887 , ss. 13.24.]

  48-23-206. PAYMENT.--(a) Except as provided in ss. 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with ss. 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest.

  (b) The payment must be accompanied by:

  (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

  (2) A statement of the corporation's estimate of the fair value of the shares;

  (3) An explanation of how the interest was calculated;

  (4) A statement of the dissenter's right to demand payment under ss. 48-23-209; and

  (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201 or ss. 48-23-203. [Acts 1986, ch. 887, ss. 13.25.]

  48-23-207. FAILURE TO TAKE ACTION.--(a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (b) If after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under ss. 48-23-203 and repeat the payment demand procedure. [Acts 1986, ch. 887, ss. 13.26.]

  48-23-208. AFTER-ACQUIRED SHARES.--(a) A corporation may elect to withhold payment required by ss. 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.

  (b) To the extent the corporation elects to withhold payment under subsection
(a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss. 48-23-209. [Acts 1986, ch. 887, ss. 13.27.]

    48-23-209. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--(a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of his the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under ss. 48-23-206), or reject the corporation's offer under ss. 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:

  (1) The dissenter believes that the amount paid under ss. 48-23-206 or offered under ss. 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

  (2) The corporation fails to make payment under ss. 48-23-206 within two (2) months after the date set for demanding payment; or

  (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

  (b) A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares. [Acts 1986, ch. 887, ss. 13.28.]

                      PART 3--JUDICIAL APPRAISAL OF SHARES

  48-23-301. COURT ACTION.--(a) If a demand for payment under ss. 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

  (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

  (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

  (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

  (e) Each dissenter made a party to the proceeding is entitled to judgment:

  (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or

  (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ss. 48-23-208. [Acts 1986, ch. 887, ss. 13.30.]

  48-23-302. COURT COSTS AND COUNSEL FEES.--(a) The court in an appraisal proceeding commenced under ss. 48-23- 301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ss. 48-23-209.

  (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

  (1) The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Part 2 of this chapter; or

  (2) Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

  (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
[Acts 1986, ch. 887, 13.31.]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Charter of the Registrant provides as follows:

         TWELFTH:          INDEMNIFICATION OF CERTAIN PERSONS:

                  To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

         Article V, INDEMNIFICATION, of the Registrant's Amended and Restated Bylaws provides as follows:

                  The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

                  Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions.

                  A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the Board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or (iii) a vote of the shareholders.

ITEM 21.   EXHIBITS.

                  The following exhibits are filed herein or have been, as noted, previously filed:



  Exhibit No.                                  Description
----------------           -----------------------------------------------------
    2.1                    Agreement and Plan of Merger, dated as of November
                           10, 1997, by and between Union Planters Corporation,
                           Union Planters Holding Corporation and First
                           Community Bancshares, Inc. and Supplemental Letter
                           Agreement dated as of November 10, 1997, as amended
                           on May 12, 1997 (Included as Appendix A to the Proxy
                           Statement included as part of this Registration
                           Statement.)

    2.2                    Plan of Merger of First Community Bancshares, Inc.
                           into and with Union Planters Holding Corporation.
                           (Included as Appendix B to the Proxy Statement included as part of this Registration Statement.)

    4.1                    Restated Charter of Union Planters Corporation.
                           (Incorporated by reference to Exhibit 3(a) to the Special Report on Form 10-Q of UPC for the quarter ended March 31, 1998.)

    4.2                    Amended and Restated Bylaws of Union Planters
                           Corporation. (Incorporated by reference to exhibit
                           3(d) to the Special Report on Form 10-K of UPC for the fiscal year ended December 31, 1996 (File No.
                           0-6919).)

    5.1 Opinion of E. James House, Jr., Secretary and Manager of the Legal Department of Union Planters
                           Corporation, as to the validity of the shares of UPC
                           Common Stock.

    8.1 Opinion of Wyatt, Tarrant & Combs as to federal income tax consequences.

   23.1                    Consent of Price Waterhouse LLP.

   23.2 Consent of Reynolds, Bone & Griesbeck, P.L.C., independent auditors for First Community Bancshares, Inc.

   23.3 Consent of E. James House, Jr., Secretary and Manager of the Legal Department of Union Planters Corporation
                           (included in Exhibit 5.1).

   23.4                    Consent of Wyatt Tarrant & Combs (included in Exhibit
                           8.1).

   24.1 Power of Attorney (contained on the signature page hereof).

   99.1                    Form of proxy of First Community Bancshares, Inc.

ITEM 22.   UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (3) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (7) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (8) That every prospectus: (i) that is filed pursuant to Paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on this the 19th day of February, 1998.

                          REGISTRANT

                          UNION PLANTERS CORPORATION


                          By:  /s/ Benjamin W. Rawlins, Jr.
                               -------------------------------------------------
                               Benjamin W. Rawlins, Jr.
                               Chairman of the Board and Chief Executive Officer

         We, the undersigned directors and officers of Union Planters Corporation do hereby constitute and appoint E. James House, Jr. and M. Kirk Walters, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and at the dates indicated.[DATE CORRECTION]

           SIGNATURES                                     TITLE                              DATE
           ----------                                     -----                              ----
/s/  Benjamin W. Rawlins, Jr.             Chairman of the Board, Chief Executive         February 19, 1998
------------------------------------        Officer, Director (Principal
     Benjamin W. Rawlins, Jr.               Executive Officer)


/s/  Jackson W. Moore                     President, Chief Operating Officer,            February 19, 1998
------------------------------------         Director
     Jackson W. Moore


/s/  John W. Parker                       Executive Vice President and                   February 19, 1998
------------------------------------        Chief Financial Officer
     John W. Parker                         (Principal Financial Officer)


/s/  M. Kirk Walters                      Senior Vice President, Treasurer,              February 19, 1998
------------------------------------        and Chief Accounting Officer
     M. Kirk Walters


/s/  Albert M. Austin                     Director                                       February 19, 1998
------------------------------------
     Albert M. Austin

SIGNATURES                                  TITLE                                             DATE
----------                                  -----                                             ----

/s/  Marvin E. Bruce                      Director                                       February 19, 1998
------------------------------------
     Marvin E. Bruce


/s/  George W. Bryan                      Director                                       February 19, 1998
------------------------------------
     George W. Bryan


/s/  James E. Harwood                     Director                                       February 19, 1998
------------------------------------
     James E. Harwood


/s/  Parnell S. Lewis, Jr.                Director                                       February 19, 1998
------------------------------------
     Parnell S. Lewis, Jr.


/s/  C.J. Lowrance, III                   Director                                       February 19, 1998
------------------------------------
     C.J. Lowrance, III


/s/  Stanley D. Overton                   Director                                       February 19, 1998
------------------------------------
     Stanley D. Overton


/s/  Dr. V. Lane Rawlins                  Director                                       February 19, 1998
------------------------------------
     Dr. V. Lane Rawlins


/s/  Donald F. Schuppe                    Director                                       February 19, 1998
------------------------------------
     Donald F. Schuppe


/s/  David M. Thomas                      Director                                       February 19, 1998
------------------------------------
     David M. Thomas


                                          Director                                       _______________
------------------------------------
     Richard A. Trippeer, Jr.


                                          Director                                       _______________
------------------------------------
     Spence L. Wilson

                                  EXHIBIT INDEX

         The following exhibits are filed herein or have been, as noted, previously filed:


 Exhibit No.                               Description
-------------     --------------------------------------------------------------
    2.1           Agreement and Plan of Reorganization, dated as of November 10,
                  1997, by and between Union Planters Corporation, Union
                  Planters Holding Corporation and First Community Bancshares,
                  Inc. and Supplemental Letter Agreement dated as of November
                  10, 1997, as amended on May 12, 1998 (Included as Appendix A to the Proxy Statement included as part of this Registration
                  Statement.)

    2.2           Plan of Merger of First Community Bancshares, Inc. into and with
                  Union Planters Holding Corporation. (Included as Appendix B to the
                  Proxy Statement included as part of this Registration Statement.)

    4.1 Restated Charter of Union Planters Corporation. (Incorporated by reference to Exhibit 3(a) to the Special Report on Form
                  10-K of UPC for the fiscal year ended December 31, 1996.), and the 1998 Charter Amendment (Incorporated by Reference to
                  Exhibit 3A to the Special Report on Form 10-Q for the quarter ended March 31, 1998 of UPC)

    4.2           Amended and Restated Bylaws of Union Planters Corporation.
                  (Incorporated by reference to exhibit 3(d) to the Special
                  Report on Form 10-K of UPC for the fiscal year ended December
                  31, 1996 (File No. 0-6919).

    5.1           Opinion of E. James House, Jr., Secretary and Manager of the
                  Legal Department of Union Planters Corporation, as to the validity of the shares of UPC Common Stock.

    8.1 Opinion of Wyatt, Tarrant & Combs as to federal income tax consequences.

   23.1           Consent of Price Waterhouse LLP.

   23.2 Consent of Reynolds, Bone, & Griesbeck, P.L.C., independent auditors for First Community Bancshares, Inc.

   23.3           Consent of E. James House, Jr., Secretary and Manager of the
                  Legal Department of Union Planters Corporation (included in
                  Exhibit 5.1).

   23.4           Consent of Wyatt Tarrant & Combs (included in Exhibit 8.1).

   24.1           Power of Attorney (contained on the signature page hereof).

   99.1           Form of proxy of First Community Bancshares, Inc.